Filed Pursuant to Rule 424(b)(3)
Registration No. 333-273972

Supplement No. 2, Dated DECEMBER 8, 2023
(to the Proxy Statement/Prospectus dated November 13, 2023)

Explanatory Note

This Supplement No. 2, dated December 8, 2023 (this “Supplement”), amends and restates in its entirety Supplement No. 1, dated December 7, 2023 ( “Supplement No. 1”), to the proxy statement/prospectus dated November 13, 2023 (the “Proxy Statement/Prospectus”) of Jupiter Acquisition Corporation, a Delaware corporation (“Jupiter”), and 1427702 B.C. Ltd., a corporation organized under the laws of British Columbia (“TopCo”). This Supplement is being filed for the sole purpose of correcting errors in the unaudited pro forma financial statements included in Supplement No. 1, and amending the cover page as necessary and to add this explanatory note, and no other changes have been made. However, Supplement No. 1 is superseded by this Supplement and should no longer be relied upon.

SUPPLEMENT TO

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS OF
JUPITER ACQUISITION CORPORATION
AND PROSPECTUS FOR COMMON SHARES AND WARRANTS OF
1427702 B.C. LTD.

This Supplement updates and supplements the Proxy Statement/Prospectus of Jupiter and TopCo relating to the business combination contemplated by the Business Combination Agreement, dated as of July 18, 2023 (the “Original Business Combination Agreement”, and as subsequently amended by the First Amendment (as defined below) and as may be further amended, supplemented, or otherwise modified from time to time, the “Business Combination Agreement”), by and among Jupiter, TopCo, Filament Merger Sub LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of TopCo (“Merger Sub”), and Filament Health Corp., a corporation organized under the laws of British Columbia (“Filament”) (together with the other transactions related thereto, the “Business Combination”).

In connection with the Business Combination, TopCo filed a registration statement on Form F-4 (File No. 333-273972) (as amended, the “Registration Statement”) with the U.S. Securities and Exchange Commission (“SEC”). On November 13, 2023, the Registration Statement was declared effective by the SEC. Subsequently, on November 13, 2023, Jupiter and TopCo filed the Proxy Statement/Prospectus with the SEC, which was initially mailed to stockholders of Jupiter on or about that date.

The purpose of this Supplement is to update and supplement the Proxy Statement/Prospectus with certain information as indicated herein. As previously disclosed, a special meeting of stockholders of Jupiter (the “special meeting”) was convened on Tuesday, December 5, 2023, at 12:00 p.m. Eastern Time, and then adjourned without conducting any business. The special meeting will stand adjourned until Tuesday, December 12, 2023, at 12:00 p.m. Eastern Time, or such other date, time and place to which such meeting may be adjourned or postponed, to be reconvened as a completely virtual meeting conducted via live webcast, available at https://www.cstproxy.com/jupiteracquisitioncorp/sm2023, for the purpose of considering and voting upon the proposals set forth in the Proxy Statement/Prospectus.

In connection with the adjournment of the special meeting, Jupiter extended the deadline for Public Stockholders to exercise their Redemption Rights, or to withdraw any previously delivered demand for redemption, to 5:00 p.m. Eastern Time on Friday, December 8, 2023 (two business days before the current date of the special meeting). If you are a stockholder of record entitled to vote at the special meeting and have not submitted a proxy for use at the special meeting, you are urged to do so promptly. No action is required by any stockholder who has previously delivered a proxy and who does not wish to revoke or change that proxy. Information about voting or revoking a proxy and the procedures for redemption are included in the Proxy Statement/Prospectus.

This Supplement should be read in conjunction with the Proxy Statement/Prospectus and any related documents Jupiter and TopCo file with the SEC. The information in this Supplement is qualified by reference to the Proxy Statement/Prospectus, except to the extent the information in this Supplement updates or supersedes the information contained in the Proxy Statement/Prospectus. If there is any inconsistency between the information in the Proxy Statement/Prospectus and this Supplement, you should rely on the information in this Supplement. Capitalized terms used but not defined herein have the meanings ascribed to them in the Proxy Statement/Prospectus. This Supplement is not complete without, and may not be delivered or utilized except in combination with, the Proxy Statement/Prospectus, including any additional supplements and amendments thereto.

You should carefully read each of this Supplement and the Proxy Statement/Prospectus in its entirety, including the financial statements and annexes attached thereto and any documents incorporated by reference therein. In particular, you should review and carefully consider the matters discussed under the heading “Risk Factors” beginning on page 53 of the Proxy Statement/Prospectus and under the heading “Risks Related to the Financings” beginning on page 5 of this Supplement.

This Supplement to the Proxy Statement/Prospectus is dated December 8, 2023.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS OR THIS SUPPLEMENT OR ANY OF THE SECURITIES TO BE ISSUED IN THE BUSINESS COMBINATION, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE PROXY STATEMENT/PROSPECTUS OR THIS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

Description of the FinancingS and Related Agreements

Helena Financing

On December 5, 2023, Filament entered into a Securities Purchase Agreement (the “Helena SPA”) with Helena Global Investment Opportunities 1 Ltd. (“Helena”), an affiliate of Helena Partners Inc., a Cayman-Islands based advisor and investor. The Helena SPA provides for (i) aggregate gross proceeds of up to USD$14.4 million in funding through several tranches of convertible notes (“Convertible Notes”) and (ii) the issuance to Helena of warrants to purchase an amount of shares equal to 50% of the principal amount of each issued tranche of Convertible Notes divided by USD$1.65 (the “Helena Warrants” and collectively, the “Helena Financing”).

Convertible Notes

The Convertible Notes may be issued in six sequential tranches, each in an aggregate nominal value of USD$2.4 million, and each tranche will be issued with an original issue discount of 10% such that Filament will receive a net amount of USD$2.16 million in connection with each tranche. The first two tranches will be issued at Closing. Additional tranches may be issued only following the effectiveness of a resale registration statement covering the shares issuable in respect of such tranche. Additionally, the third tranche is not issuable until eight months after Closing. The remaining tranches are issuable thereafter provided that (i) each Convertible Note issued in connection with a prior tranche has either been fully converted or paid and (ii) TopCo’s market capitalization is greater than a certain threshold set forth in the Helena SPA.

Each Convertible Note matures 12 months after issuance and accrues interest at a rate of 10% per annum, payable quarterly in cash or by increasing the outstanding principal amount of such note, at TopCo’s discretion. The Helena SPA pursuant to which Convertible Notes are issuable terminates on December 5, 2025. The Convertible Notes will be senior in payment to all subsequent indebtedness of TopCo, and will be secured by a lien on substantially all assets of TopCo.

At any time, Helena may elect to convert a Convertible Note at a conversion price per share equal to 90% of the five-day volume weighted average trading price of TopCo Common Shares on the Nasdaq (the “VWAP Price”), provided that the conversion price will not be lower than USD$1.65 per share.

In connection with the Helena SPA, TopCo will reimburse Helena for up to USD$75,000 in legal fees at closing in addition to the $20,000 non-refundable deposit that has already been paid, and will pay a commitment fee in three equal installments of USD$240,000 each, to be paid on each of the sixtieth, seventy-fifth and ninetieth days following the issuance of the first tranche.

Helena Warrants

In connection with the Helena SPA, Filament will issue Helena Warrants to Helena to purchase an amount of shares equal to 50% of the principal amount of each issued tranche of Convertible Notes divided by USD$1.65. The Helena Warrants expire on the fifth anniversary of the closing of the applicable tranche.

The Helena Warrants are exercisable at a price of USD$12.50 per share, subject to adjustment if TopCo raises subsequently conducts an equity financing at a price per share lower than USD$12.50.

The foregoing description of the Helena SPA, the Convertible Notes and the Helena Warrants are qualified in their entirety by reference to the Helena SPA, the Convertible Note and the Helena Common Share Purchase Warrant, which are included in Annex G to this Supplement.

October 2023 Private Placement

On December 5, 2023, Filament completed the October 2023 private placement (the “October 2023 Private Placement”), pursuant to which Filament issued by way of non-brokered private placement 5,999,998 units (“October 2023 Units”) at a price of CAD$0.15 per October 2023 Unit for gross proceeds of approximately CAD$900,000. Negev Capital was lead investor of the October 2023 Private Placement. Each October 2023 Unit is comprised of one Filament Common Share (“October 2023 Share”) and one Filament Common Share purchase warrant (“October 2023 Warrant”), with each such October 2023 Warrant being exercisable to purchase one Filament Common Share at a price of CAD$0.20 per share until December 5, 2026. In connection with the October 2023 Private Placement, Benjamin Lightburn, Chief Executive Officer and Director of Filament, purchased 233,333 October 2023 Units for CAD$35,000.

Founder Financing

TopCo is expected to enter into Securities Purchase Agreements (the “Founder SPAs”) with an affiliate of Filament and certain other investors who are affiliates or advisors of Jupiter, as well as investors controlled by certain affiliates of Jupiter, including Mr. James N. Hauslein (collectively, the “Founder Investors”). The Founder SPAs provide for (i) an aggregate of USD$900,000 in funding through convertible notes (“Founder Convertible Notes”) and (ii) warrants to purchase an amount of shares equal to 50% of the principal amount of the Founder Convertible Notes divided by $2.00 (the “Founder Warrants” and collectively, the “Founder Financing”).

Founder Convertible Notes

The Founder Convertible Notes are expected to be issued at Closing, with an aggregate nominal value of USD$1,000,000, and will be issued with an original issue discount of 10%. The Founder Convertible Notes mature 12 months after issuance and accrue interest at a rate of 10% per annum, payable quarterly in cash or by increasing the outstanding principal amount of such note, at TopCo’s discretion. Unlike the Convertible Notes, the Founder Convertible Notes will be unsecured.

At any time, a Founder Investor may elect to convert its Founder Convertible Note into TopCo Common Shares at a conversion price of $2.00 per share.

Founder Warrants

In connection with the Founder SPAs, TopCo will issue Founder Warrants to the Founder Investors to purchase an amount of TopCo Common Shares equal to 50% of the principal amount of the Founder Convertible Notes divided by $2.00. The Founder Warrants expire on the fifth anniversary of the Closing.

The Founder Warrants are exercisable at a price of $12.50 per share, subject to adjustment if TopCo subsequently conducts an equity financing at a price per share lower than $12.50.

The foregoing description of the Founder SPAs, the Founder Convertible Notes and the Founder Warrants are subject to the negotiation of definitive agreements, which are expected to be disclosed when available.

Certain Engagements Related to the Financings

Amendments to Maxim Letter

On March 22, 2023, the Company entered into a second amendment to the original Maxim Letter with Maxim. Pursuant to the amended agreement, immediately prior to the Arrangement Effective Time, Filament will issue the Advisory Shares to Maxim. The number of Advisory Shares will be a number of Filament Common Shares that are exchangeable at the Arrangement Effective Time for TopCo Common Shares such that, after such exchange, Maxim will receive 500,000 TopCo Common Shares. The TopCo Common Shares that may be received in exchange for the Advisory Shares are in addition to the TopCo Common Shares that are included within the Filament Shareholder Transaction Consideration, and the TopCo Common Shares into which the Advisory Shares may be converted are being registered pursuant to the Registration Statement of which the Proxy Statement/Prospectus forms a part and will be unrestricted and freely transferable.

In addition, pursuant to the Maxim Letter, Maxim will receive a financial advisory fee of USD$250,000 in cash at Closing and an additional USD$250,000 in cash upon the earlier of (i) 12 months after the Closing and (ii) the receipt of an aggregate of USD$5 million in gross proceeds by the Combined Company from financing activity (other than capital raised from Helena).

ARC Engagement

On November 15, 2023, Jupiter engaged ARC Group Limited (“ARC”) to act as its financial advisor in connection with the Helena Financing, and Filament agreed to such engagement, pursuant to which ARC will be paid advisory fees equal to USD$100,000 per tranche of Convertible Notes at the time of funding by Helena of each such tranche.

First Amendment to the Original Business Combination Agreement

In connection with the execution of the Helena SPA, on December 5, 2023, Jupiter, TopCo, Merger Sub and Filament entered into that certain First Amendment to Business Combination Agreement (the “First Amendment”) to provide for the Convertible Notes issued in the Helena Financing in the proposed Arrangement and to amend the form of Plan of Arrangement included as Exhibit D to the Original Business Combination Agreement. Except as expressly amended by the First Amendment, the terms of the Original Business Combination Agreement remain in full force and effect.

The foregoing description of the First Amendment is qualified in its entirety by reference to the First Amendment included as Annex H to this Supplement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in the Proxy Statement/Prospectus or this Supplement may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding Filament’s, TopCo’s or Jupiter’s, or their respective management team’s, expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in the Proxy Statement/Prospectus or this Supplement may include, for example, statements about:

●	Filament’s, TopCo’s or Jupiter’s ability to consummate the Business Combination or the financings described in this Supplement;

●	the benefits of the Business Combination or the financings described in this Supplement;

●	the Combined Company’s financial performance following the consummation of the Business Combination;

●	prospective and illustrative financial information included in the Proxy Statement/Prospectus or this Supplement;

●	the ability to obtain or maintain the listing of the TopCo Common Shares or TopCo Warrants on Nasdaq following the consummation of the Business Combination;

●	changes in Filament’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;

●	Filament’s strategic advantages and the impact those advantages will have on future financial and operational results;

●	expansion plans and opportunities, including total addressable market estimates;

●	Filament’s ability to grow its business in a cost-effective manner;

●	the implementation, market acceptance and success of Filament’s business model;

●	developments and projections relating to Filament’s competitors and industry;

●	Filament’s approach and goals with respect to technology;

●	Filament’s expectations regarding its ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

●	the impact of the COVID-19 pandemic, the invasion of Ukraine by Russia, or the recent escalation of the conflict in Israel, on Filament’s business;

●	changes in foreign currency exchange rates, which can affect revenue and foreign currency prices;

●	changes in applicable laws or regulations; and

●	the outcome of any known and unknown litigation and regulatory proceedings.

These forward-looking statements are based on information available as of the date of the Proxy Statement/Prospectus or this Supplement, as applicable, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing Filament’s, TopCo’s or Jupiter’s, or their respective management team’s, views as of any subsequent date, and Filament, TopCo and Jupiter do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

You should not place undue reliance on these forward-looking statements in deciding how to vote your proxy or instruct how your vote should be cast on the proposals set forth in the Proxy Statement/Prospectus. As a result of a number of known and unknown risks and uncertainties, Filament’s, Jupiter’s or the Combined Company’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

●	the timing of the Closing and the level of Redemption Rights that are exercised in respect of Public Shares, and the completion of the financings described in this Supplement, which may adversely affect Filament’s ability to execute its business plan;

●	the occurrence of any event, change or other circumstances that could delay the Business Combination or give rise to the termination of the Business Combination Agreement;

●	the outcome of any legal proceedings that may be instituted against Filament, TopCo or Jupiter following announcement of the Business Combination and transactions contemplated thereby;

●	the inability to complete the Business Combination on a timely basis or at all due to the failure to obtain approval of Jupiter stockholders or to satisfy other conditions to the Closing in the Business Combination Agreement;

●	Filament’s ability to continue as a going concern;

●	the ability to obtain or maintain the listing of the TopCo Common Shares or TopCo Warrants on Nasdaq, following the consummation of the Business Combination;

●	the risk that the Business Combination disrupts current plans and operations of Filament as a result of the announcement and consummation of the transactions described herein;

●	the Combined Company’s ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of Filament to grow and manage growth profitably following the consummation of the Business Combination;

●	costs related to the Business Combination;

●	changes in applicable laws or regulations;

●	the effects of the COVID-19 pandemic, the invasion of Ukraine by Russia, or the recent escalation of the conflict in Israel, on Filament’s business;

●	the ability to implement business plans, forecasts, and other expectations after the completion of the Business Combination, and identify and realize additional opportunities;

●	the risk of downturns and the possibility of rapid change in the industry in which Filament operates;

●	the risk that Filament and its current and future collaborators are unable to successfully develop and commercialize Filament’s products, or experience significant delays in doing so;

●	the risk that the Combined Company may never achieve or sustain profitability;

●	the risk that the Combined Company may need to raise additional capital to execute its business plan, which may not be available on acceptable terms or at all;

●	the risk that the Combined Company experiences difficulties in managing its growth and expanding operations;

●	the risk that third-party providers are not able to fully and timely meet their obligations;

●	the risk that Filament is unable to secure or protect its intellectual property;

●	the possibility that Filament, Jupiter or the Combined Company may be adversely affected by other economic, business, and/or competitive factors; and

●

other risks and uncertainties described in the Proxy Statement/Prospectus, including those under the section entitled “Risk Factors,” and in this Supplement, including those under the section entitled “Risks Related to the Financings.”

RISKS RELATED TO THE FINANCINGS

Unless the context otherwise requires, all references in this subsection to “we,” “us,” or “our” refer to Filament prior to the consummation of the Business Combination, or to the businesses of TopCo, Filament, and Jupiter, collectively, following the consummation of the Business Combination.

TopCo will have a higher level of indebtedness following completion of the Business Combination. This indebtedness could adversely affect TopCo’s ability to raise additional capital to fund its operations and react to changes in the economy or its industry.

The level of indebtedness of TopCo after completion of the Business Combination and the related financing transactions will be substantially greater than the level of indebtedness of Filament prior to the completion of the Business Combination. TopCo’s leverage following the completion of the Business Combination subjects TopCo to risks, including the following:

●	decreases in cash flow or an increase in expenses of TopCo could make it difficult for TopCo to satisfy its debt service requirements or force it to modify its operations;

●	TopCo’s ability to obtain additional financing for working capital, capital expenditures, business development, debt service requirements or other purposes may be impaired or any such financing may not be available on terms favorable to TopCo;

●	a substantial portion of cash flows from operations will be dedicated to interest expense and the payment of principal, which will reduce the funds that would otherwise be available to TopCo for its operations and future business opportunities or for dividends or other distributions;

●	the leverage will increase TopCo’s vulnerability to general economic downturns and adverse industry conditions and limit its flexibility in planning for, or reacting to, changes in its business and its industry generally;

●	the leverage and the amount of funds that TopCo needs to service its debt obligations may place TopCo at a competitive disadvantage to its competitors that are less highly leveraged; and

●	the substantial leverage may limit TopCo’s ability to make strategic acquisitions.

The issuance of additional securities in the financings described in this Supplement will further dilute holders of TopCo and may affect the market price of TopCo Common Shares.

As described in the section of this Supplement entitled “Description of the Financings and Related Agreements”, prior to or concurrent with the Closing, (i) TopCo will issue to the Founder Investors Founder Convertible Notes and Founder Warrants to purchase TopCo Common Shares, (ii) Filament will issue to Negev Bridge Units comprised of one Filament Common Share (which will be exchanged at Closing for TopCo Common Shares) and one warrant to purchase one Filament Common Share (which will be exchanged at Closing for warrants of TopCo) and (iii) TopCo will issue to Helena a Convertible Note and Helena Warrants to purchase TopCo Common Shares. As a result of the TopCo Common Shares issuable (i) to Negev at Closing and (ii) to Negev, the Founder Investors and Helena upon exercise of conversion of such convertible notes or warrants, as applicable, holders will suffer dilution with respect to voting power and may experience dilution in our earnings per share. Additionally, if Negev or Helena subsequently sell TopCo Common Shares they receive upon such exercise or conversion, the trading price of TopCo Common Shares may decrease due to the additional amount of TopCo Common Shares available in the market.

Raising additional capital may decrease the value of TopCo Common Shares, cause dilution to our shareholders or restrict our operations.

Additional issuances of equity may involve the issuance of a significant number of TopCo Common Shares at prices less than the current market price for TopCo Common Shares. To the extent that we raise additional capital through the sale of equity, convertible debt securities or other equity-based derivative securities, your ownership interest will be diluted and the terms may include liquidation or other preferences that adversely affect your rights as a shareholder. Any indebtedness we incur could involve restrictive covenants, such as limitations on our ability to incur additional debt, acquire or license intellectual property rights, declare dividends, make capital expenditures and other operating restrictions that could adversely impact our ability to conduct our business. Furthermore, the issuance of additional securities, whether equity or debt, by us, or the possibility of such issuance, may cause the market price of TopCo Common Shares to decline. In addition, a decline in the market prices of our securities could impair our ability to raise additional capital through the sale of securities should we desire to do so. If we are unable to raise additional funds when needed, we may be required to delay, limit, reduce or terminate our product development or future commercialization efforts or grant rights to develop and market our future therapeutic candidates that we would otherwise prefer to develop and market ourselves.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that Filament will experience. Filament and Jupiter have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The following unaudited pro forma condensed combined financial information presents the combination of financial information of Jupiter and Filament, adjusted to give effect to the Business Combination.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2023, combines the historical unaudited consolidated balance sheet of Filament as of September 30, 2023, with the historical unaudited balance sheet of Jupiter as of September 30, 2023, giving pro forma effect to the Business Combination as if it had occurred as of September 30, 2023.

The following unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2023, combines the historical unaudited statement of operations of Filament for the nine months ended September 30, 2023 and 2022, and the historical unaudited statement of operations of Jupiter for the nine months ended September 30, 2023, on a pro forma basis as if the Business Combination had occurred on January 1, 2022.

The following unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022, combines the historical audited statement of operations of Filament for the year ended December 31, 2022, and the historical audited statement of operations of Jupiter for the year ended December 31, 2022 on a pro forma basis as if the Business Combination had occurred on January 1, 2022.

The unaudited pro forma condensed combined balance sheet as of September 30, 2023, has been derived from:

●	the historical unaudited condensed financial statements of Jupiter as of September 30, 2023, and the related notes thereto included elsewhere in this Supplement; and

●	the historical unaudited financial statements of Filament as of September 30, 2023, and the related notes thereto included elsewhere in this Supplement.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2023, has been derived from:

●	the historical unaudited condensed financial statements of Jupiter for the nine months ended September 30, 2023 and 2022, and the related notes thereto included elsewhere in this Supplement; and

●	The historical unaudited financial statements of Filament for the nine months ended September 30, 2023, and the related notes thereto included elsewhere in this Supplement.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022, has been derived from:

●	the historical audited financial statements of Jupiter for the year ended December 31, 2022 and 2021, and the related notes thereto included in the Proxy Statement/Prospectus; and

●	The historical audited financial statements of Filament for the year ended December 31, 2022, and the related notes thereto included in the Proxy Statement/Prospectus.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Jupiter has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.

This information should be read together with the financial statements and related notes, as applicable, of each of Filament and Jupiter included in the Proxy Statement/Prospectus and this Supplement, as applicable, the sections of this Supplement entitled “Filament Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Jupiter Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included in the Proxy Statement/Prospectus and elsewhere in this Supplement.

Description of the Transactions

Business Combination

On July 18, 2023, Jupiter entered into the Business Combination Agreement with 1427702 B.C. Ltd., a corporation organized under the laws of British Columbia (“TopCo”), Filament Merger Sub LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of TopCo (“Merger Sub” and, together with TopCo, the “Merger Subsidiaries”), and Filament Health Corp., a corporation organized under the laws of British Columbia (“Filament” or the “Company”), entered into a business combination agreement (as amended on December 5, 2023 by the First Amendment to the Business Combination Agreement, the “Business Combination Agreement”). Two Business Days prior to the date of the Closing (the “Closing Date”), Jupiter will merge with and into Merger Sub (the “Merger”), with Merger Sub continuing as the surviving company after the Merger (the “Surviving Company”) and a direct, wholly-owned subsidiary of TopCo. As a result of the Merger, (a) each issued and outstanding share of Class A common stock, par value $0.0001 per share of Jupiter (“Jupiter Common Stock”) will no longer be outstanding and will automatically be converted into and exchanged for the right to receive one TopCo Common Share, (b) each issued and outstanding Jupiter warrant (“Jupiter Warrant”) will no longer be outstanding and will be automatically converted into and become one TopCo Warrant to purchase TopCo Common Shares, and all rights with respect to shares of Jupiter Common Stock underlying such Jupiter Warrants will be automatically converted into fights with respect to TopCo Common Shares, in each case, with TopCo issuing a number of TopCo Common Shares and TopCo Warrants in accordance with the terms of the Business Combination Agreement and (c) the one issued and outstanding unit of limited liability company membership interest in the Surviving Company and (ii) the Surviving Company will issue in favor of TopCo a promissory note in an amount equal to the fair market value of the Merger Sub Unit held by TopCo immediately before the Merger. At least one Business Day following the Merger, TopCo will form a new British Columbia corporation (“AmalCo Sub”), which will be a direct, wholly-owned subsidiary of TopCo, with AmalCo Sub issuing a single common share to TopCo. On the Closing Date and pursuant to a statutory plan of arrangement under the Business Corporations Act (British Columbia) (the “Plan of Arrangement”) (a) the outstanding convertible debentures of Filament will convert into common shares of Filament (“Filament Common Shares”) in accordance with their terms, as amended, (b) the notice of articles and articles of TopCo will be amended and restated to, among other matters, create Class B non-voting common shares of TopCo (the “TopCo Class B Earnout Shares”) and Class C non-voting common shares of TopCo (the “TopCo Class C Earnout Shares” and together with the TopCo Class B Earnout Shares, the “Filament Earnout Shares”), (c) Filament and AmalCo Sub will amalgamate to form a new British Columbia Corporation (“AmalCo”, and such transaction the “Amalgamation”), (d) Filament shareholders will exchange all of the issued and outstanding Filament Common Shares for the newly issued TopCo Common Shares, TopCo Class B Earnout Shares and TopCo Class C Earnout Shares, (e) TopCo will exchange its single common share of AmalCo Sub for a single common share of AmalCo, (f) holders of Filament warrants, RSUs and options, Convertible Notes and Helena Warrants will receive, as applicable, Rollover Warrants, Adjusted RSUs, Rollover Options, Rollover Convertible Notes and Rollover Helena Warrants, in each case entitling the holders thereof to acquire TopCo Common Shares upon conversion, exercise or settlement of such Rollover Warrants, Adjusted RSUs, Rollover Options, Rollover Convertible Notes and Rollover Helena Warrants; (g) TopCo will repurchase for cancellation the single common share issued to the incorporator of TopCo on incorporation; and (h) after giving effect to the Amalgamation, AmalCo will become a direct, wholly-owned subsidiary of TopCo.

Exchange Consideration

At the Arrangement Effective Time, (i) the Filament Shareholder Transaction Consideration and the Filament Earnout Shares will be issued to holders of Filament Common Shares, and (ii) holders of Filament warrants, RSUs and options, Convertible Notes and Helena Warrants will receive, as applicable, Rollover Warrants, Adjusted RSUs, Rollover Options, Rollover Convertible Notes or Rollover Helena Warrants, in each case exercisable or settleable for TopCo Common Shares.

At the Merger Effective Time, each issued and outstanding share of Jupiter Common Stock will automatically be converted into and exchanged for one TopCo Common Share, and each issued and outstanding Jupiter Warrant will be automatically converted into and become one TopCo Warrant to purchase TopCo Common Shares.

Earnout

At the Arrangement Effective Time, as described above, in addition to TopCo Common Shares, TopCo will issue to the holders of Filament Common Shares an amount of TopCo Class B Earnout Shares and TopCo Class C Earnout Shares, in each case equal to the number of Filament Common Shares multiplied by the ratio equal to (i) 1,500,000 divided by (ii) the number of issued and outstanding Filament Common Shares as of immediately prior to the Arrangement Effective Time. In addition, an aggregate of 1,945,189 Sponsor Earnout Shares to be issued to the Sponsor and an aggregate of 139,001 Underwriter Earnout Shares to be issued to Jupiter’s three IPO underwriters and their designees, in each case at the Closing and in exchange for certain shares of Jupiter Common Stock currently held by such holders, will be subject to vesting conditions and will be forfeited if such conditions are not satisfied.

All or a portion of the Filament Earnout Shares will convert into TopCo Common Shares, and all or a portion of the Sponsor Earnout Shares and the Underwriter Earnout Shares will vest, in each case if certain conditions are satisfied within seven years following the Closing Date, as follows:

(1)	Each TopCo Class B Earnout Share will convert into TopCo Common Shares on a one-for-one basis, and 972,594 Sponsor Earnout Shares and 69,500 Underwriter Earnout Shares will vest in full if (i) on any 20 trading days within any 30 trading day period, the trading price of the TopCo Common Shares is greater than or equal to USD$12.00 (as adjusted for share splits, reverse share splits, sub-divisions, rights issuances, stock dividends, reorganization, recapitalization and other similar transactions), or (ii) there occurs any transaction resulting in a Change of Control of TopCo; and

(2)	Each TopCo Class C Earnout Share will convert into TopCo Common Shares on a one-for-one basis, and 972,595 Sponsor Earnout Shares and 69,501 Underwriter Earnout Shares will vest in full if (i) on any 20 trading days within any 30 trading day period, the trading price of the TopCo Common Shares is greater than or equal to USD$15.00 (as adjusted for share splits, reverse share splits, sub-divisions, rights issuances, stock dividends, reorganization, recapitalization and other similar transactions), or (ii) there occurs any transaction resulting in a Change of Control of TopCo.

Unless and until converted into TopCo Common Shares as a result of the foregoing conditions being satisfied, the Filament Earnout Shares shall bear no economic or voting rights other than the right to be redeemed for an amount equal to the greater of (i) the aggregate USD$0.00000000001 for each Filament Earnout Share of such class held, and (ii) USD$0.01 under certain conditions.

Bridge Financing

On July 24, 2023, Filament completed the Bridge Financing, pursuant to which Filament issued by way of non-brokered private placement 27,777,773 Bridge Units at a price of CAD$0.09 per Bridge Unit for gross proceeds of approximately CAD$2,500,000. Each Bridge Unit is comprised of one Bridge Share and one Bridge Warrant, with each such Bridge Warrant being exercisable to purchase one Filament Common Share at a price of CAD$0.117 per share until July 24, 2026.

Negev Capital, a psychedelic medical intervention investment fund that has made over 25 investments to date, was lead investor of the Bridge Financing. Konstantin Adamsky, one of the members of the Filament Board, is Principal at Negev Capital. The net proceeds of the Bridge Financing will be used for the initiation of patient recruitment for the Company’s Phase 2 Methamphetamine Use Disorder clinical trial under an IND that has already been accepted by the FDA as well as for other general corporate purposes.

October 2023 Private Placement

On December 5, 2023, Filament completed the October 2023 Private Placement, pursuant to which Filament issued by way of non-brokered private placement 5,999,998 October 2023 Units at a price of CAD$0.15 per October 2023 Unit for gross proceeds of approximately CAD$900,000. Negev Capital was lead investor of the October 2023 Private Placement. Each October 2023 Unit is comprised of one October 2023 Share and one October 2023 Warrant, with each such October 2023 Warrant being exercisable to purchase one Filament Common Share at a price of CAD$0.20 per share until December 5, 2026. In connection with the October 2023 Private Placement, Benjamin Lightburn, Chief Executive Officer and Director of Filament, purchased 233,333 October 2023 Units for CAD$35,000.

Founder Financing

TopCo is expected to enter into the Founder SPAs with the Founder Investors. The Founder SPAs provide for (i) an aggregate of USD$900,000 in funding through Founder Convertible Notes and (ii) Founder Warrants to purchase an amount of shares equal to 50% of the principal amount of the Founder Convertible Notes divided by $2.00.

Founder Convertible Notes

The Founder Convertible Notes are expected to be issued at Closing, with an aggregate nominal value of USD$1,000,000, and will be issued with an original issue discount of 10%. The Founder Convertible Notes mature 12 months after issuance and accrue interest at a rate of 10% per annum, payable quarterly in cash or by increasing the outstanding principal amount of such note, at TopCo’s discretion. Unlike the Convertible Notes, the Founder Convertible Notes will be unsecured.

At any time, a Founder Investor may elect to convert its Founder Convertible Note into TopCo Common Shares at a conversion price of $2.00 per share.

Founder Warrants

In connection with the Founder SPAs, TopCo will issue to the Founder Investors Founder Warrants to purchase an amount of TopCo Common Shares equal to 50% of the principal amount of the Founder Convertible Notes divided by $2.00. The Founder Warrants expire on the fifth anniversary of the Closing.

The Founder Warrants are exercisable at a price of $12.50 per share, subject to adjustment if TopCo subsequently conducts an equity financing at a price per share lower than $12.50.

The foregoing description of the Founder SPAs, the Founder Convertible Notes and the Founder Warrants are subject to the negotiation of definitive agreements, which are expected to be disclosed when available.

Helena Financing

On December 5, 2023, Filament entered into the Helena SPA with Helena, an affiliate of Helena Partners Inc., a Cayman-Islands based advisor and investor. The Helena SPA provides for (i) aggregate gross proceeds of up to USD$14.4 million in funding through several tranches of Convertible Notes and (ii) the issuance to Helena of Helena Warrants to purchase an amount of shares equal to 50% of the principal amount of each issued tranche of Convertible Notes divided by USD$1.65.

Convertible Notes

The Convertible Notes may be issued in six sequential tranches, each in an aggregate nominal value of USD $2.4 million, and each tranche will be issued with an original issue discount of 10% such that Filament will receive a net amount of USD $2.16 million in connection with each tranche. The first two tranches will be issued at Closing. Additional tranches may be issued only following the effectiveness of a resale registration statement covering the shares issuable in respect of such tranche. Additionally, the third tranche is not issuable until eight months after Closing. The remaining tranches are issuable thereafter provided that (i) each Convertible Note issued in connection with a prior tranche has either been fully converted or paid and (ii) TopCo’s market capitalization is greater than a certain threshold set forth in the Helena SPA.

Each Convertible Note matures 12 months after issuance and accrues interest at a rate of 10% per annum, payable quarterly in cash or by increasing the outstanding principal amount of such note, at TopCo’s discretion. The Helena SPA pursuant to which Convertible Notes are issuable terminates on December 5, 2025. The Convertible Notes will be senior in payment to all subsequent indebtedness of TopCo, and will be secured by a lien on substantially all assets of TopCo.

At any time, Helena may elect to convert a Convertible Note at a conversion price per share equal to 90% of the five-day volume weighted average trading price of TopCo Common Shares on the Nasdaq (the “VWAP Price”), provided that the conversion price will not be lower than USD$1.65 per share.

In connection with the Helena SPA, TopCo will reimburse Helena for up to USD$75,000 in legal fees at closing in addition to the $20,000 non-refundable deposit that has already been paid, and will pay a commitment fee in three equal installments of USD$240,000 each, to be paid on each of the sixtieth, seventy-fifth and ninetieth days following the issuance of the first tranche.

Helena Warrants

In connection with the Helena SPA, Filament will issue Helena Warrants to Helena to purchase an amount of shares equal to 50% of the principal amount of each issued tranche of Convertible Notes divided by USD$1.65. The Helena Warrants expire on the fifth anniversary of the closing of the applicable tranche.

The Helena Warrants are exercisable at a price of USD$12.50 per share, subject to adjustment if TopCo raises subsequently conducts an equity financing at a price per share lower than USD$12.50.

The foregoing description of the Helena SPA, the Convertible Notes and the Helena Warrants are qualified in their entirety by reference to the Helena SPA, the Convertible Note and the Helena Common Share Purchase Warrant, which are included in Annex G to this Supplement.

Special Meeting Redemptions

In connection with the special meeting held by Jupiter on April 18, 2023, in connection with the implementation of the extension of the date by which Jupiter must consummate an initial business combination from August 17, 2023 to December 17, 2023, Jupiter’s public stockholders elected to redeem 14,286,357 shares of Class A common stock at a redemption price of approximately USD$10.16 per share (the “April Redemptions”), for an aggregate redemption amount of approximately USD$145.2 million. The adjustment for the April Redemptions has been presented in the unaudited pro forma balance sheet.

For a description of the Business Combination and certain agreements executed in connection therewith, see “Summary of the Proxy Statement/Prospectus — The Business Combination” and “Certain Agreements Related to the Business Combination.”

Accounting for the Business Combination

IAS 8 has been applied to the transaction, and in doing so referring to the IFRIC March 2013 agenda decision which addressed the topic of a reverse acquisition. The substance of the transaction is the accounting acquirer (operating company) has made a share-based payment to acquire a listing along with the listed company’s cash balances and other net assets. The transaction should therefore be accounted for in accordance with IFRS 2. Under this method of accounting, Jupiter will be treated as the “acquired” company for financial reporting purposes, and Filament will be the accounting “acquirer”. This determination was primarily based on the assumption that:

●	Filament’s current shareholders will hold a majority of the voting power of TopCo post-Business Combination;

●	Effective upon the Business Combination, the post-combination Board will consist of six (6) directors, a majority of whom will be independent under Nasdaq requirements, consisting of five (5) directors designated by Filament and one (1) director designated by Jupiter;

●	Filament’s operations will substantially comprise the ongoing operations of TopCo;

●	Filament is the larger entity in terms of substantive operations and employee base; and

●	Filament’s senior management will comprise the senior management of TopCo.

Another determining factor was that Jupiter does not meet the definition of a “business” pursuant to IFRS 3, and thus, for accounting purposes, the substance of the transaction is the accounting acquirer (operating company) has made a share-based payment to acquire a listing along with the listed company’s cash balances and other net assets. The transaction should therefore be accounted for in accordance with IFRS 2. The net assets of Jupiter will be stated at historical cost, with no goodwill or other intangible assets recorded as management determined that the relative fair value is equivalent to the historical value. Any excess of fair value of shares issued to Jupiter over the fair value of Jupiter’s identifiable net assets acquired represents compensation for the service of a stock exchange listing for its shares and is expensed as incurred.

Jupiter has elected to provide the unaudited pro forma condensed combined financial information under two different redemption scenarios of Jupiter public shares into cash as more fully described below:

●	Scenario 1 — Assuming No Additional Redemptions: This presentation assumes that, after taking into account the April Redemptions, no Public Stockholders of Jupiter exercise redemption rights with respect to their Public Shares upon consummation of the Business Combination.

●	Scenario 2 — Assuming Maximum Redemptions: This presentation assumes that Jupiter Public Stockholders holding 100% of the Public Shares will exercise their Redemption Rights for CAD$20.8 million upon consummation of the Business Combination at a redemption price of approximately CAD$14.10 per share (or approximately USD$10.42 per share) and that no Public Shares remain outstanding after such redemptions. This presentation also assumes the foregoing redemptions take place after the April Redemptions. The maximum redemption amount allows for the 100% redemption of the Public Shares as the alternative financing secured meets the minimum cash requirement and the payment of the transaction expenses required to be paid at the consummation of the Business Combination. This scenario includes all adjustments contained in the “no additional redemptions” scenario and presents additional adjustments to reflect the effect of the maximum redemptions.

The following table sets out share ownership of TopCo on a pro forma basis assuming the No Additional Redemption Scenario and the Maximum Redemption Scenario:

	No Additional Redemptions		Maximum Redemptions
Pro Forma Ownership	Number of Shares	Percent Outstanding	Number of Shares	Percent Outstanding
Filament shareholders(1)	20,600,000	68.1%	20,600,000	71.6%
Jupiter Public Stockholders	1,475,493	4.9%	—	—%
Jupiter Founder Shares(2)	963,048	3.2%	963,048	3.3%
Sponsor Shares(3)	3,211,416	10.6%	3,211,416	11.2%
Underwriter Shares(4)	661,235	2.2%	661,235	2.3%
Bridge Shares	2,351,211	7.7%	2,351,211	8.1%
October 2023 Private Placement Shares	507,862	1.6%	507,862	1.8%
Advisory Shares	500,000	1.7%	500,000	1.7%
Total shares outstanding	30,270,265		28,794,772

(1)	Includes 1,500,000 TopCo Class B Earnout Shares, 1,500,000 TopCo Class C Earnout Shares, and 2,791,710 Filament shares resulting from conversion of vested dilutive securities.
(2)	Excludes Founder Shares separately included under “Sponsor Shares” and “Underwriter Shares”.
(3)	Includes 2,778,841 Founder Shares (which includes 1,945,189 Sponsor Earnout Shares) and 432,575 Private Shares.
(4)	Includes 198,573 Founder Shares (which includes 139,001 Underwriter Earnout Shares), 162,662 Private Shares and 300,000 Deferred Fee Shares.

The following unaudited pro forma condensed combined statement of financial position as of September 30, 2023, and the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2023 and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022, are based on the historical financial statements of Jupiter and Filament. The amounts are presented in CAD (see Note 2 — “Basis of Presentation” for more detail). The unaudited pro forma adjustments are based on information currently available, assumptions, and estimates underlying the pro forma adjustments and are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2023(1)
(in Canadian Dollars)

	Filament Health		IFRS Conversion and	Scenario 1: No Additional Redemption Scenario			Scenario 2: Maximum Redemption Scenario
	Corp. (IFRS Historical)	Jupiter (US GAAP Historical)	Presentation Alignment (Note 4)	Transaction Accounting Adjustments		Pro Forma Combined	Transaction Accounting Adjustments			Pro Forma Combined
ASSETS
Current assets
Cash	$2,202,840	$250,820	$	$20,808,156	A	$29,710,176		$(20,808,156)	F	$8,902,020
				(1,144,698)	C
				900,000	I
				1,218,150	O
				5,847,120	P
				(372,213)	Q
Trade receivables	564,390	—		—		564,390				564,390
Income tax receivable	—	2,549		—		2,549				2,549
Prepaid expenses	21,980	89,940				111,920				111,920
Total current assets	2,789,210	343,309	—	27,256,516		30,389,035		(20,808,156)		9,580,879

Non-current assets
Deposits	91,684	—				91,684				91,684
Loan receivable	—	—				—				—
Property, plant and equipment	526,181	—				526,181				526,181
Right-of-use assets	385,514	—				385,514				385,514
Other intangible assets	460,000	—				460,000				460,000
Investment in joint venture	1,519,110	—				1,519,110				1,519,110
Marketable securities held in Trust Account	—	20,716,666		(20,808,156)	A	—				—
				91,490	K
Total non-current assets	2,982,489	20,716,666	—	(20,716,666)		2,982,489		—		2,982,489
Total assets	$5,771,699	$21,059,975	$—	$6,539,850		$33,371,524		$(20,808,156)		$12,563,368

LIABILITIES
Current liabilities
Trade and other payables	$304,109	$—	$2,554,516	$41,475	C	$2,900,100	$			$2,900,100
Convertible debt payable				1,353,500	O	7,850,300				7,850,300
				6,496,800	P
Discount on convertible debt				(135,350)	O	(785,030)				(785,030)
				(649,680)	P
Commitment fee payable	—	—	—	974,520	Q	974,520		—		974,520
Accrued expenses	—	2,554,516	(2,554,516)	—		—				—
Total current liabilities	304,109	2,554,516	—	8,081,265		10,939,890		—		10,939,890

Non-current liabilities
Non-current financial debt, excluding that relating to lease liabilities	948,805	—		(948,805)	H	—				—
Excise tax payable	—	1,965,032		(1,965,032)	M	—				—
Deferred revenue	1,578,961	—				1,578,961				1,578,961
Deferred underwriting fee payable	—	1,989,634		(1,989,634)	B	—				—
Non-current financial debt relating to lease liabilities	445,772	—		—		445,772				445,772
Class A common stock subject to possible redemption	—	—	20,848,672	(20,848,672)	F	—				—
Warrant liabilities	—	332,088		—		332,088				332,088
Total non-current liabilities	2,973,538	4,286,754	20,848,672	(25,752,143)		2,356,821		—		2,356,821
Total liabilities	3,277,647	6,841,270	20,848,672	(17,670,878)		13,296,711		—		13,296,711

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET — (Continued)
AS OF SEPTEMBER 30, 2023(1)
(in Canadian Dollars)

	Filament Health		IFRS Conversion and	Scenario 1: No Additional Redemption Scenario			Scenario 2: Maximum Redemption Scenario
	Corp. (IFRS Historical)	Jupiter (US GAAP Historical)	Presentation Alignment (Note 4)	Transaction Accounting Adjustments		Pro Forma Combined	Transaction Accounting Adjustments		Pro Forma Combined
EQUITY
Share capital	27,172,263	—		(28,422,263)	D	—			—
				1,250,000	H
Jupiter preferred stock	—	—		—		—			—
Jupiter Class A common stock		614		(614)	D	—			—
Jupiter Class B common stock		—		—		—			—
TopCo common stock	—	—		900,000	I	100,623,793	(20,808,156)	F	81,847,082
				20,848,672	F		2,031,445	G
				78,375,121	L
				500,000	N
TopCo Class B common stock	—	—		1,500,000	J	1,500,000			1,500,000
TopCo Class C common stock	—	—		1,500,000	J	1,500,000			1,500,000
Additional paid-in capital	5,237,419	944,995		(7,814,299)	E	—			—
				1,989,634	B
				(947,450)	C
				28,422,877	D
				(3,000,000)	J
				53,950,455	G				—
				(78,283,631)	L				—
				(500,000)	N
Accumulated losses	(29,915,630)	(7,575,576)		7,814,299	E	(83,548,981)	(2,031,445)	G	(85,580,426)
				(238,723)	C				—
				(301,195)	H				—
				(53,950,455)	G
				91,490	K
				(91,490)	L
				1,965,032	M
				(1,346,733)	Q

Total equity	2,494,052	(6,629,967)	—	24,210,728		20,074,813	(20,808,156)		(733,344)

Commitments and contingencies
Class A common stock subject to possible redemption	—	20,848,672	(20,848,672)	—		—			—
Total equity and liabilities	$5,771,699	$21,059,975	$—	$6,539,850		$33,371,524	$(20,808,156)		$12,563,368

(1)	The unaudited pro forma condensed combined balance sheet as of September 30, 2023 combines the historical unaudited consolidated statement of financial position of Filament as of September 30, 2023, with the historical unaudited condensed balance sheet of Jupiter as of September 30, 2023.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023(2)
(in Canadian Dollars)

			IFRS Conversion and	Scenario 1: No Additional Redemption Scenario				Scenario 2: Maximum Redemption Scenario
	Filament Health Corp.	Jupiter (US GAAP Historical)	Presentation Alignment (Note 4)	Transaction Accounting Adjustments			Pro Forma Combined	Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$399,970	$—	$	$			$399,970	$		$399,970
Variable cost of sales	—	—					—			—
Technical costs	—	—					—			—
Gross profit	399,970	—	—		—		399,970		—	399,970

Operating Expenses
Depreciation	(155,569)						(155,569)			(155,569)
General and administrative	(127,075)						(127,075)			(127,075)
Insurance	(203,960)						(203,960)			(203,960)
Interest and accretion	(266,870)				132,777	CC	(134,093)			(134,093)
Overheads	—	—					—			—
Other recurring operating income and expenses	—	—	3,121,590		(3,121,590)	AA	—			—
Other non recurring operating income and expenses	—	—					—			—
Professional and consulting fees	(1,322,988)						(1,322,988)			(1,322,988)
Research and development	(464,731)						(464,731)			(464,731)
Sales and marketing expenses	(332,909)	—	(2,617,607)		121,103	BB	(2,829,413)			(2,829,413)
Transaction and listing expenses	(269,248)						(269,248)			(269,248)
Travel	(80,837)						(80,837)			(80,837)
Wages and benefits	(1,243,303)						(1,243,303)			(1,243,303)
							—			—
Operating costs	—	(2,617,607)	2,617,607				—			—
Total operating expenses	(4,467,490)	(2,617,607)	3,121,590		(2,867,710)		(6,831,217)		—	(6,831,217)

Operating profit/(loss)	(4,067,520)	(2,617,607)	3,121,590		(2,867,710)		(6,431,247)		—	(6,431,247)

Other Items

Change in fair value of warrant liabilities	—	330,150					330,150			330,150

Filament share of Magdalena profit and loss	(59,851)						(59,851)			(59,851)
Other financial income and expenses	40,186	—					40,186			40,186
Reduction in deferred underwriter fee payable	—	329,671					329,671			329,671

Interest earned on marketable securities held in Trust Account	—	3,121,590	(3,121,590)				—			—
Total other non-operating income and expenses	(19,665)	3,781,411	(3,121,590)				640,156		—	640,156
Profit before income tax	(4,087,185)	1,163,804	—		(2,867,710)		(5,791,091)		—	(5,792,091)

Income tax expense	—	(754,290)					(754,290)			(754,290)
Net profit	$(4,087,185)	$409,514	$—		$(2,867,710)		$(6,545,381)		$—	$(6,545,381)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS — (Continued)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023(2)
(in Canadian Dollars)

			IFRS Conversion and	Scenario 1: No Additional Redemption Scenario			Scenario 2: Maximum Redemption Scenario
	Filament Health Corp.	Jupiter (US GAAP Historical)	Presentation Alignment (Note 4)	Transaction Accounting Adjustments	Pro Forma Combined		Transaction Accounting Adjustments	Pro Forma Combined
Basic earnings per share	$(0.02)

Diluted earnings per share	$(0.02)

Basic and diluted net income per share, Class A		$0.04

Basic and diluted net income per share, Class B		$0.04

Pro forma weighted average number of shares outstanding – basic and diluted					30,270,265	(1)		28,794,772	(1)

Pro forma earnings per share – basic and diluted					$(0.22)			$(0.23)

(1)	Please refer to Note 8 — “Net Earnings (Loss) per Share” for details.
(2)	The unaudited pro forma condensed combined statement of operations as of September 30, 2023 combines the historical unaudited consolidated statement of operations of Filament for the nine months ended September 30, 2023, with the historical unaudited condensed statement of operations of Jupiter for the nine months ended September 30, 2023.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2022(2)
(in Canadian Dollars)

	Filament Health		IFRS Conversion and	Scenario 1: No Additional Redemption Scenario				Scenario 2: Maximum Redemption Scenario
	Corp. (IFRS Historical)	Jupiter (US GAAP Historical)	Presentation Alignment (Note 4)	Transaction Accounting Adjustments			Pro Forma Combined	Transaction Accounting Adjustments			Pro Forma Combined
Revenue	$364,500	$—	$	$			$364,500	$			$364,500
Variable cost of sales	—	—					—				—
Technical costs	—	—					—				—
Gross profit	364,500	—	—		—		364,500		—		364,500

Operating Expenses
Depreciation	(200,645)						(200,645)				(200,645)
General and administrative	(34,976)				(53,950,455)	DD	(53,985,431)		(2,031,445)	DD	(56,016,876)
Insurance	(403,209)						(403,209)				(403,209)
Interest and accretion	(184,670)				125,440	CC	(59,230)				(59,230)
Overheads	—	—					—				—
Other recurring operating income and expenses	—	—					—				—
Other non recurring operating income and expenses	—	—	2,729,754		(2,729,754)	AA	—				—
Professional and consulting fees	(1,390,490)				(97,643)		(1,488,133)				(1,488,133)
Research and development	(839,156)						(839,156)				(839,156)
Sales and marketing expenses	(829,614)	—	(2,261,312)		234,342	BB	(2,856,584)				(2,856,584)

Transaction and listing expenses	(484,945)						(484,945)				(484,945)
Travel	(112,040)						(112,040)				(112,040)
Wages and benefits	(1,583,973)						(1,583,973)				(1,583,973)
							—				—
Operating costs	—	(2,261,312)	2,261,312				—				—
Total operating expenses	(6,063,718)	(2,261,312)	2,729,754		(56,418,070)		(62,013,346)		(2,031,445)		(64,044,791)

Operating profit/(loss)	(5,699,218)	(2,261,312)	2,729,754		(56,418,070)		(61,648,846)		(2,031,445)		(63,680,291)

Other Items
Non-operating income and expenses
Commitment fee	—	—			(937,368)	EE	(937,368)				(937,368)
Finance Costs	—	—			(260,380)	EE	(260,380)				(260,380)
Bad debt expense	(190,067)	—					(190,067)				(190,067)
Change in fair value of warrant liabilities	—	4,529,063					4,529,063				4,529,063
Gain on settlement of debt	20,968	—					20,968				20,968
Impairment on goodwill	(10,682,334)	—					(10,682,334)				(10,682,334)
Other financial income and expenses	13,648	—					13,648				13,648
Unrealized gain (loss) on marketable securities held in Trust Account	—	48,179			(48,179)	AA	—				—
Interest earned on marketable securities held in Trust Account	—	2,729,754	(2,729,754)				—				—
Total other non-operating income and expenses	(10,837,785)	7,306,996	(2,729,754)		(1,245,927)		(7,506,470)		—		(7,506,470)

Profit/(loss) before income tax	(16,537,003)	5,045,684	—		(57,663,997)		(69,155,316)		(2,031,445)		(71,186,761)
Deferred income tax recovery	70,538						70,538				70,538
Income tax expense	—	(581,365)					(581,365)				(581,365)
Loss on net monetary position	—	—					—				—
Net profit/(loss)	$(16,466,465)	$4,464,319	$—		$(57,663,997)		$(69,666,143)		$(2,031,445)		$(71,697,588)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS — (Continued)
FOR THE YEAR ENDED DECEMBER 31, 2022(2)
(in Canadian Dollars)

	Filament Health		IFRS Conversion and	Scenario 1: No Additional Redemption Scenario			Scenario 2: Maximum Redemption Scenario
	Corp. (IFRS Historical)	Jupiter (US GAAP Historical)	Presentation Alignment (Note 4)	Transaction Accounting Adjustments	Pro Forma Combined		Transaction Accounting Adjustments	Pro Forma Combined
Basic earnings per share	$0.10

Diluted earnings per share	$0.10

Basic and diluted net income per share, Class A		$0.22

Basic and diluted net income per share, Class B		$0.22

Pro forma weighted average number of shares outstanding – basic and diluted					30,270,265	(1)		28,794,772	(1)

Pro forma loss per share – basic and diluted					$(2.30)			$(2.49)

(1)	Please refer to Note 8 — “Net Earnings (Loss) per Share” for details.
(2)	The unaudited pro forma condensed combined statement of operations as of December 31, 2022 combines the historical audited consolidated statement of operations of Filament for the year ended December 31, 2022, with the historical audited statement of operations of Jupiter for the year ended December 31, 2022.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 — Description of the Proposed Transactions

On July 18, 2023, the Company, 1427702 B.C. Ltd., a corporation organized under the laws of British Columbia (“TopCo”), Filament Merger Sub LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of TopCo (“Merger Sub” and, together with TopCo, the “Merger Subsidiaries”), and Filament Health Corp., a corporation organized under the laws of British Columbia (“Filament” or the “Company”), entered into a business combination agreement (as amended on December 5, 2023 by the First Amendment to the Business Combination Agreement, the “Business Combination Agreement”), which provides for a proposed business combination through a series of related transactions. Two Business Days prior to the date of the Closing (the “Closing Date”), Jupiter will merge with and into Merger Sub (the “Merger”), with Merger Sub continuing as the surviving company after the Merger (the “Surviving Company”) and a direct, wholly-owned subsidiary of TopCo. As a result of the Merger, (a) each issued and outstanding share of Class A common stock, par value $0.0001 per share of Jupiter (“Jupiter Common Stock”) will no longer be outstanding and will automatically be converted into and exchanged for the right to receive one TopCo Common Share, (b) each issued and outstanding Jupiter warrant (“Jupiter Warrant”) will no longer be outstanding and will be automatically converted into and become one TopCo Warrant to purchase TopCo Common Shares, and all rights with respect to shares of Jupiter Common Stock underlying such Jupiter Warrants will be automatically converted into fights with respect to TopCo Common Shares, in each case, with TopCo issuing a number of TopCo Common Shares and TopCo Warrants in accordance with the terms of the Business Combination Agreement and (c) the one issued and outstanding unit of limited liability company membership interest in the Surviving Company and (ii) the Surviving Company will issue in favor of TopCo a promissory note in an amount equal to the fair market value of the Merger Sub Unit held by TopCo immediately before the Merger. At least one Business Day following the Merger, TopCo will form a new British Columbia corporation (“AmalCo Sub”), which will be a direct, wholly-owned subsidiary of TopCo, with AmalCo Sub issuing a single common share to TopCo. On the Closing Date and pursuant to a statutory plan of arrangement under the Business Corporations Act (British Columbia) (the “Plan of Arrangement”) (a) the outstanding convertible debentures of Filament will convert into common shares of Filament (“Filament Common Shares”) in accordance with their terms, as amended, (b) the notice of articles and articles of TopCo will be amended and restated to, among other matters, create Class B non-voting common shares of TopCo (the “TopCo Class B Earnout Shares”) and Class C non-voting common shares of TopCo (the “TopCo Class C Earnout Shares” and together with the TopCo Class B Earnout Shares, the “Filament Earnout Shares”), (c) Filament and AmalCo Sub will amalgamate to form a new British Columbia Corporation (“AmalCo”, and such transaction the “Amalgamation”), (d) Filament shareholders will exchange all of the issued and outstanding Filament Common Shares for the newly issued TopCo Common Shares, TopCo Class B Earnout Shares and TopCo Class C Earnout Shares, (e) TopCo will exchange its single common share of AmalCo Sub for a single common share of AmalCo, (f) holders of Filament warrants, RSUs and options will receive, as applicable, Rollover Warrants, Adjusted RSUs or Rollover Options, in each case entitling the holders thereof to acquire TopCo Common Shares upon exercise or settlement of such Rollover Warrants, Adjusted RSUs or Rollover Options; (g) TopCo will repurchase for cancellation the single common share issued to the incorporator of TopCo on incorporation; and (h) after giving effect to the Amalgamation, AmalCo will become a direct, wholly-owned subsidiary of TopCo.

Exchange Consideration

At the Arrangement Effective Time, (i) the Filament Shareholder Transaction Consideration and the Filament Earnout Shares will be issued to holders of Filament Common Shares, and (ii) holders of Filament warrants, RSUs and options will receive, as applicable, Rollover Warrants, Adjusted RSUs or Rollover Options, in each case exercisable or settleable for TopCo Common Shares.

At the Merger Effective Time, each issued and outstanding share of Jupiter Common Stock will automatically be converted into and exchanged for one TopCo Common Share, and each issued and outstanding Jupiter Warrant will be automatically converted into and become one TopCo Warrant to purchase TopCo Common Shares.

Earnout

At the Arrangement Effective Time, as described above, in addition to TopCo Common Shares, TopCo will issue to the holders of Filament Common Shares an amount of TopCo Class B Earnout Shares and TopCo Class C Earnout Shares, in each case equal to the number of Filament Common Shares multiplied by the ratio equal to (i) 1,500,000 divided by (ii) the number of issued and outstanding Filament Common Shares as of immediately prior to the Arrangement Effective Time. In addition, an aggregate of 1,945,189 Sponsor Earnout Shares to be issued to the Sponsor and an aggregate of 139,001 Underwriter Earnout Shares to be issued to Jupiter’s three IPO underwriters and their designees, in each case at the Closing and in exchange for certain shares of Jupiter Common Stock currently held by such holders, will be subject to vesting conditions and will be forfeited if such conditions are not satisfied.

All or a portion of the Filament Earnout Shares will convert into TopCo Common Shares, and all or a portion of the Sponsor Earnout Shares and the Underwriter Earnout Shares will vest, in each case if certain conditions are satisfied within seven years following the Closing Date, as follows:

(1)	Each TopCo Class B Earnout Share will convert into TopCo Common Shares on a one-for-one basis, and 972,594 Sponsor Earnout Shares and 69,500 Underwriter Earnout Shares will vest in full if (i) on any 20 trading days within any 30 trading day period, the trading price of the TopCo Common Shares is greater than or equal to USD$12.00 (as adjusted for share splits, reverse share splits, sub-divisions, rights issuances, stock dividends, reorganization, recapitalization and other similar transactions), or (ii) there occurs any transaction resulting in a Change of Control of TopCo; and

(2)	Each TopCo Class C Earnout Share will convert into TopCo Common Shares on a one-for-one basis, and 972,595 Sponsor Earnout Shares and 69,501 Underwriter Earnout Shares will vest in full if (i) on any 20 trading days within any 30 trading day period, the trading price of the TopCo Common Shares is greater than or equal to USD$15.00 (as adjusted for share splits, reverse share splits, sub-divisions, rights issuances, stock dividends, reorganization, recapitalization and other similar transactions), or (ii) there occurs any transaction resulting in a Change of Control of TopCo.

Unless and until converted into TopCo Common Shares as a result of the foregoing conditions being satisfied, the Filament Earnout Shares shall bear no economic or voting rights other than the right to be redeemed for an amount equal to the greater of (i) the aggregate USD$0.00000000001 for each Filament Earnout Share of such class held, and (ii) USD$0.01 under certain conditions.

Bridge Financing

On July 24, 2023, Filament completed the Bridge Financing, pursuant to which Filament issued by way of non-brokered private placement 27,777,773 Bridge Units at a price of CAD$0.09 per Bridge Unit for gross proceeds of approximately CAD$2,500,000. Each Bridge Unit is comprised of one Bridge Share and one Bridge Warrant, with each such Bridge Warrant being exercisable to purchase one Filament Common Share at a price of CAD$0.117 per share until July 24, 2026.

Negev Capital, a psychedelic medical intervention investment fund that has made over 25 investments to date, was lead investor of the Bridge Financing. Konstantin Adamsky, one of the members of the Filament Board, is Principal at Negev Capital. The net proceeds of the Bridge Financing will be used for the initiation of patient recruitment for the Company’s Phase 2 Methamphetamine Use Disorder clinical trial under an IND that has already been accepted by the FDA as well as for other general corporate purposes.

October 2023 Private Placement

On December 5, 2023, Filament completed the October 2023 Private Placement, pursuant to which Filament issued by way of non-brokered private placement 5,999,998 October 2023 Units at a price of CAD$0.15 per October 2023 Unit for gross proceeds of approximately CAD$900,000. Negev Capital was lead investor of the October 2023 Private Placement. Each October 2023 Unit is comprised of one October 2023 Share and one October 2023 Warrant, with each such October 2023 Warrant being exercisable to purchase one Filament Common Share at a price of CAD$0.20 per share until December 5, 2026. In connection with the October 2023 Private Placement, Benjamin Lightburn, Chief Executive Officer and Director of Filament, purchased 233,333 October 2023 Units for CAD$35,000.

Founder Financing

TopCo is expected to enter into the Founder SPAs with the Founder Investors. The Founder SPAs provide for (i) an aggregate of USD$900,000 in funding through Founder Convertible Notes and (ii) Founder Warrants to purchase an amount of shares equal to 50% of the principal amount of the Founder Convertible Notes divided by $2.00.

Founder Convertible Notes

The Founder Convertible Notes are expected to be issued at Closing, with an aggregate nominal value of USD$1,000,000, and will be issued with an original issue discount of 10%. The Founder Convertible Notes mature 12 months after issuance and accrue interest at a rate of 10% per annum, payable quarterly in cash or by increasing the outstanding principal amount of such note, at TopCo’s discretion. Unlike the Convertible Notes, the Founder Convertible Notes will be unsecured.

At any time, a Founder Investor may elect to convert its Founder Convertible Note into TopCo Common Shares at a conversion price of $2.00 per share.

Founder Warrants

In connection with the Founder SPAs, TopCo will issue to the Founder Investors Founder Warrants to purchase an amount of TopCo Common Shares equal to 50% of the principal amount of the Founder Convertible Notes divided by $2.00. The Founder Warrants expire on the fifth anniversary of the Closing.

The Founder Warrants are exercisable at a price of $12.50 per share, subject to adjustment if TopCo subsequently conducts an equity financing at a price per share lower than $12.50.

The foregoing description of the Founder SPAs, the Founder Convertible Notes and the Founder Warrants are subject to the negotiation of definitive agreements, which are expected to be disclosed when available.

Helena Financing

On December 5, 2023, Filament entered into the Helena SPA with Helena, an affiliate of Helena Partners Inc., a Cayman-Islands based advisor and investor. The Helena SPA provides for (i) aggregate gross proceeds of up to USD$14.4 million in funding through several tranches of Convertible Notes and (ii) the issuance to Helena of Helena Warrants to purchase an amount of shares equal to 50% of the principal amount of each issued tranche of Convertible Notes divided by USD$1.65.

Convertible Notes

The Convertible Notes may be issued in six sequential tranches, each in an aggregate nominal value of USD $2.4 million, and each tranche will be issued with an original issue discount of 10% such that Filament will receive a net amount of USD $2.16 million in connection with each tranche. The first two tranches will be issued at Closing. Additional tranches may be issued only following the effectiveness of a resale registration statement covering the shares issuable in respect of such tranche. Additionally, the third tranche is not issuable until eight months after Closing. The remaining tranches are issuable thereafter provided that (i) each Convertible Note issued in connection with a prior tranche has either been fully converted or paid and (ii) TopCo’s market capitalization is greater than a certain threshold set forth in the Helena SPA.

Each Convertible Note matures 12 months after issuance and accrues interest at a rate of 10% per annum, payable quarterly in cash or by increasing the outstanding principal amount of such note, at TopCo’s discretion. The Helena SPA pursuant to which Convertible Notes are issuable terminates on December 5, 2025. The Convertible Notes will be senior in payment to all subsequent indebtedness of TopCo, and will be secured by a lien on substantially all assets of TopCo.

At any time, Helena may elect to convert a Convertible Note at a conversion price per share equal to 90% of the five-day volume weighted average trading price of TopCo Common Shares on the Nasdaq (the “VWAP Price”), provided that the conversion price will not be lower than USD$1.65 per share.

In connection with the Helena SPA, TopCo will reimburse Helena for up to USD$75,000 in legal fees at closing in addition to the $20,000 non-refundable deposit that has already been paid, and will pay a commitment fee in three equal installments of USD$240,000 each, to be paid on each of the sixtieth, seventy-fifth and ninetieth days following the issuance of the first tranche.

Helena Warrants

In connection with the Helena SPA, Filament will issue Helena Warrants to Helena to purchase an amount of shares equal to 50% of the principal amount of each issued tranche of Convertible Notes divided by USD$1.65. The Helena Warrants expire on the fifth anniversary of the closing of the applicable tranche.

The Helena Warrants are exercisable at a price of USD$12.50 per share, subject to adjustment if TopCo raises subsequently conducts an equity financing at a price per share lower than USD$12.50.

The foregoing description of the Helena SPA, the Convertible Notes and the Helena Warrants are qualified in their entirety by reference to the Helena SPA, the Convertible Note and the Helena Common Share Purchase Warrant, which are included in Annex G to this Supplement.

Special Meeting Redemptions

In connection with the special meeting held by Jupiter on April 18, 2023, in connection with the implementation of the extension of the date by which Jupiter must consummate an initial business combination from August 17, 2023 to December 17, 2023, Jupiter’s public stockholders elected to redeem 14,286,357 shares of Class A common stock at a redemption price of approximately USD$10.16 per share (the “April Redemptions”), for an aggregate redemption amount of approximately USD$145.2 million. The adjustment for the April Redemptions has been presented in the unaudited pro forma balance sheet.

For a description of the Business Combination and certain agreements executed in connection therewith, see “Summary of the Proxy Statement/Prospectus — The Business Combination” and “Certain Agreements Related to the Business Combination.”

Note 2 — Basis of Presentation and Accounting Policies

Jupiter does not meet the definition of a “business” pursuant to IFRS 3 as it is an empty listed shell company holding only cash raised as part of its original equity issuance. As a result, the Business Combination does not qualify as a “business combination” within the meaning of IFRS 3, Business Combinations; rather, the Business Combination will be accounted for as an asset acquisition in accordance with IFRS 2, Share-Based Payments. See Note 3 — Accounting for the Business Combination for more details.

The historical financial statements of Filament have been prepared in accordance with IFRS as issued by the IASB and in its functional and presentation currency of the Canadian dollar (“CAD”). The historical financial statements of Jupiter have been prepared in accordance with U.S. GAAP and in its functional and presentation currency of the United States dollar (“USD”). The unaudited pro forma condensed combined financial information reflects IFRS, the basis of accounting used by Filament. Jupiter’s historical financial statements have been converted from U.S. GAAP to IFRS to align with the basis of accounting used by Filament. See Note 4 — IFRS Conversion and Presentation Alignment.

The historical financial statements of Jupiter have been translated into and are presented in CAD for the purposes of presentation in the unaudited pro forma condensed combined financial information using the following exchange rates:

●	at the period end exchange rate as of September 30, 2023 of USD$1.00 to CAD$1.3535 for the balance sheet;

●	the average exchange rate for the period from January 1, 2023 through September 30, 2023, of USD$1.00 to CAD$1.345586 for the statement of operations for the period ending on that date;

●	the average exchange rate for the period from January 1, 2022 through December 31, 2022, of USD$1.00 to CAD$1.3019 for the statement of operations for the period ending on that date.

Jupiter has elected to provide the unaudited pro forma condensed combined financial information under two different redemption scenarios of Jupiter public shares into cash as more fully described below:

●	Scenario 1 — Assuming No Additional Redemptions: This presentation assumes that, after taking into account the April Redemptions, no Public Stockholders of Jupiter exercise redemption rights with respect to their Public Shares upon consummation of the Business Combination.

●	Scenario 2 — Assuming Maximum Redemptions: This presentation assumes that Jupiter Public Stockholders holding 100% of the Public Shares will exercise their Redemption Rights for CAD$20.8 million upon consummation of the Business Combination at a redemption price of approximately CAD$14.10 per share (or approximately USD$10.42 per share) and that no Public Shares remain outstanding after such redemptions. This presentation also assumes the foregoing redemptions take place after the April Redemptions. The maximum redemption amount allows for the 100% redemption of the Public Shares as the alternative financing secured meets the minimum cash requirement and the payment of the transaction expenses required to be paid at the consummation of the Business Combination. This scenario includes all adjustments contained in the “no additional redemptions” scenario and presents additional adjustments to reflect the effect of the maximum redemptions.

The following summarizes the pro forma TopCo Common Shares issued and outstanding immediately after the Business Combination, presented under the two scenarios listed above:

	No Additional Redemptions		Maximum Redemptions
Ownership percentage post-Business Combination	Number of Shares	Percent Outstanding	Number of Shares	Percent Outstanding
Filament shareholders(1)	20,600,000	68.1%	20,600,000	71.6%
Jupiter Public Stockholders	1,475,493	4.9%	—	—%
Jupiter Founder Shares(2)	963,048	3.2%	963,048	3.3%
Sponsor Shares(3)	3,211,416	10.6%	3,211,416	10.9%
Underwriter Shares(4)	661,235	2.2%	661,235	2.3%
Bridge Shares	2,351,211	7.7%	2,351,211	8.1%
October 2023 Private Placement Shares	507,862	1.6%	507,862	1.8%
Advisory Shares	500,000	1.7%	500,000	1.7%
Total shares outstanding	30,270,265		28,794,772

(1)	Includes 1,500,000 TopCo Class B Earnout Shares, 1,500,000 TopCo Class C Earnout Shares, and 2,791,710 Filament shares resulting from conversion of vested dilutive securities.

(2)	Excludes Founder Shares separately included under “Sponsor Shares” and “Underwriter Shares”.

(3)	Includes 2,778,841 Founder Shares (which includes 1,945,189 Sponsor Earnout Shares) and 432,575 Private Shares.

(4)	Includes 198,573 Founder Shares (which includes 139,001 Underwriter Earnout Shares), 162,662 Private Shares and 300,000 Deferred Fee Shares.

The pro forma adjustments do not have an income tax effect as they are either (i) incurred by legal entities that are not subject to a corporate income tax, or (ii) permanently non-deductible or non-taxable based on the laws of the relevant jurisdiction.

The share amounts and ownership percentages set forth above are not indicative of voting percentages and do not take into account (i) Jupiter Warrants that will remain outstanding immediately following the Business Combination and may be exercised 30 days thereafter or (ii) any Earnout Shares that may be issued following the Business Combination.

The following table illustrates varying beneficial ownership levels in the Combined Company immediately following the Business Combination, incorporating the assumptions described below as well as possible sources and extents of dilution for non-redeeming Public Stockholders assuming no additional redemptions by Public Stockholders, 25% redemption by Public Stockholders, 50% redemptions by Public Stockholders, 75% redemptions by Public Stockholders and the Maximum Redemptions Scenario assumptions with regard to redemptions by Public Stockholders, as further described below (and in each case after taking into account the April Redemptions):

	No Redemptions		25% Redemptions		50% Redemptions		75% Redemptions		Maximum Redemptions
Filament shareholders(1)	20,600,000	68.1%	20,600,000	68.9%	20,600,000	69.8%	20,600,000	70.7%	20,600,000	71.6%
Jupiter Public Stockholders	1,475,493	4.9%	1,106,620	3.7%	737,747	2.5%	368,872	1.3%	—	—%
Jupiter Founder Shares(2)	963,048	3.2%	963,048	3.2%	963,048	3.3%	963,048	3.3%	963,048	3.3%
Sponsor Shares(3)	3,211,416	10.6%	3,211,416	10.7%	3,211,416	10.9%	3,211,416	11.0%	3,211,416	11.2%
Underwriter Shares(4)	661,235	2.2%	661,235	2.2%	661,235	2.2%	661,235	2.3%	661,235	2.3%
Bridge Shares	2,351,211	7.7%	2,351,211	8.0%	2,351,211	8.0%	2,351,211	8.0%	2,351,211	8.1%
October 2023 Private Placement Shares	507,862	1.6%	507,862	1.6%	507,862	1.6%	507,862	1.7%	507,862	1.8%
Advisory Shares	500,000	1.7%	500,000	1.7%	500,000	1.7%	500,000	1.7%	500,000	1.7%
Total TopCo Common Shares Outstanding	30,270,265		29,901,391		28,852,518		29,163,644		28,794,772

Public Warrants	7,880,925	26.0%	7,880,925	26.4%	7,880,925	26.7%	7,880,925	27.0%	7,880,925	27.4%
Private Warrants	297,618	1.0%	297,618	1.0%	297,618	1.0%	297,618	1.0%	297,618	1.0%
Bridge Warrants	2,351,211	7.7%	2,351,211	7.9%	2,351,211	8.0%	2,351,211	8.1%	2,351,211	8.1%
October 2023 Private Placement Warrants	507,862	1.7%	507,862	1.7%	507,862	1.7%	507,862	1.7%	507,862	1.8%
New Option Pool	7,071,231	23.4%	7,071,231	23.6%	7,071,231	23.9%	7,071,231	24.2%	7,071,231	24.0%
Unvested Securities	784,884	2.6%	784,884	2.6%	784,884	2.7%	784,884	2.7%	784,884	2.7%

(1)	Includes 1,500,000 TopCo Class B Earnout Shares, 1,500,000 TopCo Class C Earnout Shares, and 2,791,710 Filament shares resulting from conversion of vested dilutive securities.

(2)	Excludes Founder Shares separately included under “Sponsor Shares” and “Underwriter Shares”.

(3)	Includes 2,778,841 Founder Shares (which includes 1,945,189 Sponsor Earnout Shares) and 432,575 Private Shares.

(4)	Includes 198,573 Founder Shares (which includes 139,001 Underwriter Earnout Shares), 162,662 Private Shares and 300,000 Deferred Fee Shares.

Upon consummation of the Business Combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

Note 3 — Accounting for the Business Combination

The Business Combination will be accounted for as an asset acquisition, in accordance with IFRS. Under this method of accounting, Jupiter will be treated as the “acquired” company for financial reporting purposes, and Filament will be the accounting “acquirer”. This determination was primarily based on the assumption that:

●	Filament’s current shareholders will hold a majority of the voting power of TopCo post Business Combination;

●	Effective upon the Business Combination, the post-combination Board will consist of six (6) directors, a majority of whom will be independent under Nasdaq requirements, consisting of five (5) directors designated by Filament and one (1) director designated by Jupiter;

●	Filament’s operations will substantially comprise the ongoing operations of TopCo;

●	Filament is the larger entity in terms of substantive operations and employee base; and

●	Filament’s senior management will comprise the senior management of TopCo.

Another determining factor was that Jupiter does not meet the definition of a “business” pursuant to IFRS 3, and thus, for accounting purposes, the Business Combination will be accounted for as an asset acquisition, within the scope of IFRS 2. The net assets of Jupiter will be stated at historical cost, with no goodwill or other intangible assets recorded as management determined that the relative fair value is equivalent to the historical value. Any excess of fair value of shares issued to Jupiter over the fair value of Jupiter’s identifiable net assets acquired represents compensation for the service of a stock exchange listing for its shares and is expensed as incurred.

Note 4 — IFRS Conversion and Presentation Alignment

The historical financial information of Jupiter has been adjusted to give effect to the differences between U.S. GAAP and IFRS as issued by the IASB for the purposes of the unaudited pro forma condensed combined financial information. One adjustment was required to convert Jupiter’s financial statements from U.S. GAAP to IFRS for purposes of the unaudited pro forma condensed combined financial information to reclassify Jupiter Class A Common Stock subject to redemption to non-current financial liabilities under IFRS 2, as shareholders have the right to require Jupiter to redeem the common stock and Jupiter has an irrevocable obligation to deliver cash or another financial instrument for such redemption.

Further, as part of the preparation of the unaudited pro forma condensed combined financial information, certain reclassifications were made to align Jupiter’s historical financial information in accordance with the presentation of Filament’s historical financial information.

In addition, as part of the preparation of the unaudited pro forma condensed combined financial information, Jupiter’s historical financial information was converted from United States dollars to Canadian dollars in accordance with the presentation of Filament’s historical financial information, as discussed in Note 2 — “Basis of Presentation.”

Note 5 — Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2023

The pro forma adjustments to the unaudited pro forma condensed combined balance sheet as of September 30, 2023, are as follows:

A.	Reflects the liquidation and reclassification of CAD$20.8 million of funds held in the Trust Account to cash that becomes available following the Business Combination.

B.	Reflects the settlement of deferred underwriting commissions upon the closing of the Business Combination through the issuance of 500,000 TopCo Common Shares.

C.	Represents preliminary estimated transaction costs expected to be incurred by Jupiter and Filament of approximately CAD$2.7 million and CAD$3.1 million, respectively, for legal, accounting, underwriting, due diligence, printing, the Maxim advisory fee and other fees incurred as part of the Business Combination.

For the Jupiter Transaction Costs, reflects the estimated payment of CAD$1.1 million of estimated transaction costs, of which (1) CAD$0.2 million is the payment of transaction costs, (2) CAD$0.9 million is the payment of accrued transaction costs, (3) an amount of CAD$1.5 million will remain as a payable pursuant to an agreements with vendors to pay in installments subsequent to the closing of the Business Combination and (4) CAD$0.01 million have been paid as of the pro forma sheet date. The amount of CAD$0.2 million is reflected as an adjustment to accumulated losses.

For the Filament Transaction Costs, CAD$0.8 million of these fees have been paid as of the pro forma balance sheet date. The total amount of CAD$2.3 million is included as an adjustment to additional paid in capital. An amount of CAD$1.4 million is reflected as both a debit and credit to additional paid-in capital resulting from the issuance of 500,000 TopCo Common Shares as payment for advisory services provided in connection with the Business Combination. An amount of CAD$0.9 million will remain payable pursuant to an agreement with the vendor to pay in installments subsequent to the closing of the Business Combination.

D.	Represents the exchange of outstanding Filament share capital into 14,808,290 TopCo Common Shares at no par value and represents the exchange of outstanding Jupiter shares into TopCo Common Shares upon the consummation of the Business Combination.

E.	Represents the elimination of Jupiter’s historical accumulated losses after recording the transaction costs to be incurred by Jupiter as described in (C) above.

F.	The No Additional Redemption Scenario presentation assumes that, after the April Redemptions, no Jupiter stockholders exercise their redemption rights for cash and the Class A common stock subject to redemption amounting to CAD $20.8 million would be transferred to permanent equity. The Maximum Redemption Scenario reflects, after the April Redemptions, the redemption of 100% of the Public Shares for aggregate redemption payments of CAD$20.8 million upon consummation of the Business Combination at a redemption price of approximately CAD$14.10 per share (or approximately USD$10.42 per share) and that no Public Shares remain outstanding after the maximum redemptions. The maximum redemption amount allows for the 100% redemption of the Public Shares as the alternative financing secured meets the minimum cash requirement and the payment of the transaction expenses required to be paid at the consummation of the Business Combination.

G.

In the No Additional Redemption Scenario, represents the preliminary estimated expense recognized, in accordance with IFRS 2, for the excess of the deemed costs of the shares issued by TopCo and the fair value of Jupiter’s identifiable net assets at the date of the Business Combination, resulting in a CAD$54.0 million increase to accumulated loss. In the Maximum Redemption Scenario, represents the preliminary estimated expense recognized, in accordance with IFRS 2, for the excess of the deemed costs of the shares issued by TopCo and the fair value of Jupiter’s identifiable net assets at the date of the Business Combination, resulting in a CAD$56.0 million increase to accumulated loss. The fair value of shares issued was estimated based on a market price of CAD$12.73 per share (or USD$9.40 per share) (as of November 30, 2023). The value is preliminary and will change based on fluctuations in the share price of the Jupiter common stock through the Closing Date. In the No Additional Redemption Scenario, a one percent change in the market price per share would result in a change of CAD$0.7 million in the estimated expense. In the Maximum Redemption Scenario, a one percent change in the market price per share would result in a change of CAD$0.5 million in the estimated expense.

	No Additional Redemption Scenario		Maximum Redemption Scenario
	Shares	Dollars (CAD)	Shares	Dollars (CAD)
Jupiter stockholders
Public Stockholders	1,475,493		—
Sponsor and other stockholders	3,940,462		3,940,462
Deemed costs of shares to be issued to Jupiter stockholders		$68,921,927		$50,145,216
Net assets of Jupiter as of September 30, 2023		14,218,705		14,218,705
Less: Jupiter Transaction Costs		(238,723)		(238,723)
Add: Interest Earned in Trust Account		91,490		91,490
Add: Effect of October 2023 Private Placement		900,000		900,000
Less: Effect of redemption of Jupiter Class A common stock		—		(20,808,156)
Adjusted net assets of Jupiter as of September 30, 2023		14,971,472		(5,836,684)
Difference – being IFRS 2 charge for listing services		$53,950,455		$55,981,900

H.	Reflects the conversion of the convertible debenture.

I.	Reflects the proceeds received from the October 2023 Private Placement and the issuance of 507,862 TopCo Common Shares.

J.	Reflects the issuance of TopCo Class B Earnout Shares and TopCo Class C Earnout Shares for earnout tranches.

K.	To record interest earned in the Trust Account subsequent to the pro forma balance sheet date.

L.	To reclass additional paid-in capital to TopCo Common Shares since TopCo Common Shares have no par value.

M.	Reflects the reversal of excise taxes payable due to the subsequent issuance of shares at the consummation of the Business Combination. On April 24, 2023 Jupiter shareholders elected to redeem 14,286,357 shares of Class A common stock. At the consummation of the Business Combination, TopCo will issue 14,808,290 shares, which is in excess of the number of shares previously redeemed.

N.	Reflects the issuance of 500,000 TopCo Common Shares for advisory services provided in connection with the Business Combination.

O.	Reflects the proceeds from the Founder Convertible Notes.

P.	Reflects the proceeds from the Convertible Notes.

Q.	Reflects the fees associated with the issuance of the Convertible Notes.

Note 6 — Adjustments and Reclassifications to Unaudited Pro Forma Condensed Combined Statement of Operations for the Nine months Ended September 30, 2023

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2023, are as follows:

AA.	Reflects the elimination of interest income and unrealized gains generated from the investments held in the Trust Account.

BB.	To eliminate administrative services fees that will be ceased paying upon closing of the Business Combination.

CC.	To eliminate the interest on the convertible debt due to conversion of the debt.

Note 7 — Adjustments and Reclassifications to Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2022

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022, are as follows:

AA.	Reflects the elimination of interest income and unrealized gains generated from the investments held in the Trust Account.

BB.	To eliminate administrative services fees that will be ceased paying upon closing of the Business Combination.

CC.	To eliminate the interest on the convertible debt due to conversion of the debt.

DD.	Represents the preliminary estimated expense recognized, in accordance with IFRS 2, for the excess of the deemed costs of shares issued by TopCo over the fair value of Jupiter’s identifiable net assets at the date of the Business Combination. This cost is a non-recurring item. See Note 5 (G) for further detail.

EE.	Reflects fees associated with the issuance of the Convertible Notes.

Note 8 — Net Loss per Share

Represents the loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2022. As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted loss share assumes that the shares issued in connection with the Business Combination have been outstanding for the entire period presented. If the number of public shares described under the “Assuming Maximum Redemptions” scenario described above are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire period.

The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemption of Jupiter’s public shares:

	For the Nine months Ended September 30, 2023
	No Additional Redemption Scenario	Maximum Redemption Scenario
Weighted average shares outstanding – basic and diluted
Filament shareholders(1)	20,600,000	20,600,000
Jupiter Public Stockholders	1,475,493	—
Jupiter Founder Shares(2)	963,048	963,048
Sponsor Shares(3)	3,211,416	3,211,416
Underwriter Shares(4)	661,235	661,235
Bridge Shares	2,351,211	2,351,211
October 2023 Private Placement Shares	507,862	507,862
Advisory Shares	500,000	500,000
Total	30,270,265	28,794,772

(1)	Includes 1,500,000 TopCo Class B Earnout Shares, 1,500,000 TopCo Class C Earnout Shares, and 2,791,710 Filament shares resulting from conversion of vested dilutive securities.

(2)	Excludes Founder Shares separately included under “Sponsor Shares” and “Underwriter Shares”.

(3)	Includes 2,778,841 Founder Shares (which includes 1,945,189 Sponsor Earnout Shares) and 432,575 Private Shares.

(4)	Includes 198,573 Founder Shares (which includes 139,001 Underwriter Earnout Shares), 162,662 Private Shares and 300,000 Deferred Fee Shares.

	For the Year Ended December 31, 2022
	No Additional Redemption Scenario	Maximum Redemption Scenario
Weighted average shares outstanding – basic and diluted
Filament shareholders(1)	20,600,000	20,600,000
Jupiter Public Stockholders	1,475,493	—
Jupiter Founder Shares(2)	963,048	963,048
Sponsor Shares(3)	3,211,416	3,211,416
Underwriter Shares(4)	661,235	661,235
Bridge Shares	2,351,211	2,351,211
October 2023 Private Placement Shares	507,862	507,862
Advisory Shares	500,000	500,000
Total	30,270,265	28,794,772

(1)	Includes 1,500,000 TopCo Class B Earnout Shares, 1,500,000 TopCo Class C Earnout Shares, and 2,791,710 Filament shares resulting from conversion of vested dilutive securities.

(2)	Excludes Founder Shares separately included under “Sponsor Shares” and “Underwriter Shares”.

(3)	Includes 2,778,841 Founder Shares (which includes 1,945,189 Sponsor Earnout Shares) and 432,575 Private Shares.

(4)	Includes 198,573 Founder Shares (which includes 139,001 Underwriter Earnout Shares), 162,662 Private Shares and 300,000 Deferred Fee Shares.

	Nine months Ended September 30, 2023
	Assuming No Additional Redemptions	Assuming Maximum Redemptions
Pro forma net loss	$(6,545,381)	$(6,545,381)
Weighted average shares outstanding of common stock – basic and diluted	30,270,265	28,794,772
Net loss per share – basic and diluted	$(0.22)	$(0.23)
Excluded securities:(1)
Public Warrants	7,880,925	7,880,925
Private Warrants	297,618	297,618
Bridge Warrants	2,351,211	2,351,211
October 2023 Private Placement Warrants	507,862	507,862
New Option Pool	7,071,231	7,071,231
Unvested Securities	784,884	784,884

(1)	The potentially dilutive outstanding securities were excluded from the computation of pro forma net loss per share, basic and diluted, because their effect would have been anti-dilutive.

	Year Ended December 31, 2022
	Assuming Additional No Redemptions	Assuming Maximum Redemptions
Pro forma net loss	$(69,666,143)	$(71,697,588)
Weighted average shares outstanding of common stock – basic and diluted	30,270,265	28,794,772
Net loss per share – basic and diluted	$(2.30)	$(2.49)
Excluded securities:(1)
Public Warrants	7,880,925	7,880,925
Private Warrants	297,618	297,618
Bridge Warrants	2,351,211	2,351,211
October 2023 Private Placement Warrants	507,862	507,862
New Option Pool	7,071,231	7,071,231
Unvested Securities	784,884	784,884

(1)	The potentially dilutive outstanding securities were excluded from the computation of pro forma net loss per share, basic and diluted, because their effect would have been anti-dilutive.

Note 9 — Refiling

These condensed interim consolidated financial statements have been restated to reflect revisions to the Transaction Accounting Adjustments and resulting revisions to the pro forma combined statement of financial position within both of the No Additional Redemption and Maximum Additional Redemption scenarios:

●	Decrease in cash of $2,872,213 as at September 30, 2023;

●	Increase in commitment fees payable of $974,520 as at September 30, 2023;

●	Decrease in discount on convertible debt of $1,346,733 as at September 30, 2023; and

●	Decrease in TopCo Common Shares of $2,500,000 as of September 30, 2023.

The nature of the restatements were to revise two separate misstatements within the Transaction Accounting Adjustments and to the pro forma combined statement of financial position, summarized below:

-	Misstatement to Adjustment I - Bridge Financing was included as an adjustment to cash and TopCo Common Shares. The Bridge Financing closed on July 19, 2023 and should not have been included in any Transaction Accounting Adjustments, as it is appropriately included in Filament’s statement of financial position as of September 30, 2023. Correcting this misstatement resulted in a decrease in cash of $2,500,000 and a decrease in TopCo Common Shares of $2,500,000 as of September 30, 2023.

-	Misstatement to Adjustment Q - The fees associated with the issuance of the Convertible Notes were not properly accounted for within the pro forma combined statement of financial position. Correcting this misstatement resulted in a decrease to cash of $372,213, an increase to commitment fee payable of $974,520 and an increase to accumulated deficit of $1,346,733.

COMPARATIVE SHARE INFORMATION

The following table sets forth summary historical comparative share information for Jupiter and Filament, respectively, and unaudited pro forma condensed combined per share information after giving effect to the Business Combination presented under two scenarios:

●	Scenario 1 — Assuming No Additional Redemptions: This presentation assumes that, after the April Redemptions, no Public Stockholders of Jupiter exercise their redemption rights with respect to their Public Shares upon consummation of the Business Combination;

●

Scenario 2 — Assuming Maximum Redemptions:    This presentation assumes that Jupiter Public Stockholders holding 100% of the Public Shares will exercise their Redemption Rights for CAD$20.8 million upon consummation of the Business Combination at a redemption price of approximately CAD$14.10 per share (or approximately USD$10.42 per share) and that no Public Shares remain outstanding after such redemptions. This presentation also assumes the foregoing redemptions take place after the April Redemptions. The maximum redemption amount allows for the 100% redemption of the Public Shares as the alternative financing secured meets the minimum cash requirement and the payment of the transaction expenses required to be paid at the consummation of the Business Combination. This scenario includes all adjustments contained in the “no additional redemptions” scenario and presents additional adjustments to reflect the effect of the maximum redemptions.

This information is only a summary and should be read in conjunction with the historical financial statements of Jupiter and Filament and related notes that are included elsewhere in the Proxy Statement/Prospectus and this Supplement. The unaudited pro forma combined per share information of Jupiter and Filament is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included elsewhere in this Supplement.

The unaudited pro forma combined loss per share information below does not purport to represent the earnings per share which would have occurred had the companies been combined during the period presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of Jupiter and Filament would have been had the companies been combined during the period presented.

			Pro Forma Combined
Nine months Ended September 30, 2023 (CAD$)	Filament (Historical)	Jupiter (Historical)	Assuming No Additional Redemptions	Assuming Maximum Redemptions
Net income/(loss)	$(4,087,185)	$409,514	$(6,545,381)	$(6,545,381)
Shareholders’ equity (deficit)	$2,494,052	$(6,629,967)	$20,074,813	$(733,344)
Shareholders’ equity (deficit) per share – basic and diluted	$0.01	$(0.64)	$0.66	$(0.03)
Cash dividends	$—	$—	$—	$—
Weighted average shares – basic and diluted	181,867,819	10,351,295	30,270,265	28,794,772
Net income (loss) per share – basic and diluted	$(0.02)	$0.04	$(0.22)	$(0.23)

Shareholders’ equity per share = total equity/shares outstanding

			Pro Forma Combined
Year Ended December 31, 2022 (CAD$)	Filament (Historical)	Jupiter (Historical)	Assuming No Additional Redemptions	Assuming Maximum Redemptions
Net income/(loss)	$(16,466,465)	$4,464,319	$(69,666,143)	$(71,697,588)
Weighted average shares – basic and diluted	169,646,834	20,297,549	30,270,265	28,794,772
Net income (loss) per share – basic and diluted	$0.10	$0.22	$(2.30)	$(2.49)

JUPITER MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This “Jupiter Management’s Discussion and Analysis of Financial Condition and Results of Operations” should be read in conjunction with the Proxy Statement/Prospectus and Jupiter’s financial statements, including the related notes, which are included in this Supplement. The following discussion contains forward-looking statements. Jupiter’s actual results could differ materially from those that are discussed in these forward-looking statements. Factors that could cause or contribute to such differences include those discussed below and elsewhere in this Supplement, particularly under “Risks Related to the Financings” and “Cautionary Note Regarding Forward-Looking Statements,” and in the Proxy Statement/Prospectus, particularly under “Risk Factors.” References in this section to “we,” “us,” “our,” “the Company” or “Jupiter” generally refer to Jupiter Acquisition Corporation. References to $ in this section refer to the United States dollar unless otherwise specified.

Overview

Jupiter is a blank check company incorporated as a Delaware corporation on June 17, 2020, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses. Jupiter intends to effectuate an initial business combination using cash derived from the proceeds of the IPO and the Private Placement, the proceeds of the sale of its shares in connection with an initial business combination (pursuant to forward purchase agreements or backstop agreements it may enter into), shares issued to the owners of the target, debt issued to bank or other lenders or the owners of the target, or a combination of the foregoing.

Jupiter expects to continue to incur significant costs in the pursuit of its acquisition plans, including in connection with the Business Combination. Jupiter cannot assure you that its plans to complete an initial business combination, including the Business Combination, will be successful.

Recent Developments

Underwriting Fee Waivers

On March 31, 2023, Nomura, an underwriter of the IPO, agreed to waive its entitlement to the deferred underwriting commissions of $4,046,657 owed or payable to Nomura pursuant to the underwriting agreement for the IPO.

On April 12, 2023, Brookline and Ladenburg, constituting all of the underwriters of the IPO (other than Nomura), notified Jupiter pursuant to a letter dated as of April 6, 2023, that each of Brookline and Ladenburg agreed to waive its entitlement to the cash payment of deferred underwriting commissions owed or payable pursuant to the underwriting agreement for the IPO and will each accept 150,000 common shares, totaling an aggregate of 300,000 common shares, which is approximately $4.90 per share, of the surviving company of Jupiter’s initial business combination in full satisfaction of the aggregate $1,469,991 that would be payable to such underwriters upon the closing of Jupiter’s initial business combination pursuant to the underwriting agreement for the IPO.

Extension

On April 18, 2023, at the Jupiter Extension Meeting, Jupiter’s stockholders approved, among other matters, (i) an amendment to the Charter to extend the date by which Jupiter must consummate an initial business Combination from August 17, 2023 to December 17, 2023, or such earlier date as determined by the Jupiter Board, and (ii) an amendment to the Trust Agreement to provide for the Extension. Following the Jupiter Extension Meeting, on April 20, 2023, in order to implement the Extension, Jupiter filed an amendment to the then-existing Jupiter Charter with the Secretary of State of the State of Delaware and entered into an amendment to the Trust Agreement with Continental.

In connection with the implementation of the Extension, (i) on April 20, 2023, all holders of Jupiter Class B Common Stock voluntarily elected to convert all shares of Jupiter Class B Common Stock to shares of Jupiter Class A Common Stock, on a one-for-one basis in accordance with the Jupiter Charter, and (ii) Jupiter redeemed 14,286,357 shares of Jupiter Class A Common Stock tendered for redemption by the Public Stockholders, at a redemption price of approximately $10.16 per share, for an aggregate redemption amount of approximately $145.2 million. Upon completion of the Class B Conversion and such redemption, 6,011,192 shares of Jupiter Class A Common Stock and no shares of Jupiter Class B Common Stock remain issued and outstanding.

On November 8, 2023, Jupiter filed a preliminary proxy statement in connection with a possible further extension of the period of time in which Jupiter must consummate an initial business combination from December 17, 2023 to June 30, 2024 or such earlier date as determined by the Jupiter Board. However, Jupiter currently anticipates closing the Business Combination prior to December 17, 2023 and is therefore preparing for such further extension out of an abundance of caution if unforeseen events arise that would delay the consummation of the Business Combination beyond December 17, 2023.

Proposed Business Combination

On July 18, 2023, Jupiter entered into the Business Combination Agreement with TopCo, Merger Sub and Filament, which provides for the Business Combination, and certain Ancillary Agreements. The Business Combination, the Business Combination Agreement and certain Ancillary Agreements are in each case described in more detail in the sections of the Proxy Statement/Prospectus entitled “The Business Combination,” “The Business Combination Agreement” and “Certain Agreements Related to the Business Combination.”

On August 14, 2023, TopCo initially filed with the SEC the Registration Statement in connection with the Business Combination. On November 13, 2023, the Registration Statement was declared effective by the SEC, and Jupiter then filed the Proxy Statement/Prospectus with the SEC and commenced the mailing of the Proxy Statement/Prospectus and other relevant documents to its stockholders as of November 6, 2023, the record date established for voting on the Business Combination.

The consummation of the Business Combination is subject to a number of conditions set forth in the Business Combination Agreement including, among others, receipt of the requisite approval of Jupiter’s stockholders and execution of various transaction agreements. There can be no assurance as to whether or when the Business Combination will be consummated.

Engagement of Placement Agent

On October 6, 2023, Jupiter engaged Maxim as its non-exclusive placement agent in connection with the PIPE Financing, pursuant to which Maxim will receive a cash fee upon the Closing equal to 7% of the gross proceeds of the PIPE Financing, customary expense reimbursement up to $25,000 and warrants to purchase the same securities sold in the PIPE Financing that are equal to 5% of the total securities sold in the PIPE Financing. Such warrants will be exercisable starting six months after the Closing until five years after the Closing at a price per share equal to 100% of the price of the securities sold in the PIPE Financing.

Results of Operations

Jupiter has neither engaged in any operations nor generated any revenues to date. Jupiter’s only activities from June 17, 2020 (inception) through September 30, 2023 were organizational activities and those necessary to prepare for the IPO, described below, and, subsequent to the IPO, identifying a target company for an initial business combination, implementing the Extension and seeking to complete the Business Combination. Jupiter does not expect to generate any operating revenues until after the completion of its initial business combination, at the earliest. Jupiter generates non-operating income in the form of interest income on marketable securities held in the Trust Account, with Continental acting as trustee. Jupiter incurs expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses in connection with searching for, and completing, an initial business combination. Jupiter is also incurring expenses in connection with the Business Combination.

For the three months ended September 30, 2023, Jupiter had a net loss of $377,315, which consists of interest earned on marketable securities held in the Trust Account of $249,491, unrealized loss on marketable securities held in the Trust Account of $52,767, changes in fair value of warrant liability of $81,785, partially offset by operating costs of $449,701, and a provision for income taxes of $42,553.

For the three months ended September 30, 2022, Jupiter had a net income of $582,710, which consists of interest earned on marketable securities held in the Trust Account of $672,213, unrealized gain on marketable securities held in the Trust Account of $27,589 and changes in fair value of warrant liability of $408,927, partially offset by operating cost of $396,705 and a provision for income taxes of $129,314.

For the nine months ended September 30, 2023, Jupiter had a net income of $304,340, which consists of interest earned on marketable securities held in the Trust Account of $2,319,875, changes in fair value of warrant liability of $245,358 and other income of $245,002, partially offset by operating cost of $1,945,329, and a provision for income taxes of $560,566.

For the nine months ended September 30, 2022, Jupiter had a net income of $2,538,924, which consists of interest earned on marketable securities held in the Trust Account of $818,225, unrealized gain on marketable securities held in the Trust Account of $13,602 and changes in fair value of warrant liability of $3,069,883, partially offset by operating cost of $ $1,233,472 and a provision for income taxes of $129,314.

Liquidity and Capital Resources

Until the consummation of the IPO, Jupiter’s only source of liquidity was an initial purchase of Founder Shares by the Sponsor and Jupiter’s independent directors and loans from the Sponsor.

On August 17, 2021, Jupiter consummated the IPO of 15,000,000 Public Units, at $10.00 per Public Unit, generating total gross proceeds of $150,000,000. Simultaneously with the closing of the IPO, Jupiter consummated the private placement of 580,000 Private Units at a price of $10.00 per Private Unit to the Sponsor and certain of the underwriters of the IPO and certain of the underwriters’ employees, generating total gross proceeds of $5,800,000.

On August 23, 2021, the underwriters of the IPO notified Jupiter of their exercise of the over-allotment option in part and concurrent forfeiture of the remaining portion of such option. As such, on August 25, 2021, the underwriters purchased 761,850 additional Public Units at $10.00 per additional Public Unit upon the closing of the partial exercise of the over-allotment option, generating total gross proceeds of $7,618,500. Simultaneously with the closing of the partial exercise of the over-allotment option, Jupiter consummated the private placement of 15,237 additional Private Units at $10.00 per additional Private Unit to the Sponsor and certain of the underwriters of the IPO and certain of the underwriters’ employees, generating total gross proceeds of $152,370.

Of the aggregate 15,761,850 Public Units sold in the IPO, 13,365,000 Public Units were purchased the Anchor Investors. In connection with the closing of the IPO, the Anchor Investors each acquired from the Sponsor an indirect economic interest in 100,000 Founder Shares (or an aggregate of 900,000 Founder Shares) at the original purchase price that the Sponsor paid for the Founder Shares. The Sponsor has agreed to distribute such Founder Shares to the Anchor Investors after the completion of Jupiter’s initial business combination.

Following the IPO, including the partial exercise of the over-allotment option, and the Private Placement, a total of $157,618,500 was placed in the Trust Account. Jupiter incurred $9,292,595 in IPO-related costs, including $3,152,370 of underwriting fees, $5,516,648 of deferred underwriting fees and $623,577 of other offering costs.

In connection with the implementation of the Extension, (i) on April 20, 2023, all of the Founder Shares were converted from shares of Jupiter Class B Common Stock to shares of Jupiter Class A Common Stock pursuant to the Class B Conversion, and (ii) Jupiter redeemed 14,286,357 shares of Jupiter Class A Common Stock tendered for redemption by the Public Stockholders, at a redemption price of approximately $10.16 per share, for an aggregate redemption amount of approximately $145.2 million. Upon completion of the Class B Conversion and the Redemption, 6,011,192 shares of Jupiter Class A Common Stock and no shares of Jupiter Class B Common Stock remain issued and outstanding.

For the nine months ended September 30, 2023, cash used in operating activities was $1,581,541. Net income of $304,340 was affected by interest earned on marketable securities held in the Trust Account of $2,319,875, reduction in deferred underwriter fee payable of $245,002, change in fair value of the warrant liability of $245,358 and deferred tax provision of $321,707. Changes in operating assets and liabilities provided $1,246,061 of cash for operating activities.

For the nine months ended September 30, 2022, cash used in operating activities was $843,102. Net income of $2,538,924 was affected by interest earned on marketable securities held in the Trust Account of $818,225, unrealized gain on marketable securities held in the Trust Account of $13,602 and change in fair value of the warrant liability of $3,069,883. Changes in operating assets and liabilities used $519,684 of cash for operating activities.

As of September 30, 2023, Jupiter had cash and marketable securities of $15,305,996 held in the Trust Account. Jupiter intends to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account (less deferred underwriting commissions, if payable, and taxes payable), to complete an initial business combination. To the extent that Jupiter’s capital stock or debt is used, in whole or in part, as consideration to complete an initial business combination, the remaining proceeds held in the Trust Account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue Jupiter’s growth strategies.

As of September 30, 2023, Jupiter had cash of $185,312 held outside the Trust Account. Jupiter intends to use the funds held outside the Trust Account primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete an initial business combination, and to pay for directors and officers liability insurance premiums.

In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, the Sponsor, an affiliate of the Sponsor, or certain of Jupiter’s officers and directors may, but are not obligated to, loan Jupiter funds as may be required. If Jupiter completes an initial business combination, Jupiter would repay such loaned amounts. In the event that Jupiter’s initial business combination does not close, Jupiter may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from the Trust Account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into units at a price of $10.00 per unit at the option of the lender. The units would be identical to the Private Units.

Going Concern

As of September 30, 2023, Jupiter had $185,312 in its operating bank account and working capital deficit of $1,731,225.

As of September 30, 2023, approximately $551,066 of the amount on deposit in the Trust Account represented interest income, which is available to pay Jupiter’s tax obligations. As of September 30, 2023, Jupiter has withdrawn an amount of $1,613,646 in the interest income from the Trust Account to pay tax obligations.

Until the consummation of an initial business combination, Jupiter will be using the funds not held in the Trust Account for identifying and evaluating prospective acquisition candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to acquire, and structuring, negotiating and consummating its initial business combination.

Jupiter may need to raise additional capital through loans or additional investments from the Sponsor or Jupiter’s stockholders, officers, directors, or third parties. Jupiter’s officers and directors, the Sponsor, or their affiliates, may, but are not obligated to, loan Jupiter additional funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet Jupiter’s working capital needs. Accordingly, Jupiter may not be able to obtain such additional financing. If Jupiter is unable to raise additional capital, Jupiter may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. Jupiter cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all.

In connection with Jupiter’s assessment of going concern considerations in accordance with FASB Accounting Standards Update 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that if Jupiter is unable to complete an initial business combination, or effect an extension, by December 17, 2023, then Jupiter will cease all operations except for the purpose of liquidating.

In connection with Jupiter’s assessment of going concern considerations in accordance with FASB Accounting Standards Codification Subtopic 205-40, “Presentation of Financial Statements — Going Concern,” Jupiter has until December 17, 2023 to consummate an initial business combination or effect an extension. It is uncertain that Jupiter will be able to consummate an initial business combination or effect an extension by this time. If Jupiter’s initial business combination is not consummated by this date and an extension has not been approved by its stockholders and effected, there will be a mandatory liquidation and subsequent dissolution of Jupiter. Management has determined that the liquidity condition and the mandatory liquidation, should an initial business combination not occur and an extension not be approved by Jupiter’s stockholders and effected, and potential subsequent dissolution raise substantial doubt about Jupiter’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should Jupiter be required to liquidate after December 17, 2023. Jupiter intends to continue to seek to complete an initial business combination before the mandatory liquidation date.

Moreover, Jupiter may need to obtain additional financing either to complete an initial business combination or because Jupiter becomes obligated to redeem a significant number of Public Shares upon completion of an initial business combination, in which case Jupiter may issue additional securities or incur debt in connection with such business combination. Subject to compliance with applicable securities laws, Jupiter would only complete such financing simultaneously with the completion of its initial business combination. If Jupiter does not complete an initial business combination because it does not have sufficient funds available to it, Jupiter e will be forced to cease operations and liquidate the Trust Account. In addition, following Jupiter’s initial business combination, if cash on hand is insufficient, the Combined Company may need to obtain additional financing in order to meet its obligations.

Off-Balance Sheet Arrangements

Jupiter did not have any off-balance sheet arrangements as of September 30, 2023.

Contractual Obligations

Jupiter does not have any long-term debt obligations, capital lease obligations, operating lease obligations, purchase obligations or other long-term liabilities, other than an agreement to pay an affiliate of the Sponsor a monthly fee of $15,000 for office space, utilities and secretarial and administrative support. Jupiter began incurring these fees on August 12, 2021 and will continue to incur these fees monthly until the earlier of the completion of an initial business combination and its liquidation.

The underwriters of the IPO were entitled to a deferred fee of $0.35 per Public Unit sold in the IPO, or $5,516,648 in the aggregate, pursuant to the terms of the underwriting agreement for the IPO, which deferred fee would (i) become payable to the underwriters from the amounts held in the Trust Account solely in the event that Jupiter completes an initial business combination and (ii) be waived by the underwriters in the event that Jupiter does not complete an initial business combination.

On March 31, 2023, Nomura, an underwriter of the IPO, agreed to waive its entitlement to the deferred underwriting commissions of $4,046,657 owed or payable to Nomura pursuant to the underwriting agreement for the IPO.

On April 12, 2023, Brookline and Ladenburg, constituting all of the underwriters of the IPO (other than Nomura), notified Jupiter pursuant to a letter dated as of April 6, 2023, that each of Brookline and Ladenburg agreed to waive its entitlement to the cash payment of deferred underwriting commissions owed or payable pursuant to the underwriting agreement for the IPO and will each accept 150,000 common shares, totaling an aggregate of 300,000 common shares, which is approximately $4.90 per share, of the surviving company of Jupiter’s initial business combination in full satisfaction of the aggregate $1,469,991 that would be payable to such underwriters upon the closing of Jupiter’s initial business combination pursuant to the underwriting agreement for the IPO.

Services rendered by Jupiter’s legal counsel are accrued on an ongoing basis but deferred for settlement until the closing of an initial business combination. The accrued fees were $1,550,000 and $758,955 as of September 30, 2023 and December 31, 2022, respectively.

Jupiter has also entered into the Business Combination Agreement and certain Ancillary Agreements and engaged Maxim as its non-exclusive placement agent, as noted above.

Critical Accounting Policies and Estimates

The preparation of condensed financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the condensed financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. Jupiter has identified the following critical accounting policies:

Warrant Liabilities

Jupiter accounts for the Jupiter Warrants issued in connection with the IPO in accordance with the guidance contained in Accounting Standards Codification (“ASC”) 815-40 under which the Jupiter Warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, Jupiter classifies the Jupiter Warrants as liabilities at their fair value and adjusts the Jupiter Warrants to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in Jupiter’s statements of operations.

Class A Common Stock Subject to Possible Redemption

Jupiter accounts for Jupiter Class A Common Stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Shares of Jupiter Class A Common Stock subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable Jupiter Common Stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within Jupiter’s control) is classified as temporary equity. At all other times, Jupiter Common Stock is classified as stockholders’ equity. Jupiter Class A Common Stock features certain redemption rights that are considered to be outside of Jupiter’s control and subject to occurrence of uncertain future events. Accordingly, shares of Jupiter Class A Common Stock subject to possible redemption are presented at redemption value as temporary equity, outside of the stockholders’ deficit section of Jupiter’s condensed balance sheets.

Net (Loss) Income Per Common Share

Net (loss) income per common share is computed by dividing net (loss) income by the weighted average number of shares of Jupiter Common Stock outstanding during the period. Jupiter applies the two-class method in calculating net (loss) income per common share. Remeasurement associated with the redeemable shares of Jupiter Class A Common Stock is excluded from net (loss) income per common share as the redemption value approximates fair value.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on Jupiter’s condensed financial statements.

FILAMENT MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

References in this section to “we,” “us,” “our,” “the Company” or “Filament” generally refer to Filament Health Corp. References to $ in this section refer to the Canadian dollar unless otherwise specified.

This Management’s Discussion and Analysis (“MD&A”) should be read in conjunction with the condensed interim consolidated financial statements and notes thereto of Filament Health Corp. (“Filament” or the “Company”) for the nine months ended September 30, 2023 and the audited consolidated financial statements for the year ended December 31, 2022. The condensed interim consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board (“IASB”), interpretations of the IFRS Interpretations Committee (“IFRIC”), and in accordance with International Accounting Standard (“IAS”) 34, Interim Financial Reporting.

Information contained herein is presented as of November 14, 2023, unless otherwise indicated. Additional information related to Filament is available on SEDAR at www.sedar.com and on the Company’s website at www.filament.health.

The Company’s board of directors approved the release of this Management’s Discussion and Analysis on November 14, 2023.

FORWARD LOOKING INFORMATION

Certain statements and information contained herein may constitute “forward-looking statements” and “forward-looking information,” respectively, under Canadian securities legislation. Generally, forward-looking information can be identified by the use of forward-looking terminology such as, “expect”, “anticipate”, “continue”, “estimate”, “may”, “will”, “should”, “believe”, “intends”, “forecast”, “plans”, “guidance” and similar expressions are intended to identify forward-looking statements or information. The forward-looking statements are not historical facts, but reflect the current expectations of management of Filament regarding future results or events and are based on information currently available to them. Certain material factors and assumptions were applied in providing these forward-looking statements.

Forward-looking statements regarding the Company are based on the Company’s estimates and are subject to known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of Filament to be materially different from those expressed or implied by such forward-looking statements or forward-looking information, including capital expenditures and other costs. There can be no assurance that such statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements and forward-looking information. Filament will not update any forward-looking statements or forward-looking information that are incorporated by reference herein, except as required by applicable securities laws. For more information on forward-looking information, please see “Risks Related to the Financings” and “Cautionary Note Regarding Forward-Looking Statements” in this Supplement and “Risk Factors” in the Proxy Statement/Prospectus.

CORPORATE OVERVIEW

Filament was incorporated pursuant to the provisions of the Business Corporations Act (British Columbia) on June 8, 2020. The Company is a public company with its registered and records office at the address of 210 – 4475 Wayburne Drive, Burnaby, British Columbia, V5G 4X4. The Company’s common shares are listed for trading on the NEO Exchange (“NEO”) under the symbol “NEO:FH”, the OTCQB Exchange under the symbol “OTCQB:FLHLF” and the Frankfurt Exchange under the symbol “FSE:7QS”.

Filament Health is a clinical-stage natural psychedelic drug development company. We believe that safe, standardized, naturally-derived psychedelic medicines can improve the lives of many, and our mission is to see them in the hands of everyone who needs them as soon as possible. Filament’s platform of proprietary intellectual property enables the discovery, development, and delivery of natural psychedelic medicines for clinical development. We are paving the way with the first-ever natural psychedelic drug candidates.

2023 FINANCIAL AND BUSINESS HIGHLIGHTS

●	On October 10, 2023, the Company announced that it had received authorization from Health Canada for a phase 2 clinical trial at the University of British Columbia to study the effects of PEX010 for the treatment of opioid use disorder (“OUD”).

●	On September 29, 2023, the Company announced that it intends to complete, subject to regulatory approval, a non-brokered private placement for gross proceeds of up to CAD$2,000,000. This private placement has not closed.

●	On September 21, 2023, the Company announced that Magdalena Biosciences, a joint venture formed by Filament and Jaguar Health (NASDAQ:JAGX) successfully completed an import of coca leaf to Filament’s research and development facility. The imported leaves were received by Psilo Scientific, a wholly-owned subsidiary of Filament Health, and will be used for initial research purposes to look at neuropsychiatric indications.

●	On August 31, 2023, the Company announced it had entered into a licensing agreement with Reset Pharmaceuticals Inc. (“Reset”) to license PEX010 and its associated IP to Reset for use in a phase 2 clinical trial for the treatment of demoralization syndrome.

●	On August 15, 2023, the Company and Jupiter Acquisition Corporation (NASDAQ:JAQC) (“Jupiter”), a special purpose acquisition company (“SPAC”), announced the filing of a registration statement by 1427702 B.C. Ltd. (“TopCo”) on Form F-4 (the “Registration Statement”), which contains a preliminary proxy statement/prospectus, with the U.S. Securities and Exchange Commission (“SEC”) in connection with the proposed Business Combination announced July 19, 2023. The Registration Statement and the information contained therein is provides important information about TopCo’s proposed business and listing of securities, Filament’s drug development program, licensing partnerships, intellectual property, vertically integrated manufacturing capabilities, and research and development program, as well as the proposed Business Combination, and the proposals to be considered by SPAC’s shareholders.

●	On August 8, 2023, the Company announced approval from the United States Food and Drug Administration (“FDA”) for two clinical trials at leading American research institutions studying the effects of PEX010 for the treatment of mental health conditions.

●	The trial at Washington School of Medicine is studying PEX010 for the treatment of cancer-related anxiety in patients with metastatic cancer and is underway, having dosed 5 patients.

●	The trial at the University of California, Los Angeles (“UCLA”) will examine the effects of joining psilocybin treatment with cognitive-behavioural therapy (“CBT”) for patients with depression.

●	On July 24, 2023, the Company announced it has upsized and closed on the private placement financing announced July 19, 2023, for gross proceeds of CAD$2,500,000. The Offering was completed by way of non-brokered private placement of 27,777,781 units (the “Units”) at a price of CAD$0.09 per Unit and led by Negev Capital, a psychedelic medical intervention investment fund. The net proceeds of the Offering will be used for the initiation of patient recruitment for the Company’s Phase 2 Methamphetamine Use Disorder clinical trial that has already received FDA approval as well as other general corporate purposes.

●	On July 19, 2023, the Company and Jupiter, a special purpose acquisition company formed for the purpose of acquiring or merging with one of more businesses, today announced they have entered into a definitive agreement, dated July 18, 2023, for a proposed business combination (the “Business Combination”) to create a new public holding company representing the combined business (“Pubco”) that is expected to be listed on Nasdaq.

●	On July 19, 2023, the Company announced that it intends to complete, subject to regulatory approval, a non-brokered private placement for gross proceeds of up to CAD$2,000,000.

●	On July 14, 2023, the Company announced a change of auditor from Crowe MacKay LLP to MNP LLP.

●	On July 6, 2023, the Company announced that it will supply psilocybin for two clinical trials which have received The Canadian Institutes of Health Research (“CIHR”) Operating Grants for Psilocybin-assisted Psychotherapy for Mental Health and Substance Use Disorders. The clinical trials will study the effects of Filament’s botanical psilocybin drug candidate, PEX010, for alcohol use disorder and treatment resistant depression.

●	On June 30, 2023, the Company announced that it had entered into an exclusive global licensing agreement with NeoLumina Bioscience Inc. (“NeoLumina”) to license PEX010, and associated intellectual property, to NeoLumina for clinical and commercial development related to eating disorders.

●	On May 30, 2023, the Company announced interim safety reporting from its Phase I clinical trial in partnership with the University of California, San Francisco (“UCSF”)’s Translational Psychedelic Research Program (“TrPR”) and that four healthy subjects have been dosed with Filament’s botanical psilocybin drug candidate, PEX010, as well as the Company’s botanical psilocin drug candidates, PEX020 and PEX030. Dr. Joshua Woolley, MD/Ph.D., director of TrPR and the study’s Principal Investigator stated that the drug have been well tolerated and the clinical trial will continue as planned.

●	On May 18, 2023, the Company hosted a virtual update for investors and shareholders led by Benjamin Lightburn, CEO, and Ryan Moss, CSO.

●	On May 17, 2023, the Company announced the completion of the first-ever Nagoya Protocol-compliant import of Tabernanthe iboga root from Gabon.

●	On April 11, 2023, the Company and PharmAla Biotech Holdings Inc. (CSE:MDMA) (“PharmAla”) announced the GMP release of MDMA capsules at Filament’s research and development facility, operated by Filament’s subsidiary Psilo Scientific.

●	On March 15, 2023, the Company announced FDA approval of a Phase 2 clinical trial studying psilocybin for methamphetamine use disorder.

●	On February 14, 2023, the Company announced its second psilocybin supply agreement with the Center for Addiction and Mental Health (CAMH) for a clinical trial for amnestic mild cognitive impairment.

●	On January 18, 2023, the Company announced a clinical trial approval in partner with Psychiatric Centre Copenhagen to study psilocybin for alcohol use disorder.

●	On January 10, 2023, the Company announced an agreement with Jaguar Health to form a joint venture, Magdalena Biosciences, with funding from One Small Planet. The purpose will be to develop novel, natural prescription medicines for mental health indications.

2022 FINANCIAL AND BUSINESS HIGHLIGHTS

●	On December 30, 2022, the Company announced a change to its Board of Directors, with Greg Mills stepping down as Chair and Ben Lightburn, CEO, to become Chair. Dr. Konstantin Adamsky also joined Filament’s audit committee, compensation committee and corporate governance and nominating committee.

●	On December 15, 2022, the Company announced a worldwide licensing agreement with Psyence for the rights to commercialize its 25mg psilocybin capsule within palliative care.

●	On November 30, 2022, the Company announced two new patents from the United States Patent and Trademark Office for the extraction and standardization of natural psilocybin, bringing their total patents to 10.

●	On November, 17, 2022, the Company announced a psilocybin supply agreement with the Center for Addiction and Mental Health (CAMH) for a clinical trial for treatment resistant depression.

●	On September 1, 2022, the Company and ATMA Journey Centers announced the dosing of 14 subjects in a Health Canada approved psilocybin trial.

●	On August 24, 2022, the Company appointed new members to the Board of Directors and Advisory Council. Dr. Konstantin Adamsky joined the Board of Directors and Jeff Clinton joined the Advisory Council.

●	On August 17, 2022, the Company announced its eighth patent issuance.

●	On July 28, 2022, the Company announced participation in Project Solace, led by Canadian non-profit, Therapsil.

●	On July 13, 2022, the Company announced closing of a non-brokered private placement for gross proceeds of CAD$2,500,080 (the “July 2022 Financing”).

●	On July 12, 2022, the Company announced that it was issued a third patent by the United States Patent and Trademark Office (“USPTO”) for the extraction and standardization of natural psilocybin and associated psychedelic compounds. Upon issuance, Filament holds seven patents including four in Canada and three in the United States.

●	On July 7th, 2022, the Company announced the beginning of dosing in the first United States Food and Drug Administration (“FDA”)-approved clinical trial studying the effects of naturally derived psychedelic drug candidates.

●	On July 6, 2022, the Company announced that it was issued a fourth patent by the Canadian Intellectual Property Office (“CIPO”), and sixth patent overall, for the extraction and standardization of natural psilocybin and associated psychedelic compounds.

●	On June 28, 2022, The Company announced the results of its Annual General Meeting, noting that all proposed resolutions were approved, and all board nominees were re–elected.

●	On June 16, 2022, the Company announced that a patient was dosed with one of Filament’s drug candidates through the Health Canada Special Access Program.

●	On June 10, 2022, the Company cultivated its 70th variety of psilocybin-containing mushrooms and the successful development of standardized, pharmaceutical-grade ayahuasca extract which has been designed for oral administration by capsule or tablet.

●	On June 9, 2022, Filament and Jaguar Health executed a letter of intent to enter into a collaboration agreement to develop botanical drugs for specific psychoactive target indications in the United States.

●	On May 18, 2022, the Company announced that it was issued a second patent by the USPTO, and fifth patent overall, for the extraction and standardization of natural psilocybin and associated psychedelic compounds.

●	On April 27, 2022, the Company announced that it was issued a third patent by the CIPO, and fourth patent overall, for the extraction and standardization of natural psilocybin and associated psychedelic compounds.

●	On April 19, 2022, the Company announced that it had entered into a licensing agreement with Psyence Group Inc. (“Psyence”) to license PEX010 and its associated IP to Psyence for use in Psyence’s upcoming clinical trials in the field of palliative care, which will initially be conducted in the United Kingdom. The license also grants Psyence exclusivity in the United Kingdom for the indications of anxiety and depression, and associated ailments, within the context of palliative care.

●	On April 13, 2022, the Company announced that it was issued a patent by the USPTO, its first patent issued in the United States, and fourth patent overall, for the extraction and standardization of natural psilocybin and associated psychedelic compounds.

●	On March 23, 2022, the Company announced that it has been issued a second patent by the Canadian Intellectual Property Office (“CIPO”) for the extraction and standardization of natural psilocybin and associated psychedelic compounds.

●	On March 1, 2022, the Company received a shipment of psychoactive mushrooms from a private Company located in Uruguay.

●	On February 23, 2022, the Company announced that it has entered into a licensing agreement with ATMA Journey Centers to provide PEX010 (25 mg) for its Phase I safety trial which has obtained Health Canada approval.

●	On January 26, 2022, the Company announced Psilo’s inclusion in a Health Canada list of licensed psilocybin producers that is available upon request to parties interested in access to psilocybin through the Special Access Program or for scientific research.

●	On January 14, 2022, the Company announced that it had entered into a licensing agreement with Cybin Therapeutics to provide PEX010 for two of Cybin Therapeutics’ upcoming Phase II clinical trials. On January 31, 2022, the Company announced that Cybin Therapeutics obtained Health Canada approval for their Phase II clinical trial and that the trial will include individuals with major depressive disorder who are undergoing selective serotonin reuptake inhibitor (“SSRI”) therapy, as well as those who are SSRI-naive.

●	On January 4, 2022, the Company announced that it has partnered with the Canadian Centre for Psychedelic Science and the University of Toronto to provide PEX010 for its Phase II clinical trial.

●	On January 4, 2022, the Company also announced that Health Canada has approved the aforementioned Phase II clinical trial and that the trial will examine the effects of low doses of PEX010 (1 milligram) in healthy subjects with persistent depressive disorder.

BUSINESS DESCRIPTION

Filament Health Corp. is a clinical-stage botanical psychedelic drug development company. Our mission is to see safe, approved, natural psychedelics in the hands of everyone who needs them, as soon as possible. Filament believes that psychedelic medicines may be a catalyst to addressing many of the world’s mental health problems, and that natural psychedelics may provide an optimal option for widespread adoption of these substances.

Since our inception, we have concentrated our efforts on building a comprehensive platform which supports the treatment of mental health conditions and substance use disorders through the administration of natural psychedelic drug candidates whose safety and efficacy would be supported by the U.S. Food and Drug Administration (“FDA”) authorized human clinical trials and ultimately approved to be marketed.

Filament seeks to leverage its natural botanical extraction technology, manufacturing expertise and clinical candidate development, utilizing its intellectual property portfolio, in-house good manufacturing practices (“GMP”) facility, and Health Canada Dealer’s License for controlled natural psychedelics. Filament has manufactured standardized, stable botanical psychedelic drug candidates including oral psilocybin (PEX010), as well as oral and sublingual psilocin (PEX020 and PEX030, respectively). These drug candidates are currently being administered in FDA, European Medicines Agency (“EMA”), and Health Canada authorized human clinical trials within Filament’s internal drug development program, as well as through licensing agreements and academic agreements.

Internal Drug Discovery and Development

Filament’s internal drug discovery and development program is carried out by its wholly owned subsidiary, Psilo, and is focused on developing standardized pharmaceutical-grade drug candidates from botanical psychedelic biomass. Psilo’s core technologies are focused on: (i) methods and systems for extracting psychoactive components from fungi; (ii) stabilization and formulation of psychoactive compounds; and (iii) delivery of alkaloid compounds.

Psilo operates out of a vertically integrated research and manufacturing facility with a fully operational mycology lab, production facility and head office. Psilo holds a Health Canada Dealer’s License and is conducting its manufacturing processes under GMP conditions with current capacity of over 2,000 therapeutic psilocybin doses per month.

Filament has manufactured standardized, stable psychedelic candidates, including oral psilocybin as well as oral and sublingual psilocin, a notoriously unstable molecule. These drug candidates are currently being dosed under an IND accepted by the in an FDA authorized, which is believed to be Phase I clinical trial which is the first human clinical trial using naturally sourced psychedelic substances.

In addition, this trial is the first known direct administration of psilocin rather than its prodrug psilocybin. No other manufacturers have been able to produce a stable formulation of psilocin and enter it into a clinical trial. As a result of the need for psilocybin to convert into psilocin before becoming active in the human body, the direct administration of psilocin may yield several therapeutic benefits such as faster onset time, greater consistency, increased bioavailability, and lessened side effects.

Through experimentation, Psilo has come to believe that there are few viable methods to extract the psychoactive alkaloids from natural sources on a commercial scale and has obtained twenty-three (23) granted patents, as well has forty-five (45) pending patent filings, for the protection of these methods. Filament believes this protection may provide an advantage over others wishing to commercialize similar extracts.

Licensing Agreements

Filament is also focused on expanding its partnership network, with the goal of enabling the Company to benefit from other avenues of commercialization that may be viable before FDA approval or Canadian drug product marketing authorization. These avenues include, but are not limited to, licensing agreements with other corporate entities, compassionate use exemptions, and sales in other jurisdictions with separate regulatory controls.

Filament has licensed its technology relating to the production of its PEX010 (oral psilocybin) drug candidate to Cybin Therapeutics (“Cybin Therapeutics”), ATMA Journey Centers (“ATMA”), Psyence Biomed Corp (“Psyence”), NeoLumina Bioscience Inc (“NeoLumina”) and Reset Pharmaceuticals Inc. (“Reset Pharmaceuticals”), which have generated revenues of over CAD$700,000 as of September 30, 2023. Licensing the PEX010 drug candidate allows counterparties to take advantage of the natural extraction, purification, and standardization processes that are encompassed within Filament’s intellectual property portfolio. In addition, supplying third-party companies with Filament’s drug candidates provides the Company with exposure to multiple indications, and creates the potential to generate revenues from future operating milestones and royalty fees upon successful commercialization.

Filament also leverages partnerships with academic researchers and institutions to accumulate safety and efficacy data for its drug candidates. This data is used in Filament’s internal drug development program in exchange for supply of naturally derived psychedelic drug products. Additionally, Filament obtains an advanced data preview of the trial results, which provides Filament with clinical data in non-core indications. Filament views these agreements as an effective pipeline into other indications, which Filament may choose to develop further in the future.

As of November 13, 2023, Filament has agreements for clinical trials of Filament’s leading drug candidate, PEX010 (1 mg, 5 mg, and 25 mg), in clinical trials in Canada, the United States, and Europe. These clinical trials have been authorized, as indicated in the table below. Indications under examination by these partners include depression and treatment-resistant depression, alcohol use disorder, MAUD, chronic pain, mild cognitive impairment, and existential crisis. Filament retains the safety data from academic trials, which enhances Filament’s in-house research and discovery programs.

Health Canada restored access to certain restricted drugs including psilocybin through the Special Access Program (“SAP”) on January 5, 2022. Since 2013, Canadians have been unable to access certain restricted drugs such as psilocybin and psilocin through the SAP. The SAP allows health care practitioners to request for patients, on an emergency basis, access to drugs that are not yet approved in Canada. Filament’s wholly owned subsidiary Psilo Scientific Ltd. is included in Health Canada’s list of licensed psilocybin producers, which is available upon request to parties interested in access to psilocybin through the SAP or for scientific research. On June 16, 2022, Filament announced that a patient was dosed with one of Filament’s drug candidates through the SAP, making the Company one of the first to provide psilocybin through the program.

Research and Development

Psilo’s core technologies are focused on: (i) methods and systems for extracting psychoactive components from fungi; (ii) stabilization and formulation of psychoactive alkaloid compounds (both fungal and non-fungal derived); and (iii) delivery of alkaloid compounds (both fungal and non-fungal derived). All of these technologies are involved in some aspects of drug candidates used in Filament’s clinical trials.

Unlike the vast number of synthetic manufacturing methods, there are a limited number of feasible ways to extract and purify naturally occurring psychedelic compounds. Filament’s intellectual property portfolio, which includes twenty-three (23) granted patents and forty-five (45) pending patent filings, is focused on the limited number of known viable extraction and purification methods that exist, as well as specific standardization processes and compositions of matter.

Filament’s GMP facility, Health Canada Dealer’s License and manufacturing capabilities enable the Company to complete research and development within propagation, extraction, purification, standardization, stabilization, and human delivery methods, which support its intellectual property portfolio. Filament’s vertically integrated manufacturing also provides the ability to supply in-house human clinical trials as well as license technology to drug developers, researchers, and other licensed parties.

Filament also has multiple ongoing research programs focused on psychedelic mushroom cultivation and the standardization of additional psychoactive plants.

Drug Candidates

Filament’s first three botanical drug candidates are standardized, purified extracts of psilocybe cubensis fruiting bodies include:

●	PEX010 Psilocybin - oral delivery (1mg and 25mg)

●	PEX020 Psilocin - oral delivery (dose withheld)

●	PEX030 Psilocin - sublingual delivery (dose withheld)

PEX010, PEX020 and PEX030 have successfully attained US Food and Drug Administration Botanical Drug classification, a unique development pathway in comparison to isolated natural and synthetic compounds. Filament’s PEX010 drug candidate has obtained approval to be administered in clinical trials in Canada, the USA, the United Kingdom and the European Union from Health Canada, the FDA, and other governing bodies.

Filament has also developed the following standardized drug candidates which are in preclinical stage:

●	AEX010 Ayahuasca - oral delivery (dose withheld)

●	AEX020 Monoamine Oxidase Inhibitor - oral delivery (dose withheld)

Filament does not currently market or sell any products for medical or recreational use. However, Filament has executed multiple agreements and has an active partnership network pipeline of parties relating to the licensing of intellectual property related to the production of extracts for clinical trial drug candidates. Filament is actively marketing manufacturing and intellectual property capabilities to third-party drug developers.

Internal Clinical Trials

Filament has manufactured standardized, stable oral psilocin, sublingual psilocin and oral psilocybin drug candidates that have been authorized by the FDA and are currently being dosed in a Phase I human clinical trial. Filament partnered with the Translational Psychedelic Research (“TrPR”) Program at the University of California, San Francisco (“UCSF”) to progress its US FDA clinical trials. Filament’s research and development program has developed IP-protected botanical drug candidates of oral psilocin, sublingual psilocin and oral psilocybin.

1.	FDA Authorized Phase I Trial - First-ever known direct administration of psilocin and first-ever clinical trial using naturally sourced psychedelic substances:

○	Design - Designed to include 20 healthy subjects to examine the effects of proprietary botanical drug candidates: PEX010 (oral psilocybin), PEX020 (oral psilocin), and PEX030 (sublingual psilocin);

○	Timeline - First dosing occurred July 2022;

○	Intention - Compare the direct administration of psilocin to psilocybin to identify whether psilocin yields therapeutic benefits such as faster onset time, greater consistency, increased bioavailability, and lessened side effects; and

○	First to Market - To date, synthetic manufacturers have been unable to produce a stable formulation of psilocin and enter it into a clinical trial.

2.	Phase II Trial in Methamphetamine Use Disorder (PEX010) - on August 23, 2022, an IND that was opened 30 days later for a Phase 2 clinical trial studying the effect of Filament’s PEX010 product, standardized in psilocybin, for the treatment of methamphetamine use disorder (“MAUD”). MAUD is a growing public health emergency that is associated with serious health consequences. In the United States, the prevalence and mortality of MAUD has doubled over the past decade, but available treatments have limited efficacy. The goal of this trial will be to determine the safety, tolerability, and feasibility of psilocybin therapy for people living with MAUD.

3.	Phase II Opioid Use Disorder Trial (PEX010) - The trial has been authorized by Health Canada and will study the effects of PEX010 for the treatment of opioid use disorder (OUD). Dr. Christian Schütz, Professor of Psychiatry at UBC, will be the principal investigator for the trial, which will assess the safety and feasibility of delivering psilocybin in the treatment of OUD, and evaluate potential changes in participants’ opioid use.

Licensee Clinical Trials

EntheoTech Bioscience Inc. Clinical Trials

On November 18, 2021, Filament entered into an agreement with EntheoTech to supply psilocybin for their upcoming trials. Under the agreement, Filament will exclusively license its botanical psilocybin drug candidate, PEX010, to EntheoTech for two upcoming clinical trials relating to addiction, chronic pain, and depression. Filament also announced that it would be co-developing psychedelic drug candidates derived from mushrooms grown from EntheoTech’s proprietary spore library. The EntheoTech agreement terminated on October 1, 2023.

Cybin Therapeutics Clinical Trials

On January 14, 2021, Filament entered into an agreement with Cybin Therapeutics, a private therapeutic bioscience company on a mission to discover and develop psilocybin assisted therapeutic protocols. Under the agreement, Filament is licensing its botanical psilocybin drug candidate, PEX010, to Cybin Therapeutics for two upcoming phase II clinical trials addressing depression and alcohol use disorder. The agreement also includes the supply of two additional clinical trials.

On January 31, 2022, Cybin Therapeutics announced they obtained Health Canada approval for the first phase II clinical trial. The trial will include individuals with major depressive disorder who are undergoing selective serotonin reuptake inhibitor (“SSRI”) therapy, commonly used to treat depression, as well as those who are SSRI-naive.

Cybin Therapeutics’ current clinical program is on hold due to internal capital constraints.

ATMA Journey Centers Clinical Trials

On February 23, 2022, Filament entered into an agreement with ATMA, Canada’s first private therapy company to conduct legal psilocybin therapy through the Health Canada Section 56 Exemption, assisting Canadians facing end-of-life distress from terminal illness. Under the agreement, Filament is licensing its botanical psilocybin drug candidate, PEX010, to ATMA for use in clinical trials. The first clinical trial ATMA is pursuing, which was granted a No Objection Letter by Health Canada on January 7, 2022, is a phase I psilocybin safety trial in healthy individuals enrolled in a psychedelic assisted therapy training program. On September 1, 2022, Filament and ATMA announced the dosing of 14 patients in their Health Canada approved clinical trial.

On September 1, 2022, Filament and ATMA announced that 14 healthy subjects were dosed with PEX010 in a Health Canada-approved clinical trial as part of ATMA’s psychedelic-assisted therapist training program. Participants in the study described the common experience of feeling “better,” “happier,” and “lighter” after the psilocybin session. No serious adverse events were reported, and the adverse events experienced were generally mild, expected, and occurred within two days following the psilocybin session.

Psyence Group Inc. Clinical Trial

On April 19, 2022, Filament entered into an exclusive licensing agreement with Psyence Group Inc. Under the agreement, Filament is licensing its botanical psilocybin drug candidate, PEX010, to Psyence for use in clinical trials in the United Kingdom. Psyence is pursuing clinical trials in the field of palliative care. Filament has granted Psyence exclusivity in the United Kingdom for the indications of anxiety and depression, and associated ailments. On December 15, 2022, Filament and Psyence expanded their agreement to grant Psyence the right to commercialize Filament’s natural psilocybin product, PEX010, within palliative care.

On December 15, 2022, Filament and Psyence entered into a royalty-bearing, binding term sheet for the commercial licensing of intellectual property from Filament, which is subject to the terms of a definitive licensing agreement, and grants Psyence the worldwide right to commercialize PEX010 within the context of palliative care (the “Psyence Commercial IP Agreement”).

NeoLumina Bioscience Inc.

On June 30, 2023, Filament announced that it had entered into an agreement with NeoLumina, a company focused on the development and commercialization of novel therapeutics inspired by psychedelics. Under the terms of the agreement, Filament granted an exclusive license of its proprietary botanical psilocybin drug candidate, PEX010, and associated intellectual property, to NeoLumina for clinical and commercial development related to eating disorders.

Reset Pharmaceuticals Inc.

On August 31, 2023, Filament announced that it had entered into an agreement with Reset, a company focused on the development of innovative treatments to address mental health indications related to life-altering diseases. Under the terms of the agreement, Filament granted a license of its proprietary botanical psilocybin drug candidate, PEX010, and associated intellectual property, to Reset for clinical and commercial development related a Phase 2 clinical trial studying demoralization syndrome.

Facility and Health Canada Dealer’s License

Filament operates out of a fully operational mycology lab, production facility and head office (the “Burnaby Facility”). The Burnaby Facility includes cultivation space and laboratory space used for the preparation of genetic material for the cultivation process as well as processing space and equipment for the drying, extraction, purification and standardization of psychedelic substances and secure controlled substances environs that are only accessible to authorized individuals. The Burnaby Facility measures 3,416 square feet and is a leased facility.

In February 2021, Psilo became one of a few solely psychedelic focused operators to be granted a Dealers License, which enables Psilo to possess, produce and transport psilocybin and other compounds found in natural, botanical fungus.

Filament’s current Dealer’s License was issued on July 5, 2023 and expires on February 28, 2025 and provides Level 8 clearance which allows Filament to store up to CAD$6,250,000 of controlled substance inventory on-site in the designated storage areas. Filament’s Dealer’s License permits the conduct of the possession, production, assembling, sale/provision, sending, transportation and delivery of thirteen different controlled substances including cathinone, coca leaf, cocaine, harmaline, harmalol, ketamine, mescaline, N,N-Dimethyltryptamine (DMT), N-Methyl-3,4-Methylenedioxyamphetamine, psilocin, psilocybin, salvia divinorum and salvinorin.

Leadership

Filament and its team of extraction experts bring a wealth of relevant experience having founded, commercialized and sold Mazza Innovation Ltd. (“Mazza”), a botanical extraction company. Filament’s team has been applying its knowledge of botanical extraction to natural psychedelics to develop and commercialize novel processes.

As of September 30, 2023, Filament’s Board of Directors includes:

●	Ben Lightburn, Co-founder, Director and Chief Executive Officer - Former CEO, Mazza

●	Maureen O’Connell, Director – Former Executive VP and Chief Financial Officer, Scholastic

●	Chris Wagner, Director – Founder and VP, Aspreva Pharmaceuticals, Eli Lilly

●	Jon Conlin, Director – Corporate lawyer, Fasken

●	Konstantin Adamsky, Ph.D, Director – Principal of Negev Capital

SIGNIFICANT TRANSACTIONS AND FINANCINGS

Jupiter Acquisition Corp.

On July 18, 2023, Filament Health Corp. entered into a business combination agreement (as amended on December 5, 2023 by the First Amendment to the Business Combination Agreement, the “Business Combination Agreement”) with 1427702 BC Ltd. (“142 BC”), the Merger Sub (together with 142 BC, the “Merger Subsidiaries”), and Jupiter Acquisition Corporation, a Delaware corporation (“Jupiter”). Two Business Days prior to the date of the Closing (the “Closing Date”), Jupiter will merge with and into Merger Sub (the “Merger”), with Merger Sub continuing as the surviving company after the Merger (the “Surviving Company”) and a direct, wholly-owned subsidiary of 142 BC.

As a result of the Merger, (a) each issued and outstanding share of Class A common stock, par value $0.0001 per share of Jupiter (“Jupiter Common Stock”) will no longer be outstanding and will automatically be converted into and exchanged for the right to receive one 142 BC Common Share, (b) each issued and outstanding Jupiter warrant (“Jupiter Warrant”) will no longer be outstanding and will be automatically converted into and become one 142 BC Warrant to purchase 142 BC Common Shares, and all rights with respect to shares of Jupiter Common Stock underlying such Jupiter Warrants will be automatically converted into fights with respect to 142 BC Common Shares, in each case, with 142 BC issuing a number of 142 BC Common Shares and 142 BC Warrants in accordance with the terms of the Business Combination Agreement and (c) the one issued and outstanding unit of limited liability company membership interest in the Surviving Company and (ii) the Surviving Company will issue in favor of 142 BC a promissory note in an amount equal to the fair market value of the Merger Sub Unit held by 142 BC immediately before the Merger. At least one Business Day following the Merger, 142 BC will form a new British Columbia corporation (“AmalCo Sub”), which will be a direct, wholly-owned subsidiary of 142 BC, with AmalCo Sub issuing a single common share to 142 BC. On the Closing Date and pursuant to a statutory plan of arrangement under the Business Corporations Act (British Columbia) (the “Plan of Arrangement”) (a) the outstanding convertible debentures of Filament will convert into common shares of Filament (“Filament Common Shares”) in accordance with their terms, as amended, (b) the notice of articles and articles of 142 BC will be amended and restated to, among other matters, create Class B non-voting common shares of 142 BC (the “142 BC Class B Earnout Shares”) and Class C non-voting common shares of 142 BC (the “142 BC Class C Earnout Shares” and together with the 142 BC Class B Earnout Shares, the “Filament Earnout Shares”), (c) Filament and AmalCo Sub will amalgamate to form a new British Columbia Corporation (“AmalCo”, and such transaction the “Amalgamation”), (d) Filament shareholders will exchange all of the issued and outstanding Filament Common Shares for the newly issued 142 BC Common Shares, 142 BC Class B Earnout Shares and 142 BC Class C Earnout Shares, (e) 142 BC will exchange its single common share of AmalCo Sub for a single common share of AmalCo, (f) holders of Filament warrants, RSUs and options, Convertible Notes and Helena Warrants will receive, as applicable, Rollover Warrants, Adjusted RSUs, Rollover Options, Rollover Convertible Notes and Rollover Helena Warrants, in each case entitling the holders thereof to acquire 142 BC Common Shares upon exercise or settlement of such Rollover Warrants, Adjusted RSUs, Rollover Options, Rollover Convertible Notes or Rollover Helena Warrants; (g) 142 BC will repurchase for cancellation the single common share issued to the incorporator of 142 BC on incorporation; and (h) after giving effect to the Amalgamation, AmalCo will become a direct, wholly-owned subsidiary of 142 BC.

Neither the Business Combination nor the Merger have closed as of the date of these financial statements. The Business Combination is subject to, among other conditions, regulatory approval, board approval and shareholder approval.

Magdalena Biosciences Inc.

On January 9, 2023, the Company entered a transaction to form a joint venture to create Magdalena Biosciences Inc. (“Magdalena”), a development company specializing in novel, natural prescription medicines derived from plants for mental health indications, with Jaguar Health Inc. (“Jaguar”) and One Small Plant Capital LLC (“One Small Plant”). Magdalena will leverage the asset portfolio of both Jaguar and Filament to develop a potential plant-based alternative drug for adult ADHD that is safe and efficacious. Jaguar has a library of 2,300 highly characterized plants and 3,500 plant extracts from firsthand ethnobotanical investigations whereby an exclusive license is provided to Magdalena. Similarly, Filament has provided Magdalena with its license for use of its proprietary drug candidates and will provide its expertise, technologies, and license facility to identify and standardize a new botanical drug to address indications such as ADHD. Initial funding of USD$1,000,000 will be provided by One Small Plant for the purchase of 2,000,000 common shares of Magdalena at a price of USD$0.50 per share.

The joint venture was formed with Filament owning 40%, Jaguar owning 40%, and One Small Plant owning 20% of the newly created entity. No cash consideration was paid upon incorporation of the entity by the Company.

The Company recognized its investment in Magdalena in accordance with IAS 28, Investments in Associates and Joint Ventures, based on its share of the net identifiable assets of Magdalena of $1,578,961 in exchange for the provision of the rights to utilize the Company’s Health Canada license and to access its intellectual property portfolio. These amounts have been recognized as deferred revenue on the statements of financial position.

For the nine months ended September 30, 2023, the Company recognized its share of the profit and loss of Magdalena as follows:

September 30, 2023
EXPENSES
General and administrative and foreign currency translation	$17,727
Professional and consulting fees	112,821
Research and development	19,079
Net (loss) for the period	$(149,627)
Net (loss) attributed to:
Shareholders of the Company	$(59,851)
Non-controlling interests	(89,776)
$(149,627)

SELECTED ANNUAL INFORMATION

The table below sets out certain selected financial information regarding the operations of the Company for the period indicated. The selected financial information has been prepared in accordance with IFRS and should be read in conjunction with the Company’s financial statements and related notes.

	December 31, 2022 $	December 31, 2021 $	Period from Incorporation (June 8, 2020) to December 31, 2020 $
	(Audited)	(Audited)	(Audited)
Total revenues	364,500	-	-
Net and comprehensive loss for the period	(16,466,465)	(9,253,607)	(111,472)
Basic and diluted income (loss) per share	(0.10)	(0.06)	(0.00)
Total assets	4,740,657	17,842,088	881,561
Total long-term liabilities	1,130,490	534,545	-
Cash dividends	-	-	-

The Company was incorporated on June 8, 2020 and December 31, 2020 was the Company’s first fiscal year. The Company did not record any revenues in the period ended December 31, 2020 and incurred a net and comprehensive loss of $111,472. The net and comprehensive loss of $111,472 is largely attributed to professional and consulting fees. The Company’s total assets for the period ended December 31, 2020 was $881,561, which is primarily comprised of cash.

During the year ended December 31, 2021, the Company focused on research and development through its subsidiary, Psilo, and achieving a public listing. The Company incurred a net and comprehensive loss of $9,253,607 that is mainly comprised of $2,753,686 of non-cash share-based compensation and $2,001,099 of transaction and listing expense related to the acquisition of Psilo and Amalgamation with 396 as noted above and described in the financial statements for the year ended December 31, 2021.

During the year ended December 31, 2022, the Company focused on research and development of its intellectual property and filed additional patents. The Company increased outreach in the industry to sign licensing agreements for provision of the Company’s proprietary drug candidates.

SELECTED QUARTERLY INFORMATION

The following is a summary of the Company’s quarterly financial results for the eight most recently completed quarters to June 30, 2023:

For the quarter ended:	September 30, 2023 $	June 30, 2023 $	March 31, 2023 $	December 31, 2022 $
Revenue	337,470	62,500	-	170,000
Net and comprehensive loss	(1,310,069)	(1,523,148)	(1,253,968)	(12,146,046)
Loss per share from operations	(0.01)	(0.01)	(0.01)	(0.07)

For the quarter ended:	September 30, 2022 $	June 30, 2022 $	March 31, 2022 $	December 31, 2021 $
Revenue	32,000	162,500	-	-
Net and comprehensive loss	(1,257,566)	(1,468,276)	(1,594,577)	(2,370,236)
Loss per share from operations	(0.01)	(0.01)	(0.01)	(0.01)

RESULTS OF OPERATIONS

For the nine months ended September 30, 2023:

During the nine months ended September 30, 2023, the Company recorded a net and comprehensive loss of $4,087,195 as compared to a net and comprehensive loss of $4,320,419 for the comparable nine months ended September 30, 2022. The net and comprehensive loss for the nine months ended September 30, 2023 includes $1,125,378 of non-cash expenditures.

Total expenses for the nine months ended September 30, 2023, amounted to $4,467,490 as compared to $4,594,461 for the comparable period, a decrease of $126,276, which includes non-cash expenditures of $155,569 for depreciation, $266,870 for interest and accretion, and $702,939 in share-based compensation included in professional and consulting fees and wages and benefits. The decrease in overall expenditures can be attributed to the following:

●	Insurance costs have decreased to $203,960 from $334,202 as the Company has purchased a more cost-effective annual directors and officer’s insurance plan.

●	Professional and consulting fees have increased to $1,322,988 from $1,164,864 as the Company has engaged third party consultants for professional services, accounting and audit services, research and advisory services, communications and corporate development and legal fees.

●	Sales and marketing expenses have decreased to $332,909 from $564,056 as the Company has engaged third party consultants to develop and refine investor relations and digital marketing services, which engaged in a more campaigns in the previous year.

●	Wages and benefits have decreased to $1,243,303 from $1,282,333, which can be attributed to the fees paid to management and employees for professional services related to executive officer services, research and development and administration. Also included in wages and benefits were fees paid to companies controlled or connected to officers of the Company. See related party section for details.

RESULTS OF OPERATIONS

For the three months ended June 30, 2023:

During the three months ended June 30, 2023, the Company recorded a net and comprehensive loss of $1,310,069 as compared to a net and comprehensive loss of $1,257,566 for the comparable three months ended June 30, 2022. The net and comprehensive loss for the three months ended June 30, 2023 includes $305,791 of non-cash expenditures.

Total expenses for the three months ended June 30, 2023, amounted to $1,698,097 as compared to $1,348,140 for the comparable period, an increase of $349,957, which includes non-cash expenditures of $53,569 for depreciation, $108,534 for interest and accretion, and $143,688 in share-based compensation included in professional and consulting fees and wages and benefits. The increase in overall expenditures can be attributed to the following:

●	Insurance costs have increased to $70,129 from $66,263 as the Company has purchased a more cost-effective annual directors and officer’s insurance plan.

●	Professional and consulting fees have increased to $533,827 from $270,281 as the Company has engaged third party consultants for professional services, accounting and audit services, research and advisory services, communications and corporate development and legal fees.

●	Sales and marketing expenses have increased to $207,080 from $101,512 as the Company has engaged third party consultants to develop and refine investor relations and digital marketing services, which engaged in a more campaigns in the previous year.

●	Wages and benefits have decreased to $387,501 from $421,416, which can be attributed to the fees paid to management and employees for professional services related to executive officer services, research and development and administration. Also included in wages and benefits were fees paid to companies controlled or connected to officers of the Company. See related party section for details.

LIQUIDITY AND CAPITAL RESOURCES

The Company’s financial success is reliant on management’s ability to identify and evaluate suitable growth and acquisition opportunities and maximizing the potential of these opportunities. In order to fund future growth opportunities and to corporate overhead, the Company may seek additional financing through debt or equity offerings. Any equity offering will result in dilution to the ownership interests of the Company’s shareholders and may result in dilution to the value of such interests.

As at September 30, 2023, and December 31, 2022, the Company has a working capital balance of $2,341,912 and $2,755,619, respectively. The decrease in working capital is attributable to the Company using funds in operations as the Company completed a private placement in the 2023 for $2,500,000 and also completed a private placement and convertible debenture financing for aggregate proceeds of $2,500,000 in 2022. The Company has no commitments for capital expenditures.

Cash and Financial Conditions

As at September 30, 2023, and December 31, 2022, the Company has cash and cash equivalents of $2,202,840 and $2,846,740, respectively. The Company does not have any unused lines of credit or other arrangements in place to borrow funds and has no off-balance sheet arrangements. The Company does not use hedges or other financial derivatives.

Lease Outstanding

On June 11, 2020, Psilo entered into a three-year lease agreement for the Facility beginning on August 1, 2020. Under the terms of the agreement, Psilo currently pays $13,687 (plus tax) per month in gross rent. The initial term of the sub-lease agreement is three years and expiring on July 31, 2023. The Facility conforms to Health Canada’s Directive on Physical Security Requirements for Controlled Substances and Good Manufacturing Practice (“GMP”). On July 20, 2021, Psilo entered into a lease extension agreement to extend the lease for an additional three years, until July 31, 2026.

Assuming operating expenses and property taxes charged to Filament are consistent, monthly payments for the extended three (3) year lease term are anticipated to be approximately $15,110 per month compared to $13,687 per month under the current term. In addition to a $27,633 security deposit as of September 30, 2021, the Company agreed to deposit an additional $18,910 to be held by the landlord as a security deposit as of September 30, 2023.

CAPITAL MANAGEMENT

The Company manages its capital structure and makes adjustments based on the funds available to the Company. The Company’s objectives when managing its capital are to safeguard the Company’s ability to continue as a going concern in order to support ongoing initiatives, to provide sufficient working capital to meet its ongoing obligations and to pursue potential acquisitions.

The Company is largely dependent upon external financings to fund its operations. In order to carry out any planned business transaction, and to continue to support the general administrative activities, the Company will spend its existing working capital and raise additional funds as needed. Management reviews its capital management approach on an ongoing basis and believes that this approach, given the relative size of the Company, is reasonable. There were no changes in the Company’s approach to capital management during the period ended September 30, 2023.

The Company is not subject to externally imposed capital requirements. The Company has not paid or declared any dividends since the date of incorporation, nor are any contemplated in the foreseeable future.

OFF-BALANCE SHEET ARRANGEMENTS

The Company has not entered into any off-balance sheet arrangements.

PROPOSED TRANSACTIONS

None to report.

RELATED PARTY TRANSACTIONS

Related Party Transaction Disclosure

Key management personnel include those persons having authority and responsibility for planning, directing and controlling the activities of the Company as a whole. The Company has determined that key management personnel consist of executive and non-executive members of the Company’s Board of Directors and Chief Executive Officer, President, Chief Operating Officer and Chief Finance Officer.

These transactions are incurred in the normal course of operations and are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties unless otherwise stated. Remuneration attributed to key management personnel can be summarized as follows:

	Nine months ended September 30,
	2023	2022
Management
Wages and benefits
Benjamin Lightburn, CEO	$135,225	$131,250
Warren Duncan, CFO	115,839	112,500
Lisa Ranken, COO	97,500	74,000
Ryan Moss, VP Research and Development	84,948	82,500
Share-based compensation
Benjamin Lightburn, CEO	19,804	-
Warren Duncan, CFO	54,763	154,081
Lisa Ranken, COO	44,330	34,349
Ryan Moss, VP Research and Development	92,230	68,697
Total management	$644,639	$657,377
Board of Directors
Share based compensation
Greg Mills, Chairman, Former Director	9,670	74,050
Maureen O’Connell, AC Chair, Director	113,967	123,417
Chris Wagner, Director	113,967	123,417
Jonathan Conlin, Director	102,570	111,075
	$984,813	$1,089,336

During the nine months ended September 30, 2023, the Company incurred $164,439 (2022 - $158,852) in legal and professional fees to Fasken Martineau DuMoulin LLP, a law firm, where one of the Company’s directors is a partner and acts as counsel to Filament.

Accounts payable and accrued liabilities at September 30, 2023, includes $29,338 (December 31, 2022 - $41,322) owed to related parties. As at September 30, 2023, the Company has a loan payable to the CEO of the Company in the amount of $Nil (December 31, 2022 - $Nil), which is unsecured, due on demand, and non-interest bearing. During the year ended December 31, 2022, the loan was repaid.

During the nine months ended September 30, 2023, the Company incurred $Nil (2022 - $Nil) in post employment, termination benefits, or long-term benefits paid to key management.

During the year ended December 31, 2022, the Company issued a loan to Filament Foundation, which has been determined to be a related party as the Company’s CEO is a member of the Board.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The preparation of financial statements in conformity with IFRS requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates and assumptions are disclosed in Note 4 of the condensed interim consolidated financial statements.

FINANCIAL INSTRUMENTS

Fair value

Financial instruments recorded at fair value on the statement of financial position are classified using a fair value hierarchy that reflects the significance of the inputs used in making the measurements. The fair value hierarchy has the following levels:

Level 1 -	Unadjusted quoted prices in active markets for identical assets or liabilities;

Level 2 -	Inputs other than quoted prices that are observable for the asset or liability either directly (i.e.: as prices) or indirectly (i.e.: derived from prices); and

Level 3 -	Valuation techniques using inputs that are not based on observable market data.

The fair value of cash and cash equivalents are measured using Level 1 inputs. The Company determined that the carrying values of its other short-term financial assets and liabilities approximate the corresponding fair values because of the relatively short periods to maturity and limited credit risk.

Financial risk factors

The Company’s risk exposures and the impact on the Company’s financial statements are summarized below:

Credit risk

Credit risk is the risk of financial loss to the Company if a counterparty to a financial instrument fails to meet its contractual obligations and arises principally from the Company’s cash and trade receivables. The carrying amount of these financial assets represent the maximum credit exposure. Filament holds cash at a major Canadian financial institution, and management believes the exposure to credit risk with respect to these institutions is not significant.

Expected credit loss (“ECL”) analysis is performed at each reporting date using an objective approach to measure expected credit losses on its accounts receivable. The provision amounts are based on direct management interactions with the customer. The calculations reflect the probability-weighted outcome, the time value of money, and reasonable and supportable information that is available at the reporting date about past events, current conditions, and forecast of future economic conditions. Accounts receivables are written off when there is no reasonable expectation of recovery. Indicators that there is no reasonable expectation of recovery include, but are not limited to, business failure, failure of a debtor to engage in a repayment plan, and a failure to make contractual payments.

As at September 30, 2023, receivables are comprised of $318,731 (December 31, 2022 - $55,757) in trade receivables and the remainder arise from taxes receivable. The Company’s aging of receivables is below:

	September 30, 2023	December 31, 2022
0 – 30 days	$289,224	$26,250
91+ days	29,507	29,507
Total trade receivables	$318,731	$55,757

Liquidity risk

Liquidity risk is the risk that the Company will be unable to meet its financial obligations as they fall due. The Company’s objective to managing liquidity risk is to ensure that it has sufficient liquidity available to meet its liabilities when due. The accounts payable are typically due in 30 days, which are settled using cash. As at September 30, 2023, the Company has a working capital of $2,341,912.

At present, the Company’s operations do not generate positive cash flow. The Company’s primary source of funding has been the issuance of equity securities. Despite previous success in acquiring financing, there is no guarantee of obtaining future financings.

Foreign currency risk

Foreign currency risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in foreign currency rates. As at September 30, 2023, the Company did not hold any foreign currency and was not subject to foreign currency risk.

SUBSEQUENT EVENTS

On October 9, 2023, 70,000 RSUs granted to an employee on May 19, 2023 were terminated.

OUTSTANDING SHARE DATA

As of September 30, 2023 and December 31, 2022, the Company had 202,726,586 and 174,948,813 issued and outstanding shares, respectively. During the nine months ended September 30, 2023, the Company completed a private placement for the issuance of 27,777,773 common shares and warrants exercisable at a price of CAD$0.117 and expires on July 24, 2026.

The Company had the following securities issued and outstanding as at the dates noted below:

	September 30, 2023	November 14, 2023
Common shares	202,726,586	202,726,586
Warrants	45,727,114	45,727,114
Stock options	15,087,999	15,087,999
Restricted share units	6,509,843	6,439,843
Fully diluted shares	270,051,542	269,981,542

MANAGEMENT AFTER THE BUSINESS COMBINATION

For updated biographical information concerning certain of the Filament directors anticipated to serve as directors of TopCo, see below.

Konstantin Adamsky, Director, is Principal at Negev Capital, a psychedelic medical intervention investment fund, and Chief Operating Officer at Negev Labs.  Dr. Adamsky has a long demonstrated track record in pharmaceutical research and development. He served as a Vice President of Operations and Technology at Levco Pharmaceuticals Ltd, CEO and Vice President of Operations at Regenera Pharma LTD as well as, Director and co-CEO at Targia Pharmaceuticals, as well as co-founder and Director of Celleska Pty, Australian Cell & Gene Therapy Incubator. Dr. Adamsky has also held positions at Compugen and the Weizmann Institute of Science. Dr. Adamsky holds a Ph.D. from the Weizmann Institute of Science, Israel.

Maureen O’Connell, Director, is a global business executive, CFO, and board director recognized for significant value creation through strategic thinking and action at numerous public companies. She has held executive leadership and board positions in a variety of industries including media, education, digital, retail, technology, professional services, biotech, pharma, homebuilding, real estate and insurance. She has chaired the Audit Committee, served on the Transaction and Nominating Committees, and served as the designated financial expert for Fortune 500 and high growth public companies listed on NYSE and Nasdaq. In 2022, Ms. O’Connell joined the National Association of Corporate Directors as a certified director. In addition, Ms. O’Connell is a certified public accountant and has been in good standing since 1987. Ms. O’Connell is also recognized for her extensive M&A experience and her strength in operations and technology. Currently, Ms. O’Connell is a director of Arix Bioscience PLC (LSE:ARIX), Acacia Research Corporation (Nasdaq: ACTG), Rev Group Inc. (NYSE: REVG) , and Northwest Healthcare Properties REIT (OTCMKTS: NWHUF). Ms. O’Connell has previously served on the board of Harte Hanks (NYSE: HHS), Sucampo Pharmaceuticals Inc. (Nasdaq: SCMP), Beazer Homes (NYSE:BZH), and as Executive Vice President, Chief Administrative Officer, and Chief Financial Officer of Scholastic, Inc. (Nasdaq: SCHL). Ms. O’Connell received a Bachelor of Science in Accounting and Economics from the Leonard N. Stern School of Business at New York University.

Chris Wagner, Director, has over 25 years of experience in commercialization and product development in the life sciences industry. Mr. Wagner is currently the Founder and CEO of ImmunoFlex and focused on immune system genomics. From 2017 to 2019, Mr. Wagner was CEO and Director of Emerald Health Therapeutics, where they filed 17 patents, launched an international brand, and increased the market capitalization by 400% (CSE:EMH). Prior to Emerald, Mr. Wagner held several executive positions including Founder & CEO of Canexia Health (merged with Imagia Cybernetics), CEO of Sirius Genomics (sold to a strategic investor), Vice President of Business Development of Aspreva Pharmaceuticals (sold to a strategic investor), and Global Team Leader at Eli Lilly. Mr. Wagner is an Accredited Director and received a Bachelor of Science in Organic Chemistry from UBC.

Post-Business Combination Beneficial Ownership

The following table sets forth information regarding the beneficial ownership of TopCo Common Shares following the consummation of the Business Combination, by:

●	each person known to TopCo who will beneficially own more than 5% of the TopCo Common Shares issued and outstanding immediately after the consummation of the Business Combination;

●	each person who will be an executive officer or director of TopCo upon consummation of the Business Combination; and

●	all of the executive officers and directors of TopCo as a group upon consummation of the Business Combination.

Unless otherwise indicated, TopCo believes that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. The following table does not reflect record or beneficial ownership of the TopCo Warrants or any TopCo Common Shares underlying Founder Convertible Notes or Founder Warrants because such securities are not currently exercisable within 60 days of the date of this Supplement.

	Ownership of TopCo Common Shares After the Business Combination(1)
	No Additional Redemption Scenario(2)		Maximum Redemption Scenario(3)
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Approximate Percentage of Outstanding Common Shares	Number of Shares Beneficially Owned	Approximate Percentage of Outstanding Common Shares
Topco Directors and Executive Officers Post – Business Combination(4)
Benjamin Lightburn	6,166,287	20.4%	6,166,287	21.4%
Warren Duncan	29,102	*	29,102	*
Lisa Ranken	50,760	*	50,760	*
Ryan Moss	101,520	*	101,520	*
Jonathan Conlin	9,928	*	9,928	*
Chris Wagner	—	—	—	—
Maureen O’Connell	—	—	—	—
Konstantin Adamsky(5)	—	—	—	—
Jonathan Leong	—	—	—	—
All Topco directors and executive officers as a group (9 individuals)	6,357,597	21.0%	6,357,597	22.1%
5% Stockholders
Jupiter Founders LLC(6)	3,211,416	10.6%	3,211,416	11.2%
Negev Capital Fund One L.P.	1,795,024	5.9%	1,795,024	6.2%
Estate of Tom Kineshanko	1,617,740	5.3%	1,617,740	5.6%

*	Less than 1%.

(1)	An exchange ratio of 0.0846 TopCo Common Shares for every one Filament Common Share has been used for the purposes of the table. The final Exchange Ratio will be calculated in accordance with the BCA.

(2)	Assumes no additional redemptions by Public Stockholders (see “Unaudited Pro Forma Condensed Combined Financial Information”). Percentages are based on 30,270,265 TopCo Common Shares outstanding following the consummation of the Business Combination (including 3,000,000 Filament Earnout Shares, 1,945,189 Sponsor Earnout Shares and 139,001 Underwriter Earnout Shares subject to earnout arrangements pursuant to the Business Combination Agreement).

(3)	Assumes maximum redemptions by Public Stockholders (see “Unaudited Pro Forma Condensed Combined Financial Information”). Percentages are based on 28,794,772 TopCo Common Shares outstanding following the consummation of the Business Combination (including 3,000,000 Filament Earnout Shares, 1,945,189 Sponsor Earnout Shares and 139,001 Underwriter Earnout Shares subject to earnout arrangements pursuant to the Business Combination Agreement).

(4)	Unless otherwise indicated, the business address of each of the persons and entities is 210 – 4475 Wayburne Drive, Burnaby, British Columbia, V5G 4X4.

(5)	Mr. Adamsky is a Principal at Negev Capital, the fund manager of Negev Capital Fund One L.P. (the “Fund”), but does not have beneficial ownership of any TopCo Common Shares to be held by the Fund.

(6)	Represents shares held by the Sponsor directly and, prior to the Business Combination, indirectly through the Sponsor Subsidiary, as managing member of the Sponsor Subsidiary. Includes up to 1,945,189 Sponsor Earnout Shares that are subject to vesting conditions pursuant to the Business Combination Agreement. Mr. Hauslein is the manager of the Sponsor, and as such, has voting and investment discretion with respect the securities beneficially owned by the Sponsor and may be deemed to beneficially own all of the reported shares. Mr. Hauslein disclaims beneficial ownership of any securities held by the Sponsor or the Sponsor Subsidiary except to the extent of his pecuniary interest therein. The Sponsor also disclaims beneficial ownership of the securities held by the Sponsor Subsidiary except to the extent of its pecuniary interest therein. The business address of such persons is 11450 SE Dixie Hwy, Suite 105, Hobe Sound, FL 33455.

WHERE YOU CAN FIND MORE INFORMATION

As a foreign private issuer, after the consummation of the Business Combination, TopCo will be required to file its annual report on Form 20-F with the SEC no later than four months following its fiscal year end.

Jupiter files reports, proxy statements/prospectuses and other information with the SEC as required by the Exchange Act. You may access Jupiter’s SEC filings, including the Proxy Statement/Prospectus and this Supplement, over the Internet at the SEC’s website at http://www.sec.gov.

Information and statements contained in the Proxy Statement/Prospectus and this Supplement, or any annex thereto, are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to the Registration Statement, which includes exhibits incorporated by reference from other filings made with the SEC.

If you would like additional copies of the Proxy Statement/Prospectus or this Supplement or if you have questions about the Business Combination or the proposals to be presented at the Special Meeting, you should contact Jupiter by telephone or in writing:

Jupiter Acquisition Corporation

11450 SE Dixie Hwy, Suite 105
Hobe Sound, FL 33455

Telephone: (212) 207-8884

You may also obtain these documents by requesting them in writing or by telephone from Jupiter’s proxy solicitor at the following address, telephone number and email:

Morrow Sodali LLC

333 Ludlow Street, 5th Floor, South Tower

Stamford, CT 06902

Telephone: (800) 662-5200

Banks and brokers: (203) 658-9400

Email: JAQC.info@investor.morrowsodali.com

If you are a Jupiter stockholder and would like to request documents, please do so as soon as possible to be in a position to receive them before the Special Meeting. If you request any documents from Jupiter, Jupiter will mail them to you by first class mail or another equally prompt means.

All information contained in the Proxy Statement/Prospectus or this Supplement relating to Jupiter has been supplied by Jupiter, all such information relating to TopCo has been supplied by TopCo and all such information relating to Filament has been supplied by Filament. Information provided by one entity does not constitute any representation, estimate or projection of any other entity.

None of Jupiter, TopCo or Filament has authorized anyone to give any information or make any representation about the Business Combination or their companies that is different from, or in addition to, that contained in the Proxy Statement/Prospectus or this Supplement or in any of the materials that have been incorporated in the Proxy Statement/Prospectus or this Supplement. Jupiter, TopCo and Filament take no responsibility for any other information that others may provide you. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by the Proxy Statement/Prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in the Proxy Statement/Prospectus does not extend to you.

The information contained in the Proxy Statement/Prospectus or this Supplement speaks only as of the date of the Proxy Statement/Prospectus or this Supplement, as applicable, unless the information specifically indicates that another date applies.

INDEX TO FINANCIAL STATEMENTS

FILAMENT HEALTH CORP.

JUPITER ACQUISITION CORPORATION

FILAMENT FINANCIAL STATEMENTS

	Notes	September 30, 2023	December 31, 2022

ASSETS
CURRENT ASSETS
Cash and cash equivalents		$2,202,840	$2,846,740
Receivables		564,390	211,557
Prepayments		21,980	114,167
		2,789,210	3,172,464

Deposits		91,684	95,894
Investment in joint venture	5	1,519,110	-
Property, plant, and equipment	7	526,181	524,738
Right-of-use asset	8	385,514	487,561
Licenses and intellectual property	9	460,000	460,000
Total assets		$5,771,699	$4,740,657

LIABILITIES
CURRENT LIABILITIES
Accounts payable and accrued liabilities	12	$304,109	$293,600
Lease obligation	8	143,189	123,245
		447,298	416,845

Convertible debenture	11	948,805	719,190
Deferred revenue	5	1,578,961	-
Long-term lease obligation	8	302,583	411,300
Total liabilities		3,277,647	1,547,335

SHAREHOLDER’S EQUITY
Share capital	13	27,172,263	24,672,263
Contributed surplus	13	5,237,419	4,349,504
Deficit		(29,915,630)	(25,828,445)
		2,494,052	3,193,322
Total liabilities and shareholders’ equity		$5,771,699	$4,740,657

Nature of operations and going concern (Note 1)

Commitments (Note 18)

Subsequent Events (Note 20)

Approved and authorized by the Board of Directors:

“Benjamin Lightburn”	“Jonathan Conlin”
Chief Executive Officer and Director	Director

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

Filament Health Corp.

Condensed Interim Consolidated Statements of Loss and Comprehensive Loss

(Unaudited – Expressed in Canadian dollars)

		Three months ended September 30,	Three months ended September 30,	Nine months ended September 30,	Nine months ended September 30,
	Notes	2023	2022	2023	2022
			(Note 19)		(Note 19)
LICENSING REVENUE		$337,470	$32,000	$399,970	$194,500

EXPENSES
Depreciation	7, 8	53,569	50,068	155,569	150,054
General and administrative		23,836	4,195	127,075	36,853
Insurance		70,129	66,263	203,960	334,202
Interest and accretion	8, 11	108,534	20,651	266,870	49,113
Professional and consulting fees	12, 13	533,827	270,281	1,322,988	1,164,864
Research and development		138,521	176,946	464,731	512,854
Sales and marketing		207,080	101,512	332,909	564,056
Transfer agent and filing fees		144,162	200,649	269,248	416,929
Travel		30,938	36,159	80,837	83,203
Wages and benefits	12, 13	387,501	421,416	1,243,303	1,282,333
		(1,698,097)	(1,348,140)	(4,467,490)	(4,594,461)

Net loss before other items		(1,360,627)	(1,316,140)	(4,067,520)	(4,399,961)

OTHER ITEMS
Filament share of Magdalena loss	5	47,510	-	(59,851)	-
Gain on settlement of debt	13	-	-	-	20,968
Other income (expenses)		3,048	-	40,186	-
Total other items		50,558	-	(19,665)	20,968

Net loss before income tax		(1,310,069)	(1,316,140)	(4,087,185)	(4,378,993)

Deferred income tax recovery		-	58,574	-	58,574
Net and comprehensive loss for the period		$(1,310,069)	$(1,257,566)	$(4,087,185)	$(4,320,419)

Loss per share attributable to shareholders – basic and diluted		$(0.01)	$(0.01)	$(0.02)	$(0.03)

Weighted average number of common shares outstanding – basic and diluted		174,948,813	173,469,059	174,948,813	167,860,086

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

Filament Health Corp.

Condensed Interim Consolidated Statements of Cash Flows

(Unaudited – Expressed in Canadian Dollars)

	Nine months ended September 30,
	2023	2022
		(Note 19)
CASH PROVIDED BY (USED IN):
OPERATING ACTIVITIES
Net and comprehensive loss for the period	$(4,087,185)	$(4,320,419)
Items not involving cash:
Depreciation	155,569	150,055
Deferred income tax recovery	-	(58,574)
Gain on settlement of debt	-	(20,968)
Interest and accretion	266,870	56,165
Share-based compensation	702,939	984,472
Shares issued for services	-	23,702
Changes in non-cash working capital items:
Receivables	(352,833)	(84,383)
Prepayments and deposits	96,397	230,580
Accounts payable and accrued liabilities	195,485	(199,289)
	(3,022,758)	(3,238,659)
INVESTING ACTIVITIES
Filament share of Magdalena loss	59,851	-
Loan provided to Filament Foundation	-	(38,701)
Purchase of property and equipment	(54,965)	-
Purchase of property and equipment, net of Psilo PPE acquisition	-	(21,869)
	4,886	(60,570)
FINANCING ACTIVITIES
Convertible debenture	-	1,250,000
Lease payments	(126,028)	(123,181)
Loan receivable	-	(280,552)
Shares issued for cash	2,500,000	1,350,080
	2,373,972	2,196,347
CHANGE IN CASH DURING THE PERIOD	(643,900)	(1,102,882)
CASH, BEGINNING OF PERIOD	2,846,740	4,629,065
CASH, END OF PERIOD	$2,202,840	$3,526,183

Cash and cash equivalents are comprised of:
Cash	$1,506,061	$3,523,183
GICs	696,779	3,000
	$2,202,840	$3,526,183

SUPPLEMENTAL CASH FLOW INFORMATION (Note 13)

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

Filament Health Corp.

Condensed Interim Consolidated Statement of Changes in Equity
(Unaudited – Expressed in Canadian Dollars)

	Number of Shares	Amount	Contributed Surplus	Deficit	Total
Balance, December 31, 2021	164,756,869	$23,508,586	$2,405,952	$(9,361,980)	$16,552,558
Private placement	9,616,000	1,250,080	-	-	1,250,080
Convertible debenture	-	-	158,369	-	158,369
Shares issued for services & debt settlement	305,944	42,673	-	-	42,673
Exercise of stock options	270,000	126,016	(26,016)	-	100,000
Share-based compensation	-	-	984,472	-	984,472
Net and comprehensive loss	-	-	-	(4,320,419)	(4,320,419)
Balance, September 30, 2022	174,948,813	$24,927,355	$3,522,777	$(13,682,399)	$14,767,733

Balance, December 31, 2022	174,948,813	$24,672,263	$4,349,504	$(25,828,445)	$3,193,322
Private placement	27,777,773	2,500,000	-	-	2,500,000
Vesting of RSUs issued for debt settlement	-	-	184,976	-	184,976
Share-based compensation	-	-	702,939	-	702,939
Net and comprehensive loss	-	-	-	(4,087,185)	(4,087,185)
Balance, September 30, 2023	202,726,586	$27,172,263	$5,237,419	$(29,915,630)	$2,494,052

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

1. NATURE OF OPERATIONS AND GOING CONCERN

Filament Health Corp. (“Filament” or the “Company”) was incorporated pursuant to the provisions of the Business Corporations Act (British Columbia) on June 8, 2020. The Company is a public company with its registered and records office at the address of 210 – 4475 Wayburne Drive, Burnaby, British Columbia, V5G 4X4. The Company’s common shares are listed for trading on the NEO Exchange (“NEO”) under the symbol “NEO:FH”, the OTCQB Exchange under the symbol “OTCQB:FLHLF” and the Frankfurt Exchange under the symbol “FSE:7QS”.

Filament Health is a clinical-stage natural psychedelic drug development company. We believe that safe, standardized, naturally-derived psychedelic medicines can improve the lives of many, and our mission is to see them in the hands of everyone who needs them as soon as possible. Filament’s proprietary intellectual property enables the discovery, development, and delivery of natural psychedelic medicines for clinical development.

On July 18, 2023, the Company entered into a definitive agreement for a proposed business combination with Jupiter Acquisition Corporation to create a new public holding Company that is expected to be listed on NASDAQ.

Going Concern

These condensed interim consolidated financial statements have been prepared with the assumption that the Company will be able to realize its assets and discharge its liabilities in the normal course of business and continue operating as a going concern. The condensed interim consolidated financial statements do not include adjustments to amounts and classifications of assets and liabilities that might be necessary should the Company be unable to continue operations.

Although these condensed interim consolidated financial statements have been prepared on a going concern basis, there are material uncertainties regarding the Company’s ability to execute its business plan and continue in the normal course of operations which may be dependent upon its ability to obtain additional financing. There are no assurances that the Company will be successful. As at September 30, 2023, the Company has not yet achieved profitable operations, has negative cash flows from operations, and has an accumulated deficit of $29,915,630. These material uncertainties cast significant doubt on the Company’s ability to continue as a going concern and ultimately on the appropriateness of the use of the accounting principles applicable to a going concern. These condensed interim consolidated financial statements do not include adjustments to amounts and classifications of assets and liabilities that might be necessary should the Company be unable to continue operations.

2. BASIS OF PRESENTATION

a.	Statement of compliance

The Company’s condensed interim consolidated financial statements, including comparatives, have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”), Interpretations Issued by the International Financial Reporting Interpretations Committee (“IFRIC”), and in accordance with International Account Standard (“IAS”) 34, Interim Financial Reporting.

The condensed interim consolidated financial statements were authorized for issue by the Audit Committee and approved and authorized for issue by the Board of Directors on November 14, 2023.

b.	Basis of measurement

The condensed interim consolidated financial statements have been prepared on a historical cost basis, except for certain financial instruments that have been measured at fair value through profit and loss which are stated at their fair value. In addition, these condensed interim consolidated financial statements have been prepared using the accrual basis of accounting, except for cash flow information. These condensed interim consolidated financial statements are presented in Canadian dollars, which is the functional currency of the Company and its subsidiaries.

c.	Basis of consolidation

These condensed interim consolidated financial statements include the accounts of the Company and its wholly owned subsidiary at the end of the reporting period:

	Incorporated	Nature	Ownership September 30, 2023	Ownership December 31, 2022
Psilo Scientific Ltd.	British Columbia	Research and development	100%	100%

The results of the wholly owned subsidiary will continue to be included in the condensed interim consolidated financial statements of the Company until the date that the Company’s control over the subsidiary ceases. Control exists when the Company has the power, directly or indirectly, to govern the financial and operating policies of an entity to obtain benefits from its activities. Intercompany balances and transactions, including unrealized income and expenses arising from intercompany transactions, are eliminated on consolidation.

3. SIGNIFICANT ACCOUNTING STANDARDS AND POLICIES

The preparation of financial data is based on accounting principles and practices consistent with those used in the preparation of the audited financial statements for the year ended December 31, 2022. The accompanying unaudited condensed interim financial statements should be read in conjunction with the Company’s audited financial statements for the year ended December 31, 2022.

During the nine months ended September 30, 2023, the Company added to its significant accounting policies compared to those disclosed in the audited financial statements for the year ended December 31, 2022 as follows:

Equity accounted investments

Equity accounted investments are those entities in which the Company has significant influence but does not have control over the financial and operating policies of the investees. Significant influence is presumed to exist when the Company holds between 20 percent and 50 percent of the voting power of another entity. Joint arrangement entities are those over which the Company has joint control, established by contractual agreement and requiring unanimous consent for strategic, financial, and operating decisions. Joint ventures are joint arrangements whereby the parties have joint control of the arrangement and have rights to the net assets of the arrangement.

Investments in associates and joint ventures are accounted for by the equity method, whereby the original cost of the investment is adjusted for the Company’s share of earnings or losses less dividends since significant influence was acquired. When net accumulated losses from an equity accounted investment exceed its carrying amount, the investment balance is reduced to $NIL and additional losses are not provided for unless the Company is committed to provide other financial support to the investee. The Company resumes accounting for its portion of income (loss) of the investment when the entity subsequently reports net income and the Company’s share of that net income exceeds the share of net losses not recognized during the period the equity method was suspended.

Profits or losses resulting from transactions between the Company and its associates are eliminated to the extent of the interest in the associate. The Company determines at each reporting date whether there is objective evidence that the investments in associates are impaired. The financial statements of associates are prepared for the same reporting period as the Company. Where necessary, adjustments are made to bring the accounting policies of associates in line with those of the Company.

On September 30, 2023, the Company accounts for the following entities using the equity method as the Company does not have control over these entities:

	Incorporated	Nature	Ownership September 30, 2023	Ownership December 31, 2022
Magdalena Biosciences Inc.	British Columbia	Research and development	40%	-

4. CRITICAL ACCOUNTING ESTIMATES AND JUDGMENTS

The preparation of these condensed interim consolidated financial statements in conformity with IFRS requires management to make judgements, estimates and assumptions that affect the reported amounts of assets, liabilities, and other financial figures. Estimates are based on management’s experience, professional judgement, and other factors. Actual results may differ from those estimates which could result in a material adjustment to the carrying amounts of assets and liabilities.

Critical accounting estimates and judgements

Critical accounting estimates

Estimated useful lives and depreciation of property, plant, and equipment

Depreciation of property and equipment is dependent upon estimates of useful lives, which are determined through the exercise of professional judgment by management. The assessment of any impairment of these assets is dependent upon estimates of recoverable amounts that consider factors such as economic and market conditions and the useful lives of assets.

Impairment of license and goodwill

The determination of whether facts and circumstances suggest that the carrying amount of intangible assets and goodwill may exceed their recoverable amount is an area of significant estimate. Determining if there are any facts and circumstances indicating impairment loss or reversal of impairment losses is a subjective process involving judgment, estimates, and interpretations. Determining the recoverable amount of the individual asset or the cash generating unit is subject to estimates and judgments. These estimates and judgments are inherently subjective given the Company’s stage of operations with no revenue producing history.

Share-based compensation

The fair value of common share purchase options and warrants are determined using the Black-Scholes option pricing model. The model includes six key inputs that involve considerable judgment and could be affected by significant factors that are out of the Company’s control.

Critical accounting judgments

Going concern

In the preparation of these condensed interim consolidated financial statements, management makes judgments of whether the Company can continue as a going concern and whether the going concern basis of preparation is appropriate, as disclosed in Note 1.

Impairment of property, plant, and equipment

The evaluation if an impairment test in accordance with IAS 36 needs to be performed on the Company’s long-term assets requires judgment in determining whether it is likely that future economic benefits will be achieved, which may be based on assumptions about future events or circumstances. After an expenditure is capitalized, if information becomes available suggesting that the recovery of the expenditure is unlikely, the amount capitalized is written down in the statement of loss and comprehensive loss in the period where this information becomes available.

Impairment of license and goodwill

The evaluation if an impairment test in accordance with IAS 36 needs to be performed on the Company’s intangible assets (license) and goodwill requires judgment in determining whether it is likely that future economic benefits will be achieved. The Company prepares an impairment assessment on its intangible assets and goodwill at least annually. See Note 8 for additional details.

Valuation of investment in joint venture

The valuation of the investment in an associate or joint venture is measured based on the costs incurred or amount invested into the associate or joint venture. In formation of the joint venture, the Company contributed access and rights to its operating license for use by the joint venture and was valued in accordance with IFRS 2, Share-based Payments that required judgement in determining the fair value of licensing rights using the fair value of common shares of Magdalena.

5. JOINT VENTURE

On January 9, 2023, the Company entered a transaction to form a joint venture to create Magdalena Biosciences Inc. (“Magdalena”), a development company specializing in novel, natural prescription medicines derived from plants for mental health indications, with Jaguar Health Inc. (“Jaguar”) and One Small Plant Capital LLC (“One Small Plant”). Magdalena will leverage the asset portfolio of both Jaguar and Filament to develop a potential plant-based alternative drug for adult ADHD that is safe and efficacious. Jaguar has a library of 2,300 highly characterized plants and 3,500 plant extracts from firsthand ethnobotanical investigations whereby an exclusive license is provided to Magdalena. Similarly, Filament has provided Magdalena with its license for use of its proprietary drug candidates and will provide its expertise, technologies, and license facility to identify and standardize a new botanical drug to address indications such as ADHD. Initial funding of US $1,000,000 will be provided by One Small Plant for the purchase of 2,000,000 common shares of Magdalena at a price of $0.50 per share.

The joint venture was formed with Filament owning 40%, Jaguar owning 40%, and One Small Plant owning 20% of the new entity. No cash consideration was paid upon incorporation of the entity by the Company.

The Company recognized its investment in Magdalena in accordance with IAS 28, Investments in Associates and Joint Ventures, based on the its share of the net identifiable assets of Magdalena of $1,578,961 in exchange for the provision of the rights to utilize the Company’s Health Canada license and to access its intellectual property portfolio. These amounts have been recognized as deferred revenue on the statements of financial position. Deferred revenue will be recognized as revenue upon fulfilment of research milestones by Magdalena.

For the nine months ended September 30, 2023, the Company recognized its share of the profit and loss of Magdalena as follows:

September 30, 2023
EXPENSES
General and administrative and foreign currency translation	$17,727
Professional and consulting fees	112,821
Research and development	19,079
Net (loss) for the period	$(149,627)
Net (loss) attributed to:
Shareholders of the Company	$(59,851)
Non-controlling interests	(89,776)
$(149,627)

6. PROPOSED TRANSACTION

On July 18, 2023, Filament Health Corp. entered into a business combination agreement (the “Business Combination Agreement”) with 142 BC Ltd. (“142 BC”), the Merger Sub (together with 142 BC, the “Merger Subsidiaries”), and Jupiter Acquisition Corporation, a Delaware corporation (“Jupiter”). Two Business Days prior to the date of the Closing (the “Closing Date”), Jupiter will merge with and into Merger Sub (the “Merger”), with Merger Sub continuing as the surviving company after the Merger (the “Surviving Company”) and a direct, wholly-owned subsidiary of 142 BC.

As a result of the Merger, (a) each issued and outstanding share of Class A common stock, par value $0.0001 per share of Jupiter (“Jupiter Common Stock”) will no longer be outstanding and will automatically be converted into and exchanged for the right to receive one 142 BC Common Share, (b) each issued and outstanding Jupiter warrant (“Jupiter Warrant”) will no longer be outstanding and will be automatically converted into and become one 142 BC Warrant to purchase 142 BC Common Shares, and all rights with respect to shares of Jupiter Common Stock underlying such Jupiter Warrants will be automatically converted into fights with respect to 142 BC Common Shares, in each case, with 142 BC issuing a number of 142 BC Common Shares and 142 BC Warrants in accordance with the terms of the Business Combination Agreement and (c) the one issued and outstanding unit of limited liability company membership interest in the Surviving Company and (ii) the Surviving Company will issue in favor of 142 BC a promissory note in an amount equal to the fair market value of the Merger Sub Unit held by 142 BC immediately before the Merger. At least one Business Day following the Merger, 142 BC will form a new British Columbia corporation (“AmalCo Sub”), which will be a direct, wholly-owned subsidiary of 142 BC, with AmalCo Sub issuing a single common share to 142 BC. On the Closing Date and pursuant to a statutory plan of arrangement under the Business Corporations Act (British Columbia) (the “Plan of Arrangement”) (a) the outstanding convertible debentures of Filament will convert into common shares of Filament (“Filament Common Shares”) in accordance with their terms, as amended, (b) the notice of articles and articles of 142 BC will be amended and restated to, among other matters, create Class B non-voting common shares of 142 BC (the “142 BC Class B Earnout Shares”) and Class C non-voting common shares of 142 BC (the “142 BC Class C Earnout Shares” and together with the 142 BC Class B Earnout Shares, the “Filament Earnout Shares”), (c) Filament and AmalCo Sub will amalgamate to form a new British Columbia Corporation (“AmalCo”, and such transaction the “Amalgamation”), (d) Filament shareholders will exchange all of the issued and outstanding Filament Common Shares for the newly issued 142 BC Common Shares, 142 BC Class B Earnout Shares and 142 BC Class C Earnout Shares, (e) 142 BC will exchange its single common share of AmalCo Sub for a single common share of AmalCo, (f) holders of Filament warrants, RSUs and options will receive, as applicable, Rollover Warrants, Adjusted RSUs or Rollover Options, in each case entitling the holders thereof to acquire 142 BC Common Shares upon exercise or settlement of such Rollover Warrants, Adjusted RSUs or Rollover Options; (g) 142 BC will repurchase for cancellation the single common share issued to the incorporator of 142 BC on incorporation; and (h) after giving effect to the Amalgamation, AmalCo will become a direct, wholly-owned subsidiary of 142 BC.

Neither the Business Combination nor the Merger have closed as of the date of these financial statements. The Business Combination is subject to, among other conditions, regulatory approval, board approval and shareholder approval.

7. PROPERTY, PLANT AND EQUIPMENT

The following is a summary of activities for the nine months ended September 30, 2023:

	Lab Equipment	Computer Equipment	Furniture & Fixtures	Total
Cost, December 31, 2021	$607,428	$7,166	$538	$615,132
Additions	23,628	-	8,528	32,156
Cost, December 31, 2022	$631,056	$7,166	$9,066	$647,288
Additions	48,190	-	6,775	54,965
Cost, September 30, 2023	$679,246	$7,166	$15,841	$702,253

Accumulated depreciation, December 31, 2021	$56,702	$1,079	$188	$57,969
Depreciation expense	61,634	2,306	641	64,581
Accumulated depreciation, December 31, 2022	$118,336	$3,385	$829	$122,550
Depreciation expense	48,672	1,792	3,058	53,522
Accumulated depreciation, September 30, 2023	$167,008	$5,177	$3,887	$176,072

Net book value, December 31, 2022	$512,720	$3,781	$8,236	$524,738
Net book value, September 30, 2023	$512,238	$1,989	$11,954	$526,181

8. RIGHT-OF-USE ASSETS AND LEASE OBLIGATION

On June 11, 2020, the Psilo entered into a three-year lease agreement for a 3,416 square feet office and production facility beginning on August 1, 2020 (the “Original Lease”). On the commencement of the Original Lease, the Company paid a security deposit of $27,633 and prepaid $142,919 of rent that was capitalized to the right-of-use asset. On July 20, 2021, Psilo entered into a lease extension agreement to extend the lease for an additional three years, until July 31, 2026 (the “Lease Extension”). In accordance with the Lease Extension, the Company paid an additional security deposit of $18,910 for a total security deposit of $46,543. The right-of-use asset and lease obligation have revised as at August 1, 2021 to reflect this extension to remeasure the right-of-use asset and lease obligation.

As at September 30, 2023, the right-of-use (“RoU”) asset is calculated as follows:

Cost, December 31, 2021, 2022, and September 30, 2023	$737,746

Accumulated depreciation, December 31, 2021	114,121
Depreciation expense	136,064
Accumulated depreciation, December 31, 2022	$250,185
Depreciation expense	102,047
Accumulated depreciation, September 30, 2023	$352,232

Net book value, December 31, 2022	$487,561
Net book value, September 30, 2023	$385,514

The lease obligation was measured at the present value of the remaining lease payments, which is comprised of both lease and non-lease components, with a three-year lease term and discounted using the Company’s estimated incremental borrowing rate of 10% per annum. Upon execution of the Lease Extension on July 20, 2021, and effective August 1, 2021, the lease obligation was revised to reflect the increased lease term. As at September 30, 2023, the remaining lease term is approximately 3.34 years.

On June 11, 2020, the Company prepaid $142,919 of rent that was applied to the first year of the Original Lease and the Company began making lease payments on June 1, 2021. As at September 30, 2023, the lease obligation is calculated as follows:

Balance, December 31, 2021	$639,557
Lease payments	(164,241)
Accretion expense on lease payments	59,229
Balance, December 31, 2022	534,545
Lease payments	(126,028)
Accretion expense on lease payments	37,255
Balance, September 30, 2023	$445,772

Less: current portion	$(143,189)
Long-term lease obligation	$302,583

The following table represents a summary of the Company’s undiscounted contractual cash flows and present value of the lease obligation:

Maturity analysis	September 30, 2023
2023	$45,330
2024	181,321
2025	181,321
2026	105,771
Undiscounted lease obligation	513,744
Less: future interest charges	(67,972)
Discounted lease obligation	$445,772
Short-term lease obligation	$143,189
Long-term lease obligation	$302,583

9. LICENSES AND GOODWILL

Licenses

As at September 30, 2023, the Company has a Health Canada issued Dealer’s License, which enables the Company to possess, produce, and transport psilocybin and other compounds found in natural, botanical fungus. During 2021 and subsequent to the acquisition of Psilo, the Company received an amendment to the Dealer’s License that further allows the research and supply of all controlled natural psychedelic substances, including N,N-dimethyltryptamine (DMT), mescaline, and other substances. The license is recognized as an indefinite life intangible asset.

As at September 30, 2023, the Company has recognized $460,000 (December 31, 2022 - $460,000) in licenses.

Goodwill

As at September 30, 2023, the Company has recognized $Nil (December 31, 2022 - $Nil) in goodwill pursuant to the acquisition of Psilo.

10. LOAN RECEIVABLE

During the year ended December 31, 2021, the Company provided a loan in three payment instalments for an aggregate of $89,153 to Filament Foundation, which is a charitable foundation that pursues initiatives that progress the psychedelics ecosystem by raising awareness for psychedelic related medical breakthroughs, rallying government oversight and amendments, and supporting companies in the psychedelic industry. Filament Foundation is directed by a board of four directors, of which the Company’s CEO is a member, and management has assessed that this entity is a related party. During the year ended December 31, 2022, the Company provided an additional loan for $38,701.

The loans are unsecured, non-interest bearing, and are due upon demand. As at September 30, 2023, the loan receivable balance is equal to $Nil (December 31, 2022 - $Nil) and the Company recognized a bad debt expense of $Nil (December 31, 2022 - $127,854). Due to uncertainty regarding Filament Foundations ability to generate funds and repay the loan, the Company recognized a loss allowance equal to the lifetime expected credit losses of $127,854.

11. CONVERTIBLE DEBENTURE

On July 13, 2022, the Company entered into a convertible debenture agreement 1,250 convertible debenture units (“CD Unit”) at a price of $1,000 per CD Unit for proceeds of $1,250,000 that matures on July 13, 2024. The CD Unit is convertible into common shares of the Company at a price of $0.15 per common share. Each CD Unit can be converted into 6,667 common shares and 6,667 warrants, with each warrant exercisable at a price of $0.30 per share for a period of three years from the date of issuance. The conversion feature can be exercised by the loan holder on or before July 13, 2024. If the Company is in default of payments pursuant to the agreement, any outstanding principal will accrue interest at a rate of 10% per annum, compounding monthly.

As a result of the transaction, the Company issued 8,333,333 warrants with a fair value of $395,000, with an exercise price of $0.30 that expire on July 13, 2025. The warrants were valued using the Black-Scholes Option Pricing model using the following assumptions: Risk free rate of 3.25%; Volatility of 100%; Stock Price of $0.11; Exercise price of $0.30; Dividend yield of NIL% and expected life of 3 years. The Company recognized these warrants as transaction costs and allocated on a pro-rata basis to the debt component and equity component.

The loan’s embedded conversion feature was determined to meet the definition of a compound financial instrument and the Company has assigned a fair value to the debt and any residual amounts are recorded as equity. The fair value of the conversion feature was determined to be $381,944 and was recorded in contributed surplus on the statement of financial position. Accordingly, the fair value of the debt component was recognized at $868,056. The total transaction cost was allocated to the debt component and the equity component of the convertible debenture on a pro-rata basis of $274,306 and $120,694, accordingly.

The Company recognized a deferred income tax (“DIT”) recovery on the equity component of the convertible loan of $70,538 in the statement of loss and comprehensive loss. The deferred tax liability resulted from the bifurcation of the equity component from the liability component. As the Company had sufficient deferred tax assets to offset the deferred tax liability, the deferred tax liability was reduced to $Nil and recognized as a recovery.

The borrowing amount of the convertible loan represents the debt element of the loan, without the conversion feature, recorded at its amortized cost as at September 30, 2023 using an effective interest rate of 20%.

The following table represents a summary of the Company’s debt and equity components of its convertible debenture:

September 30, 2023
Total proceeds received for convertible debenture	$1,250,000
Debt component	868,056
Equity component	381,944

Equity Component
Balance, December 31, 2021	$-
Additions	381,944
Less: transaction costs	(120,694)
Less: DIT recovery	(70,538)
Balance, December 31, 2022 and September 30, 2023	$190,712

Debt Component
Balance, December 31, 2021	$-
Additions	868,056
Less: transaction costs	(274,306)
Add: accretion expense	125,440
Balance, December 31, 2022	719,190
Add: accretion expense	229,615
Balance, September 30, 2023	$948,805

Convertible Debenture, Net book value, December 31, 2022	$719,190
Convertible Debenture, Net book value, September 30, 2023	$948,805

12. RELATED PARTY TRANSACTIONS

Key management personnel include those persons having authority and responsibility for planning, directing and controlling the activities of the Company as a whole. The Company has determined that key management personnel consist of executive and non-executive members of the Board of Directors and Chief Executive Officer, Chief Operating Officer, Chief Research Officer, and Chief Finance Officer. These transactions are incurred in the normal course of operations and are measured at the exchange amount that indicates fair value, which is the amount of consideration established and agreed to by the related parties. Remuneration attributed to key management personnel can be summarized as follows:

	Nine months ended September 30,
	2023	2022
Management
Wages and benefits
Benjamin Lightburn, CEO	$135,225	$131,250
Warren Duncan, CFO	115,839	112,500
Lisa Ranken, COO	97,500	74,000
Ryan Moss, VP Research and Development	84,948	82,500
Share-based compensation
Benjamin Lightburn, CEO	19,804	-
Warren Duncan, CFO	54,763	154,081
Lisa Ranken, COO	44,330	34,349
Ryan Moss, VP Research and Development	92,230	68,697
Total management	$644,639	$657,377
Board of Directors
Share based compensation
Greg Mills, Chairman, Former Director	9,670	74,050
Maureen O’Connell, AC Chair, Director	113,967	123,417
Chris Wagner, Director	113,967	123,417
Jonathan Conlin, Director	102,570	111,075
	$984,813	$1,089,336

During the nine months ended September 30, 2023, the Company incurred $164,439 (2022 - $158,852) in legal and professional fees to Fasken Martineau DuMoulin LLP, a law firm, where one of the Company’s directors is a partner and acts as counsel to Filament.

Accounts payable and accrued liabilities at September 30, 2023, includes $29,338 (December 31, 2022 - $41,322) owed to related parties. As at September 30, 2023, the Company has a loan payable to the CEO of the Company in the amount of $Nil (December 31, 2022 - $Nil), which is unsecured, due on demand, and non-interest bearing. During the year ended December 31, 2022, the loan was repaid.

During the nine months ended September 30, 2023, the Company incurred $Nil (2022 - $Nil) in post employment, termination benefits, or long-term benefits paid to key management. See Note 17 for additional details.

During the year ended December 31, 2022, the Company issued a loan to Filament Foundation, which has been determined to be a related party as the Company’s CEO is a member of the Board. See Note 9 for additional details.

13. CAPITAL STOCK AND RESERVES

a)	Authorized share capital

The Company has unlimited authorized common shares with no par value.

b)	Issued share capital

For the nine months ended September 30, 2023:

On July 24, 2023, the Company completed a private placement for the offering of 27,777,773 units at a price of $0.09 per unit for gross proceeds of $2,500,000. Each unit is comprised of one common share and one common share purchase warrant exercisable at a price of $0.117 with an expiry date of July 24, 2026. A total of 27,777,781 warrants were issued and the fair value of the warrants issued in a unit were valued using the residual value method and have a value of $Nil.

For the year ended December 31, 2022:

On August 23, 2022, the company issued a total of 206,100 common shares with a fair value of $57,090 pursuant to the terms of an agreement with a service provider.

On July 13, 2022, the Company completed a private placement for the offering of 9,616,000 units at a price of $0.13 per unit for gross proceeds of $1,250,080. Each unit is comprised of one common share and one common share purchase warrant exercisable at a price of $0.30 for a period of 36 months from the date of issuance. The fair value of warrants issued in a unit were valued using the residual value method and have a value of $0.03 per warrant for a total fair value of $288,480, which was deducted from share capital and recognized in contributed surplus.

On January 28, 2022, the Company issued a total of 99,844 common shares with a fair value of $18,971 to a service provider in exchange for the reduction of an accumulative $39,939 in debts owing. The Company recognized a gain on the settlement of debt in the amount of $20,968, which is recorded in the statement of loss and comprehensive loss.

During the year ended December 31, 2022, pursuant to the exercise of stock options, the Company issued 270,000 common shares for proceeds of $100,000. The fair value of stock options of $26,016 was transferred from contributed surplus to share capital on the stock options exercised.

c)	Employee Stock Option Plan

The Company has adopted a stock option plan (the “Plan”) for its directors, officers, employees, and consultants to acquire common shares of the Company. The maximum number of common shares issuable under the Plan cannot exceed 15% of the issued and outstanding common shares of the Company as at the date of grant. Stock option transactions and the number of stock options outstanding are summarized as follows:

	September 30, 2023		December 31, 2022
	Number of Options	Weighted Average Exercise Price	Number of Options	Weighted Average Exercise Price
Outstanding, beginning	16,771,331	$0.30	17,911,638	$0.29
Issued	12,708,332	$0.10	5,149,999	$0.32
Exercised	-	$-	(270,000)	$0.37
Cancelled	(10,058,332)	$0.33	(2,186,974)	$0.30
Expired	(4,333,332)	$0.30	(3,833,332)	$0.30
Outstanding, ending	15,087,999	$0.11	16,771,331	$0.30

On May 19, 2023, the Company executed termination agreements whereby 3,100,000 stock options with an exercise price between $0.30 and $0.40 were cancelled. On September 30, 2023, the Company executed termination agreements whereby 6,908,332 stock options with an exercise price between $0.30 and $0.40 were cancelled. The fair value of the unvested portion of the stock options cancelled was accelerated and recognized in contributed surplus.

The following table summarizes the stock options outstanding and exercisable as at September 30, 2023:

Expiry Date	Weighted Average Remaining Contractual Life in Years	Exercise Price	Outstanding	Exercisable
January 31, 2024	0.34	$0.30	500,000	500,000
December 31, 2024	1.25	$0.30	166,667	166,667
December 22, 2030	7.23	$0.05	1,433,000	985,188
March 2, 2031	7.42	$0.30	330,000	330,000
March 31, 2033	9.51	$0.10	10,158,332	2,819,476
March 31, 2033	9.51	$0.16	500,000	-
June 30, 2033	9.76	$0.10	2,000,000	-
	9.12	$0.11	15,087,999	4,801,331

For the nine months ended September 30, 2023, the Company incurred $702,939 (December 31, 2022 - $415,338) in share-based compensation expenses. Of the total share-based compensation issued, $211,126 (December 31, 2022 - $107,646) was issued to key management whose fees are included in wages and benefits, $340,174 (2022 - $212,702) was issued to the Board of Directors whose fees are included in professional and consulting fees, and $151,639 (December 31, 2022 - $94,990) was issued to consultants of the company whose fees are included in professional and consulting fees.

The weighted average share price on the date stock options were exercised was $Nil (2022 - $0.15).

The Company applies the fair value method using the Black-Scholes option pricing model in accounting for its stock options granted. The fair value of stock options issued was calculated using the following weighted average assumptions:

	September 30, 2023	December 31, 2022
Risk-free interest rate	3.17%	2.88%
Expected option life in years	10 years	1 to 5 years
Expected share price volatility*	100%	100%
Expected forfeiture rate	Nil	Nil
Expected dividend yield	Nil	Nil

*	The share price volatility was determined based on management’s professional judgement and comparison to comparable entities’ historical volatility in share price.

d)	Warrants

Warrant transactions and the number of warrants outstanding are summarized as follows:

	September 30, 2023		December 31, 2022
	Number of Warrants	Weighted Average Exercise Price	Number of Warrants	Weighted Average Exercise Price
Outstanding, beginning	26,199,333	$0.38	8,250,000	$0.55
Issued	27,777,781	$0.117	17,949,333	$0.30
Cancelled/forfeited	(2,000,000)	$0.40	-	$-
Expired	(6,250,000)	$0.60	-	$-
Outstanding, ending	45,727,114	$0.19	26,199,333	$0.38

On June 30, 2023, 2,000,000 warrants with an exercise price of $0.40 were forfeited.

The following table summarizes the warrants outstanding and exercisable as at September 30, 2023:

Expiry Date	Weighted Average Remaining Contractual Life in Years	Exercise Price	Outstanding	Exercisable
July 30, 2025	1.83	$0.30	17,949,333	17,949,333
July 24, 2026	2.82	$0.117	27,777,781	27,777,781
	2.43	$0.19	45,727,114	45,727,114

The fair value of the 17,949,333 warrants issued on July 30, 2022 were valued using the residual value method for warrants issued in a unit and were determined to have a fair value of $0.03 per warrant for a total value of $288,480. The fair value of warrants was deducted from share capital and recorded in contributed surplus.

The fair value of warrants issued individually were calculated using the following weighted average assumptions:

	September 30, 2023	December 31, 2022
Risk-free interest rate	-	3.25%
Expected option life in years	-	3 years
Expected share price volatility*	-	100%
Expected forfeiture rate	-	Nil
Expected dividend yield	-	Nil

*	The share price volatility was determined based on management’s professional judgement and comparison to comparable entities’ historical volatility in share price.

d)	Financing Warrants

Financing warrant transactions and the number of warrants outstanding are summarized as follows:

	September 30, 2023		December 31, 2021
	Number of Financing Warrants	Weighted Average Exercise Price	Number of Financing Warrants	Weighted Average Exercise Price
Outstanding, beginning	991,360	$0.33	991,360	$0.33
Expired	(991,360)	$0.33	-	$-
Outstanding, ending	-	$-	991,360	$0.33

f)	Restricted Stock Units

On January 27, 2022, the Company issued 125,400 RSUs, under which the holder has the right to receive an aggregate of 125,400 shares of the Company. These RSUs were fully vested at the time of issuance. The fair value of the RSUs is equal to $18,810, which has been fully recognized.

On January 27, 2022, the Company issued a total of 100,600 RSUs to consultants, under which the holders have the right to receive an aggregate of 100,600 shares of the Company. These RSUs vested on June 30, 2022. The fair value of RSUs is equal to $7,649, which has been fully recognized.

On August 23, 2022, the Company issued a total of 950,000 RSUs to consultants, under which the holders have the right to receive an aggregate of 950,000 shares of the Company. These RSUs vest 25% on September 1, 2023 and 6.25% every three months thereafter. The fair value of RSUs is equal to $15,325 and the Company has recognized $9,311 based on the vesting of the RSUs since the grant date.

On December 31, 2022, the Company issued 1,393,300 RSUs, under which the holder has the right to receive an aggregate of 1,393,300 shares of the Company. These restricted share units vest on October 12, 2023. The fair value of RSUs is equal to $104,703 and the Company has recognized $88,446 based on the vesting of the RSUs since the grant date.

On December 31, 2022, the Company issued 71,200 RSUs to a consultant, under which the holder has the right to receive an aggregate of 71,200 shares of the Company. These RSUs vested on June 30, 2023. The fair value of RSUs is equal to $2,883, which has been fully recognized.

On May 19, 2023, the Company issued 910,000 RSUs, under which the holder has the right to receive an aggregate of 910,000 shares of the company. These RSUs were fully vested at the time of issuance. The fair value of RSUs is equal to $77,350, which has been fully recognized.

On May 19, 2023, the Company issued 1,010,000 RSUs, under which the holder has the right to receive an aggregate of 1,010,000 shares of the company. These RSUs vest 25% on December 31, 2024 and 6.25% every three months thereafter. The fair value of RSUs is equal to $40,633 and the Company has recognized $6,029 based on the vesting of the RSUs since the grant date.

On May 19, 2023, the Company issued 1,089,643 RSUs, under which the holder has the right to receive an aggregate of 1,089,643 shares of the company. These RSUs vest on October 31, 2023. The fair value of RSUs is equal to $104,703 and the Company has recognized $85,031 based on the vesting of the RSUs since the grant date.

On May 19, 2023, the Company issued 144,700 RSUs, under which the holder has the right to receive an aggregate of 144,700 shares of the company. These RSUs vested on September 30, 2023. The fair value of RSUs is equal to $12,300, which has been fully recognized.

On May 19, 2023, the Company issued 300,000 RSUs, under which the holder has the right to receive an aggregate of 300,000 shares of the company. These RSUs vest 33.33% upon grant and 8.33% every three months thereafter. The fair value of RSUs is equal to $18,533 and the Company has recognized $11,596 based on the vesting of the RSUs since the grant date.

On June 30, 2023, the Company issued 415,000 RSUs, under which the holder has the right to receive an aggregate of 415,000 shares of the company. These RSUs vest 25% on December 31, 2023 and 6.25% every three months thereafter. The fair value of RSUs is equal to $17,349 and the Company has recognized $4,079 based on the vesting of the RSUs since the grant date.

14. SUPPLEMENTAL CASH FLOW INFORMATION

	September 30, 2023	December 31, 2022
Interest paid	$-	$-
Income tax paid	$-	$-
Non-cash financing and investing activities
Equity portion of convertible debenture	$-	$381,944
Fair value of shares issued to settle debt and for services	$-	$76,061
Fair value of stock options exercised	$-	$26,016
Fair value of RSUs vested	$184,976	$29,591
Fair value of warrants issued for convertible debenture	$-	$395,000
Fair value of warrants issued in private placement units	$-	$288,480

15. OPERATING SEGMENTS

As at September 30, 2023 and December 31, 2022, the Company is operating its business in one reportable segment: the execution of milestones in accordance with licensing agreements signed with licensing partners in Canada. All non-current assets are located in Canada. During the nine months ended September 30, 2023, the Company had revenues of $399,970 (December 31, 2022 - $364,500) in Canada. Major customers are defined as customers that each individually account for greater than 10% of the Company’s revenues. For the nine months ended September 30, 2023 and year ended December 31, 2022, the following revenue was recorded from major customers comprising 100% (December 31, 2022 – 82%) of gross revenues:

	For the nine months ended September 30,	For the year ended December 31,
	2023	2022
Customer A	$100,000	$225,000
Customer B	$131,500	$72,500
Customer C	$168,470	$-

16. FINANCIAL INSTRUMENTS

Fair value

Financial instruments recorded at fair value on the statement of financial position are classified using a fair value hierarchy that reflects the significance of the inputs used in making the measurements. The fair value hierarchy has the following levels:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities;

Level 2 - Inputs other than quoted prices that are observable for the asset or liability either directly (i.e.: as prices) or indirectly (i.e.: derived from prices); and

Level 3 - Valuation techniques using inputs that are not based on observable market data.

The fair value of cash and cash equivalents are measured using Level 1 inputs. The Company determined that the carrying values of its other short-term financial assets and liabilities approximate the corresponding fair values because of the relatively short periods to maturity and limited credit risk. The fair value of the Company’s convertible debenture and lease obligation are recognized at their present value and have been discounted over their terms using the Company’s incremental borrowing rate upon recognition.

There were no transfers between the levels of the fair value hierarchy during the year.

As of September 30, 2023	Level 1	Level 2	Level 3	Total
Assets:
Cash and cash equivalents	$2,202,840	-	-	$2,202,840

As of December 31, 2022	Level 1	Level 2	Level 3	Total
Assets:
Cash and cash equivalents	$2,846,740	-	-	$2,846,740

Financial risk factors

The Company’s risk exposures and impact on the Company’s financial statements are summarized below:

Credit risk

Credit risk is the risk of financial loss to the Company if a counterparty to a financial instrument fails to meet its contractual obligations and arises principally from the Company’s cash and receivables. The carrying amount of these financial assets represent the maximum credit exposure. Filament holds cash at a major Canadian financial institution, and management believes the exposure to credit risk with respect to these institutions is not significant.

Expected credit loss (“ECL”) analysis is performed at each reporting date using an objective approach to measure expected credit losses on its accounts receivable. The provision amounts are based on direct management interactions with the customer. The calculations reflect the probability-weighted outcome, the time value of money, and reasonable and supportable information that is available at the reporting date about past events, current conditions, and forecast of future economic conditions. Accounts receivables are written off when there is no reasonable expectation of recovery. Indicators that there is no reasonable expectation of recovery include, but are not limited to, business failure, failure of a debtor to engage in a repayment plan, and a failure to make contractual payments.

As at September 30, 2023, receivables are comprised of $318,731 (December 31, 2022 - $55,757) in trade receivables and the remainder arise from taxes receivable. The Company’s aging of receivables is below:

	September 30, 2023	December 31, 2022
0 – 30 days	$289,224	$26,250
91+ days	29,507	29,507
Total trade receivables	$318,731	$55,757

Liquidity risk

Liquidity risk is the risk that the Company will be unable to meet its financial obligations as they fall due. The Company’s objective to managing liquidity risk is to ensure that it has sufficient liquidity available to meet its liabilities when due. The accounts payable are typically due in 30 days, which are settled using cash. As at September 30, 2023, the Company has a working capital of $2,341,912.

At present, the Company’s operations do not generate positive cash flow. The Company’s primary source of funding has been the issuance of equity securities. Despite previous success in acquiring financing, there is no guarantee of obtaining future financings.

Foreign currency risk

Foreign currency risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in foreign currency rates. As at September 30, 2023, the Company did not hold any foreign currency and was not subject to foreign currency risk.

17. CAPITAL MANAGEMENT

The Company manages its capital structure, inclusive of shareholders’ equity and cash, and makes adjustments based on the funds available to the Company. The Company’s objectives when managing its capital are to safeguard the Company’s ability to continue as a going concern in order to support ongoing initiatives, to provide sufficient working capital to meet its ongoing obligations and to pursue potential acquisitions.

The Company is largely dependent upon external financings to fund its operations. In order to carry out any planned business transaction, and to continue to support the general administrative activities, the Company will spend its existing working capital and raise additional funds as needed.

Management reviews its capital management approach on an ongoing basis and believes that this approach, given the relative size of the Company, is reasonable. There were no changes in the Company’s approach to capital management during the period ended September 30, 2023.

The Company is not subject to externally imposed capital requirements. The Company has not paid or declared any dividends since the date of incorporation, nor are any contemplated in the foreseeable future.

18. COMMITMENTS

The Company had entered into agreements with officers that include termination and change of control clauses. In the case of termination and change of control, the officers are entitled to certain amounts payable.

As at September 30, 2023, the Company had two of these types of agreements with officers of the Company that totaled annual base fees of $325,000. In the case of termination, the officers are entitled to an amount equal to $312,163 and a bonus payment based on the average of historical bonus payments made over the last two years. In the case of a change of control, the officers are entitled to an amount equal to $393,413 and a bonus payment based on the average of historical bonus payments over the last two years. In the case of either termination or change of control, any unvested stock options issued to the officers will vest and become exercisable.

19. RECLASSIFICATION OF PRIOR YEAR COMPARATIVES

Certain comparative period balances have been reclassified to conform with current year classification. In the statements of loss and comprehensive loss, share-based compensation has been reclassified to the underlying account to which the compensation was incurred, professional and consulting fees and wages and benefits.

20. SUBSEQUENT EVENTS

On October 9, 2023, 70,000 RSUs granted to an employee on May 19, 2023 were terminated.

JUPITER FINANCIAL STATEMENTS

JUPITER ACQUISITION CORPORATION

CONDENSED BALANCE SHEETS

	September 30, 2023	December 31, 2022
	(Unaudited)
ASSETS
Current assets
Cash	$185,312	$324,188
Prepaid expenses	66,450	217,905
Income tax receivable	1,883	10,156
Total current assets	253,645	552,249

Marketable securities held in Trust Account	15,305,996	159,610,253
TOTAL ASSETS	$15,559,641	$160,162,502

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accrued expenses	$1,887,340	$801,007
Total current liabilities	1,887,340	801,007

Warrant liabilities	245,355	490,713
Deferred tax liability	—	321,707
Excise tax payable	1,451,815	—
Deferred underwriting fee payable	1,469,991	5,516,648
TOTAL LIABILITIES	5,054,501	7,130,075

Commitments and Contingencies (Note 6)

Class A common stock subject to possible redemption; 1,475,493 and 15,761,850 shares at redemption value at September 30, 2023 and December 31, 2022, respectively	15,403,526	158,933,340

STOCKHOLDERS’ DEFICIT
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; 4,535,699 and 595,237 shares issued and outstanding (excluding 1,475,493 and 15,761,850 shares subject to possible redemption) at September 30, 2023 and December 31, 2022, respectively	454	60
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 0 and 3,940,462 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	—	394
Additional paid-in capital	698,186	—
Accumulated deficit	(5,597,027)	(5,901,367)
TOTAL STOCKHOLDERS’ DEFICIT	(4,898,387)	(5,900,913)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$15,559,641	$160,162,502

The accompanying notes are an integral part of the unaudited condensed financial statements.

JUPITER ACQUISITION CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022

Operating costs	$449,701	$396,705	$1,945,329	$1,233,472
Loss from operations	(449,701)	(396,705)	(1,945,329)	(1,233,472)

Other income:
Interest earned on marketable securities held in Trust Account	249,491	672,213	2,319,875	818,225
Unrealized (loss) gain on marketable securities held in Trust Account	(52,767)	27,589	—	13,602
Change in fair value of warrant liabilities	(81,785)	408,927	245,358	3,069,883
Reduction in deferred underwriter fee payable	—	—	245,002	—
Total other income, net	114,939	1,108,729	2,810,235	3,901,710

(Loss) Income before provision for income taxes	(334,762)	712,024	864,906	2,668,238
Provision for income taxes	(42,553)	(129,314)	(560,566)	(129,314)
Net (loss) income	$(377,315)	$582,710	$304,340	$2,538,924

Weighted average shares outstanding of Class A common stock redeemable	2,070,730	16,357,087	7,984,131	16,357,087
Basic and diluted net (loss) income per share, Class A common stock redeemable	$(0.06)	$0.03	$0.03	$0.13

Weighted average shares outstanding of Class A common stock	3,940,462	—	2,367,164	—
Basic and diluted net (loss) income per share, Class A common stock	$(0.06)	$—	$0.03	$—

Weighted average shares outstanding of Class B common stock non-redeemable	—	3,940,462	1,587,732	3,940,462
Basic and diluted net income per share, Class B common stock non-redeemable	$—	$0.03	$0.03	$0.13

The accompanying notes are an integral part of the unaudited condensed financial statements.

JUPITER ACQUISITION CORPORATION

CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

(UNAUDITED)

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2023

	Class A Common Stock		Class B Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance — January 1, 2023	595,237	$60	3,940,462	$394	$—	$(5,901,367)	$(5,900,913)

Reduction of underwriting fee payable	—	—	—	—	3,801,655	—	3,801,655

Remeasurement of Class A common stock subject to possible redemption	—	—	—	—	(1,239,625)	—	(1,239,625)

Net income	—	—	—	—	—	707,794	707,794

Balance — March 31, 2023	595,237	60	3,940,462	394	2,562,030	(5,193,573)	(2,631,089)

Excise tax liability accrued for common stock redemptions	—	—	—	—	(1,451,815)	—	(1,451,815)

Remeasurement of Class A common stock subject to possible redemption	—	—	—	—	(286,657)	—	(286,657)

Conversion of Class B shares to Class A non-redeemable	3,940,462	394	(3,940,462)	(394)	—	—	—

Net loss	—	—	—	—	—	(26,139)	(26,139)

Balance — June 30, 2023	4,535,699	454	—	—	823,558	(5,219,712)	(4,395,700)

Remeasurement of Class A common stock subject to possible redemption	—	—	—	—	(125,372)	—	(125,372)

Net loss	—	—	—	—	—	(377,315)	(377,315)

Balance — September 30, 2023	4,535,699	$454	—	$—	$698,186	$(5,597,027)	$(4,898,387)

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2022

	Class A Common Stock		Class B Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance — January 1, 2022	595,237	$60	3,940,462	$394	$—	$(8,015,607)	$(8,015,153)

Net income	—	—	—	—	—	781,675	781,675

Balance — March 31, 2022	595,237	60	3,940,462	394	—	(7,233,932)	(7,233,478)

Net income	—	—	—	—	—	1,174,539	1,174,539

Balance — June 30, 2022	595,237	60	3,940,462	394	—	(6,059,393)	(6,058,939)

Accretion to shares subject to redemption	—	—	—	—	—	(352,463)	(352,463)

Net income	—	—	—	—	—	582,710	582,710

Balance — September 30, 2022	595,237	$60	3,940,462	$394	$—	$(5,829,146)	$(5,828,692)

The accompanying notes are an integral part of the unaudited condensed financial statements.

JUPITER ACQUISITION CORPORATION

CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Nine Months Ended September 30,
	2023	2022
Cash Flows from Operating Activities:
Net income	$304,340	$2,538,924
Adjustments to reconcile net income to net cash used in operating activities:
Change in fair value of warrant liabilities	(245,358)	(3,069,883)
Interest earned on marketable securities held in Trust Account	(2,319,875)	(818,225)
Unrealized gain on marketable securities held in Trust Account	—	(13,602)
Reduction in deferred underwriter fee payable	(245,002)	—
Deferred tax provision	(321,707)	—
Changes in operating assets and liabilities:
Prepaid expenses	151,455	13,637
Noncurrent prepaid insurance	—	211,238
Prepaid income taxes	8,273	—
Accrued expenses	1,086,333	165,495
Income taxes payable	—	129,314
Net cash used in operating activities	(1,581,541)	(843,102)

Cash Flows from Investing Activities:
Cash withdrawn from Trust Account to pay franchise and income taxes	1,442,665	142,000
Cash withdrawn from Trust Account in connection with redemption	145,181,467	—
Net cash provided by investing activities	146,624,132	142,000

Cash Flows from Financing Activities:
Payments of redemptions - Class A common stock	(145,181,467)	—
Net cash used in financing activities	(145,181,467)	—

Net Change in Cash	(138,876)	(701,102)
Cash – Beginning of period	324,188	1,351,816
Cash – End of period	$185,312	$650,714

Supplementary cash flow information:
Cash paid for income taxes	$874,000	$—
Non-Cash investing and financing activities:
Remeasurement of Class A common stock to redemption value	$(1,526,282)	$(352,463)
Reduction of deferred underwriting fee payable	$(4,046,656)	$—
Excise tax liability accrued for Class A common stock redemptions	$1,451,815	$—

The accompanying notes are an integral part of the unaudited condensed financial statements.

JUPITER ACQUISITION CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023

(UNAUDITED)

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN

Jupiter Acquisition Corporation (the “Company”) is a blank check company incorporated in Delaware on June 17, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”).

The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of September 30, 2023, the Company had not commenced any operations. All activity for the period from June 17, 2020 (inception) through September 30, 2023 relates to the Company’s formation and the initial public offering (“Initial Public Offering”), which is described below, and, subsequent to the Initial Public Offering, identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the marketable securities held in the Trust Account (defined below).

The registration statement for the Company’s Initial Public Offering was declared effective on August 12, 2021. On August 17, 2021, the Company consummated the Initial Public Offering of 15,000,000 units (the “Units” and, with respect to the shares of Class A common stock included in the Units sold, the “Public Shares”) at $10.00 per Unit, generating gross proceeds of $150,000,000 which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 580,000 units (the “Private Placement Units”) at a price of $10.00 per Private Placement Unit in a private placement to Jupiter Founders LLC (the “Sponsor”) and certain of the underwriters and certain of the underwriters’ employees, generating gross proceeds of $5,800,000, which is described in Note 4.

On August 23, 2021, the underwriters notified the Company of their exercise of the over-allotment option in part and concurrent forfeiture of the remaining portion of such option. As such, on August 25, 2021, the underwriters purchased 761,850 additional Units at $10.00 per additional Unit upon the closing of the partial exercise of the over-allotment option, generating gross proceeds of $7,618,500. Simultaneously with the sale of the additional Units, the Company consummated the sale of an additional 15,237 Private Placement Units at $10.00 per additional Private Placement Unit, generating total gross proceeds of $152,370.

Transaction costs amounted to $9,292,595, consisting of $3,152,370 of underwriting fees, net of reimbursement, $5,516,648 of deferred underwriting fees and $623,577 of other offering costs.

On March 31, 2023, Nomura Securities International, Inc. (“Nomura”), an underwriter of the Initial Public Offering, agreed to waive its entitlement to the deferred underwriting commissions of $4,046,657 owed or payable to Nomura pursuant to the underwriting agreement for the Initial Public Offering (the “Underwriting Agreement”). As a result, the Company recognized $245,002 of other income attributable to the derecognition of deferred underwriting fees allocated to offering costs and $3,801,655 was recorded to additional paid-in capital in relation to the waiver of the deferred underwriting discount in the accompanying financial statements (see Note 6).

On April 12, 2023, Brookline Capital Markets, a division of Arcadia Securities, LLC (“Brookline”) and Ladenburg Thalmann & Co. Inc. (“Ladenburg”), constituting all of the underwriters of the Initial Public Offering (other than Nomura), notified the Company pursuant to a letter dated as of April 6, 2023, that each of Brookline and Ladenburg agreed to waive its entitlement to the cash payment of deferred underwriting commissions owed or payable pursuant to the Underwriting Agreement and will each accept 150,000 common shares, totaling an aggregate of 300,000 common shares, which is approximately $4.90 per share, of the surviving company of the Company’s initial Business Combination in full satisfaction of the aggregate $1,469,991 that would be payable to such underwriters upon the closing of the Company’s initial Business Combination pursuant to the Underwriting Agreement.

Following the closing of the Initial Public Offering on August 17, 2021, an amount of $150,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Units was placed in a trust account established for the benefit of the Company’s Public Stockholders (as defined below) (the “Trust Account”), with Continental Stock Transfer & Trust Company acting as trustee (“Continental”), and was invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less, or in money market funds meeting certain conditions under Rule 2a-7 of the Investment Company Act that invest only in direct U.S. government treasury obligations, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account to the Company’s stockholders, as described below.

JUPITER ACQUISITION CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023

(UNAUDITED)

A total of $7,618,500 of the net proceeds from the sale of the additional Units and the additional Private Placement Units was deposited in the Trust Account, bringing the aggregate proceeds held in the Trust Account to $157,618,500.

In connection with the implementation of the Extension (as defined below) on April 20, 2023, as previously approved by the Company’s stockholders on April 18, 2023, the Company redeemed 14,286,357 shares of Class A common stock tendered for redemption by the Public Stockholders, at a redemption price of approximately $10.16 per share, for an aggregate redemption amount of approximately $145.2 million.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering, including the partial exercise of the over-allotment option, and sale of the Private Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company must complete its initial Business Combination with one or more operating businesses with an aggregate fair market value equal to at least 80% of the net assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will provide the holders of the outstanding Public Shares (the “Public Stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially $10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to the Public Stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company may pay to the underwriters (as discussed in Notes 6 and 10). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by applicable law or stock exchange listing requirements and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by applicable law or stock exchange listing requirements, or the Company decides to obtain stockholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsor and other holders of the Company’s common stock prior to the Initial Public Offering (the “Initial Stockholders”) have agreed to vote their Founder Shares (as defined in Note 5), Private Shares (as defined in Note 4) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each Public Stockholder may elect to redeem their Public Shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction.

Notwithstanding the above, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Certificate of Incorporation provides that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares, without the prior consent of the Company.

The Initial Stockholders have agreed (a) to waive their redemption rights with respect to the Founder Shares, Private Shares and Public Shares held by them in connection with the completion of a Business Combination and (b) not to propose an amendment to the Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

JUPITER ACQUISITION CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023

(UNAUDITED)

On April 18, 2023, the Company held a special meeting in lieu of the 2023 annual meeting of stockholders of the Company (the “Special Meeting”). At the Special Meeting, the Company’s stockholders approved, among other matters, (i) an amendment to the Certificate of Incorporation to extend the date by which the Company must consummate an initial Business Combination (the “Extension”) from August 17, 2023 to December 17, 2023, or such earlier date as determined by the Company’s board of directors (such applicable date, the “Extended Date”, and such amendment, the “Charter Amendment”), and (ii) an amendment to the Investment Management Trust Agreement, dated as of August 12, 2021, by and between the Company and Continental, to provide for the Extension to the Extended Date pursuant to the Charter Amendment (the “Trust Amendment”).

Following the Special Meeting, on April 20, 2023, the Company filed the Charter Amendment with the Secretary of State of the State of Delaware in order to implement the Extension and entered into the Trust Amendment with Continental.

In connection with the implementation of the Extension, (i) on April 20, 2023, all holders of Class B common stock voluntarily elected to convert all shares of Class B common stock to shares of Class A common stock on a one-for-one basis in accordance with the Certificate of Incorporation (collectively, the “Class B Conversion”), and (ii) the Company redeemed 14,286,357 shares of Class A common stock tendered for redemption by the Public Stockholders, at a redemption price of approximately $10.16 per share, for an aggregate redemption amount of approximately $145.2 million (the “Redemption”). Upon completion of the Class B Conversion and the Redemption, 6,011,192 shares of Class A common stock and no shares of Class B common stock remain issued and outstanding.

In connection with the implementation of the Extension, the Company will have until December 17, 2023, or such earlier date as determined by the Company’s board of directors, to consummate a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The Initial Stockholders have agreed to waive their right to liquidating distributions from the Trust Account with respect to the Founder Shares and Private Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Initial Stockholders acquire Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commissions (see Notes 6 and 10) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to monies held in the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent registered public accounting firm), prospective target businesses and other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Liquidity and Going Concern

As of September 30, 2023, the Company had $185,312 in its operating bank account and a working capital deficit of $1,731,225.

As of September 30, 2023, $551,066 of the amount on deposit in the Trust Account represented interest income, which is available to pay the Company’s tax obligations. As of September 30, 2023, the Company withdrew an amount of $1,613,646 in the interest income from the Trust Account to pay tax obligations.

JUPITER ACQUISITION CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023

(UNAUDITED)

Until the consummation of a Business Combination, the Company will be using the funds not held in the Trust Account for identifying and evaluating prospective acquisition candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to acquire, and structuring, negotiating and consummating the Business Combination.

The Company may need to raise additional capital through loans or additional investments from its Sponsor, stockholders, officers, directors, or third parties. The Company’s officers, directors and Sponsor, or their affiliates, may, but are not obligated to, loan the Company additional funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain such additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all.

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s (“FASB”) Accounting Standards Update 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that if the Company is unable to complete a Business Combination by December 17, 2023, then the Company will cease all operations except for the purpose of liquidating.

In connection with the Company’s assessment of going concern considerations in accordance with FASB Accounting Standards Codification Subtopic 205-40, “Presentation of Financial Statements – Going Concern,” the Company has until December 17, 2023 to consummate a Business Combination or effect an extension. It is uncertain that the Company will be able to consummate a Business Combination or effect an extension by this time. If a Business Combination is not consummated by this date and an extension has not been approved by the Company’s stockholders and effected, there will be a mandatory liquidation and subsequent dissolution of the Company. Management has determined that the liquidity condition and the mandatory liquidation, should a Business Combination not occur and an extension not be approved by the Company’s stockholders and effected, and potential subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after December 17, 2023. The Company intends to complete a proposed Business Combination before December 17, 2023. However, there can be no assurance that the Company will be able to consummate any Business Combination by such date. In addition, the Company may need to raise additional capital through loans or additional investments from its Sponsor, stockholders, officers, directors or third parties. The Company’s officers, directors and Sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, the Company may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern through December 17, 2023.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, and/or search for a target company, the specific impact is not readily determinable as of the date of the condensed financial statements. The condensed financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In February 2022, the Russian Federation and Belarus commenced a military action with the country of Ukraine. As a result of this action, various nations, including the United States, have instituted economic sanctions against the Russian Federation and Belarus. Further, the impact of this action and related sanctions on the world economy are not determinable as of the date of these condensed financial statements and the specific impact on the Company’s financial condition, results of operations, and cash flows is also not determinable as of the date of these condensed financial statements.

The funds in the Trust Account are invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds that meet certain conditions under Rule 2a-7 under the Investment Company Act and that invest only in direct U.S. government obligations. While short-term U.S. government treasury bills currently yield a positive rate of interest, they have briefly yielded negative interest rates in recent years. Central banks in Europe and Japan pursued interest rates below zero in recent years, and the Open Market Committee of the Federal Reserve has not ruled out the possibility that it may in the future adopt similar policies in the United States. In the event that the Company is unable to complete its initial Business Combination or makes certain amendments to the Certificate of Incorporation, the Public Stockholders are entitled to receive their pro-rata share of the proceeds held in the Trust Account, plus any interest income not released to the Company, net of taxes payable. Negative interest rates could impact the per share redemption amount that may be received by Public Stockholders.

JUPITER ACQUISITION CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023

(UNAUDITED)

Consideration of Inflation Reduction Act Excise Tax

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax.

Any redemption or other repurchase that occurs after December 31, 2022, in connection with a Business Combination, extension vote (including in connection with the Extension) or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with a Business Combination, extension vote (including in connection with the Extension) or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the Business Combination, extension or otherwise, (ii) the structure of a Business Combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a Business Combination (or otherwise issued not in connection with a Business Combination but issued within the same taxable year of a Business Combination) and (iv) the content of regulations and other guidance from the Treasury. In addition, because the excise tax would be payable by the Company and not by the redeeming holder, the mechanics of any required payment of the excise tax have not been determined. The foregoing could cause a reduction in the cash available on hand to complete a Business Combination and in the Company’s ability to complete a Business Combination.

On April 20, 2023, the Company redeemed 14,286,357 shares of Class A common stock tendered for redemption by the Public Stockholders for a total redemption amount of $145,181,467 in connection with the implementation of the Extension. The Company evaluated the classification and accounting of the stock redemption under ASC 450, “Contingencies” to determine whether the Company should currently recognize an excise tax obligation associated therewith. ASC 450 states that when a loss contingency exists the likelihood that the future event(s) will confirm the loss or impairment of an asset, or the incurrence of a liability can range from probable to remote. Contingent liability must be reviewed at each reporting period to determine appropriate treatment. The Company evaluated whether a United States excise tax obligation should be recognized currently related to the stock redemption and concluded that this obligation should be recognized. As of September 30, 2023, the Company recorded $1,451,815 of excise tax liability calculated as 1% of shares redeemed on April 20, 2023. Any reduction to this liability resulting from either a subsequent stock issuance or an event giving rise to an exception that occurs within this tax year, will be recognized in the period (including an interim period) that such stock issuance or event giving rise to an exception occurs.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in condensed financial statements prepared in accordance with U.S. GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on March 10, 2023. The interim results for the three and nine months ended September 30, 2023 are not necessarily indicative of the results to be expected for the period ending December 31, 2023 or for any future periods.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

JUPITER ACQUISITION CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023

(UNAUDITED)

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s condensed financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the condensed financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed financial statements and the reported amounts of expenses during the reporting periods.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the condensed financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. One of the more significant accounting estimates included in these condensed financial statements is the determination of the fair value of the warrant liabilities. Such estimates may be subject to change as more current information becomes available and, accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. As of September 30, 2023 and December 31, 2022, the Company had cash of $185,312 and $324,188, respectively. The Company did not have any cash equivalents at September 30, 2023 and December 31, 2022.

Marketable Securities Held in Trust Account

At September 30, 2023, substantially all of the assets held in the Trust Account were cash. At December 31, 2022, the assets held in the Trust Account were U.S. Treasury securities. From inception through September 30, 2023, the Company withdrew an amount of $1,613,646 in the interest income from the Trust Account to pay tax obligations.

Offering Costs

Offering costs consist of underwriting, legal, accounting and other expenses incurred through the condensed balance sheet date that are directly related to the Initial Public Offering. Offering costs are allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs allocated to derivative warrant liabilities are expensed as incurred in the statements of operations. Offering costs associated with the Class A common stock issued were initially charged to temporary equity and then accreted to common stock subject to redemption upon the completion of the Initial Public Offering. Offering costs amounted to $9,292,595, of which $8,938,077 were charged to stockholders’ equity upon the completion of the Initial Public Offering and $354,518 were expensed to the statements of operations.

Warrant Liabilities

The Company accounts for the Public Warrants (as defined in Note 3) and the Private Warrants (as defined in Note 4) (collectively, with the Public Warrants, the “Warrants”) in accordance with the guidance contained in FASB Accounting Standards Codification (“ASC”) Topic 480 and FASB ASC Topic 815 “Derivatives and Hedging” (“ASC 815”) under which the Warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, the Company classifies the Warrants as liabilities at their fair value and adjusts the Warrants to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the statements of operations. On August 17, 2021 and subsequently on September 30, 2021, the Public Warrants were valued using a Monte Carlo Simulation model. The Private Warrants were valued using a Black Scholes model at December 31, 2021. For periods subsequent to the detachment of the Public Warrants from the Units including September 30, 2023, the close price of the Public Warrant price was used as the fair value as of each relevant date. In addition, as of September 30, 2023, the closing price of the Public Warrants was determined to be an appropriate estimate for the fair value of Private Warrants due to a make-whole provision in the contractual terms of the Warrant Agreement.

JUPITER ACQUISITION CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023

(UNAUDITED)

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC Topic 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement’s carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2023 and 2022. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in FASB ASC Topic 480 “Distinguishing Liabilities from Equity.” Shares of Class A common stock subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at September 30, 2023 and December 31, 2022, 1,475,493 and 15,761,850 shares of Class A common stock subject to possible redemption are presented at redemption value as temporary equity, respectively, outside of the stockholders’ deficit section of the Company’s condensed balance sheets. On April 20, 2023, the Company redeemed 14,286,357 shares of Class A common stock tendered for redemption by the Public Stockholders for a total redemption amount of $145,181,467 in connection with the implementation of the Extension, which is described in Note 1.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Immediately upon the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption amount value. The change in the carrying value of redeemable Class A common stock resulted in charges against additional paid-in capital and accumulated deficit.

At September 30, 2023 and December 31, 2022, the Class A common stock reflected in the condensed balance sheets is reconciled in the following table:

	Shares	Value
Gross proceeds	15,761,850	$157,618,500
Less:
Proceeds allocated to Public Warrants	—	(6,018,995)
Class A common stock issuance costs	—	(8,768,627)
Plus:
Remeasurement of Class A common stock subject to possible redemption	—	16,102,462

Class A common stock subject to possible redemption 12/31/22	15,761,850	158,933,340
Less:
Redemption	(14,286,357)	(145,181,467)
Plus:
Remeasurement of Class A common stock subject to possible redemption	—	1,651,653

Class A common stock subject to possible redemption 09/30/23	1,475,493	$15,403,526

JUPITER ACQUISITION CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023

(UNAUDITED)

Net (Loss) Income per Common Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. Net (loss) income per common share is computed by dividing net income by the weighted average number of shares of common stock outstanding for the period. Remeasurement associated with the redeemable shares of Class A common stock is excluded from net (loss) income per common share as the redemption value approximates fair value.

The calculation of diluted (loss) income per share does not consider the effect of the Warrants issued in connection with the (i) Initial Public Offering, and (ii) the private placement since the exercise of the Warrants is contingent upon the occurrence of future events. The Warrants are exercisable to purchase 8,178,543 shares of Class A common stock in the aggregate. As of September 30, 2023 and 2022, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into common shares and then share in the net (loss) income of the Company. As a result, diluted net (loss) income per common share is the same as basic net (loss) income per common share for the periods presented.

The following table reflects the calculation of basic and diluted net (loss) income per common share (in dollars, except per share amounts):

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2023	2022	2023	2022
Class A Common Stock subject to possible redemption
Numerator: Net (loss) income allocable to Class A common stock	$(129,977)	$469,586	$203,525	$2,046,030
Denominator: Weighted Average Class A common stock
Basic and diluted weighted average shares outstanding	2,070,730	16,357,087	7,984,131	16,357,087
Basic and diluted net income (loss) per share	$(0.06)	$0.03	$0.03	$0.13

Class A Common Stock
Numerator: Net loss allocable to Class A common stock	(247,338)	—	60,342	—
Denominator:
Weighted Average Class A common stock - Basic and diluted weighted average shares outstanding	3,940,462	—	2,367,164	—
Basic and diluted net income (loss) per share	$(0.06)	$—	$0.03	$—

Class B Common Stock
Numerator: Net (loss) income allocable to Class B common stock	—	113,124	40,473	492,894
Denominator:
Weighted Average Class B common stock - Basic and diluted weighted average shares outstanding	—	3,940,462	1,587,732	3,940,462
Basic and diluted net income per share	$—	$0.03	$0.03	$0.13

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times may exceed the Federal Deposit Insurance Corporation coverage limit of $250,000. The Company has not experienced losses on these accounts.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the condensed balance sheets, primarily due to their short-term nature, except for warrant liabilities (see Note 9).

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s condensed financial statements.

JUPITER ACQUISITION CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023

(UNAUDITED)

NOTE 3. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 15,761,850 Units at a purchase price of $10.00 per Unit, including 761,850 additional Units pursuant to the underwriters’ partial exercise of their over-allotment option. Each Unit consists of one share of Class A common stock and one-half of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at an exercise price of $11.50, subject to adjustment (see Note 8).

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering and the closing of the partial exercise of the over-allotment option, the Sponsor and certain of the underwriters and certain of the underwriters’ employees purchased an aggregate of 595,237 Private Placement Units at a price of $10.00 per Private Placement Unit for an aggregate purchase price of $5,952,370 in private placements. Each Private Placement Unit consists of one share of Class A common stock (“Private Share”) and one-half of one warrant (each, a “Private Warrant”). Each whole Private Warrant is exercisable to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment. A portion of the proceeds from the Private Placement Units were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Units and all underlying securities will expire worthless. There will be no redemption rights or liquidating distributions from the Trust Account with respect to the Private Placement Units or the underlying securities.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On July 7, 2020, the Initial Stockholders purchased 5,750,000 shares of the Company’s Class B common stock (the “Founder Shares”) for an aggregate price of $25,000. On July 23, 2021, the Sponsor forfeited 1,437,500 Founder Shares resulting in an aggregate of 4,312,500 Founder Shares outstanding. The Sponsor agreed to transfer to certain of the underwriters and certain of their employees an aggregate of 240,001 shares of Class B common stock. All shares and per-share data has been retroactively restated. The Founder Shares included an aggregate of up to 562,500 Founder Shares that were subject to forfeiture to the extent that the underwriters’ over-allotment option was not exercised in full or in part. On August 23, 2021, the underwriters notified the Company of their exercise of the over-allotment option in part and concurrent forfeiture of the remaining portion of such option. As such, on August 25, 2021, the underwriters purchased 761,850 additional Units at $10.00 per additional Unit upon the closing of the partial exercise of the over-allotment option. As a result of the underwriters’ election to partially exercise their over-allotment option and the forfeiture of the remaining portion of such over-allotment option, an aggregate of 372,038 Founder Shares were forfeited and 190,462 Founder Shares are no longer subject to forfeiture, resulting in an aggregate of 3,940,462 Founder Shares outstanding at August 25, 2021.

The Initial Stockholders have agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination and (B) subsequent to a Business Combination, (x) if the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

JUPITER ACQUISITION CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023

(UNAUDITED)

Of the aggregate 15,761,850 Units sold in the Initial Public Offering, 13,365,000 Units were purchased by certain qualified institutional buyers or institutional accredited investors that are not affiliated with the Company, the Sponsor, the Company’s directors or any member of the Company’s management team (the “Anchor Investors”).

In connection with the closing of the Initial Public Offering, the Anchor Investors each acquired from the Sponsor an indirect economic interest in 100,000 Founder Shares (or an aggregate of 900,000 Founder Shares) at the original purchase price that the Sponsor paid for the Founder Shares. The Sponsor has agreed to distribute such Founder Shares to the Anchor Investors after the completion of a Business Combination. The Company estimated the aggregate fair value of the Founder Shares attributable to the Anchor Investors to be $4,464,000, or $4.96 per share. The fair value of the Founder Shares was valued using a binomial/lattice model. The excess of the fair value of the Founder Shares was determined to be an offering cost in accordance with Staff Accounting Bulletin Topic 5A. Accordingly, the offering cost was allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs related to the Founder Shares amounted to $4,464,000, of which $170,341 were expensed in the statements of operations and included in transactions costs attributable to warrant liabilities and the remaining $4,296,659 netted to additional paid in capital resulting in only a charge to accumulated deficit of $170,341.

On April 20, 2023, pursuant to the Class B Conversion, the Founder Shares were converted from shares of Class B common stock to shares of Class A common stock on a one-for-one basis in accordance with the Certificate of Incorporation. At September 30, 2023, there were 6,011,192 and 0 shares of Class A common stock and Class B common stock issued and outstanding, respectively.

Administrative Services Agreement

The Company entered into an agreement on August 12, 2021, through the earlier of the Company’s consummation of a Business Combination and its liquidation, to pay an affiliate of the Sponsor an aggregate of $15,000 per month for office space, utilities and secretarial and administrative support. For the three and nine months ended September 30, 2023, the Company incurred and paid $45,000 and $135,000, respectively, in fees for these services. For the three and nine months ended September 30, 2022, the Company incurred and paid $45,000 and $135,000 in fees for these services, respectively.

Promissory Note — Related Party

On June 24, 2020, the Company issued an unsecured promissory note to the Sponsor (the “Promissory Note”), pursuant to which the Company could borrow up to an aggregate principal amount of $250,000. The Promissory Note was subsequently amended on December 31, 2021 and 2020 to extend the maturity date. The Promissory Note was non-interest bearing and payable on the earlier of (i) December 31, 2021 and (ii) the consummation of the Initial Public Offering. As of September 30, 2023 and December 31, 2022, there were no amounts outstanding under the Promissory Note. The outstanding balance under the Note was repaid at the closing of the Initial Public Offering on August 17, 2021, and the Promissory Note was terminated.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor, an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of the proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be converted into units at a price of $10.00 per unit at the option of the lender. The units would be identical to the Private Placement Units. As of September 30, 2023 and December 31, 2022, there were no Working Capital Loans outstanding.

JUPITER ACQUISITION CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023

(UNAUDITED)

NOTE 6. COMMITMENTS AND CONTINGENCIES

Registration Rights

Pursuant to a registration rights agreement entered into on August 12, 2021, the holders of the Founder Shares, Private Placement Units, Private Shares, Private Warrants, and units that may be issued upon conversion of Working Capital Loans (and any shares of Class A common stock issuable upon the exercise of the Private Warrants and warrants included in the units that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares) will be entitled to registration rights requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to the Company’s Class A common stock). The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. Notwithstanding the foregoing, the underwriters may not exercise their demand and “piggy-back” registration rights after August 12, 2026 and August 12, 2028, respectively, and may not exercise their demand rights on more than one occasion. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriters a 45-day option beginning August 12, 2021 to purchase up to 2,250,000 additional Units to cover over-allotments, at the Initial Public Offering price less the underwriting discounts and commissions. On August 23, 2021, the underwriters notified the Company of their exercise of the over-allotment option in part and concurrent forfeiture of the remaining portion of such option. As such, on August 25, 2021, the underwriters purchased 761,850 additional Units upon the closing of the partial exercise of the over-allotment option.

The underwriters were entitled to a deferred fee of $0.35 per Unit, or $5,516,648 in the aggregate, pursuant to the terms of the Underwriting Agreement, which deferred fee would (i) become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination and (ii) be waived by the underwriters in the event that the Company does not complete a Business Combination.

On March 31, 2023, Nomura agreed to waive its entitlement to the deferred underwriting commissions of $4,046,657 owed or payable to Nomura in accordance with the Underwriting Agreement. As a result, the Company recognized $245,002 of other income attributable to the derecognition of deferred underwriting fees allocated to offering costs and $3,801,655 was recorded to additional paid-in capital in relation to the waiver of the deferred underwriting discount in the accompanying financial statements.

On April 12, 2023, Brookline and Ladenburg, constituting all of the underwriters of the Initial Public Offering (other than Nomura), notified the Company pursuant to a letter dated as of April 6, 2023, that each of Brookline and Ladenburg agreed to waive its entitlement to the cash payment of deferred underwriting commissions owed or payable pursuant to the Underwriting Agreement and will each accept 150,000 common shares, totaling an aggregate of 300,000 common shares, which is approximately $4.90 per share, of the surviving company of the Company’s initial Business Combination in full satisfaction of the aggregate $1,469,991 that would be payable to such underwriters upon the closing of the Company’s initial Business Combination pursuant to the Underwriting Agreement.

Legal Services Agreement

Services rendered by the Company’s legal counsel are accrued on an ongoing basis but deferred for settlement until the closing of an initial Business Combination. The accrued fees were $1,555,000 and $758,955 as of September 30, 2023 and December 31, 2022, respectively.

JUPITER ACQUISITION CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023

(UNAUDITED)

Business Combination Agreement

On July 18, 2023, the Company, 1427702 B.C. Ltd., a corporation organized under the laws of British Columbia (“TopCo”), Filament Merger Sub LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of TopCo, and Filament Health Corp., a corporation organized under the laws of British Columbia (“Filament”), entered into a business combination agreement (as may be amended, supplemented, or otherwise modified from time to time, the “Business Combination Agreement”), which provides for a proposed business combination through a series of related transactions (the “Proposed Business Combination”). The consummation of the Proposed Business Combination is subject to a number of conditions set forth in the Business Combination Agreement including, among others, receipt of the requisite approval of the Company’s stockholders and execution of various transaction agreements. There can be no assurance as to whether or when the Proposed Business Combination will be consummated.

On August 14, 2023, TopCo filed with the SEC a registration statement on Form F-4 (File No. 333-273972) (as subsequently amended, the “Form F-4”) in connection with the Proposed Business Combination, which contains a preliminary proxy statement/prospectus that constitutes (i) a preliminary prospectus relating to the offer of TopCo securities to be issued in the Proposed Business Combination and (ii) a preliminary proxy statement in connection with the solicitation of proxies for a special meeting of the Company’s stockholders to be held to approve the Proposed Business Combination and other matters as described in the Form F-4.

Shareholder Support Agreements

Concurrently with the execution and delivery of the Business Combination Agreement, certain Filament shareholders collectively holding approximately 43% of the total number of outstanding Filament Shares (the “Key Filament Shareholders”) executed and delivered to Jupiter certain voting and support agreements (the “Shareholder Support Agreements”), pursuant to which each such Key Filament Shareholder agreed to, among other things, (a) not transfer their Company Securities (as defined in the Shareholder Support Agreements), (b) support and vote in favor of the Business Combination and related matters and (c) not exercise, and waive, rights in respect of certain dissent rights, in each case, on the terms and subject to the conditions set forth in the Shareholder Support Agreements.

Sponsor Support Agreement

Concurrently with the execution and delivery of the Business Combination Agreement, the Company and the Sponsor executed and delivered to Filament a sponsor support agreement (“the Sponsor Support Agreement”), pursuant to which, among other things, the Sponsor (a) will vote the shares of the Company’s Common Stock held by it as of the date of the Sponsor Support Agreement and any additional equity securities of the Company that it acquires prior to the Company’s special meeting of stockholders to be held to approve the Proposed Business Combination, in each case, in favor of the Business Combination Agreement and each of the proposals to be presented to stockholders at such meeting, (b) will not redeem any shares of the Company’s Common Stock held by the Sponsor in connection with the Proposed Business Combination and will waive its redemption rights, (c) will convert, on the same terms and price as any PIPE investors, into equity the amount, if any, by which outstanding Working Capital Loans to the Company, if any, exceed $500,000, concurrently with the closing of the Proposed Business Combination (the “Closing”), and (d) if mutually agreed by Filament and the Company, will take such actions as may be necessary for the Company to further extend (including payment by the Company of any extension expenses), subject to stockholder approval, the duration of the Company’s timeline to consummate a business combination on terms mutually agreeable to Filament and the Company, if and to the extent necessary to consummate the Proposed Business Combination, in each case, on the terms and subject to the conditions set forth in the Sponsor Support Agreement.

NOTE 7. STOCKHOLDERS’ DEFICIT

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At September 30, 2023 and December 31, 2022, there were no shares of preferred stock issued and outstanding.

Class A Common Stock — The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. At September 30, 2023 and December 31, 2022, there were 4,535,699 and 595,237 shares of Class A common stock issued and outstanding, excluding 1,475,493 and 15,761,850 shares of Class A common stock subject to possible redemption which are presented as temporary equity, respectively.

JUPITER ACQUISITION CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023

(UNAUDITED)

Class B Common Stock — The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. At September 30, 2023 and December 31, 2022, there were 0 and 3,940,462 shares of Class B common stock issued and outstanding. At December 31, 2020, there were 4,312,500 shares of Class B common stock issued and outstanding, of which an aggregate of up to 562,500 shares of Class B common stock were subject to forfeiture to the extent that the underwriters’ over-allotment option was not exercised in full or in part, so that the number of shares of Class B common stock would equal 20% of the Company’s issued and outstanding common stock after the Initial Public Offering (not including the Private Shares underlying the Private Placement Units). As a result of the underwriters’ election to partially exercise their over-allotment option and the forfeiture of the remaining portion of such over-allotment option, 372,038 Founder Shares were forfeited and 190,462 Founder Shares are no longer subject to forfeiture, resulting in an aggregate of 3,940,462 Founder Shares outstanding at August 25, 2021.

If any shares of Class B common stock are then outstanding, only holders of Class B common stock have the right to vote on the election of directors prior to the Company’s initial Business Combination. Holders of Class A common stock and holders of Class B common stock will vote together as a single class on all other matters submitted to a vote of the Company’s stockholders except as otherwise required by law.

The shares of Class B common stock (if any) will automatically convert into shares of Class A common stock at the time of a Business Combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon completion of the Initial Public Offering (not including the Private Shares underlying the Private Placement Units) plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with a Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination and any private placement-equivalent warrants issued to the Sponsor or its affiliates upon conversion of loans made to the Company).

On April 20, 2023, pursuant to the Class B Conversion, the Founder Shares were converted from shares of Class B common stock to shares of Class A common stock on a one-for-one basis in accordance with the Certificate of Incorporation. At September 30, 2023, there were 6,011,192 and 0 shares of Class A common stock and Class B common stock issued and outstanding, respectively. The converted shares have the same restrictions as the Class B common stock and are non-redeemable until the close of Business Combination.

NOTE 8. WARRANT LIABILITIES

At September 30, 2023 and December 31, 2022, there were 7,880,925 Public Warrants outstanding. Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable 30 days after the completion of a Business Combination. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless the shares of Class A common stock issuable upon such warrant exercise have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, the Company will use its commercially reasonable efforts to file with the SEC a registration statement for the registration under the Securities Act of the shares of Class A common stock issuable upon exercise of the warrants and thereafter will use its commercially reasonable efforts to cause the same to become effective within 60 business days following a Business Combination and to maintain a current prospectus relating to the Class A common stock issuable upon exercise of the warrants, until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.

JUPITER ACQUISITION CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023

(UNAUDITED)

Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00. Once the Public Warrants become exercisable, the Company may redeem the Public Warrants:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

●	if, and only if, the last reported sale price of the shares of Class A common stock for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrant holders (the “Reference Value”) equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like and certain issuances of Class A common stock and equity-linked securities).

If and when the warrants become redeemable by the Company, the Company may not exercise its redemption right if the issuance of shares of common stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or the Company is unable to effect such registration or qualification, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration.

Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00. Once the Public Warrants become exercisable, the Company may redeem the Public Warrants:

●	in whole and not in part;

●	at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption; provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table in the prospectus for the Initial Public Offering, based on the redemption date and the fair market value of the Class A common stock;

●	if, and only if, the Reference Value equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like and certain issuances of Class A common stock and equity-linked securities); and

●	if the Reference Value is less than $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like and certain issuances of Class A common stock and equity-linked securities) the Private Warrants must also be concurrently called for redemption on the same terms (except as described above with respect to a holder’s ability to cashless exercise its warrants) as the outstanding Public Warrants

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of Class A common stock at a price below the exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such warrants. Accordingly, the warrants may expire worthless.

JUPITER ACQUISITION CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023

(UNAUDITED)

In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of its initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s Class A common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $10.00 and $18.00 per share redemption trigger prices will be adjusted (to the nearest cent) to be equal to 100% and 180% of the higher of the Market Value and the Newly Issued Price, respectively.

As of September 30, 2023 and December 31, 2022, there were 297,618 Private Warrants outstanding. The Private Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Warrants and the shares of Class A common stock issuable upon the exercise of the Private Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions, and the holders thereof are entitled to certain registration rights. Additionally, so long as they are held by the initial purchasers or their permitted transferees, the Private Warrants: (i) will not be redeemable by the Company (except for certain limitations); (ii) may be exercised by the holders on a cashless basis; and (iii) with respect to Private Warrants held by the underwriters or their employees, will not be exercisable more than five years from the commencement of sales of the Initial Public Offering in accordance with FINRA Rule 5110(g)(8)(A). If the Private Warrants are held by holders other than the initial purchasers or their respective permitted transferees, the Private Warrants will be redeemable by the Company in all redemption scenarios and exercisable by such holders on the same basis as the Public Warrants.

NOTE 9. FAIR VALUE MEASUREMENTS

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at September 30, 2023 and December 31, 2022, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	September 30, 2023	December 31, 2022
Assets:
Marketable securities held in Trust Account	1	—	$159,610,253

Liabilities:
Warrant liability- Public Warrants	2	$236,427	$472,856
Warrant liability- Private Warrants	2	$8,928	$17,857

JUPITER ACQUISITION CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023

(UNAUDITED)

The Warrants were accounted for as liabilities in accordance with ASC Topic 815-40 and are presented within warrant liabilities in the accompanying condensed September 30, 2023 and December 31, 2022 balance sheets. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within the condensed statements of operations.

On August 17, 2021, the “Public Warrants” were valued using a Monte Carlo Simulation model, which is considered to be a Level 3 fair value measurement. On August 17, 2021 and on December 31, 2021, the Private Warrants were valued using a Black Scholes model, considered a level 3 fair value measurement. The primary unobservable input utilized in determining the fair value of the Warrants is the expected volatility of the common stock. The expected volatility as of the Initial Public Offering date was derived from observable public warrant pricing on comparable ‘blank-check’ companies without an identified target. On December 31, subsequent to the detachment of the Public Warrants from the Units, the close price of the Public Warrant price was used as the fair value of the Public Warrants. For periods subsequent to the detachment of the Public Warrants from the Units including September 30, 2023, the close price of the Public Warrant price was used as the fair value as of each relevant date. The Public Warrants were classified as Level 1 due to an active market price as of December 31, 2021. At September 30, 2023, Public Warrants were transferred to a level 2 due to the lack of an active market and the presence of observable inputs in surrounding periods for the same instrument. In addition, as of September 30, 2023, Private Warrants transferred to Level 2 due to a make-whole provision which allows the Company to use the value of the closing price of the Public Warrants.

The following table presents the changes in the fair value of Level 3 warrant liabilities:

	Private Placement	Public	Warrant Liabilities
Fair value as of December 31, 2021	$144,910	$—	$144,910
Change in valuation inputs or other assumptions	(46,696)	—	(46,696)
Transfer to level 2	(98,214)	—	(98,214)
Fair value as of September 30, 2022	$—	$—	$—

Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period in which a change in valuation technique or methodology occurs. The estimated fair value of the Public Warrants transferred from a Level 1 measurement to a Level 2 fair value measurement during the three and nine months ended September 30, 2022 was $0 and $157,618, respectively.

NOTE 10. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the condensed financial statements were issued. Based upon this review, other than described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the condensed financial statements.

On October 6, 2023, the Company engaged Maxim Group LLC (“Maxim”) to act as non-exclusive placement agent in connection with possible PIPE financing related to the Company’s initial Business Combination (the “PIPE Financing”).  The Company will pay Maxim a cash fee payable upon the Closing equal to seven percent (7.0%) of the gross proceeds of the PIPE Financing, customary expense reimbursement up to $25,000 and warrants to purchase the same securities sold in the PIPE Financing that are equal to 5% of the total securities sold in the PIPE Financing. Such warrants will be exercisable starting six months after the Closing until five years after the Closing at a price per share equal to 100% of the price of the securities sold in the PIPE Financing.

On November 13, 2023, the Form F-4 was declared effective by the SEC, and the Company then filed the definitive proxy statement/prospectus with the SEC and commenced the mailing of the definitive proxy statement/prospectus and other relevant documents to the Company’s stockholders as of November 6, 2023, the record date established for voting on the Proposed Business Combination.

Annex G

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (as amended, supplemented, restated and/or modified from time to time, this “Agreement”) is entered into as of December 5, 2023, by and between FILAMENT HEALTH CORP., a company organized under the laws of British Columbia (the “Company”), and each investor identified on the signature pages hereto (each, including its successors and assigns, an “Investor” and collectively, the “Investors”).

BACKGROUND

A. The board of directors (the “Board of Directors”) of the Company has authorized the issuance to each of the Investors of certain Notes (as defined below) and Warrants (as defined below).

B Each Investor desires to purchase certain Notes and Warrants on the terms and conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the foregoing recitals and the covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Investor hereby agree as follows:

1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings specified or indicated below, and such meanings shall be equally applicable to the singular and plural forms of such defined terms:

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

“Aggregate Outstanding Amount” means the sum of (a) the outstanding Aggregate Principal Amount plus (b) the aggregate accrued and unpaid interest and all other amounts owing to all Investors under the Notes as of the applicable measurement date.

“Aggregate Principal Amount” has the meaning set forth in Section 2.1.

“Agreement” has the meaning set forth in the preamble.

“Arrangement Effective Time” has the meaning ascribed thereto in the Business Combination Agreement.

“BCBCA” means the Business Corporations Act (British Columbia).

“Board of Directors” has the meaning set forth in the recitals.

“Business Combination Agreement” means that certain Business Combination Agreement, by and among Jupiter Acquisition Corporation, the Company, Filament Merger Sub LLC, and Filament Health Corp., dated as of July 18, 2023, as amended, restated or supplemented from time to time.

“Business Combination Closing Date” means the “Closing Date” as defined in the Business Combination Agreement, which for the avoidance of doubt shall not occur before the entrance of the Final Order.

“Business Combination Transaction” means, collectively, the transactions contemplated in the Business Combination Agreement, to be completed at the Arrangement Effective Time.

“Business Day” means any day other than a Saturday, Sunday or any other day on which banks are permitted or required to be closed in New York City.

“Canadian Security Documents” means a Security Agreement and Patent Security Agreement, executed by the Company and subject to the laws of British Columbia, as the same may be confirmed or otherwise adopted to and agreed by the Resulting Issuer.

“Change of Control” means, with respect to the Company:

(a)	other than a shareholder that holds such a position at the date of this Agreement, if a Person comes to have beneficial ownership, control or direction over more than fifty percent (50%) of the voting rights attached to any class of voting securities of the Company; or

(b)	the sale or other disposition in a single transaction, or in a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole to any Person.

“Closing” has the meaning set forth in Section 2.1.

“Closing Date” has the meaning set forth in Section 2.1.

“Closing Equity Conditions” means, during the period in question, (a) there is a sufficient number of authorized but unissued and otherwise unreserved Common Shares for the issuance of all of the shares then issuable pursuant to the Transaction Documents, (b) there has been no Event of Default and no existing event which, with the passage of time or the giving of notice, would constitute an Event of Default, and (c) the Common Shares shall be DWAC Eligible.

“Code” has the meaning set forth in Section 2.1.

“Common Shares” means the common shares of the Company having no par value per share.

“Common Share Equivalent” means any convertible security or warrant, option or other right to subscribe for or purchase any Common Shares or any convertible security convertible into Common Shares.

“Company” has the meaning set forth in the preamble.

2

“Company Articles and Bylaws” means the notice of articles and articles of the Company under the BCBCA and the bylaws governing the Company duly authorized under the BCBCA.

“Conversion Shares” means the Common Shares issuable upon the full or any partial conversion of a Note.

“DWAC Eligible” means that (a) the Common Shares are eligible at the Depository Trust Company (“DTC”) for full services pursuant to DTC’s Operational Arrangements, including, without limitation, transfer through DTC’s Deposit and Withdrawal at Custodian (“DWAC”) service, (b) the Transfer Agent is approved as an agent in DTC’s Fast Automated Securities Transfer Program, (c) the Conversion Shares are otherwise eligible for delivery via DWAC, and (d) the Transfer Agent does not have a policy prohibiting or limiting delivery of the Conversion Shares via DWAC.

“Equity Interests” means and includes the Common Shares and any Common Share Equivalents.

“Event of Default” has the meaning set forth in Section 7.1.

“Exempted Securities” means (a) equity securities issued by reason of a dividend, stock split, split-up or other distribution on Common Shares, (b) Common Shares or rights, warrants or options to purchase Common Shares issued to employees or directors of, or consultants or advisors to, the Company or any of its Subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors (“Equity Plans”), or (c) securities issued upon the exercise or exchange of or conversion of any Securities issued hereunder and/or rights or other securities exercisable or exchangeable for or convertible into Common Shares issued and outstanding on the date of this Agreement as disclosed on Schedule 1 hereto, provided that such rights and securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities or to extend the term of such securities.

“Final Order” has the meaning set forth in the Business Combination Agreement.

“Funding Amount” shall mean, in respect of any Investor, the amount identified as such on the signature page hereto executed by such Investor, an aggregate amount equal to no greater than Twelve Million Nine Hundred Sixty Thousand and zero/100 Dollars (USD$12,960,000.00), in up to six equal Tranches of Two Million One Hundred Sixty Thousand and zero/100 Dollars (USD$2,160,000.00).

“Investor” has the meaning set forth in the preamble.

“Investor Group” shall mean, in respect of each Investor, such Investor plus any other Person with which such Investor is considered to be part of a group under Section 13 of the 1934 Act or with which the Investor otherwise files reports under Sections 13 and/or 16 of the 1934 Act.

“Investor Party” has the meaning set forth in Section 5.12(a).

“Investor Shares” means the Conversion Shares and the Warrant Shares, and any other shares issued or issuable to the Investors pursuant to this Agreement or the Notes or the Warrants, which for greater clarity will, immediately after the Arrangement Effective Time, be Resulting Issuer Shares.

3

“IP Rights” has the meaning set forth in Section 3.10.

“Law” means any law, rule, regulation, order, judgment or decree, including, without limitation, any federal and state securities laws.

“Lead Investor” means Helena Global Investment Opportunities 1 Ltd.

“Losses” has the meaning set forth in Section 5.12(a).

“Market Capitalization” means, as of any date of determination, the product of (a) the number of issued and outstanding shares of the Common Shares as of such date (exclusive of any Common Shares issuable upon the exercise of options or warrants or conversion of any convertible securities), multiplied by (b) the closing price of the Common Shares on the Trading Market on the date of determination.

“Material Adverse Effect” means any material adverse effect on (i) the businesses, properties, assets, operations, results of operations or financial condition of the Company, or the Company and its Subsidiaries, taken as a whole, (ii) the ability of the Company to consummate the transactions contemplated by this Agreement or to perform its obligations hereunder or under the Notes, or (iii) in the opinion of the Company’s auditor the Company is not a going concern or there is reasonable likelihood that the Company’s auditor will be unable to provide a going concern opinion; provided, however, that none of the following shall be deemed either alone or in combination to constitute, and none of the following shall be taken into account in determining whether there has been or would be, a Material Adverse Effect: (a) any adverse effect resulting from or arising out of general economic conditions; (b) any adverse effect resulting from or arising out of general conditions in the industries in which the Company and the Subsidiaries operate; (c) any adverse effect resulting from any changes to applicable Law; or (d) any adverse effect resulting from or arising out of any natural disaster or any acts of terrorism, sabotage, military action or war or any escalation or worsening thereof; provided, further, that any event, occurrence, fact, condition or change referred to in clauses (a) through (d) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on the Company and/or the Subsidiaries compared to other participants in the industries in which the Company and the Subsidiaries operate.

“Maximum Percentage” means 4.99%; provided, that if at any time after the date hereof an Investor Group beneficially owns in excess of 4.99% of any class of Equity Interests in the Company that is registered under the 1934 Act (excluding any Equity Interests deemed beneficially owned by virtue of a Note), then the Maximum Percentage shall automatically increase to 9.99% so long as the Investor Group owns in excess of 4.99% of such class of Equity Interests (and shall, for the avoidance of doubt, automatically decrease to 4.99% upon the Investor Group ceasing to own in excess of 4.99% of such class of Equity Interests).

“Money Laundering Laws” has the meaning set forth in Section 3.25.

4

“New Securities” means, collectively, equity or debt securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity or debt securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity or debt securities.

“NI 45-106” means National Instrument 45-106 – Prospectus Exemptions.

“Note” has the meaning set forth in Section 2.1.

“Notice of Special Meeting and Management Information Circular” means the Notice of Special Meeting of the Securityholder of Filament Health Corp. and the accompanying Management Information Circular concerning the transactions contemplated in the Business Combination Agreement, dated November 7, 2023.

“OFAC” has the meaning set forth in Section 3.23.

“Offer Notice” has the meaning set forth in Section 10.1.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Plan of Arrangement” means the Plan of Arrangement attached as Schedule E to the Notice of Special Meeting and Management Information Circular.

“Principal Amount” has the meaning set forth in Section 2.1.

“Proceedings” has the meaning set forth in Section 3.6.

“Prohibited Transaction” means a transaction with a third party or third parties in which the Company issues or sells (or arranges or agrees to issue or sell):

(a) any debt, equity or equity-linked securities (including options or warrants) that are convertible into, exchangeable or exercisable for, or include the right to receive Common Shares:

(i) at a conversion, repayment, exercise or exchange rate or other price that varies over time based upon a discount to the future trading prices of, or quotations for, Common Shares; or

(ii) at a conversion, repayment, exercise or exchange rate or other price that is subject to being reset at some future date after the initial issuance of such debt, equity or equity-linked security or upon the occurrence of specified or contingent events, including but not limited to, in connection with anti-dilution provisions or other similar price protection provisions; or

(b) any securities in a capital or debt raising transaction or series of related transactions which grant to an investor the right to receive additional securities based upon future transactions of the Company on terms more favorable than those granted to such investor in such first transaction or series of related transactions.

5

Notwithstanding the foregoing, and for the avoidance of doubt, rights issuances, shareholder purchase plans, or Equity Plans shall not be deemed to be a Prohibited Transaction.

“Registration Condition” means, in respect of any Note or Warrant, that the Investor Shares issuable in respect of such Note or Warrant may be resold without a legend pursuant to an effective registration statement pursuant to Rule 144 under the 1933 Act / applicable Canadian securities laws.

“Required Minimum” means, as of any date, two (2) times the maximum aggregate number of Common Shares then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Conversion Shares issuable upon conversion in full of the Notes and Warrant Shares issuable upon exercise in full of the Warrants, ignoring any conversion or exercise limits set forth therein based on a conversion price of USD$1.65 and an exercise price of USD$12.50, respectively.

“Requisite Holder” means the Lead Investor or any successor in interest to the Lead Investor that is mutually agreed to by the Lead Investor and the Company. For the purposes of clarity hereunder, only one entity shall serve as the Requisite Holder at any time hereunder and the affirmative action or consent by the Requisite Holder shall bind all Investors hereunder.

“Resulting Issuer” means 1427702 B.C. Ltd. immediately after the Arrangement Effective Time.

“Resulting Issuer Shares” means the Common shares in the capital of the Resulting Issuer.

“SEC” means the United States Securities and Exchange Commission.

“SEC Documents” has the meaning set forth in Section 3.5(a).

“Securities” means the Notes and the Investor Shares.

“Securities Termination Event” means either of the following has occurred:

(a) trading in securities generally in the United States has been suspended or limited for a consecutive period of greater than three (3) Business Days; or

(b) a banking moratorium has been declared by the United States or the New York State authorities and is continuing for a consecutive period of greater than three (3) Business Days.

“Security Agreement” means a Security Agreement, in the form of Exhibit D hereto, among the Company, the Subsidiaries and the Lead Investor, as Collateral Agent.

“Shareholder Approval” means the approval of the holders of the requisite number of the outstanding Common Shares to ratify and approve all of the transactions contemplated by the Transaction Documents, including the issuance of all of Investor Shares (as such term is defined in each of such documents) issued and potentially issuable to the Investor thereunder, all as may be required by the applicable rules and regulations of the Trading Market (or any successor entity).

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“Subsidiaries” and “Subsidiary” have the meaning set forth in Section 3.4(b).

“Subsidiary Guarantee” means a guarantee, in the form of Exhibit E hereto issued by the Subsidiaries, of the Company’s obligations under this Agreement and the Notes.

“Trading Day” means a day on which the Common Shares are traded on a Trading Market.

“Trading Market” means whichever of the Nasdaq Stock Market, NYSE American, or the Nasdaq Stock Market (including the Nasdaq Capital Market), on which the Common Shares are listed or quoted for trading on the date in question.

“Tranche” has the meaning set forth in Section 2.1.

“Transaction Documents” means this Agreement, the Notes, the Security Agreement, the Subordination Agreement, the Subsidiary Guarantee, the Transfer Agent Instruction Letter, the Canadian Security Documents and any other documents or agreements executed or delivered in connection with the transactions contemplated hereunder.

“Transfer Agent” means Continental Stock Transfer & Trust Company having its at offices at 1 State Street 30th Floor, New York, NY 10004-1561.

“Transfer Agent Instruction Letter” means a letter of irrevocable instructions addressed by the Company to the Transfer Agent, acceptable to the Investor in its sole discretion.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Shares are then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Shares for such date (or the nearest preceding date) on the Trading Market on which the Common Shares are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Common Shares are traded on OTCQB or OTCQX , the volume weighted average sales price of the Common Shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Shares are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the s Common Shares are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Shares so reported, or (d) in all other cases, the fair market value of a Common Share as determined by an independent appraiser selected in good faith by the Lead Investor and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Warrant” has the meaning set forth in Section 2.1.

“Warrant Shares” means the Common Shares issuable upon the full or any partial exercise of a Warrant.

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2. PURCHASE AND SALE OF THE NOTES.

2.1 Purchase and Sale of the Notes. Subject to the terms and conditions set forth herein, (i) the Company shall issue and sell to each Investor, and each Investor shall purchase from the Company, convertible promissory notes, in the form attached hereto as Exhibit A (each, a “Note” and together, the “Notes”), in an amount up to the principal amount set forth on the signature page hereto executed by such Investor and common share purchase warrants, in the form attached hereto as Exhibit B (each, a “Warrant” and together, the “Warrants”), and (ii) the sale and purchase of Notes and Warrant shall be conducted in up to six tranches (each, a “Tranche” and together, the “Tranches”) each consisting of an aggregate principal amount of Notes of up to Two Million Four Hundred and zero/100 Dollars (the “Principal Amount”) and including an original issue discount of up to aggregate Two Hundred Forty Thousand and zero/100 Dollars (USD$240,000.00), to cover the Investors’ accounting fees, due diligence fees, monitoring, and/or other transactional costs incurred in connection with the purchase and sale of the Notes issued in connection with such Tranche. The purchase price of a Note shall be computed by subtracting the portion of the OID represented by that such Note from the portion of the Principal Amount represented by such Note (a “Purchase Price”). For purposes of this Agreement and the other Transaction Documents, the aggregate Principal Amounts of all the Notes, shall be referred to together as, the “Aggregate Principal Amount; the aggregate original issue discounts of the Notes shall be referred to together as, the “OID; and the aggregate Funding Amounts of all of the Notes, shall be referred to together as, the “Aggregate Funding Amount”.

2.2 Closings. Each sale of Notes and Warrants in a Tranche shall occur in one or more closing (each, a “Closing”) with the date upon which such Closing shall occur being referred to as, a “Closing Date”, and more specifically as follows:

(a) Initial Tranche and Second Tranche. Subject to the terms and conditions set forth herein, the Closings (which may be on the same Closing Date) of the initial Tranche and the second Tranche shall occur on the Business Combination Closing Date or a date preceding the Business Combination Closing Date and following the date of the entry of the Final Order; provided that in respect of the Investor Shares issuable upon a conversion or exercise of the Notes and Warrants issued in the initial and second Tranche, as applicable;

(i) in the reasonable opinion of counsel to the Company for purposes of Rule 3(a)(10) of the 1933 Act the entry of the Final Order shall constitute a hearing upon the fairness of the exchange of the Notes and Warrants issued in the initial Tranche and the second Tranche for equivalent securities issued by the Resulting Issuer; and

(ii) in the reasonable opinion of counsel to the Company at any time following the Business Combination Closing Date the Investor Shares issuable upon a conversion or exercise of the Notes and Warrants exchanged as a result of the Final Order for the Notes and Warrants issued in the initial or second Tranche, shall be available for resale without legend in reliance upon an exemption from registration under Rule 3(a)(9) of the 1933 Act.

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(b) Third Tranche. Subject to the terms and conditions set forth herein, the Closing of the third Tranche shall occur on such date as the Company may request in writing to the Lead Investor upon no less than five (5) Business Days’ notice; provided that

(i) the Registration Condition shall have been met in respect of the Investor Shares underlying the Notes and Warrants to be issued in the second Tranche as of the proposed Closing Date for the third Tranche; and

(ii) a period of no less than eight (8) months shall have elapsed from the Closing Date for the initial Tranche.

(c) Subsequent Tranches. Subject to the terms and conditions set forth herein, the Closing of each Tranche following the third Tranche shall occur on such date as the Company may request in writing to the Lead Investor upon no less five (5) Business Days’ notice; provided that:

(i) the Registration Condition shall have been met in respect of the Investor Shares underlying the Notes and Warrants to be issued in such Tranche as of the proposed Closing Date for such Tranche;

(ii) each Note issued in connection with a prior Tranche, except for the Note issued in the most recently completed prior Tranche, shall have either been fully converted or paid as of the proposed Closing Date for such Tranche; or

(iii) the value of the Company’s common stock that has traded on the Nasdaq Exchange since the issuance of any Note under a Tranche that has not yet either been fully converted or paid is greater than ten times (10x) the amount of the original principal balance of the Tranche being requested hereunder (not including any trades occurring below $1.65).

(d) Generally, in Respect of Closings. Subject to the terms and conditions set forth herein, each Closing, including payment for and delivery of the Notes in respect of such Closing, shall take place remotely via the exchange of documents and signatures.

2.3 Priority of Obligation. As an inducement for the Investor to enter into this Agreement and to purchase the Note, all obligations of the Company pursuant to this Agreement and the Notes shall be senior in payment to any subsequent Indebtedness (as defined in the Notes).

2.4 Pro Rata Payments. The Company and each Investor hereby agree that, notwithstanding anything to the contrary contained herein or in the Notes, to the extent the Company is obligated to make any payments hereunder or under the Notes to the Investors (or offers to make any prepayments hereunder or thereunder), all such payments shall be applied to outstanding principal amount of the Notes held by all Investors on a pro rata basis based on the Aggregate Outstanding Amount at the time of such prepayment. If any Investor shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of outstanding amounts under the Notes resulting in such Investor receiving payment of a proportion of the Aggregate Outstanding Amount at the time of such prepayment greater than its pro rata share thereof as provided herein, then the Investor receiving such greater proportion shall (a) notify the other Investors of such fact, and (b) purchase (for cash at face value) participations in the principal amount owing to the other Investors under the applicable Notes, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Investors ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Notes and other amounts owing them. The Company consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Investor acquiring a participation pursuant to the foregoing arrangement may exercise against the Company rights of setoff and counterclaim with respect to such participation as fully as if such Investor were a direct creditor of the Company in the amount of such participation.

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3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Investor and covenants with each Investor that, the following representations and warranties are true and correct that as of the date hereof and as of each Closing Date:

3.1 Organization and Qualification. The Company is a company duly incorporated and validly existing in good standing under the Laws of British Columbia and has the requisite corporate power and authority to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing in every jurisdiction in which the ownership of its property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

3.2 Authorization; Enforcement; Compliance with Other Instruments. The Company and each Subsidiary has the requisite corporate power and authority to execute the Transaction Documents, and if applicable, to issue and sell the Notes and Warrants pursuant hereto, and to perform its obligations under the Transaction Documents, including issuing the Investor Shares on the terms set forth in this Agreement. The execution and delivery of the Transaction Documents by the Company and each Subsidiary and the issuance and sale of the Securities by the Company pursuant hereto have been duly and validly authorized by the Company’s Board of Directors and each Subsidiary’s board of directors, shareholder(s), or member(s), as applicable and no further consent or authorization is required by the Company, any Subsdiaries, the Company's Board of Directors, their respective shareholders or members or any other Person in connection therewith, assuming the accuracy of each Investor’s representations in Section 4, and except such as have been waived and other than such filings as are required to be made under applicable Laws. The Transaction Documents have been duly and validly executed and delivered by the Company and each Subsidiary to which they are a party and constitute valid and binding obligations of the Company and each Subsidiary, enforceable against the Company and each Subsidiary in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar Laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

3.3 No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and each Subsidiary and the issuance and sale of the Notes and Warrants hereunder by the Company will not (a) conflict with or result in a violation of the Company Articles and Bylaws, (b) conflict with, or constitute a material default (or an event which, with notice or lapse of time or both, would become a material default) under, or give to others any right of termination, amendment, acceleration or cancellation of, any material agreement to which the Company or any of the Subsidiaries is a party, or (c) subject to the making of the filings referred to in Section 5 and the filing of a Supplemental Listing Application with the Nasdaq Stock Market, violate in any material respect any Law or any rule or regulation of the Trading Market applicable to the Company or any of the Subsidiaries or by which any of their properties or assets are bound or affected. Assuming the accuracy of each Investor’s representations in Section 4 and subject to the making of the filings referred to in Section 5 and a Supplemental Listing Application with the Nasdaq Stock Market and receipt of the Shareholder Approval, (i) no approval or authorization will be required from any governmental authority or agency, regulatory or self-regulatory agency or other third party (including the Trading Market) in connection with the issuance of the Notes and the other transactions contemplated by this Agreement (including the issuance of the Conversion Shares upon conversion of the Notes) and (ii) the issuance of the Notes, and the issuance of the Conversion Shares upon the conversion of the Notes will be exempt from the registration and qualification requirements under the 1933 Act and all applicable state securities Laws.

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3.4 Capitalization and Subsidiaries.

(a) (a) As of the Business Combination Closing Date and immediately prior to the Arrangement Effective Time, the Company expects that 217,059,917 Common Shares will be issued and outstanding.  The Conversion Shares, when issued upon conversion of a Note in accordance with its terms, will be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof. The Warrant Shares, when issued upon exercise of a Warrant in accordance with its terms, will be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof. Other than as provided in Schedule 3.4(a), no Common Shares are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. The Company Articles and Bylaws on file with the SEC are true and correct copies of the Company Articles and Bylaws as in effect as of the date hereof. The Company is not in violation of any provision of the Company Articles or Bylaws nor is any Subsidiary in violation of its organization documents.

(b) Schedule 3.4(b) lists each direct and indirect subsidiary of the Company (each, a “Subsidiary” and collectively, the “Subsidiaries”) and indicates for each Subsidiary (i) the authorized capital stock or other Equity Interest of such Subsidiary as of the date hereof and the expected amount as of the date of the Business Combination Closing Date, (ii) the number and kind of shares or other ownership interests of such Subsidiary that are issued and outstanding as of the date hereof and the expected amount as of the date of the Business Combination Closing Date, and (iii) the owner of such shares or other ownership interests as of the date hereof and as of the Business Combination Closing Date. No Subsidiary has any outstanding stock options, warrants or other instruments pursuant to which such Subsidiary may at any time or under any circumstances be obligated to issue any shares of its capital stock or other Equity Interests other than as described in the Business Combination Agreement. Each Subsidiary is duly organized and validly existing in good standing under the laws of its jurisdiction of formation, except to the extent that the failure to be in good standing would not have a Material Adverse Effect, and has all requisite power and authority to own its properties and to carry on its business as now being conducted.

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(c) Other than as provided in Schedule 3.4(c) or as described in the Business Combination Agreement, neither the Company nor any Subsidiary is bound by any agreement or arrangement pursuant to which it is obligated to register the sale of any securities under the 1933 Act. Other than as provided in Schedule 3.4(c) or as set forth in the Business Combination Agreement, there are no outstanding securities of the Company or any of the Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem or purchase any security of the Company or any Subsidiary. Other than as provided in Schedule 3.4(c), after the Business Combination Closing Date there will be no outstanding securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Notes, the Warrants, or the Investor Shares. Neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

(d) The issuance and sale of any of the Securities will not obligate the Company to issue Common Shares or other securities to any Person other than the Investors and, other than as provided in Schedule 3.4(d), will not result in the adjustment of the exercise, conversion, exchange, or reset price of any outstanding securities.

3.5 SEC Documents; Financial Statements.

(a) As of the date hereof and each Closing Date and except as set forth on Schedule 3.5(a), the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act since December 8, 2022 (all of the foregoing filed prior to the date hereof, as they have been amended since the time of their filing, and all exhibits included therein and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied, and audited by a firm that is a member of the Public Company Accounting Oversight Board, during the periods involved (except as may be otherwise indicated in such financial statements or the notes thereto, except in the case of pro forma statements or, in the case of unaudited interim statements, except to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations and consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

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(c) Except as disclosed in the SEC Documents, the Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with US generally accepted accounting principles and to maintain asset accountability, (iii) reasonable controls to safeguard assets are in place and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.6 Litigation and Regulatory Proceedings. Except as disclosed in Schedule 3.6, there are no actions, causes of action, suits, claims, proceedings, inquiries or investigations (collectively, “Proceedings”) before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of Company or any of the Subsidiaries, threatened against or affecting the Company or any of the Subsidiaries, the Common Shares or any other class of issued and outstanding shares of the Company, or any of the Company’s or the Subsidiaries’ officers or directors in their capacities as such, which adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) would, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect; and, to the knowledge of the executive officers of the Company, there is no reason to believe that there is any basis for any such Proceeding.

3.7 No Undisclosed Events, Liabilities or Developments. Except for the issuance of the Securities contemplated by this Agreement or as set forth on Schedule 3.7, no event, development or circumstance has occurred or exists, or to the knowledge of the executive officers of the Company is reasonably anticipated to occur or exist that (a) would reasonably be anticipated to have a Material Adverse Effect or (b) would be required to be disclosed by the Company under applicable securities Laws and which has not been publicly announced.

3.8 Compliance with Law. Except as disclosed in Schedule 3.8, the Company and each of the Subsidiaries have conducted and are conducting their respective businesses in compliance in all material respects with all applicable Laws and are in compliance in all material respects with the rules and regulations of the Trading Market. Except as disclosed in Schedule 3.8 Documents, the Company is not aware of any facts which could reasonably be anticipated to lead to a delisting of the Common Shares by the Trading Market in the future.

3.9 Employee Relations. Neither the Company nor any Subsidiary is involved in any union labor dispute nor, to the knowledge of the Company, is any such dispute threatened. Neither the Company nor any Subsidiary is a party to any collective bargaining agreement. No executive officer (as defined in Rule 501(f) of the 1933 Act) has notified the Company that such officer intends to leave the Company’s employ or otherwise terminate such officer’s employment with the Company.

3.10 Intellectual Property Rights. The Company and each Subsidiary owns or possesses or can acquire on reasonable terms adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (collectively, “IP Rights”) used in or reasonably necessary to conduct their respective businesses as now conducted. None of the material IP Rights of the Company or any of the Subsidiaries are expected to expire or terminate within three (3) years from the date of this Agreement. Neither the Company nor any Subsidiary has received any notice alleging that it is infringing, misappropriating or otherwise violating any IP Rights of any other Person. No written notice of a claim has been received by, and no Proceeding is pending against, the Company or any Subsidiary alleging that the Company or any Subsidiary is infringing, misappropriating or otherwise violating the IP Rights of any other Person, and, to the Company’s knowledge, no such claim or Proceeding is threatened, and the Company is not aware of any facts or circumstances which might give rise to any such claim or Proceeding. The Company and the Subsidiaries have taken commercially reasonable security measures to protect the secrecy, confidentiality and value of all of their material IP Rights.

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3.11 Environmental Laws. Except, in each case, as would not be reasonably anticipated to have a Material Adverse Effect, the Company and the Subsidiaries (a) are in compliance with any and all applicable Laws relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, (b) have received and hold all permits, licenses or other approvals required of them under all such Laws to conduct their respective businesses and (c) are in compliance with all terms and conditions of any such permit, license or approval.

3.12 Title to Assets. The Company and the Subsidiaries have good and marketable title to all personal property (other than IP Rights, which is addressed in Section 3.10) owned by them which is material to their respective businesses, in each case free and clear of all liens, encumbrances and defects except those set forth on Schedule 3.12. Any real property and facilities held under lease by the Company or any Subsidiary are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries.

3.13 Insurance. The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company reasonably believes to be prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any of the Subsidiaries has been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will not be able to renew all existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers.

3.14 Regulatory Permits. The Company and the Subsidiaries have in full force and effect all certificates, approvals, authorizations and permits from all regulatory authorities and agencies necessary to own, lease or operate their respective properties and assets and conduct their respective businesses, and neither the Company nor any Subsidiary has received any notice of Proceedings relating to the revocation or modification of any such certificate, approval, authorization or permit, except for such certificates, approvals, authorizations or permits with respect to which the failure to hold would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

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3.15 No Materially Adverse Contracts, Etc. Neither the Company nor any of the Subsidiaries is (a) subject to any charter, corporate or other legal restriction, or any judgment, decree or order which in the judgment of the Company’s officers has or would reasonably be expected in the future to have a Material Adverse Effect or (b) a party to any contract or agreement which in the judgment of the Company’s management has or would reasonably be anticipated to have a Material Adverse Effect.

3.16 Taxes. Other than as provided on Schedule 3.16, the Company and the Subsidiaries each has made or filed, or caused to be made or filed, all United States federal, and applicable state, local and non-U.S. tax returns, reports and declarations required by any jurisdiction to which it is subject and has paid all taxes and other governmental assessments and charges that are material in amount, required to be paid by it, regardless of whether such amounts are shown or determined to be due on such returns, reports and declarations, except those being contested in good faith by appropriate proceedings and for which it has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and, to the knowledge of the Company, there is no basis for any such claim.

3.17 Solvency. After giving effect to the receipt by the Company of the proceeds from the transactions contemplated by this Agreement, (a) the Company’s book value of its assets exceeds the Company’s book value of existing debts and other liabilities (ignoring any potential contingent liabilities) as they mature; and (b) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets at book value, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt at book value when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). Except as disclosed as seth forth in Schedule 3.17, the Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction.

3.18 Investment Company. The Company is not, and is not an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

3.19 Certain Transactions. Other than as disclosed in Schedule 3.19, there are no contracts, transactions, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any director, officer or employee thereof on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC in the Company’s Form 20-F or proxy statement pertaining to an annual meeting of shareholders.

3.20 No General Solicitation. Neither the Company, nor any of its Affiliates, nor any person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Notes pursuant to this Agreement.

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3.21 Acknowledgment Regarding the Investors’ Purchase of the Notes. The Company’s Board of Directors has approved the execution of the Transaction Documents and the issuance and sale of the Notes and Warrants, based on its own independent evaluation and determination that the terms of the Transaction Documents are reasonable and fair to the Company and in the best interests of the Company and its shareholders. The Company is entering into this Agreement and is issuing and selling the Notes and Warrants voluntarily. The Company has had independent legal counsel of its own choosing review the Transaction Documents and advise the Company with respect thereto. The Company acknowledges and agrees that each Investor is acting solely in the capacity of an arm’s length purchaser with respect to its Notes and Warrants and the transactions contemplated hereby and that neither such Investor nor any person affiliated with such Investor is acting as a financial advisor to, or a fiduciary of, the Company (or in any similar capacity) with respect to execution of the Transaction Documents or the issuance of the Notes and Warrants or any other transaction contemplated hereby.

3.22 No Brokers’, Finders’ or Other Advisory Fees or Commissions. Except as set forth on Schedule 3.22, no brokers, finders or other similar advisory fees or commissions will be payable by the Company or any Subsidiary or by any of their respective agents with respect to the issuance of the Notes or the Warrants or any of the other transactions contemplated by this Agreement.

3.23 OFAC. None of the Company nor any of the Subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company and/or any Subsidiary has been or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use any proceeds received from the Investor, or lend, contribute or otherwise make available such proceeds to its Subsidiaries or to any affiliated entity, joint venture partner or other person or entity, to finance any investments in, or make any payments to, any country or person currently subject to any of the sanctions of the United States administered by OFAC.

3.24 No Foreign Corrupt Practices. None of the Company or any of the Subsidiaries has, directly or indirectly: (a) made or authorized any contribution, payment or gift of funds or property to any official, employee or agent of any governmental authority of any jurisdiction except as otherwise permitted under applicable Law; or (b) made any contribution to any candidate for public office, in either case, where either the payment or the purpose of such contribution, payment or gift was, is, or would be prohibited under the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder or under any other legislation of any relevant jurisdiction covering a similar subject matter applicable to the Company or its Subsidiaries and their respective operations and the Company has instituted and maintained policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with such legislation.

3.25 Anti-Money Laundering. The operations of each of the Company and the Subsidiaries are and have been conducted at all times in compliance with all applicable anti-money laundering laws, regulations, rules and guidelines in its jurisdiction of incorporation and in each other jurisdiction in which such entity, as the case may be, conducts business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental authority involving the Company or its Subsidiaries with respect to any of the Money Laundering Laws is, to the best knowledge of the Company, pending, threatened or contemplated.

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3.26 Disclosure. The Company confirms that neither it, nor to its knowledge, any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that the Company believes constitutes material, non-public information. The Company understands and confirms that the Investor will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosures provided to the Investor regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company (including the Company’s representations and warranties set forth in this Agreement) are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

3.27 Available Common Shares. As of Business Combination Closing Date, the Company has capacity under the rules and regulations of the Trading Market to issue a number of Common Shares sufficient to permit in full the conversion of the Notes and exercise of the Warrants in accordance with their respective terms.

3.28 Indebtedness. Except for as listed on Schedule 3.28, as of the Business Combination Closing Date the Company or any Subsidiary has no outstanding Indebtedness. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of USD$100,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of USD$100,000 due under leases required to be capitalized in accordance with GAAP. Except as set forth on Schedule 3.28, neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

3.29 No Other Representations. Except for the representations and warranties set forth in this Agreement and in other Transaction Documents, the Company makes no other representations or warranties to the Investors.

4. REPRESENTATIONS AND WARRANTIES OF EACH INVESTOR. Each Investor represents and warrants to the Company as follows:

4.1 Organization and Qualification. Such Investor is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation.

4.2 Authorization; Enforcement; Compliance with Other Instruments. Such Investor has the requisite power and authority to enter into the Transaction Documents and to perform its obligations thereunder. The execution and delivery by such Investor of the Transaction Documents to which it is a party have been duly and validly authorized by such Investor’s governing body, as necessary, and no further consent or authorization is required. The Transaction Documents to which it is a party have been duly and validly executed and delivered by such Investor and constitute valid and binding obligations of such Investor, enforceable against such Investor in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar Laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

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4.3 No Conflicts. The execution, delivery and performance of the Transaction Documents to which it is a party by such Investor and the purchase of a Note by such Investor will not (a) conflict with or result in a violation of such Investor’s organizational documents, if applicable, (b) conflict with, or constitute a material default (or an event which, with notice or lapse of time or both, would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, contract, indenture mortgage, indebtedness or instrument to which such Investor is a party, or (c) violate any Law applicable to such Investor or by which any of such Investor’s properties or assets are bound or affected. No approval or authorization will be required from any governmental authority or agency, regulatory or self-regulatory agency or other third party in connection with the purchase of a Note and the other transactions contemplated by this Agreement.

4.4 Investment Intent; Accredited Investor. Each Investor is not an individual, has not been created or used solely to purchase or hold its Note, its Warrant and its Investor Shares to be acquired by such Investor hereunder or thereunder, as applicable, in reliance on the exemption set forth in Section 2.10(1) of NI 45-106 and is purchasing its Note, its Warrant and its Investor Shares to be acquired by such Investor hereunder or thereunder, as applicable, as principal, for its own account, for investment purposes, and not with a view towards distribution Such Investor is: (i) an “accredited investor” as such term is defined in Rule 501(a) of Regulation D of the 1933 Act; and (ii) an “accredited investor” as such term is defined in Section 2.3 of NI 45-106. Such Investor has, by reason of its business and financial experience, such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that it is capable of (a) evaluating the merits and risks of an investment in its Note, its Warrant and its Investor Shares to be acquired by such Investor hereunder or thereunder, as applicable, and making an informed investment decision, (b) protecting its own interests and (c) bearing the economic risk of such investment for an indefinite period of time. Such Investor is not an entity formed for the specific purpose of acquiring its Note, its Warrant and its Investor Shares to be acquired by such Investor hereunder or thereunder, as applicable.

4.5 Securities Law Compliance in International Jurisdiction. If such Investor is not resident in Canada or the United States, such Investor is knowledgeable of, or has been independently advised as to, the applicable laws of the securities regulators having application in the jurisdiction in which such Investor is resident (the “International Jurisdiction”), which would apply to the offer and sale of its Note, its Warrant and its Investor Shares to be acquired by such Investor hereunder or thereunder, as applicable. Such Investor is purchasing its Note, its Warrant and its Investor Shares to be acquired by such Investor hereunder or thereunder, as applicable, pursuant to exemptions from prospectus or equivalent requirements under applicable laws or, if such is not applicable, such Investor is permitted to purchase its Note, its Warrant and its Investor Shares to be acquired by such Investor hereunder or thereunder, as applicable, under the applicable laws of the securities regulators in the International Jurisdiction without the need to rely on any exemptions. The applicable laws of the authorities in the International Jurisdiction do not require the Company to make any filings or seek any approvals of any kind whatsoever from any securities regulator in the International Jurisdiction in connection with the offer, issue, sale or resale of such Investor’s Note, such Investor’s Warrant or any of the underlying securities to be acquired by such Investor hereunder or thereunder, as applicable. The purchase of such Investor’s Note, such Investor’s Warrant or any of the underlying securities to be acquired by such Investor hereunder or thereunder, as applicable, by the Investor does not trigger any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction or any continuous disclosure reporting obligation of the Company in the International Jurisdiction and such Investor will, if requested by the Company, deliver to the Company a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in herein to the satisfaction of the Company, acting reasonably.

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4.6 Acknowledgement of Risk; Opportunity to Discuss. Each Investor acknowledges that an investment in the Company is speculative and subject to numerous risks, including those risks described in the SEC Documents. Each Investor has reviewed and understands the risks related to the Company and its business as described in the SEC Documents. Each Investor has received all materials relating to the business, finance and operations of the Company and the Subsidiaries as it has requested and has had an opportunity to discuss the business, management and financial affairs of the Company and the Subsidiaries with the Company’s management. In making its investment decision, such Investor has relied solely on its own due diligence performed on the Company by its own representatives.

4.7 Restricted Securities. Each Investor understands that its Notes, Warrants and the Investor Shares are being offered in a transaction not involving any public offering within the meaning of the 1933 Act and that its Note and the Investor Shares may not been registered under the 1933 Act except as otherwise required under the Transaction Documents. The Investor understands that its Notes, Warrants and the Investor Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the 1933 Act, except (i) to the Company or a Subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the 1933 Act or (iii) pursuant to an applicable exemption from the registration requirements of the 1933 Act, and, in each of cases (ii) and (iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any book-entry position or certificates representing its Notes, Warrants or Investor Shares shall contain a notation or restrictive legend, as applicable, to such effect substantially in the form attached hereto as Exhibit A, and as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of its Notes, Warrants or Investor Shares and may be required to bear the financial risk of an investment in its Notes, Warrants and Investor Shares for an indefinite period of time. The Investor acknowledges and agrees that (i) its Note, Warrants and Investor Shares will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the 1933 Act (“Rule 144”) until the date that is at least one year from the date that the Company filed “Form 10 information” with the SEC reflecting its status as an entity that is no longer an issuer described in Rule 144(i)(1)(i)) and (ii) additional conditions to any such transaction may apply under Rule 144 and other applicable securities laws to the extent that the Investor is at such time, or has been at any time in the immediately preceding three months, an “affiliate” of the Company within the meaning of Rule 144. The Investor understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of its Notes, Warrants or Investor Shares.

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4.8 Exculpation Among Investors. Each Investor acknowledges that it is not relying upon any Person, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Investor agrees that neither the Lead Investor, any Investor nor the respective controlling Persons, officers, directors, partners, agents, or employees of any Investor shall be liable to any other Investor for any action heretofore taken or omitted to be taken by any of them in connection with the purchase of the Notes.

4.9 Management Information Circular; Draft News Release. Each Investor acknowledges that it: (i) has received a copy of the Notice of Special Meeting and Management Information Circular; (ii) is entitled to appear at the hearing of the Final Order (as defined in the Notice of Special Meeting and Management Information Circular) on December 13, 2023 at 9:45 a.m. (Vancouver Time) at the Courthouse at 800 Smithe Street, Vancouver, British Columbia V6Z 2E1, as more particularly described in paragraphs 34 and 35 of the Interim Order attached as Schedule G to the Notice of Special Meeting and Management Information Circular; and (iii) has received a copy of the draft news release proposed to be disseminated by Filament Health Corp. during the week of December 4, 2023 in connection with a proposed amendment to the Plan of Arrangement.

4.10 Business Combination Transaction. Each Investor acknowledges that: (i) the Company has entered into the Business Combination Agreement, which provides for, among other things, the Business Combination Transaction which will result in all outstanding securities of the Filament Health Corp. being exchanged for equivalent securities of 1427702 B.C. Ltd.; (ii) subject to the completion of the Business Combination Transaction, immediately after the Arrangement Effective Time, such Investor’s Notes and Warrants will be exchanged for equivalent Notes and Warrants of the Resulting Issuer, respectively, pursuant to the terms of the Plan of Arrangement, which Notes and Warrants of the Resulting Issuer will be convertible or exercisable, as applicable, into Resulting Issuer Shares instead of Common Shares; (iii) immediately after the Arrangement Effective Time, such Investor’s Note and Warrant purchased hereunder will be surrendered for cancellation and replaced with an equivalent Note and Warrant of the Resulting Issuer pursuant to the terms of the Plan of Arrangement; and (iv) such Investor will not receive a certificate representing Common Shares, but will receive a certificate representing any Resulting Issuer Shares issuable upon valid conversion or exercise, as applicable, of the Note and Warrant of the Resulting Issuer issuable pursuant to the terms of the Plan of Arrangement, delivered and registered to the same name and address that the certificate representing such Investor’s Notes and Warrants purchased hereunder is registered.

4.11 No Other Representations. Except for the representations and warranties set forth in this Agreement and in other Transaction Documents, such Investor makes no other representations or warranties to the Company.

4.12 Assignment and Assumption of this Agreement. On or about the Arrangement Effective Date, the Resulting Issuer agrees to assume the obligations of the Company under this Agreement pursuant to the terms of an assignment and assumption agreement among the Company and Resulting Issuer in form and substance acceptable to the Lead Investor in its reasonable discretion.

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5. OTHER AGREEMENTS OF THE PARTIES.

5.1 Restrictions on Transfer.  The Investor Shares, when issued, will be restricted and book-entry positions or certificates relating to the same shall bear a restrictive legend unless sold pursuant to an effective registration statement or available for resale pursuant to Rule 144 under the 1933 Act.

5.2 Furnishing of Information. As long as an Investor owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the 1934 Act. As long as an Investor owns Securities, if the Company is not required to file reports pursuant to the 1934 Act, it will prepare and furnish to such Investor and make publicly available in accordance with Rule 144(c) such information as is required for such Investor to sell the Investor Shares under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Investor Shares without registration under the 1933 Act within the limitation of the exemptions provided by Rule 144 or other applicable exemptions.

5.3 Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the 1933 Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the 1933 Act of the sale of the Securities to the Investor.

5.4 Notification of Certain Events. The Company shall give prompt written notice to each Investor of (a)  any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the consummation of the transactions contemplated by this Agreement or any other Transaction Document, or (b) any Proceeding pending or, to the Company’s knowledge, threatened against a party relating to the transactions contemplated by this Agreement or any other Transaction Document.

5.5 Available Shares. The Company shall at all times keep authorized and available for issuance, free of preemptive rights, the Required Minimum of Common Shares. If the Company determines at any time that it does not have a sufficient number of authorized Common Shares to keep available for issuance as described in this Section 5.5, the Company shall use all commercially reasonable efforts to increase the number of authorized Common Shares by seeking approval from its shareholders for the authorization of such additional shares.

5.6 Use of Proceeds. The Company will use the proceeds from the sale of the Notes to fund its general working capital and to may certain expenses as contemplated pursuant to the terms of Business Combination Agreement.

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5.7 Repayment of Notes. If the Company issues any debt, including any subordinated debt or convertible debt (other than the Notes), then the Investors will have the option (exercisable in writing by the Requisite Holders) to cause the Company to immediately, utilize 10% of the aggregate proceeds of such issuance to repay the Notes on a pro rata basis based on the Aggregate Principal Amount and accrued, but unpaid, Interest (as defined in the Notes) outstanding on the date of funding of such debt. If the Company issues any Equity Interests for cash as part of a financing transaction (other than in connection with an “at the market” funding program), then the Investors will have the option (exercisable in writing by the Requisite Holders) to cause the Company to direct 10% of such proceeds from such issuance to repay the Notes on a pro rata basis based on the Aggregate Principal Amount outstanding on the date of closing of such issuance. The Company will notify the Investors no later than two (2) Business Days prior to the public announcement of any such debt or Equity Interest financing and provide the Investors (with the written approval of the Requisite Holders agree) to opportunity to exercise the option set forth in the preceding sentence; it being agreed, however, that, notwithstanding such notice to the Investors, the Company shall not be under an obligation to make a public announcement regarding such debt or Equity Interest financing until it is legally required to do so.

5.8 Reserved.

5.9 Prohibited Transactions; Limitation on At the Market Offerings. The Company hereby covenants and agrees not to enter into any Prohibited Transactions without the prior written consent of the Requisite Holders, until sixty (60) Trading Days after such time as each Note have been repaid in full and/or has been converted into Conversion Shares. The Company hereby covenants and agrees that it will not, unless it receives the prior written consent of the Requisite Holders, utilize any “at the market” offering program in respect of its Common Shares, except as permitted hereunder.

5.10 Reserved.

5.11 Securities Laws Disclosure; Publicity. The Company shall, within one (1) Trading Day following the date hereof, file a Form 6-K report or other public disclosure disclosing the material terms of the transactions contemplated hereby and including this Agreement as an exhibit thereto; provided, that the Company may not issue such press release or file such Form 6-K or other public disclosure without the prior written consent (including by electronic mail) of the Requisite Holder, which shall not be unreasonably withheld or delayed, except (i) if such disclosure is required by Law, in which case the Company shall (a) ensure that such disclosure is restricted and limited in content and scope to the maximum extent permitted by Law to meet the relevant disclosure requirement and (b) provide a copy of the proposed disclosure to the Requisite Holders for review prior to release and the Company shall incorporate the reasonable comments of the Requisite Holder or (ii) to the extent such press release or public statement contains only information previously disclosed in a press release or public statement previously approved in accordance with the foregoing clause (i). The Company shall not issue any press release nor otherwise make any such public statement regarding the Investors or the Transaction Documents without the prior written consent (including by electronic mail) of the Requisite Holder, except (i) if such disclosure is required by Law, in which case the Company shall (a) ensure that such disclosure is restricted and limited in content and scope to the maximum extent permitted by Law to meet the relevant disclosure requirement and (b) provide a copy of the proposed disclosure to the Requisite Holders for review prior to release and the Company shall incorporate the reasonable comments of the Requisite Holder or (ii) to the extent such press release or public statement contains only information previously disclosed in a press release or public statement previously approved in accordance with the foregoing clause (i). Each Investor will promptly provide any information reasonably requested by the Company or any of its Affiliates for any regulatory application or filing made or to be made or approval sought in connection with the transactions contemplated by this Agreement (including filings with the SEC). Following the execution of this Agreement, each Investor and its Affiliates and/or advisors may, upon receiving the prior written consent of the Requisite Holder, place announcements on their respective corporate websites and in financial and other newspapers and publications (including, without limitation, customary “tombstone” advertisements) describing such Investor’s relationship with the Company under this Agreement and including the name and corporate logo of the Company. Notwithstanding anything herein to the contrary, to comply with United States Treasury Regulations Section 1.6011-4(b)(3)(i), each of the Company and each Investor, and each employee, representative or other agent of the Company or such Investor, may disclose to any and all persons, without limitation of any kind, the U.S. federal and state income tax treatment, and the U.S. federal and state income tax structure, of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure insofar as such treatment and/or structure relates to a U.S. federal or state income tax strategy provided to such recipient.

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5.12 Indemnification of the Investors.

(a) The Company will indemnify and hold each Investor, its Affiliates and their respective directors, officers, managers, shareholders, members, partners, employees and agents and permitted successors and assigns (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation and defense (collectively, “Losses”) that any such Investor Party may suffer or incur as a result of or relating to:

(i) any material breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company in any Transaction Document;

(ii) any material misrepresentation made by the Company in any Transaction Document or in any SEC Document;

(iii) any material omission to state any material fact necessary in order to make the statements made in any SEC Document, in light of the circumstances under which they were made, not misleading;

(iv) any Proceeding before or by any court, public board, government agency, self-regulatory organization or body based upon, or resulting from the execution, delivery, performance or enforcement of any of the Transaction Documents or the consummation of the transactions contemplated thereby, and whether or not such Investor is party thereto by claim, counterclaim, crossclaim, as a defendant or otherwise, or if such Proceeding is based upon, or results from, any of the items set forth in clauses (i) through (iii) above;

except, in the case of clauses (ii) and (iii) above, to the extent, but only to the extent, that such misrepresentation or omission is based upon information regarding such Investor furnished in writing to the Company by or on behalf of the Investor expressly for use therein or the Investor has omitted a material fact from such information or otherwise violated the 1933 Act, 1934 Act or any state securities law or any rule or regulation thereunder.

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(b) If any action shall be brought against any Investor Party in respect of which indemnity may be sought pursuant to this Agreement, such Investor Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Investor Party. Any Investor Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Investor Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Investor Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Investor Party under this Agreement (i) for any settlement by an Investor Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Investor Party’s breach of any of the representations, warranties, covenants or agreements made by such Investor Party in this Agreement or in the other Transaction Documents.

(c) In addition to the indemnity contained herein, the Company will reimburse each Investor Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.

(d) The provisions of this Section 5.12 shall survive the termination or expiration of this Agreement.

5.13 Non-Public Information. Except to the extent necessary to fulfill its notice, disclosure or similar obligations hereunder or under any Transaction Document, the Company covenants and agrees that neither it nor any other Person acting on its behalf will provide the Investors or their agents or counsel with any information that the Company believes constitutes material, non-public information. Except in connection with the fulfillment of its notice, disclosure or similar obligations hereunder or under any Transaction Document, to the extent the Company provides an Investor with material, non-public information, the Company shall publicly disclose such information within forty-eight (48) hours of providing the information to such Investor, provided that if the last day of any such time period is not a Trading Day, such time period shall be extended to 9:30 a.m., New York City Time, on the next Trading Day following the day on which it would otherwise end. The Company understands and confirms that the Investors shall be relying on the foregoing representation in effecting transactions in securities of the Company. In the event that the Company fails to comply with its obligations under this Section 5.13, a liquidated damages charge of 2% of the outstanding principal balance of each Note will be assessed and will become immediately due and payable each month while such failure remains uncured to the Investors at their election in the form of a cash payment or added to the balance of the respective Note.

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5.14 Share Transfer Agent. The Company’s share transfer agent is Continental Stock Transfer & Trust Company having its at offices at 1 State Street 30th Floor, New York, NY 10004-1561. To the Company’s knowledge, such transfer agent participates in the Depository Trust Company Fast Automated Securities Transfer program. For so long as any Investor holds Investor Securities, the Company shall not change its share transfer agent without the prior written consent of the Requisite Holder.

5.15 Intended Tax Treatment. Each Investor and the Company agree that for U.S. federal income tax purposes, and applicable state, local and non-U.S. income tax purposes, the Notes are not intended to be treated as indebtedness. No Investor nor the Company shall take any position on any tax return, or in any audit, claim, investigation, inquiry or proceeding in respect of taxes inconsistent with such intentions, unless otherwise required pursuant to a final determination within the meaning of Section 1313 of the Internal Revenue Code of 1986, as amended, or any analogous provision of applicable state, local or non-U.S. law. Concurrently with the execution and delivery of this Agreement, each Investor agrees to execute and deliver to the Company an IRS Form W-8 or W-9 (as applicable with respect to such Investor).

5.16 Set-Off.

(a) Each Investor may, subject to the provisions of Section 2.4 hereof, set off any of its obligations to the Company (whether or not due for payment), against any of the Company’s obligations to such Investor (whether or not due for payment) under this Agreement and/or any other Transaction Document.

(b) Each Investor may do anything necessary to effect any set-off undertaken in accordance with this Section 5.16 (including varying the date for payment of any amount payable by the Investor to the Company).

(c) The Company may set off any of its obligations to an Investor (whether or not due for payment), against any of such Investor's obligations to the Company (whether or not due for payment) under this Agreement and/or any other Transaction Document.

(d) The Company may do anything necessary to effect any set-off undertaken in accordance with this Section 5.16 (including varying the date for payment of any amount payable by the Company to an Investor).

5.17 No Repricing. The Company shall not, without the prior written consent of the Requisite Holder, (i) authorize the amendment of any outstanding note, option, warrant, or other derivative security convertible, exercisable or exchangeable for Common Shares to reduce the conversion, exercise or exchange price of any such security or (ii) grant a replacement note, option, warrant or other derivative security convertible, exercisable or exchangeable for Common Shares for the purpose of reducing the conversion, exercise or exchange price of any such security being replaced; provided that this Section 5.17 shall not apply to amendments to or grants in respect of any option granted pursuant to an Equity Plan that is outstanding as of the date of this Agreement.

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5.18 Commitment Fee. Following the date of the initial Closing the Company shall pay to the Lead Investor a commitment fee in three equal installments of Two Hundred Forty Thousand and zero/100 Dollars (USD$240,000.00) to be paid on each of the sixtieth day following the initial Closing Date, the seventy-fifth day following the initial Closing Date, and the ninetieth day following the initial Closing Date. In its sole discretion the lieu of cash payment of the foregoing amounts the Lead Investor may choose to accept a convertible promissory note or notes substantially in the form of Exhibit A hereto having an initial principal amount equal to the amount of the commitment fee required to be paid pursuant to this Section 5.18.

5.19 Consent Resolution Approving Arrangement. Each Investor hereby covenants and agrees to execute a written consent resolution, or such other form of consent resolution as may be requested by Filament Health Corp. or the Supreme Court of British Columbia, authorizing and approving the completion of the Arrangement (as defined in the Notice of Special Meeting and Management Information Circular) pursuant to the terms of the Plan of Arrangement, as amended.

6. CLOSING CONDITIONS

6.1 Conditions Precedent to the Obligations of each Investor. The obligation of each Investor to fund its Note at each Closing is subject to the satisfaction or waiver by the Investor, at or before such Closing, of each of the following conditions:

(a) General Conditions Precedent.

(i) Required Documentation. The Company must have delivered to the Investor (i) a duly executed certificate of an officer of the Company and each Subsidiary party to the Subsidiary Guarantee, appending thereto (A) copies of duly executed resolutions or consents of the directors, members or manager, as applicable, of such party, approving and consenting to such party’s execution, performance of its obligations under the applicable Transaction Documents and the transactions contemplated thereby, (B) a certificate of good standing or equivalent document dated no more than five days prior to the date hereof, in respect of such party, (C) true and correct copies of the organizational documents of such party, and (D) incumbency signatures of such party, and (ii) copies of each Transaction Document, duly executed by the Company, the applicable Subsidiaries or the Transfer Agent, as applicable;

(ii) Consents and Permits. The Company must have obtained and delivered to such Investor copies of all necessary permits, approvals, and registrations necessary to effect this Agreement, the Transaction Documents and any of the transactions contemplated hereby or thereby.

(iii) The Business Combination Closing. The Business Combination Closing Date must be occurring on the Closing Date of the Initial Tranche and Second Tranche or have occurred resulting in consummation of the transactions contemplated by the Business Combination Agreement and the listing for trading of the Common Shares on the Trading Market and the parties to the Business Combination Agreement shall not have waived the “Available Cash” condition set forth in Section 9.3(a) of the Business Combination Agreement providing for Available Cash (as defined in in the Business Combination Agreement) as of the Business Combination Closing Date to be no less than the sum of (i) the Company Transaction Expenses (as defined in in the Business Combination Agreement) plus (ii) the SPAC Transaction Expenses (as defined in in the Business Combination Agreement) plus (iii) USD$4,000,000.

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(iv) No Event(s) of Default. No Event of Default has occurred and no Event of Default would result from the execution of this Agreement or any of the Transaction Documents or the transactions contemplated hereby or thereby.

(v) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of such Closing as though made on and as of such date;

(vi) Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to such Closing;

(vii) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(viii) No Suspensions of Trading in the Common Shares; Listing. Trading in the Common Shares shall not have been suspended by the SEC or any Trading Market (except for any suspensions of trading of not more than one day on which the Trading Market is open solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement, and the Common Shares shall have been at all times since such date listed for trading on a Trading Market;

(ix) Limitation on Beneficial Ownership. The issuance of a Note or Warrant to such Investor shall not cause such Investor Group to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder) of a number of Equity Interests of a class that is registered under the 1934 Act which exceeds the Maximum Percentage of the Equity Interests of such class that are outstanding at such time; and

(x) Funds Flow Request. The Company shall have delivered to the Lead Investor a flow of funds request, substantially in the form set out in Exhibit C.

(xi) Non-Public Information. The Company shall, on or before 9:30 a.m., New York City Time, on or prior to the first business day after the date of each Closing, release or file, as applicable, a press release or a Current Report on Form 6-K or other applicable public disclosure describing the terms of the Closing (the “Cleansing Release”). From and after the filing of the Cleansing Release, the Company shall have disclosed all material, non-public information (if any) provided up to such time to each Investor by the Company or any of its officers, directors, employees or agents. In addition, upon the filing of the Cleansing Release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement with respect to the transactions contemplated hereby or as otherwise disclosed in the Cleansing Release, whether written or oral, between the Company, or any of its officers, directors, affiliates, employees or agents, on the one hand, and any of the Investors or any of their affiliates, on the other hand, shall terminate.

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(xii) Opinions of Counsel. The Lead Investor shall have received opinions from United States and Canadian counsel to the Company and Subsidiaries in forms acceptable to the Lead Investor in its sole discretion.

(xiii) Closing Equity Conditions. Each of the Closing Equity Conditions shall have been satisfied.

(xiv) Lock-Up Agreements. The directors, officers and major shareholders (3% or more of the outstanding authorized Common Shares immediately following the Business Combination Closing Date) of the Company shall have entered into a lock-up agreement, solely with respect to the Common Shares, in a form reasonably acceptable to the Lead Investor, that shall provide that for a period beginning on the Business Combination Closing Date and ending on the date that is the earlier to occur of: (i) the date which is twelve (12) months following the Business Combination Closing Date; and (ii) such date that is at least 30 days after the Business Combination Closing Date and upon which the trading price of the Resulting Issuer Shares on the Nasdaq Stock Market has been USD$12.00 or more for the ten preceding consecutive trading days, such Persons shall not sell into the market pursuant to Rule 144 or pursuant to a then effective registration statement any Common Shares.

(b) Specific Closing Conditions. The closing conditions set forth in Section 2.2 relating to the Tranche being funded on such Closing Date shall be met.

6.2 Conditions Precedent to the Obligations of the Company. The obligation of the Company to issue a Note to an Investor at the Closing is subject to the satisfaction or waiver by the Company, at or before such Closing, of each of the following conditions:

(a) Required Documentation. Such Investor must have delivered to the Company copies of each Transaction Document to which the Investor is a party, duly executed by the Investor;

(b) Representations and Warranties. The representations and warranties of such Investor contained herein shall be true and correct in all material respects as of the date when made and as of such Closing Date as though made on and as of such date;

(c) Performance. The Investors shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to such Closing;

(d) Accredited Investor Certificates. Such Investor must have delivered to the Company: (i) an executed accredited investor certificate in the form of Exhibit F hereto with respect to the purchase of the Notes and the Warrants purchased by such Investor, evidencing such Investor’s status as an “accredited investor” as such term is defined in Rule 501(a) of Regulation D of the 1933 Act; and (ii) an executed accredited investor certificate in the form of Exhibit G hereto with respect to the purchase of the Notes and the Warrants purchased by such Investor, evidencing such Investor’s status as an “accredited investor” as such term is defined in Section 2.3 of NI 45-106; and

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(e) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

7. EVENTS OF DEFAULT

7.1 Events of Default. The occurrence of any of the following events shall be an “Event of Default” under this Agreement:

(a) an Event of Default under a Note;

(b) any of the material representations or warranties made by the Company or any of its agents, officers, directors, employees or representatives in any Transaction Document or public filing being inaccurate, false or misleading in any material respect, as of the date as of which it is made or deemed to be made, or any certificate or financial or other written statements furnished by or on behalf of the Company to the Investor or any of its representatives, is inaccurate, false or misleading, in any material respect, as of the date as of which it is made or deemed to be made, or on any Closing Date; or

(c) a failure by the Company to comply with any of its material covenants or agreements set forth in this Agreement, including those set forth in Section 5 in all material respects.

7.2 Investor Right to Investigate an Event of Default. If in the reasonable opinion of the Requisite Holder, an Event of Default has occurred, or is or may be continuing:

(a) the Requisite Holder may notify the Company that it wishes to investigate such purported Event of Default;

(b) the Company shall cooperate with the Requisite Holder in such investigation;

(c) the Company shall comply with all reasonable requests made by the Requisite Holder to the Company in connection with any investigation by the Requisite Holder and shall (i) provide all information reasonably requested by the Requisite Holder in relation to the Event of Default to the Requisite Holder; provided that the Requisite Holder agrees that any materially price sensitive information and/or non-public information will be subject to confidentiality, and (ii) provide all such requested information within three (3) Business Days of such request.; and

(d) the Company shall pay all reasonable costs incurred by the Requisite Holder in connection with any such investigation.

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7.3 Remedies Upon an Event of Default

(a) If an Event of Default occurs pursuant to Section 7.1(a), each Investor shall have such remedies as are set forth in their Note.

(b) If an Event of Default occurs pursuant to Section 7.1(b) or Section 7.1(c) and is not remedied following written notice provided by the Requisite Holder to the Company within (i) two (2) Business Days for an Event of Default occurring by the Company’s failure to comply with Section 7.1(c), or (ii) ten (10) Business Days for an Event of Default occurring pursuant to Section 7.1(b), the Requisite Holder may declare, by written notice to the Company, effective immediately, all outstanding obligations by the Company under the Transaction Documents to be immediately due and payable in immediately available funds and the Investors shall have no obligation to consummate any Closing under this Agreement or to accept the conversion of any Note into Conversion Shares.

(c) If any Event of Default occurs and is not remedied following written notice provided by the Requisite Holders to the Company within (i) two (2) Business Days for an Event of Default occurring by the Company’s failure to comply with Section 7.1(c), or (ii) ten (10) Business Days for an Event of Default occurring pursuant to Section 7.1(b), the Requisite Holders may, by written notice to the Company, terminate this Agreement effective as of the date set forth in the Requisite Holder’s notice.

8. TERMINATION

8.1 Events of Termination. This Agreement:

(a) may be terminated:

(i) by the Requisite Holder on the occurrence or existence of a Securities Termination Event or a Change of Control;

(ii) by either the Company or the Requisite Holder, by written notice to the other party, effective immediately, if the applicable Closing has not occurred within thirty (30) Business Days of the date specified in Section 2.2 of this Agreement or such later date as the Company and the Requisite Holder agree in writing, provided that the right to terminate this Agreement under this Section 8.1(a)(iii) is not available to any party that is in material breach of or material default under this Agreement or whose failure to fulfill any obligation under this Agreement has been the principal cause of, or has resulted in the failure of the applicable Closing to occur; or

(iii) by the Requisite Holder, in accordance with Section 7.3(c).

(b) will automatically terminate, without further action by the parties, on the date that is twenty-four (24) from the date of this Agreement.

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8.2 Effect of Termination.

(a) Upon termination of this Agreement, no Investor will be required to fund any further amount after the date of termination of the Agreement, provided that termination will not affect any undischarged obligation under this Agreement, and any obligation of the Company to pay or repay any amounts owing to the Investor hereunder and which have not been repaid at the time of termination.

(b) Nothing in this Agreement will be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other Party of its obligations under this Agreement.

9. RESERVED

10. RIGHTS TO FUTURE STOCK ISSUANCES. Subject to the terms and conditions of this Section 10 and applicable securities laws, if at any time during the period ending 24 months after the Closing Date of the initial Closing, the Company proposes to offer or sell any New Securities, the Company shall offer to the Investors the opportunity to purchase up to twenty percent (20%) of such New Securities (such amount, the “Offered Securities”). Such offer may only be accepted with the prior written approval of an Investor. If accepted by an Investor, it shall be afforded the opportunity to purchase its Pro Rata Portion (as defined below). The Investors shall be entitled to apportion the right of first offer hereby granted to them in such proportions as they deem appropriate among themselves and their Affiliates.

10.1 The Company shall give notice no fewer than ten (10) Business Days in advance of the proposed date of the sale of New Securities (the “Information Notice”) to the Requisite Holder and each Investor, requesting if such Requisite Holder and Investors would desire to receive further information regarding the proposed sale. In the event that any Investor does not affirmatively respond to the Information Notice within two (2) Business Days of receipt thereof, the Company may proceed with the sale; provided that obligations and rights set forth in this Section 10 shall not be in force and effective for a period with respect to any non-affirming Investor for a period of 45 days following the delivery of the Information Notice; provided, further that the obligations and rights set forth in this Section 10 shall automatically renew following the expiration of such period. If an Investor affirmatively responds to the Information Notice, such sale shall be subject to the obligations and rights set forth in this Section 10.

10.2 The Company shall give notice no fewer than two (2) Business Days following receipt of an affirmative response to the Information Notice (the “Offer Notice”) to the Requisite Holder and each Investor, stating (a) its bona fide intention to offer such New Securities, (b) the number of such New Securities to be offered, and (c) the price and terms, if any, upon which it proposes to offer such New Securities.

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10.3 By notification to the Company within five (5) days after the Offer Notice is given, the Requisite Holder and each Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to their Pro Rata Portion of the Offered Securities. “Pro Rata Portion” means the ratio of (x) Securities purchased by an Investor participating under this Section 10.3 and (y) the sum of the aggregate Securities purchased by all Investors participating under this 10.3. The closing of any sale pursuant to this Section 10 shall occur within the later of ninety (90) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Section 10.4.

10.4 The Company may, during the ninety (90) day period following the expiration of the period provided in Section 10.3, offer and sell the remaining portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Investors in accordance with this Section 10.

10.5 The right of first offer in this Section 10 shall not be applicable to offers, issuances, sales or other transactions related to Exempted Securities, or any New Securities registered for sale under the 1933 Act.

11. GENERAL PROVISIONS

11.1 Fees and Expenses. Prior to the date of this Agreement, the Company has paid the Lead Investor USD$20,000 as an advance the expenses payable under this Section 11.1. At the initial Closing, the Company shall reimburse the Lead Investor up to an additional USD$75,000 (equal to an aggregate of USD$95,000 in total fees and expenses, inclusive of the initial USD$20,000 paid in accordance with the foregoing sentence) for actual and reasonably documented due diligence, travel and legal fees and expenses related to the preparation and negotiation of the Transaction Documents and disbursements of its counsel, Lucosky Brookman LLP and Osler, Hoskin & Harcourt LLP, it being understood that Lucosky Brookman LLP and Osler, Hoskin & Harcourt LLP have not rendered any legal advice to the Company in connection with the transactions contemplated hereby and that the Company has relied for such matters on the advice of its own counsel; provided that the foregoing cap maybe increased if in the reasonable discretion of the Lead Investor the legal services required to draft and negotiate the Transaction Documents exceeds those initially contemplated by the Parties. In the event that this Agreement is terminated prior to the occurrence of the initial Closing, the Company shall reimburse the Lead Investor for all actual and reasonably documented due diligence and legal fees and expenses, including the reasonable and documented fees and disbursements of its counsel, Lucosky Brookman LLP and Osler, Hoskin & Harcourt LLP. Except as specified above, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Notes.

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11.2 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section prior to 5:00 p.m. (New York time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section on a day that is not a Business Day or later than 5:00 p.m. (New York time) on any date and earlier than 11:59 p.m. (New York time) on such date, (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:

Filament Health Corp.
4475 Wayburne Dr #210
Burnaby, BC, Canada V5G 4X4

Email: ben@filament.health; jon@filament.health
Attention: Ben Lightburn, CEO; Jon Conlin, Director

With a copy (which shall not constitute notice) to:

Attention:

Fasken Martineau DuMoulin LLP
2900 – 550 Burrard Street
Vancouver, BC, Canada V6C 0A3

Attention: Mike Stephens
Email: mstephens@fasken.com

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Fl., New York, NY 10105

Attention: Jonathan Deblinger; Anthony Ain
Email: jdeblinger@egsllp.com; AAin@egsllp.com

If to an Investor, such address set forth on the signature page hereto executed by such Investor;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

11.3 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby.

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11.4 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without reference to principles of conflict of laws or choice of laws.

11.5 Jurisdiction and Venue. Any action, proceeding or claim arising out of, or relating in any way to this Agreement shall be brought and enforced in the New York Supreme Court, County of New York (Commerical Division), or in the United States District Court for the Southern District of New York. The Company and the Investors irrevocably submit to the jurisdiction of such courts, which jurisdiction shall be exclusive, and hereby waive any objection to such exclusive jurisdiction or that such courts represent an inconvenient forum. The prevailing party in any such action shall be entitled to recover its reasonable and documented attorneys’ fees and out-of-pocket expenses relating to such action or proceeding.

11.6 WAIVER OF RIGHT TO JURY TRIAL. THE COMPANY AND THE INVESTORS HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.

11.7 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Securities.

11.8 Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

11.9 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Requisite Holders. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

11.10 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

11.11 Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the Company and the Investors and their respective successors and assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Requisite Holders. Each Investor may assign any or all of its rights under this Agreement to any Person to whom such Investor assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Investor” and such transferee is an accredited investor.

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11.12 Further Assurances. Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

11.13 Counterparts. This Agreement may be executed in identical counterparts, each of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties. Signature pages delivered by facsimile or e-mail shall have the same force and effect as an original signature.

11.14 Specific Performance. The Company acknowledges that monetary damages alone would not be adequate compensation to the Investors for a breach by the Company of this Agreement and the Requisite Holders may seek an injunction or an order for specific performance from a court of competent jurisdiction if (a) the Company fails to comply or threatens not to comply with this Agreement or (b) the Requisite Holders have reason to believe that the Company will not comply with this Agreement.

11.15 Report on Amounts Owing in Respect of the Notes. Following the date hereof the Lead Investor shall provide to the Company no fewer than once every two weeks a report setting forth the outstanding amounts owning in respect of the Notes as of the date of such report.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have executed this Securities Purchase Agreement as of the date first set forth above.

COMPANY:

FilAMENT HEALTH CORP.

By:	/s/ Benjamin Lightburn
Name:	Benjamin Lightburn
Title:	Chief Executive Officer

Acknowledged and agreed for purposes of Section 4.12 hereof:

1427702 B.C. Ltd.

By:	/s/ Ryan Wilson
Name:	Ryan Wilson
Title:	Director

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Investor: Helena Global Investment Opportunities 1 Ltd

Signature of Authorized Signatory of Investor:	/s/ Jeremy Weech

Name of Authorized Signatory: Jeremy Weech

Title of Authorized Signatory: Authorized Signatory

Email Address of Authorized Signatory: jeremy@helenapartners.com

Facsimile Number of Authorized Signatory: N/A

Address for Notice to Investor: 71 Fort Street, 3rd Floor, Grand Cayman, Cayman Islands KY1-1111

Address for Delivery of Securities to Investor (if not same as address for notice): 101 Wood

Avenue South, Fifth Floor, Woodbridge, NJ 08830

Funding Amount: Up to USD$12,960,000.00

Principal amount of Note: Up to USD$14,400,000.00

EIN Number: N/A

EXHIBIT A

FORM OF NOTE

[See attached]

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [INSERT DATE WHICH IS 4 MONTH AND 1 DAY FROM THE ISSUE DATE].

NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

[1427702 B.C. LTD. / FILAMENT HEALTH CORP.]1

[Form of] Convertible Promissory Note

Dated: __, 202__ (the “Issuance Date”)	$[____]

FOR VALUE RECEIVED, [1427702 B.C. LTD. / FILAMENT HEALTH CORP.], a company organized in British Columbia, hereby promises to pay to the order of [Holder], organized and existing under the laws of [_____], or registered assigns (the “Holder”) the principal sum of $[____] (the “Principal Amount”) pursuant to the terms of this Convertible Promissory Note (this “Note”). The consideration to the Maker for this Note is $[____] (the “Consideration”) in United States currency, due to the prorated original issuance discount of 10% (the “OID”) equaling up to $[____]. The initial Principal Amount under this Note shall consist of the Consideration plus the OID.

The maturity date of this Note shall be [________]2 (the “Maturity Date”)[, subject to the Maturity Date Accelerator,]3 and is the date upon which the Principal Amount and all outstanding put unpaid interest thereon shall be due and payable unless otherwise previously accelerated pursuant to the terms of this Note. This Note may not be repaid in whole or in part except as otherwise explicitly set forth herein. [“Maturity Date Accelerator” means that, in the event the Company receives a non-compliance notice from the Nasdaq Exchange for a failure to meet listing standards, the Maturity Date, if not previously accelerated in accordance with the terms hereof, shall accelerate to (i) the date that is eight months from the Issuance Date, or (ii) if the date that is eight months from the Issuance Date shall have already occurred, the date that is five (5) Business Days after the date the Company shall have received such non-compliance notice.]

1The entity will be Filament for the initial tranches which are to be arranged under the Plan of Arrangement.

2 Insert date that is 12 months from the Issuance Date

3 Bracketed language to be included in first two tranches only.

All payments under or pursuant to this Note shall be made in United States Dollars in immediately available funds to the Holder at the address of the Holder set forth in the Purchase Agreement (as hereinafter defined) or at such other place as the Holder may designate from time to time in writing to the Maker or by wire transfer of funds to the Holder’s account designated in writing by Holder to the Maker.

1.1 Purchase Agreement. This Note has been executed and delivered pursuant to, and is one of the Notes issued pursuant to, the Securities Purchase Agreement, dated as of December __, 2023 (as the same may be amended from time to time, the “Purchase Agreement”), by and among the Maker, the other “Investors” (as such term is defined in the Purchase Agreement) and the Holder. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreement.

1.2 Interest.

1.2.1 During the term of this Note, interest shall accrue on any Outstanding Principal Balance at an annual interest rate of ten percent (10%) (the “Interest”), commencing on the Issuance Date, payable on each []4, [] 5, []6 and on the Maturity Date itself and be due on such date (each, an “Interest Payment Due Date”). Interest not paid in cash shall be payable by increasing the Outstanding Principal Amount of this Note (with such increased amount accruing Interest as well) on each Interest Payment Due Date (“PIK Interest”).

1.2.2 On each Interest Payment Due Date, the Borrower shall make a record on its books of the additional increase in the Outstanding Principal Balance of this Note due to the accrual of PIK Interest, if any.

1.2.3 If any amount payable by Company under any Transaction Document is not paid when due, such amount shall thereafter bear interest at the Past Due Rate (as hereinafter defined) to the fullest extent permitted by applicable law. In addition, following any Event of Default, any Outstanding Principal Balance shall bear interest at the Past Due Rate. In either case, accrued and unpaid Interest or past due amounts (including interest on past due Interest) shall be due and payable on demand, at a rate per annum equal twenty-two percent (22%) compounded annually and computed on the basis of a 360-day year (the “Past Due Rate”), provided that, in no event shall the rate of interest hereunder exceed the maximum rate permitted by applicable law (the “Past Due Rate”).

4 Insert date that is 3 months from issuance date

5 Insert date that is 6 months from issuance date

6 Insert date that is 9 months from issuance date

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1.3 Prepayment. At any time after the Issuance Date, but subject in all cases to the terms of the Purchase Agreement, the Maker may repay all but not less than all of the Outstanding Principal Amount upon at least ten (10) Trading Days’ written notice (the “Prepayment Notice Period”) to the Holder (the “Prepayment Notice”) by paying an amount equal to 105% of the Principal Amount then being prepaid (representing a 5% prepayment premium payable to the Holder which shall not constitute a principal repayment) (provided however that, in the event an Event of Default has occurred and is continuing, such amount shall increase to 110% of the Principal Amount then being prepaid (representing a 10% prepayment premium payable to the Holder which shall not constitute a principal repayment)). Notwithstanding the foregoing, if the Maker elects to prepay this Note pursuant to the provisions of this Section 1.3, the Holder shall continue to have the right to issue a Conversion Notice, or Conversion Notices, in accordance with Section 3.1 hereof, specifying the Principal Amount that the Holder will convert.

1.4 Payment on Non-Business Days. Whenever any payment to be made shall be due on a day which is not a Business Day, such payment shall be due on the next succeeding Business Day.

1.5 Transfer. This Note may be transferred or sold, subject to the provisions of Section 5.8 of this Note, or pledged, hypothecated or otherwise granted as security by the Holder.

1.6 Replacement. Upon receipt of a duly executed and notarized written statement from the Holder with respect to the loss, theft or destruction of this Note (or any replacement hereof), or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Maker shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

1.7 Use of Proceeds. The Maker shall use the proceeds of this Note as set forth in the Purchase Agreement.

1.8 Status of Note. The obligations of the Maker under this Note shall rank senior to all other existing Indebtedness and equity of the Company except that the obligations of the Maker under this Note shall rank pari passu with all other Indebtedness owing to the other Investors under the other Notes (as such term is defined in the Purchase Agreement) (the “Other Notes”). Upon any Liquidation Event (as hereinafter defined), but subject in all cases to the Purchase Agreement, the Holder will be entitled to receive, before any distribution or payment is made upon, or set apart with respect to, any Indebtedness of the Maker (other than Indebtedness in respect of the Other Notes) or any class of shares of the Maker, an amount equal to the sum of the Outstanding Principal Amount. For purposes of this Note, “Liquidation Event” means a liquidation pursuant to a filing of a petition for bankruptcy under applicable law or any other insolvency or debtor’s relief, an assignment for the benefit of creditors, or a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Maker.

1.9 Intended Tax Treatment. The Maker and the Holder agree that for U.S. federal income tax purposes, and applicable state, local and non-U.S. income tax purposes, this Note is not intended to be treated as Indebtedness. Neither the Maker nor the Holder shall take any position on any tax return, or in any audit, claim, investigation, inquiry or proceeding in respect of Taxes inconsistent with such intentions, unless otherwise required pursuant to a final determination within the meaning of Section 1313 of the Internal Revenue Code of 1986, as amended (the “Code”), or any analogous provision of applicable state, local or non-U.S. law.

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ARTICLE 2

2.1 Events of Default. An “Event of Default” under this Note shall mean the occurrence of any of the Events of Default defined in the Purchase Agreement, and any of the additional events described below (unless the Event of Default is waived in writing by the Requisite Holder):

(a) Subject to Section 2.2(c) below, following a three (3) Business Day opportunity to cure, any default in the payment of (i) the Principal Amount hereunder when due; or (ii) interest as and when the same shall become due and payable (whether on the Maturity Date or by acceleration or otherwise);

(b) the Maker shall fail to observe or perform any other material covenant, condition or agreement contained in this Note or any Transaction Document;

(c) the Maker’s notice to the Holder, including by way of public announcement, at any time, of its inability to comply (including for any of the reasons described in Section 3.6(a) hereof) or its intention not to comply with proper requests for conversion of this Note into Common Shares;

(d) the Maker shall fail to (i) timely deliver the Common Shares as and when required in Section 3.2; or (ii) make the payment of any fees and/or liquidated damages under this Note, the Purchase Agreement or the other Transaction Documents;

(e) at any time the Maker shall fail to have the Required Minimum of Common Shares authorized, reserved and available for issuance to satisfy the potential conversion in full (disregarding for this purpose any and all limitations of any kind on such conversion) of this Note;

(f) any representation or warranty made by the Maker or any of its Subsidiaries in the Purchase Agreement, this Note, or any other Transaction Document shall prove to have been false or incorrect or breached in a material respect on the date as of which made or deemed to be made;

(g) other than with respect to professional fees incurred in respect of the Business Combination Transaction, the Maker or any of its Subsidiaries shall (A) default in any payment of any amount or amounts of principal of or interest (if any) on any Indebtedness (other than the Indebtedness hereunder), the aggregate principal amount of which Indebtedness is in excess of $250,000 (or its equivalent in the relevant currency of payment) or (B) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such Indebtedness to cause with the giving of notice if required, such Indebtedness to become due prior to its stated maturity, in each case, prior to the expiration of the grace period provided in such Indebtedness on the date of such Indebtedness;

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(h) the Maker or any of its Significant Subsidiaries shall: (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets; (ii) make a general assignment for the benefit of its creditors; (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic); (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally; (v) acquiesce in writing to any petition filed against it in an involuntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic); (vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same; or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing;

(i) a proceeding or case shall be commenced in respect of the Maker or any of its Significant Subsidiaries, without its application or consent, in any court of competent jurisdiction, seeking: (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts; (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with the liquidation or dissolution of the Maker or any of its Significant Subsidiaries; or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of sixty (60) days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Maker or any of its Significant Subsidiaries or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Maker or any of its Subsidiaries and shall continue undismissed, or unstayed and in effect for a period of sixty (60) days;

(j) one or more final judgments, settlements, or orders for the payment of money aggregating in excess of $250,000 (or its equivalent in the relevant currency of payment) are rendered against or entered into one or more of the Company and its Subsidiaries, where such judgment, settlement or order is not discharged or stayed within sixty (60) days;

(k) the failure of the Maker to instruct its transfer agent to remove any legends from the Common Shares and issue such unlegended certificates to the Holder within two (2) Trading Days of the Holder’s lawful request so long as the Holder has provided reasonable assurances to the Maker that such Common Shares can be sold pursuant to Rule 144 or any other applicable exemption;

(l) the Maker’s Common Shares are no longer publicly traded or cease to be listed on the Trading Market or, after the six month anniversary of the Issuance Date, any Investor Shares may not be immediately resold under Rule 144 without restriction on the number of shares to be sold or manner of sale, unless such Investor Shares have been registered for resale under the 1933 Act and may be sold without restriction;

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(m) the Maker consummates a “going private” transaction and as a result Common Shares are no longer registered under Sections 12(b) or 12(g) of the 1934 Act;

(n) there shall be any SEC or judicial stop trade order or trading suspension stop-order or any restriction in place with the transfer agent for the Common Shares restricting the trading of such Common Shares;

(o) the Depository Trust Company places any restrictions on transactions in the Common Shares or the Common Shares are no longer tradeable through the Depository Trust Company Fast Automated Securities Transfer program; or

(p) the occurrence of a Material Adverse Effect in respect of the Maker, or the Maker and its Subsidiaries taken as a whole which would reasonably be considered to substantially impair the ability of the Maker to satisfy its obligations in the Transaction Documents.

2.2 Remedies Upon an Event of Default.

(a) Upon the occurrence of any Event of Default that has not been remedied within (i) two (2) Business Days for an Event of Default occurring by the Company’s failure to comply with Section 7.1(c) of the Purchase Agreement or Section 3.2 of this Note, or (ii) five (5) Business Days for all other Events of Default; provided, however, that there shall be no cure period for an Event of Default described in Section 2.1(h), or 2.1(i), the Maker shall be obligated to pay to the Holder the Mandatory Default Amount, which Mandatory Default Amount shall be earned by the Holder on the date the Event of Default giving rise thereto occurs and shall be due and payable on the earlier to occur of the Maturity Date, upon conversion, redemption or prepayment of this Note or the date on which all amounts owing hereunder have been accelerated in accordance with the terms hereof (provided all payments shall be subject to the provisions of the Purchase Agreement with respect to the holders of the Other Notes).

(b) Upon the occurrence of any Event of Default, the Maker shall, as promptly as possible but in any event within two (2) Business Days of the occurrence of such Event of Default, notify the Holder of the occurrence of such Event of Default, describing the event or factual situation giving rise to the Event of Default and specifying the relevant subsections of Section 2.1 hereof under which such Event of Default has occurred.

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(c) If an Event of Default shall have occurred and shall not have been remedied within (i) two (2) Business Days for an Event of Default occurring by the Company’s failure to comply with Section 7.1(c) of the Purchase Agreement or Section 3.2 of this Note, or (ii) five (5) Business Days for all other Events of Default; provided, however, that there shall be no cure period for an Event of Default described in Section 2.1(h), or 2.1(i), the Holder may at any time at its option, subject to receiving the prior written consent of the Requisite Holder, declare all or a portion of the Mandatory Default Amount due and payable, and thereupon, the same shall be accelerated and so due and payable, without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Maker; provided, however, that upon the occurrence of an Event of Default resulting from a failure by the Company to pay the Principal Amount upon the Maturity Date and any accrued and unpaid Interest (whether or not such Maturity Date was accelerated as of the result of the receipt non-compliance notice from the NASDAQ Exchange as listed above, the Holder, in its sole and absolute discretion, but subject to receiving the prior written consent of the Requisite Holder, may following a fifteen (15) Trading day period during which the Company may cure such payment default in cash (the “Cure Payment”): (a) from time-to-time demand that all or a portion of the Mandatory Default Amount be converted into Common Shares at a price per share equal to the lesser of (i) the then applicable Conversion Price and (ii) the then applicable Event of Default Discount Price. For purposes of this Note: “Event of Default Discount Price” shall mean the average of the three lowest daily VWAPs (which need not be consecutive) during five (5) Trading Days ending on the date of the delivery of the applicable Conversion Notice (the “Pricing Days”) multiplied by seventy percent (70%), provided that the Holder shall be restricted to trading a maximum of twenty percent (20%) of daily volumes on each Pricing Day (if the Holder trades in excess of such maximum daily volumes, an immediately preceding qualifying Trading Day shall be included as a Pricing Day in lieu of such day(s)). In lieu of receiving Common Shares in connection with the foregoing the Holder in its sole discretion may elect to have the Company issue to it a prefunded warrant in substantially in the form of Exhibit B to the Purchase Agreement for all or a portion of the amount of Common Shares which the Holder is entitled to receive pursuant to the foregoing. The amount of shares into which such prefunded warrant may initially be exercised may exceed the Maximum Percentage, provided that such prefunded warrant contains an ownership cap provision substantially similar to Section 3.3(a) hereof. Notwithstanding any other provision herein or in the Purchase Agreement to the contrary, the Company shall be entitled to raise an equity financing in connection with and to allow for a Cure Payment.

(d) Upon the occurrence of an Event of Default described in clauses Sections 2.1(h) or (i) above, the Mandatory Default Amount shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Maker. No course of delay on the part of the Holder (including because the Holder has not obtained the consent of the Requisite Holder) shall operate as a waiver thereof or otherwise prejudice the rights of the Holder. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise. All payments shall be subject to the provisions of the Purchase Agreement with respect to the holders of the Other Notes.

ARTICLE 3 Conversion.

3.1 Conversion. This Note shall be convertible (in whole or in part), at the option of the Holder, into such number of fully paid and non-assessable Common Shares as is determined by dividing (x) that portion identified by the Maker of (A) the Outstanding Principal Amount, plus (B) accrued and unpaid interest with respect to such Outstanding Principal Amount of this Note and any other amounts owing under this Note or the Transaction Documents (the “Conversion Amount”) by (y) the Conversion Price then in effect on the date on which the Holder delivers a notice of conversion, in substantially the form attached hereto as Exhibit A (the “Conversion Notice”), in accordance with this Section 3.1 to the Maker. The Holder shall deliver this Note to the Maker at the address designated in the Purchase Agreement at any such time that this Note is converted. With respect to partial conversions of this Note, the Maker shall keep written records of the amount of this Note converted as of the date of such conversion (each, a “Conversion Date”). For the avoidance of doubt, nothing in this Note shall be deemed to grant the Company the right to require the Holder to accept any conversion into Common Shares of all or any portion of this Note, and by its signature hereto the Company acknowledges that any conversion of this Note shall be in the sole discretion of the Holder as provided herein. The “Conversion Price” means ninety (90%) of the average of the VWAP during five (5) Trading Days ending on the date of the delivery of the applicable Conversion Notice (or if five (5) Trading Days shall not have elapsed since the Issuance Date, the average of the VWAP during the Trading Day period beginning on the Issuance Date and ending on the date of the delivery of the applicable Conversion Notice); provided, however, that the Conversion Price be shall not be less than the Floor Price, except in accordance with Section 2.2 of this Note.

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3.2 Delivery of Conversion Shares. As soon as practicable after any conversion or payment of any amount due hereunder in the form of Common Shares in accordance with this Note, and in any event within two (2) Trading Days thereafter (such date, the “Share Delivery Date”), the Maker shall, at its expense, cause to be issued in the name of and delivered to the Holder, or as the Holder may direct, book-entry statements evidencing the number of fully paid and non-assessable Common Shares to which the Holder shall be entitled on such conversion or payment (the “Conversion Shares”), in the applicable denominations based on the applicable conversion or payment; provided that, if the Common Shares are then DWAC Eligible and such Common Shares issuable upon conversion of this Note have been registered for resale pursuant to an effective registration statement under the 1933 Act, upon request of the Holder, the Company shall cause its transfer agent to electronically transmit such Common Shares issuable upon conversion of this Note to the Holder (or its designee), by crediting the account of the Holder’s (or such designee’s) broker with DTC through its Deposit Withdrawal Agent Commission system (provided that the same time periods herein as for book-entry statements shall apply) as instructed by the Holder (or its designee). In the event that the Maker fails to comply with its obligations under this Section 3.2, a liquidated damages charge of 2% of the Outstanding Principal Balance of this Note will be assessed and will become immediately due and payable each month while such failure remains uncured to the Holder at its election in the form of a cash payment or added to the balance of this Note.

3.3 Caps on Conversion Shares. Notwithstanding anything to the contrary contained herein, the Holder shall not be entitled to receive shares representing Equity Interests upon conversion of this Note to the extent (but only to the extent) that:

(a) Ownership Cap. Such exercise or receipt would cause the Holder Group (as defined below) to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder) of a number of Equity Interests of a class that is registered under the 1934 Act which exceeds the Maximum Percentage (as defined below) of the Equity Interests of such class that are outstanding at such time. Any purported delivery of Equity Interests in connection with the conversion of this Note prior to the termination of this restriction in accordance herewith shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the Holder Group becoming the beneficial owner of more than the Maximum Percentage of the Equity Interests of a class that is registered under the 1934 Act that is outstanding at such time. If any delivery of Equity Interests owed to the Holder following conversion of this Note is not made, in whole or in part, as a result of this limitation, the Company’s obligation to make such delivery shall not be extinguished and the Company shall deliver such Equity Interests as promptly as practicable after the Holder gives notice to the Company that such delivery would not result in such limitation being triggered or upon termination of the restriction in accordance with the terms hereof; provided that no liquidated damages will be assessed or become due and payable pursuant to Section 3.2 hereof with respect to any such Equity Interests not being delivered solely as a result of this limitation. To the extent limitations contained in this Section 3.3(a) apply, the determination of whether this Note is convertible and of which portion of this Note is convertible shall be the sole responsibility and in the sole determination of the Holder, and the submission of a notice of conversion shall be deemed to constitute the Holder’s determination that the issuance of the full number of Conversion Shares requested in the notice of conversion is permitted hereunder, and the Company shall not have any obligation to verify or confirm the accuracy of such determination. For purposes of this Section 3.3, (i) the term “Maximum Percentage” shall mean 4.99%; provided, that if at any time after the date hereof the Holder Group beneficially owns in excess of 4.99% of any class of Equity Interests in the Company that is registered under the 1934 Act, then the Maximum Percentage shall automatically increase to 9.99% so long as the Holder Group owns in excess of 4.99% of such class of Equity Interests (and shall, for the avoidance of doubt, automatically decrease to 4.99% upon the Holder Group ceasing to own in excess of 4.99% of such class of Equity Interests); and (ii) the term “Holder Group” shall mean the Holder plus any other Person with which the Holder is considered to be part of a group under Section 13 of the 1934 Act or with which the Holder otherwise files reports under Sections 13 and/or 16 of the 1934 Act. In determining the number of Equity Interests of a particular class outstanding at any point in time, the Holder may rely on the number of outstanding Equity Interests of such class as reflected in (x) the Company’s most recent Form 20-F, or Form 6-K filed with the Securities and Exchange Commission, as the case may be, (y) a more recent public announcement by the Company or (z) a more recent notice by the Company or its transfer agent to the Holder setting forth the number of Equity Interests of such class then outstanding. For any reason at any time, upon written or oral request of the Holder, the Company shall, within one (1) Business Day of such request, confirm orally and in writing to the Holder the number of Equity Interests of any class then outstanding. The provisions of this Section 3.3 shall be construed, corrected and implemented in a manner so as to effectuate the intended beneficial ownership limitation herein contained.

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3.4 Adjustment of Conversion Price.

(a) Until the Note has been paid in full or converted in full except as otherwise provided in this Section 3.4, the Conversion Price shall be subject to adjustment from time to time as follows (but shall not be increased, other than pursuant to Section 3.4(a)(i) hereof) provided however that in no event shall any such adjustment hereunder result in the Conversion Price becoming lower than the Floor Price:

(i) Adjustments for Stock Splits and Combinations. If the Maker shall at any time or from time to time after the Closing Date (but whether before or after the Issuance Date) effect a split of the outstanding Common Shares, the applicable Conversion Price in effect immediately prior to the stock split shall be proportionately decreased. Any adjustments under this Section 3.4(a)(i) shall be effective at the close of business on the date the stock split or combination occurs.

(ii) Adjustments for Certain Dividends and Distributions. If the Maker shall at any time or from time to time after the Closing Date (but whether before or after the Issuance Date) make or issue or set a record date for the determination of holders of Common Shares entitled to receive a dividend or other distribution payable in Common Shares, then, and in each event, the applicable Conversion Price in effect immediately prior to such event shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying the applicable Conversion Price then in effect by a fraction:

(1) the numerator of which shall be the total number of Common Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

(2) the denominator of which shall be the total number of Common Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Common Shares issuable in payment of such dividend or distribution.

(iii) Adjustment for Other Dividends and Distributions. If the Maker shall at any time or from time to time after the Closing Date (but whether before or after the Issuance Date) make or issue or set a record date for the determination of holders of Common Shares entitled to receive a dividend or other distribution payable in other Common Shares, then, and in each event, an appropriate revision to the applicable Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the Holder of this Note shall receive upon conversions thereof, in addition to the number of Common Shares receivable thereon, the number of securities of the Maker or other issuer (as applicable) or other property that it would have received had this Note been converted into Common Shares in full (without regard to any conversion limitations herein) on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period) or assets, giving application to all adjustments called for during such period under this Section 3.4(a)(iii) with respect to the rights of the holders of this Note; provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

(iv) Adjustments for Reclassification, Exchange or Substitution. If the Common Shares at any time or from time to time after the Closing Date (but whether before or after the Issuance Date) shall be changed to the same or different number of shares or other securities of any class of shares or other property, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Sections 3.4(a)(i), (ii) and (iii) hereof, or a reorganization, merger, consolidation, or sale of assets provided for in Section 3.4(a)(viii) hereof), then, and in each event, an appropriate revision to the Conversion Price shall be made and provisions shall be made (by adjustments of the Conversion Price or otherwise) so that the Holder shall have the right thereafter to convert this Note into the kind and amount of shares or other securities or other property receivable upon reclassification, exchange, substitution or other change, by holders of the number of Common Shares into which such Note might have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

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(v) Adjustment Due to Dilutive Issuance. If, at any time while this Note is Outstanding the Company issues or sells, or in accordance with this Section 3.4(a)(v) hereof is deemed to have issued or sold, except for Common Shares issued in an issuance of Exempted Securities (as defined in the Purchase Agreement), any Common Shares for a consideration per share (before deduction of reasonable expenses or commissions or underwriting discounts or allowances in connection therewith) less than the Conversion Price in effect on the date of such issuance (or deemed issuance) of such Common Shares (a “Dilutive Issuance”), then immediately upon the Dilutive Issuance, the Conversion Price will be reduced to the amount of the consideration per share received by the Company in such Dilutive Issuance.

The Company shall be deemed to have issued or sold Common Shares if the Company in any manner issues or grants any warrants, rights or options (not including employee stock option plans), whether or not immediately exercisable, to subscribe for or to purchase Common Shares or other securities convertible into or exchangeable for Common Shares (“Convertible Securities”) (such warrants, rights and options to Common Shares or Convertible Securities are hereinafter referred to as “Options”) and the price per share for which such Common Shares are issuable upon the exercise of such Options is less than the Conversion Price then in effect, then the Conversion Price shall be equal to such price per share. For purposes of the preceding sentence, the “price per share for which such Common Shares are issuable upon the exercise of such Options” is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or granting of all such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Options, plus, in the case of Convertible Securities issuable upon the exercise of such Options, the minimum aggregate amount of additional consideration payable upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of Common Shares issuable upon the exercise of all such Options (assuming full conversion of Convertible Securities, if applicable). No further adjustment to the Conversion Price will be made upon the actual issuance of such Common Shares upon the exercise of such Options or upon the conversion or exchange of Convertible Securities issuable upon exercise of such Options.

Additionally, the Company shall be deemed to have issued or sold Common Shares if the Company in any manner issues or sells any Convertible Securities, whether or not immediately convertible (other than in an issuance of Exempted Securities), and the price per share for which such Common Shares are issuable upon such conversion or exchange is less than the Conversion Price then in effect, then the Conversion Price shall be equal to such price per share. For the purposes of the preceding sentence, the “price per share for which such Common Shares are issuable upon such conversion or exchange” is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of Common Shares issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment to the Conversion Price will be made upon the actual issuance of such Common Shares upon conversion or exchange of such Convertible Securities.

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(vi) Share Combination Event Adjustment. If at any time and from time to time on or after the Business Combination Closing Date there occurs any share split, share dividend, share combination recapitalization or other similar transaction involving the Common Shares (each, a "Share Combination Event", and such date thereof, the "Share Combination Event Date") and the Event Market Price is less than the Conversion Price then in effect (after giving effect to the adjustment in clause 3.4(a) above), then on the sixteenth (16th) Trading Day immediately following such Share Combination Event, the Conversion Price then in effect on such sixteenth (16th) Trading Day (after giving effect to the adjustment in clause 3.4(a) above) shall be reduced (but in no event increased) to the Event Market Price. For the avoidance of doubt, if the adjustment in the immediately preceding sentence would otherwise result in an increase in the Conversion Price hereunder, no adjustment shall be made.

(vii) Other Events. In the event that the Company (or any Subsidiary (as defined in the Securities Purchase Agreement)) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect the Holder from dilution or if any event occurs of the type contemplated by the provisions of this Section 3.4 but not expressly provided for by such provisions (including, without limitation, the granting of share appreciation rights, phantom share rights or other rights with equity features), then the Company's board of directors shall in good faith determine and implement an appropriate adjustment in the Conversion Price and the number of Conversion Shares (if applicable) so as to protect the rights of the Holder, provided that no such adjustment pursuant to this Section 3.4 will increase the Conversion Price or decrease the number of Conversion Shares as otherwise determined pursuant to this Section 3.4 provided further that if the Holder does not accept such adjustments as appropriately protecting its rights hereunder, then the Board of Directors and the Holder shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding absent manifest error and whose fees and expenses shall be borne by the Company.

(viii) Consideration for Stock. In case any Common Shares or any Common Share Equivalents shall be issued or sold:

(1) in connection with any merger or consolidation in which the Maker is the surviving corporation (other than any consolidation or merger in which the previously outstanding Common Shares of the Maker shall be changed to or exchanged for the stock or other securities of another corporation), the amount of consideration therefor shall be, deemed to be the fair value, as determined reasonably and in good faith by the Board of Directors of the Maker and approved by the Requisite Holder, of such portion of the assets and business of the non-surviving corporation as such Board of Directors may determine to be attributable to such Common Shares, rights or warrants or options or other Convertible Securities, as the case may be; or

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(2) in the event of any consolidation or merger of the Maker in which the Maker is not the surviving corporation or in which the previously outstanding Common Shares of the Maker shall be changed into or exchanged for the stock or other securities of another corporation or other property, or in the event of any sale of all or substantially all of the assets of the Maker for stock or other securities or other property of any corporation, the Maker shall be deemed to have issued Common Shares, at a price per share equal to the valuation of the Maker’s Common Shares based on the actual exchange ratio on which the transaction was predicated, as applicable, and the fair market value on the date of such transaction of all such stock or securities or other property of the other corporation. If any such calculation results in adjustment of the applicable Conversion Price, or the number of Common Shares issuable upon conversion of the Note, the determination of the applicable Conversion Price or the number of Common Shares issuable upon conversion of the Note immediately prior to such merger, consolidation or sale, shall be made after giving effect to such adjustment of the number of Common Shares issuable upon conversion of the Note. In the event Common Shares are issued with other shares or securities or other assets of the Maker for consideration which covers both, the consideration computed as provided in this Section 3.4(a)(viii) shall be allocated among such securities and assets as determined in good faith by the Board of Directors of the Maker, and approved by the Requisite Holder.

(ix) Record Date. In case the Maker shall take record of the holders of its Common Shares for the purpose of entitling them to subscribe for or purchase Common Shares or Convertible Securities, then the date of the issue or sale of the Common Shares shall be deemed to be such record date.

(b) No Impairment. The Maker shall not, by amendment of its Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Maker, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3.4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holder against impairment. In the event the Holder shall elect to convert this Note as provided herein, the Maker cannot refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, violation of an agreement to which the Holder is a party or for any reason whatsoever, unless, an injunction from a court, or notice, restraining and or adjoining conversion of this Note shall have issued and the Maker posts a surety bond for the benefit of the Holder in an amount equal to one hundred percent (100%)of the Principal Amount of the Note the Holder has elected to convert, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to the Holder (as liquidated damages) in the event it obtains judgment.

(c) Certificates as to Adjustments. Upon occurrence of each adjustment or readjustment of the Conversion Price or number of Common Shares issuable upon conversion of this Note pursuant to this Section 3.4, the Maker at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Maker shall, upon written request of the Holder, at any time, furnish or cause to be furnished to the Holder a like certificate setting forth such adjustments and readjustments, the applicable Conversion Price in effect at the time, and the number of Common Shares and the amount, if any, of other securities or property which at the time would be received upon the conversion of this Note. Notwithstanding the foregoing, the Maker shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent (1%) of such adjusted amount.

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(d) Issue Taxes. The Maker shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of Common Shares on conversion of this Note pursuant thereto; provided, however, that the Maker shall not be obligated to pay any transfer taxes resulting from any transfer requested by the Holder in connection with any such conversion.

(e) Fractional Shares. No fractional Common Shares shall be issued upon conversion of this Note. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Maker shall pay cash equal such fractional shares multiplied by the Conversion Price then in effect.

(f) Reservation of Common Shares. The Maker shall at all times while this Note shall be outstanding, keep available out of its authorized Common Shares, the Required Minimum of Common Shares (disregarding for this purpose any and all limitations of any kind on such conversion). The Maker shall, from time to time, increase the authorized number of Common Shares or take other effective action if at any time the unissued number of authorized shares shall not be sufficient to satisfy the Maker’s obligations under this Section 3.4(f).

(g) Regulatory Compliance. If any Common Shares for the purpose of conversion of this Note require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Maker shall, at its sole cost and expense, in good faith and as expeditiously as possible, secure such registration, listing or approval, as the case may be.

(h) Effect of Events Prior to the Issuance Date. If the Issuance Date of this Note is after the Closing Date, then, if the Conversion Price or any other right of the Holder of this Note would have been adjusted or modified by operation of any provision of this Note had this Note been issued on the Closing Date, such adjustment or modification shall be deemed to apply to this Note as of the Issuance Date as if this Note had been issued on the Closing Date.

3.5 Prepayment Following a Change of Control.

(a) Mechanics of Prepayment at Option of Holder in Connection with a Change of Control. No later than fifteen (15) days following the entry by the Company into an agreement for a Change of Control, but in no event prior to the public announcement of such Change of Control, the Maker shall deliver written notice describing the entry into such agreement (“Notice of Change of Control”) to the Holder. Within fifteen (15) days after receipt of a Notice of Change of Control, the Requisite Holder may require the Maker to prepay, effective immediately prior to the consummation of such Change of Control, an amount equal to the Mandatory Default Amount on such date (the “COC Repayment Price”), by delivering written notice thereof (“Notice of Prepayment at Option of Holder Upon Change of Control”) to the Maker.

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(b) Payment of COC Repayment Price. Upon the Maker’s receipt of a Notice(s) of Prepayment at Option of Holder Upon Change of Control from the Holder, the Maker shall deliver the COC Repayment Price to the Holder immediately prior to the consummation of the Change of Control; provided that the Holder’s original Note shall have been so delivered to the Maker, and, provided, further that all payments shall be subject to the provisions of the Purchase Agreement with respect to the holders of the Other Notes.

3.6 Inability to Fully Convert.

(a) Holder’s Option if Maker Cannot Fully Convert. If, upon the Maker’s receipt of a Conversion Notice or as otherwise required under this Note, including with respect to repayment of principal in Common Shares as permitted under this Note, the Maker cannot issue Common Shares for any reason, including, without limitation, because the Maker (x) does not have a sufficient number of Common Shares authorized and available or (y) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Maker or any of its securities from issuing all of the Common Shares which are to be issued to the Holder pursuant to this Note, then the Maker shall issue as many Common Shares as it is able to issue and, with respect to the unconverted portion of this Note or with respect to any Common Shares not timely issued in accordance with this Note, the Holder, solely at Holder’s option, can elect to:

(i) require the Maker to prepay that portion of this Note for which the Maker is unable to issue Common Shares or for which Common Shares were not timely issued (the “Mandatory Prepayment”) at a price equal to the number of Common Shares that the Maker is unable to issue multiplied by the Conversion Price on the date of the Conversion Notice (the “Mandatory Prepayment Price”) (provided all payments shall be subject to the provisions of the Purchase Agreement with respect to the holders of the Other Notes); provided that an election under this clause (i) shall not be available in the event that the Maker is unable to issue Common Shares solely pursuant to the caps set forth in Section 3.3 above;

(ii) void its Conversion Notice and retain or have returned, as the case may be, this Note that was to be converted pursuant to the Conversion Notice (provided that the Holder’s voiding its Conversion Notice shall not affect the Maker’s obligations to make any payments which have accrued prior to the date of such notice); or

(iii) defer issuance of the applicable Conversion Shares until such time as the Maker can legally issue such shares; provided that the Principal Amount underlying such Conversion Shares shall remain outstanding until the delivery of such Conversion Shares; and provided, further, that if the Holder elects to defer the issuance of the Conversion Shares, it may exercise its rights under either clause (i) or (ii) above at any time prior to the issuance of the Conversion Shares upon two (2) Business Days’ notice to the Maker.

(b) Mechanics of Fulfilling Holder’s Election. The Maker shall immediately send to the Holder, upon receipt of a Conversion Notice from the Holder, which cannot be fully satisfied as described in Section 3.6(a) above, a notice of the Maker’s inability to fully satisfy the Conversion Notice (the “Inability to Fully Convert Notice”). Such Inability to Fully Convert Notice shall indicate (i) the reason why the Maker is unable to fully satisfy the Holder’s Conversion Notice; and (ii) the amount of this Note which cannot be converted. The Holder shall notify the Maker of its election pursuant to Section 3.6(a) above by delivering written notice to the Maker (“Notice in Response to Inability to Convert”).

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(c) Payment of Mandatory Prepayment Price. If the Holder shall elect to have its Note prepaid pursuant to Section 3.6(a)(i) above, the Maker shall pay the Mandatory Prepayment Price to the Holder within five (5) Business Days of the Maker’s receipt of the Holder’s Notice in Response to Inability to Convert; provided that prior to the Maker’s receipt of the Holder’s Notice in Response to Inability to Convert the Maker has not delivered a notice to the Holder stating, to the satisfaction of the Holder, that the event or condition resulting in the Mandatory Prepayment has been cured and all Conversion Shares issuable to the Holder can and will be delivered to the Holder in accordance with the terms of this Note. If the Maker shall fail to pay the applicable Mandatory Prepayment Price to the Holder on the date that is two (2) Business Days following the Maker’s receipt of the Holder’s Notice in Response to Inability to Convert, in addition to any remedy the Holder may have under this Note and the Purchase Agreement, such unpaid amount shall bear interest at the rate of fifteen percent (15%) per month (prorated for partial months) until paid in full. Until the full Mandatory Prepayment Price is paid in full to the Holder, the Holder may (i) void the Mandatory Prepayment with respect to that portion of the Note for which the full Mandatory Prepayment Price has not been paid and (ii) receive back such Note.

(d) No Rights as Shareholder. Except as expressly set forth hereunder, nothing contained in this Note shall be construed as conferring upon the Holder, prior to the conversion of this Note, the right to vote or to receive dividends or to consent or to receive notice as a shareholder of the Company in respect of any meeting of shareholders for the election of directors of the Maker or of any other matter, or any other rights as a shareholder of the Maker.

3.7 Compensation for Buy-In on Failure to Timely Deliver Conversion Shares. In addition to any other rights available to the Holder, if the Company fails to deliver or cause the Transfer Agent to transmit to the Holder, Conversion Shares or any other shares pursuant to a conversion on or before the Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, Common Shares to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder anticipated receiving upon such conversion (a “Buy-In”), then the Company shall (a) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Common Shares so purchased exceeds (y) the amount obtained by multiplying (1) the number of Conversion Shares that the Company was required to deliver to the Holder in connection with the conversion at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (b) at the option of the Holder, either reinstate the portion of the Note and equivalent number of Conversion Shares for which such conversion was not honored (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of Common Shares that would have been issued had the Company timely complied with its conversion and delivery obligations hereunder. For example, if the Holder purchases Common Shares having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of Common Shares with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (a) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Common Shares upon conversion of the Note as required pursuant to the terms hereof.

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ARTICLE 4

4.1 Covenants. For so long as any Note is outstanding, without the prior written consent of the Holder:

(a) Compliance with Transaction Documents. The Maker shall, and shall cause its Subsidiaries to, comply with its obligations under this Note and the other Transaction Documents.

(b) Payment of Taxes, Etc. The Maker shall, and shall cause each of its Subsidiaries to, promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Maker and the Subsidiaries, except for such failures to pay that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Maker or such Subsidiaries shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Maker and such Subsidiaries will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

(c) Corporate Existence. The Maker shall, and shall cause each of its Subsidiaries to, maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

(d) Investment Company Act. The Maker shall conduct its businesses in a manner so that it will not be required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(e) Standstill. Until the date that is sixty (60) Trading Days following such date as the Investor Shares in respect of this Note have been registered for resale under the 1933 Act and may be sold without restriction, the Company shall not issue to any third-party and Common Shares which have been registered for resale under the 1933 Act or any Common Shares or Common Share Equivalents having registration rights.

(f) Prohibited Transactions. The Maker hereby covenants and agrees not to enter into any Prohibited Transactions until thirty (30) days after such time as this Note has been converted into Conversion Shares or repaid in full.

(g) Indebtedness. The Maker hereby covenants and agrees not to incur or enter into any agreement or arrangement for Indebtedness until thirty (30) days after such time as this Note has been converted into Conversion Shares or repaid in full.

4.2 Set-Off. This Note shall be subject to the set-off provisions set forth in the Purchase Agreement.

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ARTICLE 5

5.1 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section prior to 5:00 p.m. (New York time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section on a day that is not a Business Day or later than 5:00 p.m. (New York time) on any date and earlier than 11:59 p.m. (New York time) on such date, (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses for notice shall be as set forth in the Purchase Agreement.

5.2 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without reference to principles of conflict of laws or choice of laws. This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

5.3 Headings. Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

5.4 Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Holder’s right to pursue actual damages for any failure by the Maker to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Maker (or the performance thereof). The Maker acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Holder and that the remedy at law for any such breach would be inadequate. Therefore, the Maker agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

5.5 Enforcement Expenses. The Maker agrees to pay all costs and expenses of enforcement of this Note, including, without limitation, reasonable and documented attorneys’ fees and expenses.

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5.6 Binding Effect; Assignment. The obligations of the Maker and the Holder set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms herein. The Holder shall have the right to assign this Note hereunder without notice to or the consent of the Maker.

5.7 Amendments; Waivers. No provision of this Note may be waived or amended except in a written instrument signed by the Company and the Holder and approved by the Requisite Holder (as defined in the Purchase Agreement). No waiver of any default with respect to any provision, condition or requirement of this Note shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.8 Compliance with Securities Laws. The Holder of this Note acknowledges that this Note is being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder shall not offer, sell or otherwise dispose of this Note in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act. This Note and any Note issued in substitution or replacement therefor shall be stamped or imprinted with a legend in substantially the following form:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [INSERT DATE WHICH IS 4 MONTH AND 1 DAY FROM THE ISSUE DATE].”

“NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.”

5.9 Jurisdiction; Venue. Any action, proceeding or claim arising out of, or relating in any way to this Note shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York. The Company and the Holder irrevocably submit to the jurisdiction of such courts, which jurisdiction shall be exclusive, and hereby waive any objection to such exclusive jurisdiction or that such courts represent an inconvenient forum. The prevailing party in any such action shall be entitled to recover its reasonable and documented attorneys’ fees and out-of-pocket expenses relating to such action or proceeding.

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5.10 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

5.11 Maker Waivers. Except as otherwise specifically provided herein, the Maker and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands’ and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Maker liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.

(a) No delay or omission on the part of the Holder in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Holder, nor shall any waiver by the Holder of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

(b) THE MAKER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

5.12 Definitions. Capitalized terms used herein and not defined shall have the meanings set forth in the Purchase Agreement. For the purposes hereof, the following terms shall have the following meanings:

(a) “Closing Price” means the closing price of the Common Shares on the Trading Market on the date of determination.

(b) “Common Shares” means (x) prior to the Arrangement Effective Time, the common shares of Filament Health Corp., and (y) after the Arrangement Effective Time, the common shares of 1427702 B.C. Ltd.

(c) “Company” means (x) prior to the Arrangement Effective Time, Filament Health Corp., and (y) after the Arrangement Effective Time, 1427702 B.C. Ltd.

(d) “Event Market Price” means, with respect to any Share Combination Event Date, the quotient determined by dividing (x) the sum of the VWAP of the Common Shares for each of the five (5) lowest Trading Days during the twenty (20) consecutive Trading Day period ending and including the Trading Day immediately preceding the sixteenth (16th) Trading Day after such Share Combination Event Date, divided by (y) five (5). All such determinations shall be appropriately adjusted for any share dividend, share split, share combination, recapitalization or other similar transaction during such period.

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(e) “Floor Price” means $1.65[, subject to the Floor Price Adjustment.]

(f) [“Floor Price Adjustment” means that, if the average of the VWAP during the five (5) Trading Days ending on the Issuance Date is less than the Floor Price, the Floor Price shall reset to forty percent (40%) below such average price.]7

(g) “GAAP” means generally accepted accounting principles in the United States in effect on the Issuance Date, except that any lease that would not be considered a capital lease pursuant to GAAP prior to the effectiveness of Accounting Standards Codification 842 (whether or not such lease was in effect on such date) shall be treated as an operating lease for all purposes hereunder and shall not be deemed to constitute a capitalized lease or Indebtedness hereunder.

(h) “Indebtedness” means: (a) all obligations for borrowed money; (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) all capital lease obligations that exceed $250,000 in the aggregate outstanding at any time; (d) all obligations or liabilities secured by a lien or encumbrance on any asset of the Maker, irrespective of whether such obligation or liability is assumed; (e) all obligations for the deferred purchase price of assets, other than trade debt and other accounts payable incurred in the ordinary course of business; (f) all synthetic leases; and (g) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse) any of the foregoing obligations of any other person.

(i) “Maker” means (x) prior to the Arrangement Effective Time, Filament Health Corp., and (y) after the Arrangement Effective Time, 1427702 B.C. Ltd.

(j) “Mandatory Default Amount” means:

(i) in respect of a Maturity Date Event of Default, an amount equal to 100% of the Outstanding Principal Amount, accrued interest and all other amounts owning in respective of this Note; or

(ii) in respect of either (1) a Maturity Date Non-Compliance Event of Default or (2) any other Event of Default herein that is not a Maturity Date Event of Default, an amount equal to 110% of the Outstanding Principal Amount, accrued interest and all other amounts owning in respective of this Note.

(k) “Maturity Date Event of Default” means an Event of Default resulting from a failure by the Company to pay the Principal Amount and any accrued and unpaid Interest upon the Maturity Date that is not a Maturity Date Non-Compliance Event of Default.

7 Bracketed language for inclusion in third Tranche Note and subsequent Tranche Notes only.

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(l) “Maturity Date Non-Compliance Event of Default” means an Event of Default resulting from a failure by the Company to pay the Principal Amount and any accrued and unpaid Interest upon the Maturity Date as accelerated resulting from the receipt non-compliance notice from the NASDAQ Exchange as listed above.

(m) “Outstanding Principal Amount” means, at the time of determination, the Principal Amount outstanding after giving effect to any conversions or prepayments pursuant to the terms hereof.

(n) “Significant Subsidiary” means any Subsidiary of the Company that constitutes, or any group of Subsidiaries of the Company that, in the aggregate, would constitute, a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the 1934 Act) of the Company.

(o) “Trading Day” means a day on which the Common Shares are traded on a Trading Market.

(p) “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Shares are then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Shares for such date (or the nearest preceding date) on the Trading Market on which the Common Shares are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Common Shares are traded on OTCQB or OTCQX , the volume weighted average sales price of the Common Shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Shares are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Shares are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Shares so reported, or (d) in all other cases, the fair market value of a Common Share as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed by its duly authorized officer as of the date first above indicated.

[1427702 B.C. LTD. / FILAMENT HEALTH CORP.]

By:
Name:
Title:

EXHIBIT A

FORM OF CONVERSION NOTICE

(To be Executed by the Registered Holder in order to Convert the Note)

The undersigned hereby irrevocably elects to convert $ ________________ of the principal amount of the above Note No. ___ into Common Shares of [1427702 B.C. LTD. / FILAMENT HEALTH CORP.] (the “Maker”) according to the conditions hereof, as of the date written below.

Date of Conversion:

Conversion Price:

Number of Common Shares beneficially owned or deemed beneficially owned by the Holder on the Conversion Date:

[HOLDER]

By:
Name:
Title:

Address:

EXHIBIT B

FORM OF WARRANT

[See attached]

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [INSERT DATE WHICH IS 4 MONTH AND 1 DAY FROM THE ISSUE DATE].

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON SHARE PURCHASE WARRANT

[1427702 B.C. LTD. / FILAMENT HEALTH CORP.]1

Warrant Shares: [INSERT WARRANT SHARES][2]	Issue Date: ____,[3]

THIS COMMON SHARE PURCHASE WARRANT (the “Warrant”) certifies that, for value received, [ENTITY NAME], a [JURISDICTION] [TYPE OF ENTITY], or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the Issue Date and on or prior to 5:00 p.m. (New York City time) on [______]4 (such applicable date, the “Termination Date”) but not thereafter, to subscribe for and purchase from [1427702 B.C. LTD. / FILAMENT HEALTH CORP.], a British Columbia corporation (the “Company”), up to [INSERT WARRANT SHARES]5 shares (as subject to adjustment hereunder, the “Warrant Shares”) of Common Shares. The purchase price of one Common Share under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the “Purchase Agreement”), dated as of December __, 2023, by and among the Company and the investors signatory thereto.

1 The entity will be Filament for the initial tranches which are to be arranged under the Plan of Arrangement.

2 Insert amount equal to the 50% of initial principal amount of the Note being issued in the relevant Tranche and divided by $1.65

3 Insert Closing Date of Tranche in respect of which this Warrant is issued

4 Insert the date that is the fifth-year anniversary of the applicable Closing Date of the Note, provided that, if such date is not a Trading Day, insert the immediately following Trading Day.

5 Insert amount equal to the 50% of initial principal amount of the Note being issued in the relevant Tranche divided by $1.65

Section 2. Exercise.

a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Issue Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy or PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”). Within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(d)(i)) following the date of exercise as aforesaid, the Holder shall deliver to the Company the aggregate Exercise Price for the Warrant Shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b) Exercise Price. The “Exercise Price” per Common Share under this Warrant, subject to adjustment as provided herein, shall be equal to USD$12.50 per share.

c) Cashless Exercise. If at any time following the date which is six months after the Issuance Date ((“Registration Deadline”), there is no effective registration statement registering, or no currently prospectus available for, the resale of the Warrant Shares by the Holder (a “Registration Default”), then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the Bid Price of the Common Shares on the principal Trading Market as reported by Bloomberg L.P. (“Bloomberg”) as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 2(a) hereof or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day;

(B) =  the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the characteristics of the Warrants being exercised, and the holding period of the Warrant Shares being issued may be tacked on to the holding period of this Warrant. The Company agrees not to take any position contrary to this Section 2(c).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Shares are then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Shares for such date (or the nearest preceding date) on the Trading Market on which the Common Shares are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Shares are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Shares are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Shares so reported, or (d) in all other cases, the fair market value of a Common Share as determined by an independent appraiser selected in good faith by the Investor, the fees and expenses of which shall be paid by the Company.

d) Mechanics of Exercise.

i. Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) the Warrant Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144 (assuming cashless exercise of the Warrants), and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the earliest of (i) three (3) Trading Days after the delivery to the Company of the Notice of Exercise, (ii) two (2) Trading Day after delivery of the aggregate Exercise Price to the Company and (iii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise and aggregate Exercise Price (if not a cashless exercise) (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate (but not Rule 144) purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received by the Company prior to the Holder becoming the holder of record of the Warrant Shares. If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each USD$1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Shares on the date of the applicable Notice of Exercise), USD$10 per Trading Day (increasing to USD$20 per Trading Day on the third (3rd) Trading Day the Warrant Share Delivery Date) for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Shares as in effect on the date of delivery of the Notice of Exercise.

ii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii. Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

iv. Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, Common Shares to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Common Shares so purchased exceeds (y) the product of (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of Common Shares that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Shares having a total purchase price of USD$11,000 to cover a Buy-In with respect to an attempted exercise of Common Shares with an aggregate sale price giving rise to such purchase obligation of USD$10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder USD$1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Common Shares upon exercise of the Warrant as required pursuant to the terms hereof.

v. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

vi. Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares. The Company shall pay all attorney fees required for the issuance of attorney legal opinions for removal of restrictive legends on Warrant Shares.

vii. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

e) Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of Common Shares beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of Common Shares issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of Common Shares which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any other Common Share Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties.  Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding Common Shares, a Holder may rely on the number of outstanding Common Shares as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of Common Shares outstanding. Upon the written or oral request of a Holder, the Company shall within one Trading Day confirm orally and in writing to the Holder the number of Common Shares then outstanding. In any case, the number of outstanding Common Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding Common Shares was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of Common Shares outstanding immediately after giving effect to the issuance of Common Shares issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of Common Shares outstanding immediately after giving effect to the issuance of Common Shares upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

Section 3. Certain Adjustments.

a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on its Common Shares or any other equity or equity equivalent securities payable in Common Shares (which, for avoidance of doubt, shall not include any Common Shares issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding Common Shares into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding Common Shares into a smaller number of shares or (iv) issues by reclassification of Common Shares any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of Common Shares (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of Common Shares outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Adjustment Upon Issuance of Common Shares. If and whenever on or after the date hereof, the Company issues or sells, or in accordance with this Section 3 is deemed to have issued or sold, any Common Shares (including the issuance or sale of Common Shares owned or held by or for the account of the Company, but excluding any issuance of Exempted Securities issued or sold or deemed to have been issued or sold) for a consideration per share (the “New Issuance Price”) less than a price equal to $12.50 (such Exercise Price then in effect is referred to as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to the 130% of the New Issuance Price; provided however that an adjustment of the Exercise Price pursuant to this Section 3(a) shall not be result in an Exercise Price which is higher than the Exercise Price prior to such adjustment. For all purposes of the foregoing (including, without limitation, determining the adjusted Exercise Price and consideration per share under this Section 3(b)), the following shall be applicable:

i.	Issuance of Common Share Equivalents. If the Company in any manner issues or sells any Common Share Equivalents (other than Common Share Equivalents that qualify as Exempted Securities) and the lowest price per share for which one Common Share is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such Common Share shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Common Share Equivalents for such price per share. For the purposes of this Section 3(b)(i), the “lowest price per share for which one Common Share is issuable upon the conversion, exercise or exchange thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one Common Share upon the issuance or sale of the Common Share Equivalent and upon conversion, exercise or exchange of such Common Share Equivalent and (y) the lowest conversion price set forth in such Common Share Equivalent for which one Common Share is issuable upon conversion, exercise or exchange thereof minus (2) the sum of all amounts paid or payable to the holder of such Common Share Equivalent (or any other Person) upon the issuance or sale of such Common Share Equivalent plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Common Share Equivalent (or any other Person). Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such Common Shares upon conversion, exercise or exchange of such Common Share Equivalents, and if any such issue or sale of such Common Share Equivalents is made upon exercise of any options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 3(b), except as contemplated below, no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

ii.	Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Common Share Equivalents, or the rate at which any Common Share Equivalents are convertible into or exercisable or exchangeable for Common Shares increases or decreases at any time, the Exercise Price in effect at the time of such increase or decrease shall be adjusted to the Exercise Price which would have been in effect at such time had such options or Common Share Equivalents provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 3, if the terms of any option or Common Share Equivalent that was outstanding as of the date of issuance of this Warrant are increased or decreased in the manner described in the immediately preceding sentence, then such option or Common Share Equivalent and the Common Shares deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 3 shall be made if such adjustment would result in an increase of the Exercise Price then in effect.

iii.	Calculation of Consideration Received. If any option and/or Common Share Equivalent and/or Adjustment Right is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company (as determined by the Holder, the “Primary Security”, and such option and/or Common Share Equivalent and/or Adjustment Right, the “Secondary Securities”), together comprising one integrated transaction, the consideration per Common Share with respect to such Primary Security shall be deemed to be equal to the difference of (x) the lowest price per share for which one Common Share was issued in such integrated transaction (or was deemed to be issued pursuant to Section 3(b)(i) or 3(b)(ii) above, as applicable) solely with respect to such Primary Security, minus (y) with respect to such Secondary Securities, the sum of (I) the Black Scholes Consideration Value of each such option, if any, (II) the fair market value (as determined by the Holder) or the Black Scholes Consideration Value, as applicable, of such Adjustment Right, if any, and (III) the fair market value (as determined by the Holder) of such Common Share Equivalent, if any, in each case, as determined on a per share basis in accordance with this Section 3(b)(iii). If any Common Shares, options or Common Share Equivalents are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor (for the purpose of determining the consideration paid for such Common Shares, option or Common Share Equivalent, but not for the purpose of the calculation of the Black Scholes Consideration Value) will be deemed to be the net amount of consideration received by the Company therefor. If any Common Shares, options or Common Share Equivalents are issued or sold for a consideration other than cash (for the purpose of determining the consideration paid for such Common Shares, option or Common Share Equivalent, but not for the purpose of the calculation of the Black Scholes Consideration Value), the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company for such securities will be the arithmetic average of the VWAPs of such security for each of the five (5) Trading Days immediately preceding the date of receipt. If any Common Shares, options or Common Share Equivalents are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity (for the purpose of determining the consideration paid for such Common Shares, option or Common Share Equivalent, but not for the purpose of the calculation of the Black Scholes Consideration Value), the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Shares, options or Common Share Equivalents, as the case may be. The fair value of any consideration other than cash or publicly traded securities (for the purpose of determining the consideration paid for such Common Shares, option or Common Share Equivalent, but not for the purpose of the calculation of the Black Scholes Consideration Value) will be determined jointly by the Company and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following such Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

iv.	For the avoidance of doubt, the number of shares issuable upon exercise of this Warrant shall not be proportionately adjusted nor shall the aggregate Exercise Price of this Warrant be adjusted as a result of the Business Combination Transaction.

c) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Common Share Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Shares (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of Common Shares acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Shares are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such Common Shares as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

d) Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Shares, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of Common Shares acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of Common Shares are to be determined for the participation in such Distribution (provided, however, that, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any Common Shares as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

e) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Shares, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Shares or any compulsory share exchange pursuant to which the Common Shares are effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding Common Shares (not including any Common Shares held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of Common Shares of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of Common Shares for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one Common Share in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Shares are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the Common Shares acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the Common Shares pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

f) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of Common Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Common Shares (excluding treasury shares, if any) issued and outstanding.

g) Notice to Holder.

i. Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by facsimile or email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Shares, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Shares, (C) the Company shall authorize the granting to all holders of the Common Shares rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Shares, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Shares are converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by facsimile or email to the Holder at its last facsimile number or email address as it shall appear upon the Warrant Register of the Company, at least 15 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Shares of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Shares of record shall be entitled to exchange their Common Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4. Transfer of Warrant.

a) Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof and to the provisions of Section 4.1, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Issue Date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d) Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, comply with the provisions of Section 2(f) of the Purchase Agreement.

e) Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not as a nominee for any other party, and for investment, and that the Holder shall not offer, sell or otherwise dispose of this Warrant and, upon any exercise hereof, the Warrant Shares issuable upon such exercise, in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act. This Warrant, any Warrant issued in substitution or replacement therefor and any Warrant Shares issuable upon such exercise hereof or thereof, shall be stamped or imprinted with a legend in substantially the following form:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [INSERT DATE WHICH IS 4 MONTH AND 1 DAY FROM THE ISSUE DATE].”

“NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.”

Section 5. Miscellaneous.

a) No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof.

b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

d) Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Shares a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Shares may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered and the Holder does not utilize cashless exercise after six months from the date hereof, may have restrictions upon resale imposed by state and federal securities laws.

g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant or the Purchase Agreement, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holders by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Shares or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l) Amendment; Waivers. Any modifications, amendments or waivers of the provisions hereof shall be subject to 11.10 of the Purchase Agreement.

m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

o) Terms of Future Securities. So long as this Warrant is outstanding, except for the offering conducted in connection with the Uplist, upon any issuance by the Company or any of its subsidiaries of any security with any term more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to the Holder in this Warrant, then the Company shall notify the Holder of such additional or more favorable term and at Holder’s option, the Company shall use its best efforts to cause such additional or more favorable term to become a part of this Warrant with the Holder (irrespective of whether Company provided the notification or not). The types of terms contained in another security that may be more favorable to the holder of such security include, but are not limited to, terms addressing anti-dilution protections, stock sale price, private placement price per share, and warrant coverage.

p) Equal Treatment of Holders. No consideration (including any modification of this Warrant) shall be offered or paid to any Person (as such term is defined in the Purchase Agreement) to amend or consent to a waiver or modification of any provision hereof unless the same consideration is also offered to all of the Holders. For clarification purposes, this provision constitutes a separate right granted to each Holder by the Company and negotiated separately by each Holder and is intended for the Company to treat the Holders as a class and shall not in any way be construed as the Holders acting in concert or as a group with respect to the Warrants or the Common Shares issuable upon exercise of the Warrants.

q) No Net Settlement of Warrants. The Warrants may not be net settled in cash.

********************

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

[1427702 B.C. LTD. / FILAMENT HEALTH CORP.]

By:
Name:
	Title:	Chief Executive Officer

NOTICE OF EXERCISE

To: [_______________________

(1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

[   ] in lawful money of the United States; or

[   ] if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following DWAC Account Number:

(4) Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity:
_______________________________________________________________________

Signature of Authorized Signatory of Investing Entity:
_________________________________________________

Name of Authorized Signatory:
___________________________________________________________________

Title of Authorized Signatory:
____________________________________________________________________

Date:
________________________________________________________________________________________

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Phone Number:

Email Address:

Dated: _______________ __, ______

Holder’s Signature:_______________________

Holder’s Address:_________________________

EXHIBIT C

FLOW OF FUNDS REQUEST

[Filament Health Corp.][1427702 B.C. LTD.] – Securities Purchase Agreement – Flow of Funds Request

In connection with the Securities Purchase Agreement, dated December 5, 2023 (the “Agreement”) between [Filament Health Corp.][1427702 B.C. LTD.] (the “Company”), ____________ (the “Investor”) and the other investors signatory thereto, the Company irrevocably authorizes the Investor to distribute such funds as set out below, in the manner set out below, at the Closing.

Capitalized terms used but not otherwise defined in this letter will have the meaning given to such terms in the Agreement.

Item	Amount
Closing	USD$
USD$
Total	USD$

Please transfer the net amount of USD$________due at the Closing, to the following bank account:

Bank ID type:

Bank ID:

Bank Name:

Bank Address 1:

Bank Address 2:

Recipient Account (if appropriate enter the IBAN):

Recipient name:

Recipient Address 1:

Recipient Address 2:

Yours sincerely,

[Filament Health Corp.][1427702 B.C. LTD.]

By:
Name
Title

EXHIBIT D

FORM OF SECURITY AGREEMENT

[See attached]

SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of December __, 2023 (this “Agreement”), is among 1427702 B.C. Ltd., a company organized under the laws of British Columbia (the “Company”), each Guarantor (as defined below), the holders of the Convertible Promissory Notes issued by the Company (collectively, the “Notes”) signatory hereto, issued pursuant to to that certain Securities Purchase Agreement, dated as of December __, 2023 (the “Purchase Agreement”), by and among the Company, and the investors signatory thereto, their endorsees, transferees and assigns (collectively, the “Secured Parties”), and Helena Global Investment Opportunities 1 Ltd., in its capacity as Agent (as defined below).

W I T N E S S E T H:

WHEREAS, pursuant to the Purchase Agreement the Secured Parties have severally agreed to extend the loans to the Company evidenced by the Notes;

WHEREAS, pursuant to a certain Subsidiary Guarantee, dated as of the date hereof (the “Guarantee”), Filament Health Corp., a company organized under the laws of British Columbia (“Filament”) and Psilo Scientific Corp., a company organized under the laws of British Columbia (“Psilo” and, together with Filament, the “Guarantors” and each, individually a “Guarantor”) agreed to guarantee and act as surety for payment of such Notes;

WHEREAS, the Company and each Guarantor, are referred to herein as a “Debtor” collectively as the “Debtors”; and

WHEREAS, in order to induce the Secured Parties to extend the loans evidenced by the Notes, each Debtor has agreed to execute and deliver to the Secured Parties this Agreement and to grant the Secured Parties, pari passu with each other Secured Party and through the Agent (as defined in Section 18 hereof), a security interest in all assets of each Debtor to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the Notes.

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1. Terms used but not otherwise defined in this Agreement that are defined in Article 9 of the UCC (such as “account”, “chattel paper”, “commercial tort claim”, “deposit account”, “document”, “equipment”, “fixtures”, “general intangibles”, “goods”, “instruments”, “inventory”, “investment property”, “letter-of-credit rights”, “proceeds” and “supporting obligations”) shall have the respective meanings given such terms in Article 9 of the UCC.

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(a) “Collateral” means the collateral in which the Secured Parties are granted a security interest by this Agreement and which shall include the following personal property of each Debtor, whether presently owned or existing or hereafter acquired or coming into existence, wherever situated, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith, and all dividends, interest, cash, notes, securities, equity interest or other property at any time and from time to time acquired, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Securities (as defined below):

(i) All goods, including, without limitation, (A) all machinery, equipment, computers, motor vehicles, trucks, tanks, boats, ships, appliances, furniture, special and general tools, fixtures, test and quality control devices and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items used and useful in connection with any Debtor’s businesses and all improvements thereto; and (B) all inventory;

(ii) All contract rights and other general intangibles, including, without limitation, all partnership interests, membership interests, stock or other securities, rights under any of the Organizational Documents, agreements related to the Pledged Securities, licenses, distribution and other agreements, computer software (whether “off-the-shelf”, licensed from any third party or developed by any Debtor), computer software development rights, leases, franchises, customer lists, quality control procedures, grants and rights, goodwill, Intellectual Property and income tax refunds;

(iii) All accounts, together with all instruments, all documents of title representing any of the foregoing, all rights in any merchandising, goods, equipment, motor vehicles and trucks which any of the same may represent, and all right, title, security and guaranties with respect to each account, including any right of stoppage in transit;

(iv) All documents, letter-of-credit rights, instruments and chattel paper;

(v) All commercial tort claims;

(vi) All deposit accounts and all cash (whether or not deposited in such deposit accounts);

(vii) All investment property;

(viii) All supporting obligations; and

(ix) All files, records, books of account, business papers, and computer programs; and

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(x) the products and proceeds of all of the foregoing Collateral set forth in clauses (i)-(ix) above.

Without limiting the generality of the foregoing, the “Collateral” shall include all investment property and general intangibles respecting ownership and/or other equity interests in any Debtor, including, without limitation, the shares of capital stock and the other equity interests listed on Schedule H hereto (as the same may be modified from time to time pursuant to the terms hereof), and any other shares of capital stock and/or other equity interests of any other direct or indirect subsidiary of any Debtor obtained in the future, and, in each case, all certificates representing such shares and/or equity interests and, in each case, all rights, options, warrants, stock, other securities and/or equity interests that may hereafter be received, receivable or distributed in respect of, or exchanged for, any of the foregoing and all rights arising under or in connection with the Pledged Securities, including, but not limited to, all dividends, interest and cash.

Notwithstanding the foregoing, nothing herein shall be deemed to constitute an assignment of any asset which, in the event of an assignment, becomes void by operation of applicable law or the assignment of which is otherwise prohibited by applicable law (in each case to the extent that such applicable law is not overridden by Sections 9-406, 9-407 and/or 9-408 of the UCC or other similar applicable law); provided, however, that to the extent permitted by applicable law, this Agreement shall create a valid security interest in such asset and, to the extent permitted by applicable law, this Agreement shall create a valid security interest in the proceeds of such asset.

(b) “Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, (ii) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof, and all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, (iii) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress, service marks, logos, domain names and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common law rights related thereto, (iv) all trade secrets arising under the laws of the United States, any other country or any political subdivision thereof, (v) all rights to obtain any reissues, renewals or extensions of the foregoing, (vi) all licenses for any of the foregoing, and (vii) all causes of action for infringement of the foregoing.

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(c) “Majority in Interest” means, at any time of determination, the majority in interest (based on then-outstanding principal amounts of Notes at the time of such determination) of the Secured Parties.

(d) “Necessary Endorsement” means undated stock powers endorsed in blank or other proper instruments of assignment duly executed and such other instruments or documents as the Agent (as that term is defined below) may reasonably request.

(e) “Obligations” means all of the liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due, or that are now or may be hereafter contracted or acquired, or owing to, of the Company or any Debtor to the Secured Parties, including, without limitation, all obligations under this Agreement, the Notes, the Guarantee and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from any of the Secured Parties as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time. Without limiting the generality of the foregoing, the term “Obligations” shall include, without limitation: (i) principal of, and interest on the Notes and the loans extended pursuant thereto; (ii) any and all other fees, indemnities, costs, obligations and liabilities of the Company and each Debtor from time to time under or in connection with this Agreement, the Notes, the Guarantee and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith; and (iii) all amounts (including but not limited to post-petition interest) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Debtor.

(f) “Organizational Documents” means with respect to any Debtor, the documents by which such Debtor was organized (such as a certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred shares or other forms of preferred equity) and which relate to the internal governance of such Debtor (such as bylaws, a partnership agreement or an operating, limited liability or members agreement).

(g) “Pledged Interests” shall have the meaning ascribed to such term in Section 4(j).

(h) “Pledged Securities” shall have the meaning ascribed to such term in Section 4(i).

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(i) “UCC” means the Uniform Commercial Code of the State of Delaware and or any other applicable law of any state or states which has jurisdiction with respect to all, or any portion of, the Collateral or this Agreement, from time to time. It is the intent of the parties that defined terms in the UCC should be construed in their broadest sense so that the term “Collateral” will be construed in its broadest sense. Accordingly, if there are, from time to time, changes to defined terms in the UCC that broaden the definitions, they are incorporated herein and if existing definitions in the UCC are broader than the amended definitions, the existing ones shall be controlling.

2. Grant of Security Interest in Collateral. As an inducement for the Secured Parties to extend the loans as evidenced by the Notes and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, each Debtor hereby unconditionally and irrevocably pledges, grants and hypothecates to the Secured Parties, a first lien in, and security interest upon, and a right of set-off against all of its right, title and interest of whatsoever kind and nature in and to, the Collateral (a “Security Interest” and, collectively, the “Security Interests”).

3. Delivery of Certain Collateral. Contemporaneously or prior to the execution of this Agreement, the Company shall deliver or cause to be delivered to the Agent (a) any and all certificates and other instruments representing or evidencing the Pledged Securities, and (b) any and all certificates and other instruments or documents representing any of the other Collateral, in each case, together with all Necessary Endorsements. The Company is, contemporaneously with the execution hereof, delivering to Agent, or have previously delivered to Agent, a true and correct copy of each Organizational Document governing any of the Pledged Securities.

4. Representations, Warranties, Covenants and Agreements of each Debtor. Except as set forth under the corresponding section of the disclosure schedules delivered to the Secured Parties concurrently herewith (the “Disclosure Schedules”), which Disclosure Schedules shall be deemed a part hereof, each Debtor represents and warrants to, and covenants and agrees with, the Secured Parties as follows:

(a) Each Debtor has the requisite corporate, partnership, limited liability company or other power and authority to enter into this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by each Debtor of this Agreement and the filings contemplated therein have been duly authorized by all necessary action on the part of such Debtor and no further action is required by such Debtor. This Agreement has been duly executed by each Debtor. This Agreement constitutes the legal, valid and binding obligation of each Debtor, enforceable against each Debtor in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general application relating to or affecting the rights and remedies of creditors and by general principles of equity.

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(b) Each Debtor has no place of business or offices where their respective books of account and records are kept (other than temporarily at the offices of its attorneys or accountants) or places where Collateral is stored or located, except as set forth on Schedule A attached hereto. Except as specifically set forth on Schedule A, each Debtor is the record owner of the real property where such Collateral is located, and there exist no mortgages or other liens on any such real property). Except as disclosed on Schedule A, none of such Collateral is in the possession of any consignee, bailee, warehouseman, agent or processor.

(c) Except as set forth on Schedule B attached hereto, each Debtor is the sole owner of its Collateral (except for non-exclusive licenses granted by any Debtor in the ordinary course of business), free and clear of any liens, security interests, encumbrances, rights or claims, and are fully authorized to grant the Security Interests. Except as set forth on Schedule C attached hereto, there is not on file in any governmental or regulatory authority, agency or recording office an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing (other than those that will be filed in favor of the Secured Parties pursuant to this Agreement) covering or affecting any of the Collateral. Except as set forth on Schedule C attached hereto and except pursuant to this Agreement, as long as this Agreement shall be in effect, each Debtor shall not execute and shall not knowingly permit to be on file in any such office or agency any other financing statement or other document or instrument (except to the extent filed or recorded in favor of the Secured Parties pursuant to the terms of this Agreement).

(d) No written claim has been received that any Collateral or any Debtor’s use of any Collateral violates the rights of any third party. There has been no adverse decision to any Debtor's claim of ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to any Debtor's right to keep and maintain such Collateral in full force and effect, and there is no proceeding involving said rights pending or, to the best knowledge of any Debtor, threatened before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority.

(e) Each Debtor shall at all times maintain its books of account and records relating to the Collateral at its principal place of business and its Collateral at the locations set forth on Schedule A attached hereto and may not relocate such books of account and records or tangible Collateral unless it delivers to the Secured Parties at least 30 days prior to such relocation (i) written notice of such relocation and the new location thereof, and (ii) evidence that appropriate financing statements under the UCC and other necessary documents have been filed and recorded and other steps have been taken to perfect the Security Interests to create in favor of the Secured Parties a valid, perfected and continuing perfected lien in the Collateral.

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(f) This Agreement creates in favor of the Secured Parties a valid first priority security interest in the Collateral, securing the payment and performance of the Obligations. Upon making the filings described in the immediately following paragraph, all security interests created hereunder in any Collateral which may be perfected by filing UCC financing statements shall have been duly perfected. Except for the filing of the UCC financing statements referred to in the immediately following paragraph, the execution and delivery of deposit account control agreements satisfying the requirements of Section 9-104(a)(2) of the UCC with respect to each deposit account of each Debtor, and the delivery of the certificates and other instruments provided in Section 3, no action is necessary to create, perfect or protect the security interests created hereunder. Without limiting the generality of the foregoing, except for the filing of said financing statements, and the execution and delivery of said deposit account control agreements, no consent of any third parties and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for (i) the execution, delivery and performance of this Agreement, (ii) the creation or perfection of the Security Interests created hereunder in the Collateral or (iii) the enforcement of the rights of the Agent and the Secured Parties hereunder.

(g) Each Debtor hereby authorizes the Agent to file one or more financing statements under the UCC, with respect to the Security Interests, with the proper filing and recording agencies in any jurisdiction deemed proper by it.

(h) The execution, delivery and performance of this Agreement by each Debtor does not (i) violate any of the provisions of any Organizational Documents of any Debtor or any judgment, decree, order or award of any court, governmental body or arbitrator or any applicable law, rule or regulation applicable to any Debtor or (ii) except as set forth on Schedule B, conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing any Debtor's debt or otherwise) or other understanding to which any Debtor is a party or by which any property or asset of any Debtor is bound or affected. If any, all required consents (including, without limitation, from stockholders or creditors of any Debtor) necessary for any Debtor to enter into and perform its obligations hereunder have been obtained.

(i) The capital stock and other equity interests listed on Schedule H hereto (the “Pledged Securities”) represent all of the capital stock and other equity interests of the Subsidiaries and represent all capital stock and other equity interests owned, directly or indirectly, by the Company. All of the Pledged Securities are validly issued, fully paid and nonassessable, and the Company is the legal and beneficial owner of the Pledged Securities that it owns, free and clear of any lien, security interest or other encumbrance except for the security interests created by this Agreement. During the period in which the Notes are outstanding, each Debtor will not without the prior written consent of the Agent, directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or otherwise dispose of or transfer, any shares of their capital stock, options, rights or warrants to acquire shares of capital stock or securities exchangeable or exercisable for or convertible into shares of capital stock.

(j) The ownership and other equity interests in partnerships and limited liability companies (if any) included in the Collateral (the “Pledged Interests”) by their express terms do not provide that they are securities governed by Article 8 of the UCC and are not held in a securities account or by any financial intermediary.

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(k) Each Debtor shall at all times maintain the liens and Security Interests provided for hereunder as valid and perfected first priority liens and security interests in the Collateral in favor of the Secured Parties, except as otherwise disclosed, until this Agreement and the Security Interest hereunder shall be terminated pursuant to Section 14 hereof. Each Debtor hereby agrees to defend the same against the claims of any and all persons and entities. Each Debtor shall safeguard and protect all Collateral for the account of the Secured Parties. At the request of the Agent, each Debtor will sign and deliver to the Agent on behalf of the Secured Parties at any time or from time to time one or more financing statements pursuant to the UCC in form reasonably satisfactory to the Agent and will pay the cost of filing the same in all public offices wherever filing is, or is deemed by the Agent to be, necessary or desirable to effect the rights and obligations provided for herein. Without limiting the generality of the foregoing, each Debtor shall pay all fees, taxes and other amounts necessary to maintain the Collateral and the Security Interests hereunder, and each Debtor shall obtain and furnish to the Agent from time to time, upon demand, such releases and/or subordinations of claims and liens which may be required to maintain the priority of the Security Interests hereunder.

(l) Except as set forth on Schedule B, no Debtor will transfer, pledge, hypothecate, encumber, license, sell or otherwise dispose of any of the Collateral (except for non-exclusive licenses granted by any Debtor in its ordinary course of business and sales of inventory by any Debtor in its ordinary course of business) without the prior written consent of a Majority in Interest.

(m) Each Debtor shall keep and preserve its equipment, inventory and other tangible Collateral in good condition, repair and order and shall not operate or locate any such Collateral (or cause to be operated or located) in any area excluded from insurance coverage.

(n) Each Debtor shall maintain with financially sound and reputable insurers, insurance with respect to the Collateral, including Collateral hereafter acquired, against loss or damage of the kinds and in the amounts customarily insured against by entities of established reputation having similar properties similarly situated and in such amounts as are customarily carried under similar circumstances by other such entities and otherwise as is prudent for entities engaged in similar businesses but in any event sufficient to cover the full replacement cost thereof. Each Debtor shall, as soon as practicable, cause each insurance policy issued in connection herewith to provide, and the insurer issuing such policy to certify to the Agent, that (a) the Agent will be named as lender loss payee and additional insured under each such insurance policy; (b) if such insurance be proposed to be cancelled or materially changed for any reason whatsoever, such insurer will promptly notify the Agent and such cancellation or change shall not be effective as to the Agent for at least thirty (30) days after receipt by the Agent of such notice, unless the effect of such change is to extend or increase coverage under the policy; and (c) the Agent will have the right (but no obligation) at its election to remedy any default in the payment of premiums within thirty (30) days of notice from the insurer of such default. If no Event of Default (as defined in the Notes) exists and if the proceeds arising out of any claim or series of related claims do not exceed $100,000, loss payments in each instance will be applied by the applicable Debtor to the repair and/or replacement of property with respect to which the loss was incurred to the extent reasonably feasible, and any loss payments or the balance thereof remaining, to the extent not so applied, shall be payable to the applicable Debtor; provided, however, that payments received by any Debtor after an Event of Default occurs and is continuing or in excess of $100,000 for any occurrence or series of related occurrences shall be paid to the Agent on behalf of the Secured Parties and, if received by such Debtor, shall be held in trust for the Secured Parties and immediately paid over to the Agent unless otherwise directed in writing by the Agent. Copies of such policies or the related certificates, in each case, naming the Agent as lender loss payee and additional insured shall be delivered to the Agent at least annually and at the time any new policy of insurance is issued.

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(o) Each Debtor shall, within five (5) Business Days of obtaining knowledge thereof, advise the Secured Parties promptly, in sufficient detail, of any material adverse change in the Collateral, and of the occurrence of any event which would have a material adverse effect on the value of the Collateral or on the Secured Parties’ security interest, through the Agent, therein.

(p) Each Debtor shall promptly execute and deliver to the Agent such further deeds, mortgages, assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Agent may from time to time request and may in its sole discretion deem necessary to perfect, protect or enforce the Secured Parties’ security interest in the Collateral.

(q) Each Debtor shall permit the Agent and its representatives and agents to inspect the Collateral during normal business hours and upon reasonable prior notice, and to make copies of records pertaining to the Collateral as may be reasonably requested by the Agent from time to time.

(r) Each Debtor shall take all steps reasonably necessary to diligently pursue and seek to preserve, enforce and collect any rights, claims, causes of action and accounts receivable in respect of the Collateral.

(s) Each Debtor shall promptly notify the Secured Parties in sufficient detail upon becoming aware of any attachment, garnishment, execution or other legal process levied against any Collateral and of any other information received by such Debtor that may materially affect the value of the Collateral, the Security Interest or the rights and remedies of the Secured Parties hereunder.

(t) All information heretofore, herein or hereafter supplied to the Secured Parties by or on behalf of any Debtor with respect to the Collateral is accurate and complete in all material respects as of the date furnished.

(u) Each Debtor shall at all times preserve and keep in full force and effect its respective valid existence and good standing and any rights and franchises material to its business.

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(v) No Debtor will change its name, type of organization, jurisdiction of organization, organizational identification number (if it has one), legal or corporate structure, or identity, or add any new fictitious name unless it provides at least 30 days prior written notice to the Secured Parties of such change and, at the time of such written notification, such Debtor provides any financing statements or fixture filings necessary to perfect and continue the perfection of the Security Interests granted and evidenced by this Agreement.

(w) Except in the ordinary course of business, no Debtor may consign any of its inventory or sell any of its inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale without the consent of the Agent which shall not be unreasonably withheld.

(x) No Debtor may relocate its chief executive office to a new location without providing 30 days prior written notification thereof to the Secured Parties and so long as, at the time of such written notification, such Debtor provides any financing statements or fixture filings necessary to perfect and continue the perfection of the Security Interests granted and evidenced by this Agreement.

(y) Each Debtor was organized and remains organized solely under the laws of the state set forth next to such Debtor’s name in Schedule D attached hereto, which Schedule D sets forth each Debtor’s organizational identification number or, if any Debtor does not have one, states that one does not exist.

(z) (i) The actual name of each Debtor is the name set forth in Schedule D attached hereto; (ii) no Debtor has any trade names except as set forth on Schedule E attached hereto; (iii) no Debtor has used any name other than that stated in the preamble hereto or as set forth on Schedule E for the preceding five years; and (iv) no entity has merged into any Debtor or been acquired by any Debtor within the past five years except as set forth on Schedule E.

(aa) At any time and from time to time that any Collateral consists of instruments, certificated securities or other items that require or permit possession by the secured party to perfect the security interest created hereby, the applicable Debtor shall deliver such Collateral to the Agent.

(bb) Each Debtor, in its capacity as issuer, hereby agrees to comply with any and all orders and instructions of Agent regarding the Pledged Interests consistent with the terms of this Agreement without the further consent of any Debtor as contemplated by Section 8-106 (or any successor section) of the UCC. Further, each Debtor agrees that it shall not enter into a similar agreement (or one that would confer “control” within the meaning of Article 8 of the UCC) with any other person or entity.

(cc) Each Debtor shall cause all tangible chattel paper constituting Collateral to be delivered to the Agent, or, if such delivery is not possible, then to cause such tangible chattel paper to contain a legend noting that it is subject to the security interest created by this Agreement. To the extent that any Collateral consists of electronic chattel paper, the applicable Debtor shall cause the underlying chattel paper to be “marked” within the meaning of Section 9-105 of the UCC (or successor section thereto).

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(dd) If there is any investment property or deposit account included as Collateral that can be perfected by “control” through an account control agreement, the applicable Debtor shall promptly cause such an account control agreement covering such investment property or deposit account, as applicable, in form and substance in each case satisfactory to the Agent, to be entered into and delivered to the Agent for the benefit of the Secured Parties. Schedule I hereto lists of all deposit accounts held or controlled by each Debtor as of the date hereof.

(ee) To the extent that any Collateral consists of letter-of-credit rights, the applicable Debtor shall cause the issuer of each underlying letter of credit to consent to an assignment of the proceeds thereof to the Secured Parties.

(ff) To the extent that any Collateral is in the possession of any third party, the applicable Debtor shall join with the Agent in notifying such third party of the Secured Parties’ security interest in such Collateral and shall use its best efforts to obtain an acknowledgement and agreement from such third party with respect to the Collateral, in form and substance reasonably satisfactory to the Agent.

(gg) If any Debtor shall at any time hold or acquire a commercial tort claim, such Debtor shall promptly notify the Secured Parties in a writing signed by such Debtor of the particulars thereof and grant to the Secured Parties in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Agent.

(hh) Each Debtor shall promptly provide written notice to the Secured Parties of any and all accounts which arise out of contracts with any governmental authority and, to the extent necessary to perfect or continue the perfected status of the Security Interests in such accounts and proceeds thereof, shall execute and deliver to the Agent an assignment of claims for such accounts and cooperate with the Agent in taking any other steps required, in its judgment, under the Federal Assignment of Claims Act or any similar federal, state or local statute or rule to perfect or continue the perfected status of the Security Interests in such accounts and proceeds thereof.

(ii) Intentionally Omitted.

(jj) The Company shall vote the Pledged Securities to comply with the covenants and agreements set forth herein and in the Notes.

(kk) The Company shall register the pledge of the applicable Pledged Securities on the books of the Company. The Company shall notify each issuer of Pledged Securities to register the pledge of the applicable Pledged Securities in the name of the Secured Parties on the books of such issuer. Further, except with respect to certificated securities delivered to the Agent, the Company shall deliver to Agent an acknowledgement of pledge (which, where appropriate, shall comply with the requirements of the relevant UCC with respect to perfection by registration) signed by the issuer of the applicable Pledged Securities, which acknowledgement shall confirm that: (a) it has registered the pledge on its books and records; and (b) at any time directed by Agent during the continuation of an Event of Default, such issuer will transfer the record ownership of such Pledged Securities into the name of any designee of Agent, will take such steps as may be necessary to effect the transfer, and will comply with all other instructions of Agent regarding such Pledged Securities without the further consent of the Company.

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(ll) In the event that, upon an occurrence of an Event of Default, Agent shall sell all or any of the Pledged Securities to another party or parties (herein called the “Transferee”) or shall purchase or retain all or any of the Pledged Securities, each Debtor shall, to the extent applicable: (i) deliver to Agent or the Transferee, as the case may be, the articles of incorporation, bylaws, minute books, share certificate books, corporate seals, deeds, leases, indentures, agreements, evidences of indebtedness, books of account, financial records and all other Organizational Documents and records of such Debtor and its direct and indirect subsidiaries; (ii) use its best efforts to obtain resignations of the persons then serving as officers and directors of such Debtor and its direct and indirect subsidiaries, if so requested; and (iii) use its best efforts to obtain any approvals that are required by any governmental or regulatory body in order to permit the sale of the Pledged Securities to the Transferee or the purchase or retention of the Pledged Securities by Agent and allow the Transferee or Agent to continue the business of such Debtor and its direct and indirect subsidiaries.

(mm) Without limiting the generality of the other obligations of each Debtor hereunder, each Debtor shall promptly (i) cause to be registered at the United States Copyright Office all of its material copyrights, (ii) cause the security interest contemplated hereby with respect to all Intellectual Property registered at the United States Copyright Office or United States Patent and Trademark Office to be duly recorded at the applicable office, and (iii) give the Agent notice whenever it acquires (whether absolutely or by license) or creates any additional material Intellectual Property.

(nn) Each Debtor will from time to time, at the joint and several expense of each Debtor, promptly execute and deliver all such further instruments and documents, and take all such further action as may be necessary or desirable, or as the Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Secured Parties to exercise and enforce their rights and remedies hereunder and with respect to any Collateral or to otherwise carry out the purposes of this Agreement, including without limitation, intellectual property security agreements.

(oo) Schedule F attached hereto lists all of the patents, patent applications, trademarks, trademark applications, registered copyrights, and domain names owned by each Debtor as of the date hereof. Schedule F lists all material licenses in favor of any Debtor for the use of any patents, trademarks, copyrights and domain names as of the date hereof. All material patents and trademarks of each Debtor have been duly recorded at the United States Patent and Trademark Office and all material copyrights of each Debtor have been duly recorded at the United States Copyright Office.

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(pp) Except as set forth on Schedule G attached hereto, none of the account debtors or other persons or entities obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or any similar federal, state or local statute or rule in respect of such Collateral.

(qq) Until the Obligations shall have been paid and performed in full, the Company covenants that it shall promptly direct any direct or indirect subsidiary of the Company formed or acquired after the date hereof to enter into a Subsidiary Guarantee in favor of the Secured Party, in the form of Exhibit F to the Purchase Agreement.

5. Effect of Pledge on Certain Rights. If any of the Collateral subject to this Agreement consists of nonvoting equity or ownership interests (regardless of class, designation, preference or rights) that may be converted into voting equity or ownership interests upon the occurrence of certain events (including, without limitation, upon the transfer of all or any of the other stock or assets of the issuer), it is agreed that the pledge of such equity or ownership interests pursuant to this Agreement or the enforcement of any of Agent’s rights hereunder shall not be deemed to be the type of event which would trigger such conversion rights notwithstanding any provisions in the Organizational Documents or agreements to which any Debtor is subject or to which any Debtor is party.

6. Defaults. The following events shall be “Events of Default”:

(a) The occurrence of an Event of Default (as defined in the Notes) under the Notes;

(b) Any representation or warranty of any Debtor in this Agreement shall prove to have been incorrect in any material respect when made;

(c) The failure by any Debtor to observe or perform any of its obligations hereunder for five (5) Business Days after delivery to such Debtor of notice of such failure by or on behalf of a Secured Party unless such default is capable of cure but cannot be cured within such time frame and such Debtor is using best efforts to cure same in a timely fashion; or

(d) If any provision of this Agreement shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Debtor, or a proceeding shall be commenced by any Debtor, or by any governmental authority having jurisdiction over any Debtor, seeking to establish the invalidity or unenforceability thereof, or any Debtor shall deny that any Debtor has any liability or obligation purported to be created under this Agreement.

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7. Duty To Hold In Trust.

(a) Upon the occurrence of any Event of Default and at any time thereafter, each Debtor shall, upon receipt of any revenue, income, dividend, interest or other sums subject to the Security Interests, whether payable pursuant to the Notes or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the same in trust for the Secured Parties and shall forthwith endorse and transfer any such sums or instruments, or both, to the Secured Parties, pro-rata in proportion to their respective then-currently outstanding principal amount of Notes for application to the satisfaction of the Obligations (and if any Note is not outstanding, pro-rata in proportion to the initial purchases of the remaining Notes).

(b) If any Debtor shall become entitled to receive or shall receive any securities or other property (including, without limitation, shares of Pledged Securities or instruments representing Pledged Securities acquired after the date hereof, or any options, warrants, rights or other similar property or certificates representing a dividend, or any distribution in connection with any recapitalization, reclassification or increase or reduction of capital, or issued in connection with any reorganization of such Debtor or any of its direct or indirect subsidiaries) in respect of the Pledged Securities (whether as an addition to, in substitution of, or in exchange for, such Pledged Securities or otherwise), such Debtor agrees to (i) accept the same as the agent of the Secured Parties; (ii) hold the same in trust on behalf of and for the benefit of the Secured Parties; and (iii) to deliver any and all certificates or instruments evidencing the same to Agent on or before the close of business on the fifth business day following the receipt thereof by such Debtor, in the exact form received together with the Necessary Endorsements, to be held by Agent subject to the terms of this Agreement as Collateral.

8. Rights and Remedies Upon Default.

(a) Upon the occurrence of any Event of Default and at any time thereafter, the Secured Parties, acting through the Agent, shall have the right to exercise all of the remedies conferred hereunder and under the Notes, and the Secured Parties shall have all the rights and remedies of a secured party under the UCC. Without limitation, the Agent, for the benefit of the Secured Parties, shall have the following rights and powers:

(i) The Agent shall have the right to take possession of the Collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the Collateral, or any part thereof, is or may be placed and remove the same, and any Debtor shall assemble the Collateral and make it available to the Agent at places which the Agent shall reasonably select, whether at such Debtor's premises or elsewhere, and make available to the Agent, without rent, all of such Debtor’s respective premises and facilities for the purpose of the Agent taking possession of, removing or putting the Collateral in saleable or disposable form.

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(ii) Upon notice to any Debtor by Agent, all rights of such Debtor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise and all rights of such Debtor to receive the dividends and interest which it would otherwise be authorized to receive and retain, shall cease. Upon such notice, Agent shall have the right to receive, for the benefit of the Secured Parties, any interest, cash dividends or other payments on the Collateral and, at the option of Agent, to exercise in such Agent’s discretion all voting rights pertaining thereto. Without limiting the generality of the foregoing, Agent shall have the right (but not the obligation) to exercise all rights with respect to the Collateral as it were the sole and absolute owner thereof, including, without limitation, to vote and/or to exchange, at its sole discretion, any or all of the Collateral in connection with a merger, reorganization, consolidation, recapitalization or other readjustment concerning or involving the Collateral or any Debtor or any of its direct or indirect subsidiaries.

(iii) The Agent shall have the right to operate the business of any Debtor using the Collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the Agent may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to any Debtor or right of redemption of any Debtor, which are hereby expressly waived. Upon each such sale, lease, assignment or other transfer of Collateral, the Agent, for the benefit of the Secured Parties, may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of any Debtor, which are hereby waived and released.

(iv) The Agent shall have the right (but not the obligation) to notify any account debtors and any obligors under instruments or accounts to make payments directly to the Agent, on behalf of the Secured Parties, and to enforce any Debtor’s rights against such account debtors and obligors.

(v) The Agent, for the benefit of the Secured Parties, may (but is not obligated to) direct any financial intermediary or any other person or entity holding any investment property to transfer the same to the Agent, on behalf of the Secured Parties, or its designee.

(vi) The Agent may (but is not obligated to) transfer any or all Intellectual Property registered in the name of any Debtor at the United States Patent and Trademark Office and/or Copyright Office into the name of the Secured Parties or any designee or any purchaser of any Collateral.

(b) The Agent shall comply with any applicable law in connection with a disposition of Collateral and such compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. The Agent may sell the Collateral without giving any warranties and may specifically disclaim such warranties. If the Agent sells any of the Collateral on credit, each Debtor will only be credited with payments actually made by the purchaser. In addition, each Debtor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Agent’s rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

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(c) For the purpose of enabling the Agent to further exercise rights and remedies under this Section 8 or elsewhere provided by agreement or applicable law, each Debtor hereby grants to the Agent, for the benefit of the Agent and the Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Debtor) to use, license or sublicense following an Event of Default, any Intellectual Property now owned or hereafter acquired by such Debtor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

9. Applications of Proceeds. The proceeds of any such sale, lease or other disposition of the Collateral hereunder or from payments made on account of any insurance policy insuring any portion of the Collateral shall be applied first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral, to the reasonable attorneys’ fees and expenses incurred by the Agent in enforcing the Secured Parties’ rights hereunder and in connection with collecting, storing and disposing of the Collateral, and then to satisfaction of the Obligations pro rata among the Secured Parties (based on then-outstanding principal amounts of Notes at the time of any such determination), and to the payment of any other amounts required by applicable law, after which the Secured Parties shall pay to the applicable Debtor any surplus proceeds. If, upon the sale, license or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Parties are legally entitled, each Debtor will be liable for the deficiency, together with interest thereon, at the rate of 5% per annum or the lesser amount permitted by applicable law (the “Default Rate”), and the reasonable fees of any attorneys employed by the Secured Parties to collect such deficiency. To the extent permitted by applicable law, each Debtor waives all claims, damages and demands against the Secured Parties arising out of the repossession, removal, retention or sale of the Collateral, unless due solely to the gross negligence or willful misconduct of the Secured Parties as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction.

10. Securities Law Provision. Each Debtor recognizes that Agent may be limited in its ability to effect a sale to the public of all or part of the Pledged Securities by reason of certain prohibitions in the Securities Act of 1933, as amended, or other federal or state securities laws (collectively, the “Securities Laws”), and may be compelled to resort to one or more sales to a restricted group of purchasers who may be required to agree to acquire the Pledged Securities for their own account, for investment and not with a view to the distribution or resale thereof. Each Debtor agrees that sales so made may be at prices and on terms less favorable than if the Pledged Securities were sold to the public, and that Agent has no obligation to delay the sale of any Pledged Securities for the period of time necessary to register the Pledged Securities for sale to the public under the Securities Laws. Each Debtor shall cooperate with Agent in its attempt to satisfy any requirements under the Securities Laws (including, without limitation, registration thereunder if requested by Agent) applicable to the sale of the Pledged Securities by Agent.

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11. Costs and Expenses. Each Debtor agrees to pay all reasonable out-of-pocket fees, costs and expenses incurred in connection with any filing required hereunder, including without limitation, any financing statements pursuant to the UCC, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches reasonably required by the Agent. Each Debtor shall also pay all other claims and charges which in the reasonable opinion of the Agent are reasonably likely to prejudice, imperil or otherwise affect the Collateral or the Security Interests therein. Each Debtor will also, upon demand, pay to the Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Agent, for the benefit of the Secured Parties, may incur in connection with the creation, perfection, protection, satisfaction, foreclosure, collection or enforcement of the Security Interest and the preparation, administration, continuance, amendment or enforcement of this Agreement and pay to the Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Agent, for the benefit of the Secured Parties, and the Secured Parties may incur in connection with (i) the enforcement of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, or (iii) the exercise or enforcement of any of the rights of the Secured Parties under the Notes. Until so paid, any fees payable hereunder shall be added to the principal amount of the Notes and shall bear interest at the Default Rate.

12. Responsibility for Collateral. Each Debtor assumes all liabilities and responsibility in connection with all Collateral, and the Obligations shall in no way be affected or diminished by reason of the loss, destruction, damage or theft of any of the Collateral or its unavailability for any reason. Without limiting the generality of the foregoing, (a) neither the Agent nor any Secured Party (i) has any duty (either before or after an Event of Default) to collect any amounts in respect of the Collateral or to preserve any rights relating to the Collateral, or (ii) has any obligation to clean-up or otherwise prepare the Collateral for sale, and (b) each Debtor shall remain obligated and liable under each contract or agreement included in the Collateral to be observed or performed by such Debtor thereunder. Neither the Agent nor any Secured Party shall have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Agent or any Secured Party of any payment relating to any of the Collateral, nor shall the Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Debtor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Agent or any Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Agent or to which the Agent or any Secured Party may be entitled at any time or times.

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13. Security Interests Absolute. All rights of the Secured Parties and all obligations of each Debtor hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of this Agreement, the Notes or any agreement entered into in connection with the foregoing, or any portion hereof or thereof; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Notes or any other agreement entered into in connection with the foregoing; (c) any exchange, release or nonperfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guarantee, or any other security, for all or any of the Obligations; (d) any action by the Secured Parties to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral; or any other circumstance which might otherwise constitute any legal or equitable defense available to any Debtor, or a discharge of all or any part of the Security Interests granted hereby. Until the Obligations shall have been paid and performed in full, the rights of the Secured Parties shall continue even if the Obligations are barred for any reason, including, without limitation, the running of the statute of limitations or bankruptcy. Each Debtor expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance. In the event that at any time any transfer of any Collateral or any payment received by the Secured Parties hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Secured Parties, then, in any such event, each Debtor’s obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof. Each Debtor waives all right to require the Secured Parties to proceed against any other person or entity or to apply any Collateral which the Secured Parties may hold at any time, or to marshal assets, or to pursue any other remedy. Each Debtor waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

14. Term of Agreement. This Agreement and the Security Interests shall terminate on the date on which all payments under the Notes have been indefeasibly paid in full and all other Obligations have been paid or discharged; provided, however, that all indemnities of any Debtor contained in this Agreement (including, without limitation, Annex B hereto) shall survive and remain operative and in full force and effect regardless of the termination of this Agreement.

15. Power of Attorney; Further Assurances.

(a) Each Debtor authorizes the Agent, and does hereby make, constitute and appoint the Agent and its officers, agents, successors or assigns with full power of substitution, as such Debtor’s true and lawful attorney-in-fact, with power, in the name of the Agent or such Debtor, to, after the occurrence and during the continuance of an Event of Default, (i) endorse any note, checks, drafts, money orders or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Agent; (ii) to sign and endorse any financing statement pursuant to the UCC or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral; (iii) to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; (iv) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; (v) to transfer any Intellectual Property or provide licenses respecting any Intellectual Property; and (vi) generally, at the option of the Agent, and at the expense of such Debtor, at any time, or from time to time, to execute and deliver any and all documents and instruments and to do all acts and things which the Agent deems necessary to protect, preserve and realize upon the Collateral and the Security Interests granted therein in order to effect the intent of this Agreement and the Notes all as fully and effectually as such Debtor might or could do; and each Debtor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding. The designation set forth herein shall be deemed to amend and supersede any inconsistent provision in the Organizational Documents or other documents or agreements to which any Debtor is subject or to which any Debtor is a party. Without limiting the generality of the foregoing, after the occurrence and during the continuance of an Event of Default, each Secured Party is specifically authorized to execute and file any applications for or instruments of transfer and assignment of any patents, trademarks, copyrights or other Intellectual Property with the United States Patent and Trademark Office and the United States Copyright Office.

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(b) On a continuing basis, each Debtor will make, execute, acknowledge, deliver, file and record, as the case may be, with the proper filing and recording agencies in any jurisdiction, including, without limitation, the jurisdictions indicated on Schedule C attached hereto, all such instruments, and take all such action as may reasonably be deemed necessary or advisable, or as reasonably requested by the Agent, to perfect the Security Interests granted hereunder and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to the Agent the grant or perfection of a perfected security interest in all the Collateral under the UCC.

(c) Each Debtor hereby irrevocably appoints the Agent as such Debtor’s attorney-in-fact, with full authority in the place and instead of such Debtor and in the name of such Debtor, from time to time in the Agent’s discretion, to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Agreement, pertaining to the filing, in its sole discretion, of one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of such Debtor where permitted by law, which financing statements may (but need not) describe the Collateral as “all assets” or “all personal property” or words of like import, and ratifies all such actions taken by the Agent. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.

16. Notices. All notices, requests, demands and other communications hereunder shall be subject to the notice provision of the Purchase Agreement (as such term is defined in the Notes).

17. Other Security. To the extent that the Obligations are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other person, firm, corporation or other entity, then the Agent shall have the right, in its sole discretion, to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of the Secured Parties’ rights and remedies hereunder.

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18. Appointment of Agent; Fees. The Secured Parties hereby appoint Helena Global Investment Opportunities 1 Ltd., to act as their agent (“Agent”) for purposes of exercising any and all rights and remedies of the Secured Parties hereunder. Such appointment shall continue until revoked in writing by a Majority in Interest, at which time a Majority in Interest shall appoint a new Agent. The Agent shall have the rights, responsibilities and immunities set forth in Annex B hereto and the Company shall pay a one-time, non-refundable fee of $[ ] to Agent in consideration of acting in such capacity.

19. Miscellaneous.

(a) No course of dealing between any Debtor and the Secured Parties, nor any failure to exercise, nor any delay in exercising, on the part of the Secured Parties, any right, power or privilege hereunder or under the Notes shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(b) All of the rights and remedies of the Secured Parties with respect to the Collateral, whether established hereby or by the Notes or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

(c) This Agreement, together with the exhibits and schedules hereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Agreement and the exhibits and schedules hereto. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by any Debtor and the Secured Parties holding 51% or more of the principal amount of Notes then outstanding, or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.

(d) If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

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(e) No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

(f) This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company and each Debtor may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Secured Party (other than by merger). Any Secured Party may assign any or all of its rights under this Agreement to any Person (as defined in the Purchase Agreement) to whom such Secured Party assigns or transfers any Obligations, provided such transferee agrees in writing to be bound, with respect to the transferred Obligations, by the provisions of this Agreement that apply to the “Secured Parties.”

(g) Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

(h) Except to the extent mandatorily governed by the jurisdiction or situs where the Collateral is located, all questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Except to the extent mandatorily governed by the jurisdiction or situs where the Collateral is located, each Debtor agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and the Notes (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan. Except to the extent mandatorily governed by the jurisdiction or situs where the Collateral is located, each Debtor hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

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(i) This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(j) Each Debtor shall be liable for the obligations of such Debtor to the Secured Parties hereunder.

(k) Each Debtor shall indemnify, reimburse and hold harmless the Agent and the Secured Parties and their respective partners, members, shareholders, officers, directors, employees and agents (and any other persons with other titles that have similar functions) (collectively, “Indemnitees”) from and against any and all losses, claims, liabilities, damages, penalties, suits, costs and expenses, of any kind or nature, (including fees relating to the cost of investigating and defending any of the foregoing) imposed on, incurred by or asserted against such Indemnitee in any way related to or arising from or alleged to arise from this Agreement or the Collateral, except any such losses, claims, liabilities, damages, penalties, suits, costs and expenses which result from the gross negligence or willful misconduct of the Indemnitee as determined by a final, nonappealable decision of a court of competent jurisdiction. This indemnification provision is in addition to, and not in limitation of, any other indemnification provision in the Notes, the Purchase Agreement (as such term is defined in the Notes) or any other agreement, instrument or other document executed or delivered in connection herewith or therewith.

(l) Nothing in this Agreement shall be construed to subject Agent or any Secured Party to liability as a partner in any Debtor or any if its direct or indirect subsidiaries that is a partnership or as a member in any Debtor or any of its direct or indirect subsidiaries that is a limited liability company, nor shall Agent or any Secured Party be deemed to have assumed any obligations under any partnership agreement or limited liability company agreement, as applicable, of any such Debtor or any of its direct or indirect subsidiaries or otherwise, unless and until any such Secured Party exercises its right to be substituted for such Debtor as a partner or member, as applicable, pursuant hereto.

(m) To the extent that the grant of the security interest in the Collateral and the enforcement of the terms hereof require the consent, approval or action of any partner or member, as applicable, of any Debtor or any direct or indirect subsidiary of any Debtor or compliance with any provisions of any of the Organizational Documents, such Debtor hereby grants such consent and approval and waives any such noncompliance with the terms of said documents.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed on the day and year first above written.

1427702 B.C. LTD.

By:
Name:
Title:

FILAMENT HEALTH CORP.

By:
	Name:	Ben Lightburn
	Title:	Chief Executive Officer

PSILO SCIENTIFIC CORP.

By:
Name:
Title:

[Signature Page to Security Agreement]

AGENT:

HELENA GLOBAL INVESTMENT OPPORTUNITIES 1 LTD.

By:
Name:
Title:

Notice Address:

[SIGNATURE PAGE OF SECURED PARTIES TO THE SECURITY AGREEMENT]

For Individuals:

Name of Individual Investor: _______________________________________________________________

Signature of Individual Investor: ___________________________________________________________

Notice Address: ________________________________________________________________________

Email: ________________________________________________________________________________

For Entities

Name of Investing Entity: __________________________________________________________________

Signature of Authorized Signatory of

Investing entity: _________________________________________________________________________

Name of Authorized Signatory: _____________________________________________________________

Title of Authorized Signatory: ______________________________________________________________

Notice Address: ________________________________________________________________________

Email: ________________________________________________________________________________

ANNEX A

to

SECURITY

AGREEMENT

FORM OF ADDITIONAL DEBTOR JOINDER

Security Agreement dated as of December __, 2023 made by Debtors to and in favor of the Secured Parties identified therein (the “Security Agreement”)

Reference is made to the Security Agreement as defined above; capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in, or by reference in, the Security Agreement.

The undersigned hereby agrees that upon delivery of this Additional Debtor Joinder to the Secured Parties referred to above, the undersigned shall (a) be an Additional Debtor under the Security Agreement, (b) have all the rights and obligations of the Debtors under the Security Agreement as fully and to the same extent as if the undersigned was an original signatory thereto and (c) be deemed to have made the representations and warranties set forth therein as of the date of execution and delivery of this Additional Debtor Joinder. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE UNDERSIGNED SPECIFICALLY GRANTS TO THE SECURED PARTIES A SECURITY INTEREST IN THE COLLATERAL AS MORE FULLY SET FORTH IN THE SECURITY AGREEMENT AND ACKNOWLEDGES AND AGREES TO THE WAIVER OF JURY TRIAL PROVISIONS SET FORTH THEREIN.

Attached hereto are supplemental and/or replacement Schedules to the Security Agreement, as applicable.

An executed copy of this Joinder shall be delivered to the Secured Parties, and the Secured Parties may rely on the matters set forth herein on or after the date hereof. This Joinder shall not be modified, amended or terminated without the prior written consent of the Secured Parties.

IN WITNESS WHEREOF, the undersigned has caused this Joinder to be executed in the name and on behalf of the undersigned.

[Name of Additional Debtor]

By:
Name:
Title:

Address:

Dated:

ANNEX B

to

SECURITY

AGREEMENT

THE AGENT

1. Appointment. The Secured Parties (all capitalized terms used herein and not otherwise defined shall have the respective meanings provided in the Security Agreement to which this Annex B is attached (the “Agreement”)), by their acceptance of the benefits of the Agreement, hereby designate Helena Global Investment Opportunities 1 Ltd. (“Agent”) as the Agent to act as specified herein and in the Agreement. Each Secured Party shall be deemed irrevocably to authorize the Agent to take such action on its behalf under the provisions of the Agreement and any other Transaction Document (as such term is defined in the Purchase Agreement) and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its agents or employees.

2. Nature of Duties. The Agent shall have no duties or responsibilities except those expressly set forth in the Agreement. Neither the Agent nor any of its partners, members, shareholders, officers, directors, employees or agents shall be liable for any action taken or omitted by it as such under the Agreement or hereunder or in connection herewith or therewith, be responsible for the consequence of any oversight or error of judgment or answerable for any loss, unless caused solely by its or their gross negligence or willful misconduct as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of the Agreement or any other Transaction Document a fiduciary relationship in respect of any Debtor or any Secured Party; and nothing in the Agreement or any other Transaction Document, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of the Agreement or any other Transaction Document except as expressly set forth herein and therein.

3. Lack of Reliance on the Agent. Independently and without reliance upon the Agent, each Secured Party, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Company and its subsidiaries in connection with such Secured Party’s investment in the Debtors, the creation and continuance of the Obligations, the transactions contemplated by the Transaction Documents, and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of the Company and its subsidiaries, and of the value of the Collateral from time to time, and the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Secured Party with any credit, market or other information with respect thereto, whether coming into its possession before any Obligations are incurred or at any time or times thereafter. The Agent shall not be responsible to the Debtors or any Secured Party for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith, or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of the Agreement or any other Transaction Document, or for the financial condition of the Debtors or the value of any of the Collateral, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the Agreement or any other Transaction Document, or the financial condition of the Debtors, or the value of any of the Collateral, or the existence or possible existence of any default or Event of Default under the Agreement, the Notes or any of the other Transaction Documents.

4. Certain Rights of the Agent. The Agent shall have the right to take any action with respect to the Collateral, on behalf of all of the Secured Parties. To the extent practical, the Agent shall request instructions from the Secured Parties with respect to any material act or action (including failure to act) in connection with the Agreement or any other Transaction Document, and shall be entitled to act or refrain from acting in accordance with the instructions of a Majority in Interest; if such instructions are not provided despite the Agent’s request therefor, the Agent shall be entitled to refrain from such act or taking such action, and if such action is taken, shall be entitled to appropriate indemnification from the Secured Parties in respect of actions to be taken by the Agent; and the Agent shall not incur liability to any person or entity by reason of so refraining. Without limiting the foregoing, (a) no Secured Party shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the terms of the Agreement or any other Transaction Document, and the Debtors shall have no right to question or challenge the authority of, or the instructions given to, the Agent pursuant to the foregoing and (b) the Agent shall not be required to take any action which the Agent believes (i) could reasonably be expected to expose it to personal liability or (ii) is contrary to this Agreement, the Transaction Documents or applicable law.

5. Reliance. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to the Agreement and the other Transaction Documents and its duties thereunder, upon advice of counsel selected by it and upon all other matters pertaining to this Agreement and the other Transaction Documents and its duties thereunder, upon advice of other experts selected by it. Anything to the contrary notwithstanding, the Agent shall have no obligation whatsoever to any Secured Party to assure that the Collateral exists or is owned by the Debtors or is cared for, protected or insured or that the liens granted pursuant to the Agreement have been properly or sufficiently or lawfully created, perfected, or enforced or are entitled to any particular priority.

6. Indemnification. To the extent that the Agent is not reimbursed and indemnified by the Debtors, the Secured Parties will jointly and severally reimburse and indemnify the Agent, in proportion to their initially purchased respective principal amounts of Notes, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder or under the Agreement or any other Transaction Document, or in any way relating to or arising out of the Agreement or any other Transaction Document except for those determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction to have resulted solely from the Agent's own gross negligence or willful misconduct. Prior to taking any action hereunder as Agent, the Agent may require each Secured Party to deposit with it sufficient sums as it determines in good faith is necessary to protect the Agent for costs and expenses associated with taking such action.

7. Resignation by the Agent.

(a) The Agent may resign from the performance of all its functions and duties under the Agreement and the other Transaction Documents at any time by giving 30 days' prior written notice (as provided in the Agreement) to the Debtors and the Secured Parties. Such resignation shall take effect upon the appointment of a successor Agent pursuant to clauses (b) and (c) below.

(b) Upon any such notice of resignation, the Secured Parties, acting by a Majority in Interest, shall appoint a successor Agent hereunder.

(c) If a successor Agent shall not have been so appointed within said 30-day period, the Agent shall then appoint a successor Agent who shall serve as Agent until such time, if any, as the Secured Parties appoint a successor Agent as provided above. If a successor Agent has not been appointed within such 30-day period, the Agent may petition any court of competent jurisdiction or may interplead the Debtors and the Secured Parties in a proceeding for the appointment of a successor Agent, and all fees, including, but not limited to, extraordinary fees associated with the filing of interpleader and expenses associated therewith, shall be payable by the Debtors on demand.

8. Rights with respect to Collateral. Each Secured Party agrees with all other Secured Parties and the Agent (i) that it shall not, and shall not attempt to, exercise any rights with respect to its security interest in the Collateral, whether pursuant to any other agreement or otherwise (other than pursuant to this Agreement), or take or institute any action against the Agent or any of the other Secured Parties in respect of the Collateral or its rights hereunder (other than any such action arising from the breach of this Agreement) and (ii) that such Secured Party has no other rights with respect to the Collateral other than as set forth in this Agreement and the other Transaction Documents. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations under the Agreement.  After any retiring Agent’s resignation or removal hereunder as Agent, the provisions of the Agreement including this Annex B shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

EXHIBIT E

FORM OF SUBSIDIARY GUARANTEE

[See attached]

SUBSIDIARY GUARANTEE

SUBSIDIARY GUARANTEE, dated as of December __, 2023 (this “Guarantee”), made by Filament Health Corp., a company organized under the laws of British Columbia (“Filament”) and Psilo Scientific Corp., a company organized under the laws of British Columbia (“Psilo” and, together with Filament and any other entity that may become a party hereto as provided herein, the “Guarantors” and each, individually, a “Guarantor”), in favor of the purchasers signatory (together with their permitted assigns, the “Purchasers”), to that certain Securities Purchase Agreement, dated as of the date hereof, by and among 1427702 B.C. Ltd., a company organized under the laws of British Columbia (the “Company”), and the Purchasers (the “Purchase Agreement”).

W I T N E S S E T H:

WHEREAS, pursuant to the Purchase Agreement, the Company has agreed to sell and issue to the Purchasers, and the Purchasers have agreed to purchase from the Company the Notes, subject to the terms and conditions set forth therein; and

WHEREAS, the Company is the holder of 100% of the equity interests of Filament; and

WHEREAS, Filament is the holder of 100% of the equity interests of Psilo; and

WHEREAS, each Guarantor will directly benefit from the extension of the loans to the Company represented by the issuance of the Notes.

NOW, THEREFORE, in consideration of the premises and to induce the Purchasers to enter into the Purchase Agreement and to carry out the transactions contemplated thereby; each Guarantor hereby agrees with the Purchasers as follows:

1. Definitions. Unless otherwise defined herein, terms defined in the Purchase Agreement and used herein shall have the meanings given to them in the Purchase Agreement. The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and Section and Schedule references are to this Guarantee unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The following terms shall have the following meanings:

“Guarantee” means this Subsidiary Guarantee, as the same may be amended, supplemented or otherwise modified from time to time.

“Obligations” means, in addition to all other costs and expenses of collection incurred by Purchasers in enforcing any of such “Obligations” (as defined in the Security Agreement) and/or this Guarantee, all of the liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due, or that are now or may be hereafter contracted or acquired, or owing to, of the Company or any Guarantor to the Purchasers under this Guarantee, the Notes, the Purchase Agreement and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from any of the Purchasers as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time. Without limiting the generality of the foregoing, the term “Obligations” shall include, without limitation: (i) principal of, and interest on the Notes and the loans extended pursuant thereto, (ii) any and all other fees, indemnities, costs, obligations and liabilities of the Company or any Guarantor from time to time under or in connection with this Guarantee, the Notes and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith, and (iii) all amounts (including but not limited to post-petition interest) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company or any Guarantor.

2. Guarantee.

(a) Guarantee.

(i) The Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantee to the Purchasers and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

(ii) Anything herein or in any other Transaction Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Transaction Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws, including laws relating to the insolvency of debtors, fraudulent conveyance or transfer or laws affecting the rights of creditors generally (after giving effect to the right of contribution established in Section 2(b)).

(iii) Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Purchasers hereunder.

(iv) The guarantee contained in this Section 2 shall remain in full force and effect until all the Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by indefeasible payment in full.

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(v) No payment made by the Company, any of the Guarantors, any other guarantor or any other Person or received or collected by the Purchasers from the Company, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Obligations or any payment received or collected from such Guarantor in respect of the Obligations), remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Obligations are indefeasibly paid in full.

(vi) Notwithstanding anything to the contrary in this Guarantee, with respect to any defaulted non-monetary Obligations the specific performance of which by the Guarantors is not reasonably possible (e.g., the issuance of the Company’s Common Shares), the Guarantors shall only be liable for making the Purchasers whole on a monetary basis for the Company’s failure to perform such Obligations in accordance with the Transaction Documents.

(b) Right of Contribution. Subject to Section 2(c), each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2(c). The provisions of this Section 2(b) shall in no respect limit the obligations and liabilities of any Guarantor to the Purchasers and each Guarantor shall remain liable to the Purchasers for the full amount guaranteed by such Guarantor hereunder until the indefeasible repayment in full of all amounts owed under the Purchase Agreement, the Notes and the other Transaction Documents.

(c) No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Purchasers, no Guarantor shall be entitled to be subrogated to any of the rights of the Purchasers against the Company or any other Guarantor or any collateral security or guarantee or right of offset held by the Purchasers for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Purchasers by the Company on account of the Obligations are indefeasibly paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Purchasers, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Purchasers in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Purchasers, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Purchasers may determine.

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(d) Amendments, Etc. With Respect to the Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by the Purchasers may be rescinded by the Purchasers and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Purchasers, and the Purchase Agreement and the other Transaction Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Purchasers may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Purchasers for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. The Purchasers shall have no obligation to protect, secure, perfect or insure any Lien at any time held by them as security for the Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

(e) Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Purchasers upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Company and any of the Guarantors, on the one hand, and the Purchasers, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives to the extent permitted by law diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company or any of the Guarantors with respect to the Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment and performance without regard to: (a) the validity or enforceability of the Purchase Agreement or any other Transaction Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Purchasers, (b) any defense, set-off or counterclaim (other than a defense of payment or performance or fraud by Purchasers) which may at any time be available to or be asserted by the Company or any other Person against the Purchasers, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Company or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Company for the Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Purchasers may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as they may have against the Company, any other Guarantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Purchasers to make any such demand, to pursue such other rights or remedies or to collect any payments from the Company, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Company, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Purchasers against any Guarantor. For the purposes hereof, “demand” shall include the commencement and continuance of any legal proceedings.

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(f) Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Purchasers upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

(g) Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Purchasers without set-off or counterclaim in U.S. dollars at the address set forth or referred to in the signature pages to the Purchase Agreement.

3. Representations and Warranties. Each Guarantor hereby makes the following representations and warranties to Purchasers as of the date hereof:

(a) Organization and Qualification. The Guarantor is duly organized, validly existing and in good standing under the laws of the applicable jurisdiction set forth on Schedule 1, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Guarantor has no subsidiaries other than those identified as such on the Disclosure Schedules to the Purchase Agreement. The Guarantor is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate,(x) adversely affect the legality, validity or enforceability of any of this Guaranty in any material respect, (y) have a material adverse effect on the results of operations, assets, prospects, or financial condition of the Guarantor, or (z) adversely impair in any material respect the Guarantor’s ability to perform fully on a timely basis its obligations under this Guaranty (a “Material Adverse Effect”).

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(b) Authorization; Enforcement. The Guarantor has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Guaranty, and otherwise to carry out its obligations hereunder. The execution and delivery of this Guaranty by the Guarantor and the consummation by it of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Guarantor. This Guaranty has been duly executed and delivered by the Guarantor and constitutes the valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(c) No Conflicts. Except as disclosed in the Disclosure Schedules to the Purchase Agreement, the execution, delivery and performance of this Guaranty by the Guarantor and the consummation by the Guarantor of the transactions contemplated thereby do not and will not: (i) conflict with or violate any provision of its Certificate of Incorporation or By-laws or (ii) conflict with, constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Guarantor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Guarantor is subject (including Federal and State securities laws and regulations), or by which any material property or asset of the Guarantor is bound or affected, except in the case of each of clauses (ii) and (iii), such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as could not, individually or in the aggregate, have or result in a Material Adverse Effect. The business of the Guarantor is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually or in the aggregate, do not have a Material Adverse Effect.

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(d) Consents and Approvals. Except as disclosed in the Disclosure Schedules to the Purchase Agreement, the Guarantor is not required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other federal, state, local, foreign or other governmental authority or other person in connection with the execution, delivery and performance by the Guarantor of this Guaranty.

(e) Purchase Agreement. The representations and warranties of the Company set forth in the Purchase Agreement as they relate to such Guarantor, each of which is hereby incorporated herein by reference, are true and correct as of each time such representations are deemed to be made pursuant to such Purchase Agreement, and the Purchasers shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Company’s knowledge shall, for the purposes of this Section 3, be deemed to be a reference to such Guarantor’s knowledge.

(f) Foreign Law. Each Guarantor has consulted with appropriate foreign legal counsel with respect to any of the above representations for which non-U.S. law is applicable. Such foreign counsel has advised each applicable Guarantor that such counsel knows of no reason why any of the above representations would not be true and accurate. Such foreign counsel was provided with copies of this Subsidiary Guarantee and the Transaction Documents prior to rendering their advice.

4. Covenants.

(a) Each Guarantor covenants and agrees with the Purchasers that, from and after the date of this Guarantee until the Obligations shall have been indefeasibly paid in full, such Guarantor shall take, and/or shall refrain from taking, as the case may be, each commercially reasonable action that is necessary to be taken or not taken, as the case may be, so that no Event of Default (as defined in the Notes) is caused by the failure to take such action or to refrain from taking such action by such Guarantor.

(b) So long as any of the Obligations are outstanding, unless Purchasers holding at least 51% of the aggregate principal amount of the then outstanding Notes shall otherwise consent in writing, each Guarantor will not directly or indirectly on or after the date of this Guarantee:

i. enter into, create, incur, assume or suffer to exist any indebtedness for borrowed money of any kind, including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

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ii. enter into, create, incur, assume or suffer to exist any liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

iii. amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of any Purchaser;

iv. repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its securities or debt obligations;

v. pay cash dividends on any equity securities of such Guarantor other than dividends paid to another Guarantor or to the Company;

vi. enter into any transaction with any Affiliate of the Guarantor which would be required to be disclosed in any public filing of the Company with the Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval); or

vii. enter into any agreement with respect to any of the foregoing.

5. Miscellaneous.

(a) Amendments in Writing. None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except in writing by the Purchasers holding a majority in principal amount of the outstanding Notes.

(b) Notices. All notices, requests and demands to or upon the Purchasers or any Guarantor hereunder shall be effected in the manner provided for in the Purchase Agreement, provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 5(b).

(c) No Waiver By Course Of Conduct; Cumulative Remedies. The Purchasers shall not by any act (except by a written instrument pursuant to Section 5(a)), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default under the Transaction Documents or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Purchasers, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Purchasers of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Purchasers would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

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(d) Enforcement Expenses; Indemnification.

(i) Each Guarantor agrees to pay, or reimburse the Purchasers for, all its costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Guarantee and the other Transaction Documents to which such Guarantor is a party, including, without limitation, the reasonable fees and disbursements of counsel to the Purchasers.

(ii) Each Guarantor agrees to pay, and to save the Purchasers harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable in connection with any of the transactions contemplated by this Guarantee.

(iii) Each Guarantor agrees to pay, and to save the Purchasers harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Guarantee to the extent the Company would be required to do so pursuant to the Purchase Agreement.

(iv) The agreements in this Section shall survive repayment of the Obligations and all other amounts payable under the Purchase Agreement and the other Transaction Documents.

(e) Successor and Assigns. This Guarantee shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Purchasers and their respective successors and assigns; provided that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Guarantee without the prior written consent of the Purchasers.

(f) Set-Off. Each Guarantor hereby irrevocably authorizes each Purchaser at any time and from time to time while an Event of Default under any of the Transaction Documents shall have occurred and be continuing, without notice to such Guarantor or any other Guarantor, any such notice being expressly waived by each Guarantor, to set-off and appropriate and apply any and all deposits, credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Purchaser to or for the credit or the account of such Guarantor, or any part thereof in such amounts as such Purchaser may elect, against and on account of the obligations and liabilities of such Guarantor to the Purchaser hereunder and claims of every nature and description of such Purchaser against such Guarantor, in any currency, whether arising hereunder, under the Purchase Agreement, any other Transaction Document or otherwise, as such Purchaser may elect, whether or not such Purchaser has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. A Purchaser shall notify such Guarantor and the Agent named in the Security Agreement promptly of any such set-off and the application made by such Purchaser of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Purchasers under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Purchasers may have.

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(g) Counterparts. This Guarantee may be executed by one or more of the parties to this Guarantee on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

(h) Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(i) Section Headings. The Section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

(j) Integration. This Guarantee and the other Transaction Documents represent the agreement of the Guarantors and the Purchasers with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Purchasers relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Transaction Documents.

(k) Governing Laws. All questions concerning the construction, validity, enforcement and interpretation of this Guarantee shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each of the Company and the Guarantors agree that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Guarantee (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan. Each of the Company and the Guarantors hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Guarantee and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Guarantee or the transactions contemplated hereby.

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(l) Acknowledgements. Each Guarantor hereby acknowledges that:

(i) it has been advised by counsel in the negotiation, execution and delivery of this Guarantee and the other Transaction Documents to which it is a party;

(ii) the Purchasers have no fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Guarantee or any of the other Transaction Documents, and the relationship between the Guarantors, on the one hand, and the Purchasers, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(iii) no joint venture is created hereby or by the other Transaction Documents or otherwise exists by virtue of the transactions contemplated hereby among the Guarantors and the Purchasers.

(m) Additional Guarantors. The Company shall cause each of its subsidiaries formed or acquired on or subsequent to the date hereof to become a Guarantor for all purposes of this Guarantee by executing and delivering an Assumption Agreement in the form of Annex 1 hereto.

(n) Release of Guarantors. Each Guarantor will be released from all liability hereunder concurrently with the indefeasible repayment in full of all amounts owed under the Purchase Agreement, the Notes and the other Transaction Documents.

(o) Seniority. The Obligations of each of the Guarantors hereunder rank senior in priority to any other Indebtedness (as defined in the Purchase Agreement) of such Guarantor.

(p) WAIVER OF JURY TRIAL. EACH GUARANTOR AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, THE PURCHASERS, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE AND FOR ANY COUNTERCLAIM THEREIN.

*********************

(Signature Pages Follow)

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IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee to be duly executed and delivered as of the date first above written.

FILAMENT HEALTH CORP.

By:
Name:
Title:

PSILO SCIENTIFIC CORP.

By:
Name:
Title:

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SCHEDULE 1

GUARANTORS

The following are the names, notice addresses and jurisdiction of organization of each Guarantor.

Name	Notice Address	Jurisdiction of Organization
Filament Health Corp.	4475 Wayburne Drive, Unit 210, Burnaby, British Columbia, V5G 4X4	British Columbia, Canada
Psilo Scientific Corp.		British Columbia, Canada

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Annex 1 to

SUBSIDIARY GUARANTEE

ASSUMPTION AGREEMENT, dated as of ____ ___,_____ made by________________________, a __________corporation (the “Additional Guarantor”), in favor of the Purchasers pursuant to the Purchase Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Purchase Agreement.

W I T N E S S E T H :

WHEREAS, 1427702 B.C. Ltd., a company organized under the laws of British Columbia (the “Company”), and the Purchasers have entered into that certain Securities Purchase Agreement, dated as of December ___, 2023 (as amended, supplemented or otherwise modified from time to time, the “Purchase Agreement”);

WHEREAS, in connection with the Purchase Agreement, the Subsidiaries of the Company have entered into the Subsidiary Guarantee, dated as of December , 2023 (as amended, supplemented or otherwise modified from time to time, the “Guarantee”) in favor of the Purchasers;

WHEREAS, the Purchase Agreement requires the Additional Guarantor to become a party to the Guarantee; and

WHEREAS, the Additional Guarantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee;

NOW, THEREFORE, IT IS AGREED:

1. Guarantee. By executing and delivering this Assumption Agreement, the Additional Guarantor, as provided in Section 5(m) of the Guarantee, hereby becomes a party to the Guarantee as a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor thereunder. The information set forth in Annex 1 hereto is hereby added to the information set forth in Schedule 1 to the Guarantee. The Additional Guarantor hereby represents and warrants that each of the representations and warranties contained in Section 3 of the Guarantee is true and correct on and as the date hereof as to such Additional Guarantor (after giving effect to this Assumption Agreement) as if made on and as of such date.

2. Governing Law. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF DELAWARE.

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IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GUARANTOR]

By:
Name:
Title:

15

EXHIBIT F

FORM OF U.S. ACCREDITED INVESTOR CERTIFICATE

[See attached]

ACCREDITED INVESTOR QUESTIONNAIRE

1.	The subscriber (the “Subscriber”) purchasing securities of 1427702 B.C. Ltd. or Filament Health (as applicable, the “Company”) represents and warrants that he, she or it comes within one category marked below, and that for any category marked, he, she or it has truthfully set forth, where applicable, the factual basis or reason the Subscriber comes within that category. ALL INFORMATION IN RESPONSE TO THESE QUESTIONS WILL BE KEPT STRICTLY CONFIDENTIAL. The undersigned agrees to furnish any additional information which the Company deems necessary in order to verify the answers set forth below.

☐	Category A	The undersigned is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse or spousal equivalent (as defined in Rule 501(j) under the Securities Act), exclusive of principal residence presently exceeds $1,000,000.

Explanation. For purposes of calculating net worth under this Category A, (i) the undersigned’s primary residence shall not be included as an asset, (ii) indebtedness that is secured by the undersigned’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability, (iii) to the extent that the indebtedness that is secured by the primary residence is in excess of the fair market value of the primary residence, the excess amount shall be included as a liability, and (iv) if the amount of outstanding indebtedness that is secured by the primary residence exceeds the amount outstanding 60 days prior to the execution of this Subscription Agreement, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability.

☐	Category B	The undersigned is an individual (not a partnership, corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse or spousal equivalent (as defined in Rule 501(j) under the Securities Act) in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year.

☐	Category C	The undersigned is a director or executive officer of the Company.

☐	Category D	The undersigned is a bank; savings and loan association; insurance company; registered investment company; registered business development company; licensed small business investment company (“SBIC”); a Rural Business Investment Company (as defined in Section 384A of the Consolidated Farm and Rural Development Act); or employee benefit plan within the meaning of Title 1 of ERISA and (a) the investment decision is made by a plan fiduciary which is either a bank, savings and loan association, insurance company or registered investment advisor, or (b) the plan has total assets in excess of $5,000,000 or (c) is a self-directed plan with investment decisions made solely by persons that are accredited investors. (describe entity)
___________________________________________________________________
___________________________________________________________________
___________________________________________________________________

☐	Category E	The undersigned is a private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940. (describe entity)
___________________________________________________________________
___________________________________________________________________
___________________________________________________________________

☐	Category F	The undersigned is either a corporation, partnership, Massachusetts business trust, or nonprofit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, in each case not formed for the specific purpose of acquiring the securities and with total assets in excess of $5,000,000. (describe entity)
___________________________________________________________________
___________________________________________________________________
___________________________________________________________________

☐	Category G	The undersigned is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities, where the purchase is directed by a “sophisticated investor” as defined in Regulation 506(b)(2)(ii) under the Act.

☐	Category H

The undersigned is an individual (not a partnership, corporation, etc.) who holds in good standing one or more of the following certifications, designations and/or credentials:

● Licensed General Securities Representative (Series 7);

● Licensed Investment Adviser Representative (Series 65); and/or

● Licensed Private Securities Offerings Representative (Series 82).

☐	Category I	The undersigned is an investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state, or an investment adviser relying on the exemption from registering with the Securities and Exchange Commission under Section 203(l) or (m) of the Investment Advisers Act of 1940.

☐	Category J	The undersigned is an entity, of a type not listed above, not formed for the specific purpose of acquiring the securities, owning “investments” (as defined in Rule 2a51-1(b) under the Investment Company Act of 1940) in excess of $5,000,000.

☐	Category K	The undersigned is a “family office” (as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940), (1) with assets under management in excess of $5,000,000, (2) that is not formed for the specific purpose of acquiring the securities, and (3) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment (a “Family Office”).

☐	Category L	The undersigned is a “family client” (as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940) of a Family Office whose prospective investment in the Company is directed by such Family Office pursuant to the clause (3) in the Category above.

☐	Category M	The undersigned is an entity (other than a trust) in which all of the equity owners are “accredited investors” within one or more of the above categories. If relying upon this Category alone, each equity owner must complete a separate copy of this Accredited Investor Questionnaire. (describe entity)
___________________________________________________________________
___________________________________________________________________
___________________________________________________________________

☐	Category N	The undersigned is not within any of the categories above and is therefore not an accredited investor or a non-U.S. person.

The undersigned agrees that the undersigned will notify the Company at any time on or prior to the Closing in the event that the representations and warranties in this Agreement shall cease to be true, accurate and complete.

2.	The undersigned is informed of the significance to the Company of the foregoing representations and answers contained in this Accredited Investor Questionnaire and that such answers have been provided under the assumption that the Company will rely on them.

[see signature page below]

Date: ______________, 2023
SIGNATURE FOR INDIVIDUAL:	SIGNATURE FOR PARTNERSHIP, CORPORATION, TRUST OR OTHER ENTITY:

(Signature)	(Print Name)

(Print Name)	(Signature of Authorized Signatory)

(Signature of any joint tenant or co-holder of any security issued by the Company)	(Name of Authorized Signatory)

(Print Name)	(Title)

EXHIBIT G

FORM OF CANADIAN ACCREDITED INVESTOR CERTIFICATE

[See attached]

canadian accredited investor certificate

TO:	Filament Health Corp. (the “Company”)

DATE:	____________________ (the “Investment Date”)

This Canadian Accredited Investor Certificate (this “Certificate”) is being delivered in connection with, and pursuant to, the purchase of convertible promissory notes and common share purchase warrants (the “Securities”), of the Company.

The undersigned investor (the “Investor”) hereby represents, warrants and certifies to the Company and its counsel (and acknowledges that the Company, and its counsel, are relying thereon) that as of the date hereof: (a) it is, or is deemed to be, purchasing the Securities as principal for its own account, not for the benefit of any other person, for investment only and not with a view to the resale or distribution of all or any of the Securities, (b) it fully complies with one or more of the criteria set forth below, and (c) if the Investor is not an individual, the person was not created or used solely to purchase or hold securities as an accredited investor.

The Investor (or, as the case may be, the disclosed principal on behalf of whom the Investor is contracting for) is a resident of or otherwise subject to the securities legislation of any province of Canada and is an “accredited investor”, as such term is defined in National Instrument 45-106 or subsection 73.3 of the Securities Act (Ontario), because, as of the date hereof, the Investor falls within one or more of the following categories (Please check one or more, as applicable):

Please check the appropriate box(es):

[NOTE: if the INVESTOR is an individual relying on paragraph(S) (j), (J.1), (k) or (l) below of this Certificate, then the INVESTOR must also complete Appendix I to THIS EXHIBIT I (FORM 45-106F9) – FORM FOR INDIVIDUAL ACCREDITED INVESTORS – immediately following this Certificate]

☐	(a)	a Canadian financial institution, or a Schedule III bank (or in Ontario, a bank listed in Schedule I, II or II to the Bank Act (Canada),

☐	(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada),

☐	(c)	a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary,

☐	(d)	a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer,

☐	(e)	an individual registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d),

☐	(e.1)	an individual formerly registered under the securities legislation of a jurisdiction of Canada, other than an individual formerly registered solely as a representative of a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador),

☐	(f)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada,

☐	(g)	a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec,

☐	(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government,

☐	(i)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada), a pension commission or similar regulatory authority of a jurisdiction of Canada,

☐	(j)	an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000,

“financial assets” means (a) cash, (b) securities, or (c) a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation,

“related liabilities” means (a) liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or (b) liabilities that are secured by financial assets,

“spouse” means, an individual who, (a) is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual, (b) is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or (c) in Alberta, is an individual referred to in paragraph (a) or (b), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta),

if (j) is selected, please (i) complete the Risk Acknowledgment Form attached hereto and (ii) check the range of net financial assets which you beneficially own, either alone or combined with your spouse:

You alone:		You combined with a spouse:
☐	$0 to $2,000,000	☐	$0 to $3,000,000
☐	$2,000,001 to $3,000,000	☐	$3,000,001 to $4,000,000
☐	3,000,001 to $4,000,000	☐	$4,000,001 to $5,000,000
☐	> $4,000,001	☐	> $5,000,001

☐	(j.1)	an individual who beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $5 000 000,

“financial assets” means (a) cash, (b) securities, or (c) a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation,

“related liabilities” means (a) liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or (b) liabilities that are secured by financial assets,

if (j.1) is selected, please (i) complete the Risk Acknowledgment Form attached hereto and (ii) check the range of net financial assets which you beneficially own, alone:

☐ $0 to $5,000,000

☐ $5,000,001 to $7,000,000

☐ $7,000,001 to $10,000,000

☐ > $10,000,000

☒	(k)	an individual whose net income before taxes exceeded $200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year,

“spouse” means, an individual who, (a) is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual, (b) is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or (c) in Alberta, is an individual referred to in paragraph (a) or (b), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta),

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if (k) is selected, please (i) complete the Risk Acknowledgment Form attached hereto and (ii) check the range of net income before taxes which you alone or in combination with your spouse have earned in each of the two most recent calendar years, alone:

☐ $0 to $100,000

☐ $100,001 to 200,000

☐ $200,001 to 300,000

☐ > $300,000

Please check the range of net income which your spouse has earned in each of the two most recent calendar years (only if applicable):

☐ $0 to $100,000

☐ $100,001 to 200,000

☐ $200,001 to 300,000

☐ > $300,000

☐	(l)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000,

“spouse” means, an individual who, (a) is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual, (b) is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or (c) in Alberta, is an individual referred to in paragraph (a) or (b), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta),

if (l) is selected, please (i) complete the Risk Acknowledgment Form attached hereto and (ii) check the range of net assets you have, either alone or combined with your spouse:

☐ $0 to $5,000,000

☐ $5,000,001 to $10,000,000

☐ > $10,000,001

☐	(m)	a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements,

☐	(n)	an investment fund that distributes or has distributed its securities only to a person that is or was an accredited investor at the time of the distribution, a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [Minimum amount investment] or 2.19 [Additional investment in investment funds] of National Instrument 45-106, or a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [Investment fund reinvestment] of National Instrument 45-106,

☐	(o)	an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt,

☐	(p)	a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be,

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☐	(q)	a person acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction,

☐	(r)	a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded,

☐	(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function,

☐	(t)	a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors,

☐	(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser,

☐	(v)	a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as an accredited investor, or

☐	(w)	a trust established by an accredited investor for the benefit of the accredited investor’s family members of which a majority of the trustees are accredited investors and all of the beneficiaries are the accredited investor’s spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor’s spouse or of that accredited investor’s former spouse.

All amounts are in Canadian dollars.

As used in this Exhibit I, the following terms have the following meanings:

“bank” means a bank named in Schedule I or II of the Bank Act (Canada);

“Canadian financial institution” means

(a)	an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or

(b)	a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

“company” means any corporation, incorporated association, incorporated syndicate or other incorporated organization;

“control person” has the same meaning as in securities legislation except in Manitoba, Newfoundland and Labrador, Northwest Territories, Nova Scotia, Nunavut, Ontario, Prince Edward Island and Québec where control person means any person that holds or is one of a combination of persons that holds

(a)	a sufficient number of any of the outstanding voting securities of an issuer so as to affect materially the control of the issuer, or

(b)	more than 20% of the outstanding voting securities of an issuer except where there is evidence showing that the holding of those securities does not affect materially the control of the issuer;

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“director” means

(a)	a member of the board of directors of a company or an individual who performs similar functions for a company, and

(b)	with respect to a person that is not a company, an individual who performs functions similar to those of a director of a company;

“eligibility adviser” means

(a)	a person that is registered as an investment dealer and authorized to give advice with respect to the type of security being distributed, and

(b)	in Saskatchewan or Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not

(i)	have a professional, business or personal relationship with the issuer, or any of its directors, executive officers, founders, or control persons, and

(ii)	have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;

“entity” means a company, syndicate, partnership, trust or unincorporated organization;

“executive officer” means, for an issuer, an individual who is

(a)	a chair, vice-chair or president,

(b)	a vice-president in charge of a principal business unit, division or function including sales, finance or production, or

(c)	performing a policy-making function in respect of the issuer;

“financial assets” means

(a)	cash,

(b)	securities, or

(c)	a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

“founder” means, in respect of an issuer, a person who,

(a)	acting alone, in conjunction, or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and

(b)	at the time of the distribution or trade is actively involved in the business of the issuer;

“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

“investment fund” has the same meaning as in National Instrument 81-106 Investment Fund Continuous Disclosure;

“issuer” means a person or company who has outstanding, issues or proposes to issue, a security;

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“person” includes

(a)	an individual,

(b)	a corporation,

(c)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and

(c)	an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative;

“related liabilities” means

(a)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or

(b)	liabilities that are secured by financial assets;

“Schedule III bank” means an authorized foreign bank named in Schedule III of the Bank Act (Canada);

“spouse” means, an individual who,

(a)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,

(b)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or

(c)	in Alberta, is an individual referred to in paragraph (a) or (b), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta);

“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

For the purpose hereof, an issuer is an affiliate of another issuer if

(a)	one of them is the subsidiary of the other, or

(b)	each of them is controlled by the same person.

“voting security” means any security other than a debt security of an issuer carrying a voting right either under all circumstances or under some circumstances that have occurred and are continuing.

For the purpose hereof, a person (first person) is considered to control another person (second person) if

(a)	the first person beneficially owns or directly or indirectly exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation,

(b)	the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests of the partnership, or

(c)	the second person is a limited partnership and the general partner of the limited partnership is the first person.

For the purpose hereof, for residents of Manitoba, “distribution” means a primary distribution to the public.

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For the purpose hereof, for residents of Québec, “trade” refers to any of the following activities:

(a)	the activities described in the definition of “dealer” in section 5 of the Securities Act (Québec), including the following activities:

(i)	the sale or disposition of a security by onerous title, whether the terms of payment be on margin, installment or otherwise, but does not include a transfer or the giving in guarantee of securities in connection with a debt or the purchase of a security, except as providing in paragraph (b);

(ii)	participation as a trader in any transaction in a security through the facilities of an exchange or a quotation and trade reporting system;

(iii)	the receipt by a registrant of an order to buy or sell a security;

(b)	a transfer or the giving in guarantee of securities of an issuer from the holdings of a control person in connection with a debt.

In NI 45-106 a person or company is an affiliate of another person or company if one is a subsidiary of the other, or if each of them is controlled by the same person or company.

In NI 45-106 and except in Part 2 Division 4 of NI 45-106, a person (first person) is considered to control another person (second person) if (a) the first person beneficially owns or, directly or indirectly, exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation, (b) the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests of the partnership, or (c) the second person is a limited partnership and the general partner of the limited partnership is the first person.

In NI 45-106 a trust company or trust corporation described in paragraph (p) above of the definition of “accredited investor” (other than in respect of a trust company or trust corporation registered under the laws of Prince Edward Island that is not registered or authorized under the Trust and Loan Companies Act (Canada) or under comparable legislation in another jurisdiction of Canada) is deemed to be purchasing as principal.

In NI 45-106 a person described in paragraph (q) above of the definition of “accredited investor” is deemed to be purchasing as principal.

The foregoing representation and warranty is true and accurate as of the date of this Certificate and will be true and accurate as of the date of issuance of the Securities. If any such representations and warranties shall cease to be true and accurate at any time prior to the date of issuance of the Securities, the Investor will promptly notify the Company.

[signature page follows]

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Dated as of the Investment Date.	Signed:

Witness (If Investor is an Individual)	Print the name of Investor

Print Name of Witness	If Investor is a Corporation, print name and title of Authorized Signing Officer

APPENDIX I

Form 45-106F9 – Form for Individual CANADIAN Accredited Investors

WARNING! This investment is risky. Don’t invest unless you can afford to lose all the money you pay for this investment.

SECTION 1 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER
1. About your investment
Type of securities: Convertible Promissory Notes and Common Share Purchase Warrants	Issuer: Filament Health Corp.
Purchased from: Filament Health Corp.
SECTIONS 2 TO 4 TO BE COMPLETED BY THE PURCHASER
2. Risk acknowledgement
This investment is risky. Initial that you understand that:	Your initials
Risk of loss – You could lose your entire investment of USD$________________________.
Liquidity risk – You may not be able to sell your investment quickly – or at all.
Lack of information – You may receive little or no information about your investment.
Lack of advice – You will not receive advice from the salesperson about whether this investment is suitable for you unless the salesperson is registered. The salesperson is the person who meets with, or provides information to, you about making this investment. To check whether the salesperson is registered, go to www.aretheyregistered.ca.
3. Accredited investor status
You must meet at least one of the following criteria to be able to make this investment. Initial the statement that applies to you. (You may initial more than one statement.) The person identified in section 6 is responsible for ensuring that you meet the definition of accredited investor. That person, or the salesperson identified in section 5, can help you if you have questions about whether you meet these criteria.	Your initials
● Your net income before taxes was more than $200,000 in each of the 2 most recent calendar years, and you expect it to be more than $200,000 in the current calendar year. (You can find your net income before taxes on your personal income tax return.)
● Your net income before taxes combined with your spouse’s was more than $300,000 in each of the 2 most recent calendar years, and you expect your combined net income before taxes to be more than $300,000 in the current calendar year.
● Either alone or with your spouse, you own more than $1 million in cash and securities, after subtracting any debt related to the cash and securities.
● Either alone or with your spouse, you have net assets worth more than $5 million. (Your net assets are your total assets (including real estate) minus your total debt.)

4. Your name and signature
By signing this form, you confirm that you have read this form and you understand the risks of making this investment as identified in this form.
First and last name (please print):
Signature:	Date: as of the Investment Date.
SECTION 5 TO BE COMPLETED BY THE SALESPERSON
5. Salesperson information

First and last name of salesperson (please print): N/A
Telephone: N/A	Email: N/A
Name of firm (if registered): N/A
SECTION 6 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER
6. For more information about this investment
For more information about Filament Health Corp., please contact Warren Duncan, Chief Financial Officer at warren@filament.health. For more information about prospectus exemptions, contact your local securities regulator. You can find contact information at www.securities-administrators.ca.

Annex H

FIRST AMENDMENT TO BUSINESS COMBINATION AGREEMENT

This First Amendment to Business Combination Agreement (this “Amendment”) is made effective as of December 5, 2023, by and among Jupiter Acquisition Corporation, a Delaware corporation (“SPAC”), 1427702 B.C. Ltd., a British Columbia corporation (“TopCo”), Filament Merger Sub LLC, a Delaware limited liability company and a direct, wholly-owned Subsidiary of TopCo (“Merger Sub”), and Filament Health Corp., a corporation organized under the Laws of British Columbia, Canada (the “Company” and, together with SPAC, TopCo and Merger Sub, the “Parties”), in accordance with Section 11.11 of that certain Business Combination Agreement, dated as of July 18, 2023, by and among SPAC, TopCo, Merger Sub and the Company (as amended to date, the “Business Combination Agreement”).

WHEREAS, the Parties desire to amend the Business Combination Agreement in certain respects; and

WHEREAS, all capitalized terms used and not otherwise defined herein and defined in the Business Combination Agreement shall have the respective meanings attributed thereto in the Business Combination Agreement;

NOW THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein and in the Business Combination Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend the Business Combination Agreement as follows:

1. The seventh Recital of the Business Combination Agreement is hereby deleted in its entirety and replaced with the following:

“WHEREAS, immediately prior to the Arrangement Effective Time, the Company Convertible Debentures will convert into Company Shares in accordance with their terms, as amended, and pursuant to the Plan of Arrangement, commencing at the Arrangement Effective Time: (a) the notice of articles and articles of TopCo will be amended and restated, in the form to be mutually agreed to among the Company, TopCo and SPAC prior to Closing (the “Amended and Restated TopCo Articles”), to create the TopCo Class B Earnout Shares and the TopCo Class C Earnout Shares, (b) the Company and AmalCo Sub will amalgamate to form a new British Columbia corporation (“AmalCo,” and such transaction the “Amalgamation”), (c) the Company Shareholders will exchange all of the issued and outstanding Company Shares for newly issued TopCo Common Shares, TopCo Class B Earnout Shares and TopCo Class C Earnout Shares, (d) TopCo will exchange its single common share of AmalCo Sub for a single common share of AmalCo, (e) holders of Company Warrants, Company RSUs, Company Options, Helena Notes and Helena Warrants will receive, as applicable, Rollover Warrants, Adjusted RSUs, Rollover Options, Rollover Helena Notes or Rollover Helena Warrants, in each case entitling the holders thereof upon exercise or settlement of such Rollover Warrants, Adjusted RSUs, Rollover Options, Rollover Helena Notes and Rollover Helena Warrants to receive TopCo Common Shares; (f) TopCo will repurchase for cancellation the single common share issued to the incorporator of TopCo on incorporation; and (g) after giving effect to the Amalgamation, AmalCo will become a direct, wholly-owned Subsidiary of TopCo;”

2. Section 1.1 of the Business Combination Agreement is hereby amended by adding the following defined terms:

“Helena Financing” means the proposed non-brokered convertible note financing of the Company to be completed pursuant to the Securities Purchase Agreement made as of December 5, 2023 between the Company and Helena Global Investment Opportunities 1 Ltd., an affiliate of Helena Partners Inc., providing for the issuance of senior secured convertible promissory notes and common share purchase warrants of the Company for aggregate gross proceeds of up to USD$14,400,000.”

“Helena Note” means each senior secured convertible promissory note issued pursuant to the Helena Financing that is outstanding immediately prior to the Arrangement Effective Time.”

“Helena Warrant” means each common share purchase warrant of the Company issued pursuant to the Helena Financing that is outstanding immediately prior to the Arrangement Effective Time.”

“Rollover Helena Note” means each senior secured convertible promissory note convertible into TopCo Common Shares exchanged for each outstanding Helena Note at the Arrangement Effective Time pursuant to the Arrangement.”

“Rollover Helena Warrant” means each warrant exercisable into TopCo Common Shares exchanged for each outstanding Helena Warrant at the Arrangement Effective Time pursuant to the Arrangement.”

3. Section 1.1 of the Business Combination agreement is hereby amended by deleting the definition of “Company Warrants” and replacing it with the following:

“ “Company Warrants” means the Company Certificated Warrants and the Company Finders Warrants, and for greater clarity does not include the Helena Warrants.”

4. Section 2.2(i) of the Business Combination Agreement is hereby deleted in its entirety and replaced with the following:

“(i) Treatment of Company Convertible Debentures. Immediately prior to the Arrangement Effective Time and upon the terms and subject to the conditions set forth in the Company Convertible Debentures, as amended, the Company shall take all lawful actions necessary (including obtaining any resolutions of the Company Board and amending the terms of the Company Convertible Debentures) so that, immediately prior to the Arrangement Effective Time, pursuant to the terms of the Company Convertible Debentures, as amended, and without any action on the part of SPAC, TopCo, Merger Sub, the Company or the holders of the securities described in this Section 2.2(i), the Company Convertible Debentures outstanding immediately prior to the Arrangement Effective Time shall be converted into that number of Company Shares as set forth in the Allocation Schedule.”

5. Section 2.2(j) of the Business Combination Agreement is hereby deleted in its entirety and replaced with the following:

“(j) Amalgamation. In accordance with and subject to the provisions of the Plan of Arrangement, by virtue of the Arrangement and without any action on the part of SPAC, TopCo, or Merger Sub:

(i) Each Dissent Share, if any, issued and outstanding immediately prior to the Arrangement Effective Time shall be, and shall be deemed to be, transferred to the Company for cancellation, and the holder of such transferred Dissent Share will cease to be the holder of such Dissent Share or to have any rights as a holder in respect of such Dissent Share other than the right to be paid the fair value of such Dissent Share determined and payable in accordance with the Plan of Arrangement.

(ii) Pursuant to the Amalgamation, each Company Share issued and outstanding immediately prior to the Arrangement Effective Time (other than any Dissent Shares, if any) shall be transferred, and shall be deemed to be transferred, to TopCo in exchange for the issuance by TopCo of TopCo Common Shares and Company Earnout Shares, in accordance with the Allocation Schedule and the Plan of Arrangement. Upon completion of the Amalgamation, AmalCo will be a direct, wholly-owned Subsidiary of TopCo.”

6. The Business Combination Agreement is hereby amended by adding Section 2.2(m.1) as follows:

“(m.1) Treatment of Helena Notes. By virtue of the Amalgamation, each Helena Note outstanding immediately prior to the Arrangement Effective Time shall be exchanged for a Rollover Helena Note. Accordingly, from and after the consummation of the Amalgamation: (i) each Rollover Helena Note may be convertible only into TopCo Common Shares; (ii) the number of TopCo Common Shares subject to each Rollover Helena Note shall be equal to the number of Company Shares subject to each Helena Note; (iii) the conversion price for the TopCo Common Shares issuable upon conversion of each Rollover Helena Note shall be equal to the conversion price for Company Shares issuable upon conversion of each Helena Note; and (iv) any restriction on any Helena Note shall continue in full force and effect under the Rollover Helena Note, and the terms and other provisions of such Helena Note shall otherwise remain unchanged, except for terms rendered inoperative by reason of the Transactions or for such other immaterial administrative or ministerial changes as the TopCo Board (or the compensation committee of the TopCo Board) may determine in good faith are necessary to effectuate the administration of the Rollover Helena Notes.”

7. The Business Combination Agreement is hereby amended by adding Section 2.2(m.2) as follows:

“(m.2) Treatment of Helena Warrants. By virtue of the Amalgamation, each Helena Warrant outstanding immediately prior to the Arrangement Effective Time shall be exchanged for a Rollover Helena Warrant. Accordingly, from and after the consummation of the Amalgamation: (i) each Rollover Helena Warrant may be exercisable only into TopCo Common Shares; (ii) the number of TopCo Common Shares subject to each Rollover Helena Warrant shall be equal to the number of Company Shares subject to each Helena Warrant; (iii) the exercise price for the TopCo Common Shares issuable upon exercise of each Rollover Helena Warrant shall be equal to the exercise price for Company Shares issuable upon exercise of each Helena Warrant; and (iv) any restriction on any Helena Warrant shall continue in full force and effect under the Rollover Helena Warrant, and the terms and other provisions of such Helena Warrant shall otherwise remain unchanged, except for terms rendered inoperative by reason of the Transactions or for such other immaterial administrative or ministerial changes as the TopCo Board (or the compensation committee of the TopCo Board) may determine in good faith are necessary to effectuate the administration of the Rollover Helena Warrants.”

8. Section 2.2(n) of the Business Combination Agreement is hereby deleted in its entirety and replaced with the following:

“Reservation for Rollover Warrants, Adjusted RSUs, Rollover Options, Rollover Helena Notes and Rollover Helena Warrants. TopCo shall take all corporate action necessary to reserve for future issuance, and shall maintain such reservation for so long as any of the Rollover Warrants, Adjusted RSUs, Rollover Options, Rollover Helena Notes and Rollover Helena Warrants remain outstanding, a sufficient number of TopCo Common Shares for delivery upon the settlement of such Adjusted RSUs, conversion of the Rollover Helena Notes, and exercise of such Rollover Warrants, Rollover Options and Rollover Helena Warrants.”

9. Section 2.4(a)(iii) of the Business Combination Agreement is hereby deleted in its entirety and replaced with the following:

“(iii)  (A) the number of TopCo Common Shares that will be subject to each Rollover Warrant, Adjusted RSU and Rollover Option, which shall be determined in accordance with Section 2.2(k), Section 2.2(l), and Section 2.2(m), as applicable, (B) with respect to each Rollover Warrant and Rollover Option, the exercise price thereof, which shall be determined in accordance with Section 2.2(k) and Section 2.2(m), as applicable, (C) the number of TopCo Common Shares that will be subject to each Rollover Helena Note and Rollover Helena Warrant, which shall be equal to the number of TopCo Common Shares issuable upon conversion of each Helena Note and the exercise of each Helena Warrant, respectively, and (D) with respect to each Rollover Helena Note and Rollover Helena Warrant, the exercise price thereof, which shall be equal to the conversion price of each Helena Note and the exercise price of each Helena Warrant, respectively;”

10. Section 2.4(a)(iv) of the Business Combination Agreement is hereby deleted in its entirety and replaced with the following:

“(iv) the number of TopCo Common Shares issuable to each holder of Company Shares, determined by multiplying the number of Company Shares held by such Company Shareholder immediately prior to the Arrangement Effective Time by the Exchange Ratio;”

11. The Form of Plan of Arrangement attached as Exhibit D to the Business Combination Agreement is hereby deleted in its entirety and replaced with the Form of Plan of Arrangement attached hereto as Schedule “A”.

12. All other terms and conditions of the Business Combination Agreement remain unchanged and in full force and effect.

13. This Amendment Agreement may be executed in any number of counterparts, each of which is deemed to be an original, and such counterparts together constitute one and the same instrument. Transmission of an executed signature page by facsimile, email or other electronic means is as effective as a manually executed counterpart of this Agreement.

14. This Amendment shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to Contracts executed in and to be performed in that State, except to the extent mandatorily governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein, including the provisions relating to the Arrangement and the Plan of Arrangement, as amended.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have duly executed this Amendment as of the date first above written.

SPAC:	JUPITER ACQUISITION CORPORATION

	By:	/s/ James N. Hauslein
	Name:	James N. Hauslein
	Title:	Chairman & Chief Executive Officer

COMPANY:	FILAMENT HEALTH CORP.

	By:	/s/ Benjamin Lightburn
	Name:	Benjamin Lightburn
	Title:	Chief Executive Officer

TOPCO:	1427702 B.C. LTD.

	By:	/s/ Ryan Wilson
	Name:	Ryan Wilson
	Title:	Director

MERGER SUB:	FILAMENT MERGER SUB LLC

	By:	/s/ Ryan Wilson
	Name:	Ryan Wilson
	Title:	President, Secretary and Treasurer

SCHEDULE “A”
FORM OF PLAN OF ARRANGEMENT

(See attached)

PLAN OF ARRANGEMENT
UNDER SECTION 288 OF THE
BUSINESS CORPORATIONS ACT (BRITISH COLUMBIA)

Article 1
INTERPRETATION

Section 1.1 In this Plan of Arrangement, any capitalized term used herein and not defined in this Section 1.1 will have the meaning ascribed thereto in the Business Combination Agreement. Unless the context otherwise requires, the following words and phrases used in this Plan of Arrangement will have the meanings hereinafter set out:

“Adjusted RSU” has the meaning ascribed thereto in Section 3.1(c)(xii) of this Plan of Arrangement;

“Allocation Schedule” means the allocation schedule to be delivered no later than five (5) Business Days prior to the Effective Date by the Company to SPAC (and to be delivered by SPAC to the Exchange Agent thereafter) in accordance with Section 2.4 of the Business Combination Agreement;

“AmalCo Sub Shares” means the common shares of AmalCo Sub;

“AmalCo Sub” means an entity to be incorporated under the BCBCA prior to the Effective Time, as contemplated in the Business Combination Agreement;

“Amalgamation” has the meaning given to that term in Section 3.1(c);

“Arrangement” means the arrangement under Part 9, Division 5 of the BCBCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments or variations thereto made in accordance with the terms of the Business Combination Agreement or this Plan of Arrangement or made at the direction of the Court in the Final Order with the prior written consent of SPAC and the Company, such consent not to be unreasonably withheld, conditioned or delayed;

“Arrangement Dissent Rights” has the meaning ascribed thereto in Section 4.1 of this Plan of Arrangement;

“BCBCA” means the Business Corporations Act (British Columbia) and the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time;

“Business Combination Agreement” means the business combination agreement made as of July 18, 2023 by and among the Company, TopCo, SPAC and Merger Sub, including all schedules annexed thereto, as amended by the First Amendment to the Business Combination Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof;

“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks in New York, New York and Vancouver, British Columbia are open for the general transaction of business;

“Class B Non-Voting Common Shares” shall have the meaning ascribed to such term in the TopCo A&R Articles;

“Class C Non-Voting Common Shares” shall have the meaning ascribed to such term in the TopCo A&R Articles;

“Code” means the U.S. Internal Revenue Code of 1986, as amended;

“Company” means Filament Health Corp., a company existing under the laws of the Province of British Columbia;

“Company Arrangement Resolution” means the special resolution of the Company Shareholders and/or Securityholders (excluding holders of Company RSUs and, for greater certainty, the Company Noteholders), as applicable, approving the Plan of Arrangement which is to be considered at the Company Shareholders Meeting, substantially in the form of Exhibit C to the Business Combination Agreement;

“Company Board” means the board of directors of the Company;

“Company Finders Warrant” means a warrant, representing the right to acquire Company Shares that is outstanding and unexercised;

“Company Certificated Warrant” means a warrant, representing the right to acquire Company Shares issued pursuant to warrant certificates, that is outstanding and unexercised;

“Company Disclosure Schedules” means the disclosure schedules dated the date of the Business Combination Agreement and delivered by the Company to SPAC with the Business Combination Agreement;

“Company Earnout Shares” means the (i) Class B Non-Voting Common Shares, and (ii) Class C Non-Voting Common Shares, issuable in accordance with their terms as set forth in Section 2.7 of the Business Combination Agreement;

“Company Information Circular” means the notice of the Company Shareholders Meeting to be sent to the Company Shareholders, and the accompanying management information circular prepared in connection with the Company Shareholders Meeting, together with any amendments thereto or supplements thereof in accordance with the terms of the Business Combination Agreement;

“Company Noteholders” means, at any time, the holders of Company Notes outstanding at such time and “Company Noteholder” means any one of them;

“Company Notes” means the outstanding secured convertible promissory notes of the Company issued pursuant to the Securities Purchase Agreement and “Company Note” means any one of them;

“Company Omnibus Plan” means the omnibus equity incentive plan of the Company, providing for the grant of various equity-based compensation arrangements, including Company Options and Company RSUs, currently in effect;

“Company Optionholders” means, at any time, the holders of Company Options outstanding at such time and “Company Optionholder” means any one of them;

“Company Options” means, as of any determination time, each option to purchase Company Shares, whether vested or unvested, that is outstanding and unexercised, as granted under the Company Omnibus Plan;

“Company RSUs” means, as of any determination time, each restricted share unit, whether vested or unvested, as granted under the Company Omnibus Plan;

“Company Securities” means, collectively, the Company Shares, the Company Options, the Company Warrants, the Company RSUs and the Company Notes;

“Company Securityholders” means, collectively, the Company Shareholders, the Company Optionholders, the Company Warrantholders, the holders of Company RSUs and the Company Noteholders;

“Company Shares” means the common shares in the capital of the Company;

“Company Shareholders” means, at any time, the holders of Company Shares issued and outstanding at such time and “Company Shareholder” means any one of them;

“Company Shareholders Meeting” means the special meeting of the Company Securityholders (excluding holders of Company RSUs and, for greater certainty, the Company Noteholders), including any adjournment or postponement thereof in accordance with the terms of the Business Combination Agreement, the Interim Order and applicable Law, that is to be convened as provided by the Interim Order and applicable Law to consider, and, if deemed advisable, approve, the Company Arrangement Resolution, and for any other purpose as may be set out in the Company Information Circular and agreed to by SPAC;

“Company Shareholder Transaction Consideration” means the aggregate number of TopCo Common Shares equal to (a) the Equity Value divided by (b) $10.00;

“Company Warrantholder” means a holder of Company Warrants;

“Company Warrants” means the Company Certificated Warrants and the Company Finders Warrants;

“Court” means the Supreme Court of British Columbia sitting in Vancouver, British Columbia, or other applicable court of competent jurisdiction;

“Dissenting Shareholders” means a registered Company Shareholder (other than a Key Company Shareholder) who exercises Arrangement Dissent Rights in respect of the Company Arrangement Resolution in compliance with the dissent procedures set out in this Plan of Arrangement and the Interim Order or the BCBCA, as applicable, and who has not withdrawn or been deemed to have withdrawn such exercise of Arrangement Dissent Rights;

“Effective Date” means the date upon which the Arrangement becomes effective as provided in this Plan of Arrangement;

“Effective Time” means 12:01 a.m. (Vancouver time) on the Effective Date or such other time as agreed to by SPAC and the Company, each acting reasonably, in writing;

“Equity Value” means $176,000,000;

“Exchange Agent” means such Person appointed by the Company to act as exchange agent in accordance with the Business Combination Agreement, reasonably acceptable to SPAC (such acceptance not to be unreasonably withheld, conditioned or delayed) and the Company, for the purpose of exchanging certificates, if any, representing the Company Shares, and each Company Share held in book-entry form on the securities registry of the Company immediately prior to the Effective Time, in either case, for the portion of the Company Shareholder Transaction Consideration and Company Earnout Shares issuable in respect of such Company Shares in accordance with the Allocation Schedule and on the terms and subject to the conditions set forth in the Business Combination Agreement and this Plan of Arrangement;

“Exchange Consideration” means the number of TopCo Common Shares and Company Earnout Shares allocated to each Company Shareholder pursuant to the Allocation Schedule;

“Final Order” means the final order of the Court pursuant to Section 291 of the BCBCA, in a form acceptable to the Company and SPAC, each acting reasonably, approving the Arrangement, as such order may be amended by the Court (with the consent of both the Company and SPAC, such consent to not be unreasonably withheld, conditioned or delayed) at any time prior to the Effective Time or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended, on appeal, provided that any such amendment is acceptable to both the Company and SPAC, each acting reasonably;

“First Amendment to the Business Combination Agreement” means the First Amendment to the Business Combination Agreement made as of December 5, 2023 by and among the Company, TopCo, SPAC and Merger Sub;

“Governmental Authority” means any federal, state, provincial, municipal, local, international, supranational or foreign government, governmental authority, legislature, regulatory or administrative agency, governmental commission, department, board, bureau, agency, court, arbitral tribunal, securities exchange or similar body or instrumentality thereof;

“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority;

“holder”, when used with reference to any securities of the Company, means the holder of such securities shown from time to time in the central securities register maintained by or on behalf of Company in respect of such securities;

“In-The-Money Amount” means, with respect to a Company Option or Rollover Option, the amount, if any, by which the total fair market value of the securities subject to the share option exceeds the total exercise price of the share option;

“Interim Order” means the interim order of the Court contemplated by Section 2.2(a) of the Business Combination Agreement and made pursuant to Section 291 of the BCBCA, in a form acceptable to the Company and SPAC, each acting reasonably, providing for, among other things, the calling and holding of the Company Shareholders Meeting, as the same may be amended by the Court (with the consent of SPAC and the Company, such consent not to be unreasonably withheld, conditioned or delayed) at any time prior to the Final Order or, if appealed, then unless such appeal is withdrawn or denied, as affirmed or as amended on appeal, provided that any such amendment is reasonably acceptable to each of the Company and SPAC;

“Key Company Shareholders” means the persons and entities listed in Section 1.1(b) of the Company Disclosure Schedules;

“Law” means any statute, law, ordinance, rule, regulation, directive or Governmental Order, in each case, of any Governmental Authority, including general principles of common and civil law and equity, in each case having binding effect and the force of law;

“Letter of Transmittal” means the letter of transmittal as mutually agreed to by each of the Exchange Agent, SPAC and the Company (such agreement not to be unreasonably withheld, conditioned or delayed in the case of SPAC or the Company, as applicable) (which, for the avoidance of doubt, shall include a waiver of Arrangement Dissent Rights, a grant of an irrevocable proxy and powers of attorney and an agreement to vote in a manner consistent with the holders of shares of SPAC’s common stock, in each case, by the applicable Company Shareholder);

“Lien” means all liens, mortgages, deeds of trust, pledges, hypothecations, charges, security interests, licenses, covenants, options (including options to purchase and options to lease), agreements for sale, leases, subleases, restrictions, title retention devices (including the interest of a seller or lessor under any conditional sale agreement or capital lease, or any financing lease having substantially the same economic effect as any of the foregoing), collateral assignments, claims or other restrictions or encumbrances of any kind whether consensual, statutory or otherwise, and whether filed, recorded or perfected under applicable Law (including any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset, but in any event excluding restrictions under applicable securities Laws);

“Merger Sub” means Filament Merger Sub LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of TopCo;

“Person” means any individual, firm, corporation, exempted company, partnership, limited liability company, incorporated or unincorporated association, trust, estate, joint venture, joint stock company, Governmental Authority or instrumentality or other entity of any kind;

“Plan of Arrangement” means this plan of arrangement, with such changes as may be mutually agreed to by SPAC and the Company (such agreement not to be unreasonably withheld, conditioned or delayed by either SPAC or the Company, as applicable) or required upon the direction of the Court in the Final Order, with the prior written consent of SPAC and the Company (such consent not to be unreasonably withheld, conditioned or delayed by either SPAC or the Company, as applicable);

“Rollover Note” has the meaning ascribed thereto in Section 3.1(c)(xv) of this Plan of Arrangement;

“Rollover Option” has the meaning ascribed thereto in Section 3.1(c)(xiii) of this Plan of Arrangement;

“Rollover Warrant” has the meaning ascribed thereto in Section 3.1(c)(xiv) of this Plan of Arrangement;

“Securities Purchase Agreement” means the Securities Purchase Agreement made as of December 5, 2023 between the Company, TopCo and an affiliate of Helena Partners Inc., providing for the issuance of the Company Notes pursuant to a non-brokered private placement for aggregate gross proceeds of up to USD$14,400,000;

“Shareholder Support Agreement” means a voting and support agreement pursuant to which each Key Company Shareholder will agree to, among other things, (a) not transfer their Company Securities, (b) support and vote in favor of the Company Arrangement Resolution, and (c) not exercise, and waive, rights in respect of Arrangement Dissent Rights, on the terms and subject to the conditions set forth in the Shareholder Support Agreement;

“SPAC” means Jupiter Acquisition Corporation, a Delaware corporation, and any successor thereof;

“Tax Act” means the Income Tax Act (Canada) and the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time;

“Taxes” means all federal, provincial, state, local, foreign or other taxes imposed by any Governmental Authority, including all income, gross receipts, license, payroll, employment, excise, escheat, unclaimed property, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, ad valorem, value added, inventory, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, alternative or add-on minimum, or estimated taxes, and including any interest, penalty, or addition thereto.;

“TopCo” means 1427702 B.C. Ltd., a company incorporated under the laws of British Columbia;

“TopCo A&R Articles” means the amended and restated articles of TopCo, as set forth in Schedule A to this Plan of Arrangement; and

“TopCo Common Shares” means the common shares in the capital of TopCo.

Section 1.2 In this Plan of Arrangement, unless otherwise expressly stated or the context otherwise requires:

(a)	Headings, etc. The division of this Plan of Arrangement into Articles and Sections and the insertion of headings are for convenient reference only and do not affect the construction or interpretation of this Plan of Arrangement.

(b)	Currency. Any references in this Plan or Arrangement to “dollars” or “$” shall be to United States dollars unless otherwise indicated.

(c)	Gender and Number. Any reference to gender includes all genders. Words importing the singular number only include the plural and vice versa.

(d)	Certain Phrases, etc. The words: (i) “including”, “includes” and “include” mean “including (or includes or include) without limitation”; (ii) “the aggregate of”, “the total of”, “the sum of”, or a phrase of similar meaning means “the aggregate (or total or sum), without duplication, of”; and (iii) unless stated otherwise, “Article”, “Section”, and “Schedule” followed by a number or letter mean and refer to the specified Article or Section of or Schedule to this Plan of Arrangement.

(e)	Statutes. Any reference to a statute refers to such statute and all rules, resolutions and regulations made under it, as it or they may have been or may from time to time be amended or re-enacted, unless stated otherwise.

(f)	Computation of Time. A period of time is to be computed as beginning on the day following the event that began the period and ending at 4:30 p.m. (Pacific Time) on the last day of the period, if the last day of the period is a Business Day, or at 4:30 p.m. (Pacific Time) on the next Business Day if the last day of the period is not a Business Day. If the date on which any action is required or permitted to be taken under this Plan of Arrangement by a Person is not a Business Day, such action shall be required or permitted to be taken on the next succeeding day which is a Business Day.

(g)	Time References. References to time herein are to local time in Vancouver, British Columbia.

(h)	Schedules. The following Schedule is attached to this Plan of Arrangement and is incorporated in and forms part hereof:

Schedule A – TopCo A&R Articles

Article 2
BUSINESS COMBINATION AGREEMENT

Section 2.1 This Plan of Arrangement constitutes an arrangement as referred to in Division 5, Part 9 of the BCBCA. If there is any inconsistency or conflict between the provisions of this Plan of Arrangement and the provisions of the Business Combination Agreement, the provisions of this Plan of Arrangement will govern.

Section 2.2 This Plan of Arrangement and the Arrangement will become effective as at the Effective Time and will be binding without any further authorization, act or formality on the part of the Court or any Person, on the Company Securityholders, the Company, TopCo, AmalCo Sub, Merger Sub, and SPAC and the Exchange Agent from and after the Effective Time.

Article 3
ARRANGEMENT

Section 3.1 At the Effective Time, the following transactions will occur and will be deemed to occur sequentially in the order set out below without any further authorization, act or formality required on the part of any Person, except as otherwise expressly provided herein, effective as at five (5) minute intervals commencing at the Effective Time:

(a)	The Notice of Articles and articles of TopCo will be altered to create the following additional classes of shares, such shares, together with the TopCo Common Shares, having the special rights and restrictions set forth in the TopCo A&R Articles attached as Schedule A hereto, and to amend and restate the Articles of the Company as set forth in Schedule A:

(i)	Unlimited number of without par value Class B Non-Voting Common Shares; and

(ii)	Unlimited number of without par value Class C Non-Voting Common Shares;

(b)	Each Company Share held by a Dissenting Shareholder immediately prior to the Effective Time will be deemed to be transferred and assigned by such Dissenting Shareholder to the Company free and clear of all Liens, in accordance with, and for the consideration contemplated in, Article 4, and:

(i)	each such Dissenting Shareholder will cease to have any rights as a registered holder of Company Shares other than the right to receive (A) the consideration contemplated by Article 4, and (B) any dividends and other distributions payable in respect of the Company Shares held by such Dissenting Shareholder as of the Effective Time, to the extent applicable, in each case less any amounts required to be withheld in accordance with Section 6.2, as applicable;

(ii)	each such Dissenting Shareholder shall be deemed to have executed and delivered all consents, releases, assignments and waivers, statutory or otherwise, required to transfer and assign each Company Share held by such Dissenting Shareholder; and

(iii)	the name of each such Dissenting Shareholder will be removed as the registered holder of Company Shares from the applicable central securities register of the Company maintained by or on behalf of the Company, and at such time, such Dissenting Shareholder will have the rights set out in Section 4.1;

(c)	The Company and AmalCo Sub shall amalgamate to continue as one corporate entity (as so amalgamated, “AmalCo”) with the same effect as if they were amalgamated under section 276 of the BCBCA (the “Amalgamation”), and on the Amalgamation pursuant to this Section 3.1(c), concurrently:

(i)	the name of AmalCo shall be “Filament Holdings Corp.”, as shall be set out in the notice of articles of AmalCo;

(ii)	the shareholder(s) of AmalCo shall have the powers and the liability provided in the BCBCA;

(iii)	all of the property, rights and interests of each of the Company and AmalCo Sub immediately before the Amalgamation shall become property, rights and interests of AmalCo by virtue of the Amalgamation, and the Amalgamation shall not constitute an assignment by operation of law, a transfer or any other disposition of the property, rights and interests of either of the Company or AmalCo Sub to AmalCo;

(iv)	all of the liabilities of each of the Company and AmalCo Sub immediately before the Amalgamation shall become liabilities of AmalCo by virtue of the Amalgamation and AmalCo shall continue to be liable for the obligations of each of the Company and AmalCo Sub;

(v)	any legal proceedings being prosecuted or pending by or against the Company or AmalCo Sub are unaffected by the Amalgamation and every such legal proceeding may be prosecuted, or their prosecution may be continued, as the case may be, by or against AmalCo;

(vi)	any existing cause of action, claim or liability to prosecution against either the Company or AmalCo Sub shall be unaffected;

(vii)	a conviction against, or a ruling, order or judgment in favour of or against, either the Company or AmalCo Sub may be enforced by or against AmalCo;

(viii)	the initial directors of AmalCo shall be Ryan Wilson with a prescribed address of 2900 – 550 Burrard Street, Vancouver, British Columbia, V6C 0A3 set out in the notice of articles of AmalCo;

(ix)	the notice of articles and articles of AmalCo shall be the notice of articles and articles of AmalCo Sub immediately prior to the Amalgamation other than to reflect Section 3.1(c)(i) and Section 3.1(c)(viii), and the registered and records office of AmalCo shall be the registered and records office of AmalCo Sub immediately prior to the Amalgamation;

(x)	each AmalCo Sub Share held by a holder thereof immediately prior to the Effective Time shall be cancelled and the name of the holder of such AmalCo Sub Share shall be removed from the register of holders of AmalCo Sub Shares, and in exchange therefor, each such holder shall receive, and AmalCo shall issue, for each AmalCo Sub Share, one fully paid and non-assessable AmalCo Share, and each such holder shall be deemed to have executed and delivered all consents, releases, assignments and waivers, statutory or otherwise, required to exchange such AmalCo Sub Share in accordance herewith;

(xi)	each Company Share held by a Company Shareholder (other than a Dissenting Shareholder) immediately prior to the Effective Time shall be cancelled and the name of the holder of such Company Share shall be removed from the register of holders of Company Shares, and in exchange therefor, each such holder shall receive, and TopCo shall issue, for each Company Share, the Exchange Consideration (which, for greater certainty, consists solely of shares in the capital of TopCo) to which such holder is entitled, and each such holder shall be deemed to have executed and delivered all consents, releases, assignments and waivers, statutory or otherwise, required to exchange such Company Share in accordance herewith;

(xii)	each Company RSU outstanding immediately prior to the Effective Time (whether vested or unvested) (each an “Adjusted RSU”) will, in accordance with the terms of such RSU, be assumed by TopCo and adjusted into a restricted share unit covering that number of TopCo Common Shares allocated to such Adjusted RSU pursuant to the Allocation Schedule (provided that the vesting and settlement of the Adjusted RSU shall be conditional upon the holder of the Adjusted RSU executing an instrument providing the same covenants, agreements and undertakings in respect of the securities issuable on the vesting of the Adjusted RSU as those contained in the Letter of Transmittal in respect of the issuance of the TopCo Common Shares), and:

(A)	the name of each holder of Company RSUs will be removed as the registered holder of Company RSUs from the applicable central securities register of the Company maintained by or on behalf of the Company and added as a registered holder of restricted share units on the applicable central securities register of TopCo maintained by or on behalf of TopCo; and

(B)	any document previously evidencing Company RSUs will thereafter evidence and be deemed to evidence the Adjusted RSUs and no certificates evidencing the Adjusted RSUs shall be required to be issued;

(xiii)	each Company Option outstanding immediately prior to the Effective Time (whether vested or unvested) (each a “Rollover Option”) shall be exchanged for a share option to purchase that number of TopCo Common Shares allocated to such Rollover Option pursuant to the Allocation Schedule and having the exercise price set forth therein, (provided that the exercise of the Rollover Option shall be conditional upon the holder of the Rollover Option executing an instrument providing the same covenants, agreements and undertakings in respect of the securities issuable on the exercise of the Rollover Option as those contained in the Letter of Transmittal in respect of the issuance of the TopCo Common Shares), and:

(A)	each Company Optionholder will cease to have any rights as a holder of Company Options other than the right to receive the consideration contemplated by Section 3.1(c)(xiii);

(B)	the name of each Company Optionholder will be removed as the registered holder of Company Options from the applicable central securities register of the Company maintained by or on behalf of the Company and added as a registered holder of share options on the applicable central securities register of TopCo maintained by or on behalf of TopCo;

(C)	any document previously evidencing Company Options will thereafter evidence and be deemed to evidence the Rollover Options exchanged therefor and no certificates evidencing the Rollover Options shall be required to be issued; and

(D)	it is intended that the provisions of subsection 7(1.4) of the Tax Act apply to the foregoing exchange of Company Options for Rollover Options. Accordingly, and notwithstanding the foregoing, if required, the exercise price of a Rollover Option will be adjusted such that the In-The-Money Amount of the Rollover Option immediately after the exchange does not exceed the In-The-Money Amount of the Company Option immediately before the exchange;

(xiv)	each Company Warrant outstanding immediately prior to the Effective Time (whether vested or unvested) (each a “Rollover Warrant”) shall be exchanged for a warrant to purchase that number of TopCo Common Shares allocated to such Rollover Warrant pursuant to the Allocation Schedule and having the exercise price set forth therein, and:

(A)	each Company Warrantholder will cease to have any rights as a holder of Company Warrants other than the right to receive the consideration contemplated by Section 3.1(c)(xiv);

(B)	the name of each Company Warrantholder will be removed as the registered holder of Company Warrants from the applicable central securities register of the Company maintained by or on behalf of the Company and added as a registered holder of warrants on the applicable central securities register of TopCo maintained by or on behalf of TopCo; and

(C)	any document previously evidencing Company Warrants will thereafter evidence and be deemed to evidence the Rollover Warrants exchanged therefor and no certificates evidencing the Rollover Warrants shall be required to be issued;

(xv)	each Company Note outstanding immediately prior to the Effective Time (each a “Rollover Note”) shall be exchanged for a secured convertible promissory note of TopCo convertible into such number of TopCo Common Shares allocated to such Rollover Note pursuant to the Allocation Schedule and having the conversion price set forth therein, and:

(A)	each Company Noteholder will cease to have any rights as a holder of Company Notes other than the right to receive the consideration contemplated by Section 3.1(c)(xv);

(B)	the name of each Company Noteholder will be removed as the registered holder of Company Notes from the applicable central securities register of the Company maintained by or on behalf of the Company and added as a registered holder of secured convertible promissory notes on the applicable central securities register of TopCo maintained by or on behalf of TopCo; and

(C)	any document previously evidencing Company Notes will thereafter evidence and be deemed to evidence the Rollover Notes exchanged therefor and no certificates evidencing the Rollover Notes shall be required to be issued; and

(xvi)	the amount added to the capital of TopCo for the class of TopCo Common Shares shall be the aggregate of the paid-up capital (within the meaning of the Tax Act) of each Company Share held by a Company Shareholder (other than a Dissenting Shareholder) immediately prior to the Effective Time, less a nominal amount, which nominal amount shall be added to the capital of TopCo for the classes of Class B Non-Voting Common Shares and Class C Non-Voting Common Shares.

(d)	The name of TopCo shall be changed from “1427702 B.C. Ltd.” to “Filament Health Corp.”.

(e)	The TopCo Common Share held by the incorporator of TopCo shall be repurchased for nominal consideration and cancelled, and the name of such holder shall be removed from the register of holders of TopCo Common Shares, and such holder shall be deemed to have executed and delivered all consents, releases, assignments and waivers, statutory or otherwise, required to cancel such TopCo Common Share in accordance herewith.

The transactions provided for in this Section 3.1 will be deemed to occur on the Effective Date and at the times set out above notwithstanding that certain of the procedures related hereto are not completed until after the Effective Date (and provided that none of the foregoing will occur or will be deemed to occur unless all of the foregoing occur and, if they occur, all of the foregoing will be deemed to occur without further act or formality).

Article 4
RIGHTS OF DISSENT

Section 4.1 In connection with the Arrangement and pursuant to the Interim Order, each registered Company Shareholder (other than a Key Company Shareholder) may exercise rights of dissent (the “Arrangement Dissent Rights”) with respect to the Company Shares held by such Company Shareholder in connection with the Arrangement pursuant to and in the manner set under Division 2 of Part 8 of the BCBCA, as modified by the Interim Order, Final Order and this Article 4; provided, however, that written objection to the Company Arrangement Resolution contemplated by subsection 242 of the BCBCA must be received by the Company not later than 4:30 p.m. (Pacific Time) on the Business Day that is two Business Days immediately preceding the date of the Company Shareholders Meeting (as it may be adjourned or postponed from time to time).

Section 4.2 Dissenting Shareholders who duly exercise their Arrangement Dissent Rights and are ultimately entitled to be paid by the Company the fair value for their Company Shares (a) shall be deemed to not have participated in the transactions in Article 3 (other than Section 3.1(b)); (b) shall be deemed to have transferred and assigned such Company Shares held by them in respect of which Arrangement Dissent Rights have been validly exercised to the Company, free and clear of all Liens, in accordance with Section 3.1(b); (c) will be entitled to be paid the fair value of such Company Shares by the Company, which fair value, notwithstanding anything to the contrary contained in the BCBCA, shall be determined as of the close of business on the day before the Company Arrangement Resolution was adopted at the Company Shareholders Meeting; and (d) will not be entitled to any other payment or consideration, including any payment that would be payable under the Arrangement had such Dissenting Shareholders not exercised their Arrangement Dissent Rights in respect of such Company Shares.

Section 4.3 Dissenting Shareholders who are ultimately not entitled, for any reason, to be paid by the Company the fair value for their Company Shares, shall be deemed to have participated in the Arrangement in respect of those Company Shares on the same basis as a non-Dissenting Shareholder, and shall be entitled to receive their portion of the Exchange Consideration from TopCo in the same manner as such a non-Dissenting Shareholder, provided such Dissenting Shareholders comply with Article 5 of this Plan of Arrangement.

Section 4.4 In no case shall TopCo, the Company, the Exchange Agent or any other Person be required to recognize a Dissenting Shareholder as a holder of Company Shares or any interest therein (other than the rights set out in this Article 4) at or after the Effective Time and the name of each such Dissenting Shareholder shall be removed as the registered holder of such Company Shares from the applicable securities register of the Company maintained by or on behalf of the Company as at the Effective Time, as provided in Section 3.1(b).

Section 4.5 For greater certainty, in addition to any other restrictions in the Interim Order, no Person shall be entitled to exercise Arrangement Dissent Rights with respect to Company Shares in respect of which a Person has voted in person or has instructed a proxyholder to vote in favour of the Company Arrangement Resolution at the Company Shareholders Meeting.

Section 4.6 No Arrangement Dissent Rights shall be available to Company Optionholders, Company Warrantholders, holders of Company RSUs or Company Noteholders in connection with the Arrangement.

Article 5
CERTIFICATES AND PAYMENTS

Section 5.1 Prior to the Effective Time, TopCo will deposit or cause to be deposited with the Exchange Agent, for the benefit of and to be held on behalf of the Company Shareholders entitled to receive the Exchange Consideration in accordance with Section 3.1(c)(xi), evidence of the Exchange Consideration in the book-entry form, provided that no Exchange Consideration will be deemed to be issued or delivered to any Company Shareholder unless and until such Company Shareholder shall have executed and delivered the Letter of Transmittal required by Section 3.1(c)(xi). All TopCo Common Shares and Company Earnout Shares issued as part of the Exchange Consideration pursuant to Section 3.1(c)(xi) shall be deemed to be validly issued and outstanding as fully paid and non-assessable shares for the purposes of the BCBCA.

Section 5.2 Following the deposit with the Exchange Agent of evidence of the Exchange Consideration in accordance with Section 5.1, TopCo will be fully and completely discharged from its obligation to pay the Exchange Consideration to the Company Shareholders pursuant to Section 3.1(c)(xi), and the rights of such holders will be limited to receiving, from the Exchange Agent, the TopCo Common Shares and the Company Earnout Shares to which they are entitled in accordance with this Plan of Arrangement. After the Effective Time and until surrendered for cancellation as contemplated by this Article 5, each certificate that immediately prior to the Effective Time represented one or more Company Shares shall be deemed at all times to represent only the right to receive in exchange therefor the Exchange Consideration in book-entry form, that the holder of such certificate is entitled to receive in accordance with Section 3.1(c)(xi).

Section 5.3 Until such time as a Company Shareholder deposits with the Exchange Agent a duly completed Letter of Transmittal and such documents, certificates and instruments contemplated by the Letter of Transmittal and such other documents and instruments as the Exchange Agent or TopCo reasonably require, that Company Shareholder will not be entitled to the Exchange Consideration, and no Exchange Consideration will be deemed to be issued or delivered to that Company Shareholder and any evidence of the Exchange Consideration to which such Company Shareholder would otherwise be entitled will, in each case, be held by the Exchange Agent as agent on behalf of and for the benefit of such Company Shareholder for issuance and delivery to such Company Shareholder, without interest and net of all applicable withholdings and other taxes, if any, upon delivery of the Letter of Transmittal, and such documents, certificates and instruments contemplated by the Letter of Transmittal, and such other documents, certificates and instruments as the Exchange Agent or TopCo reasonably require, subject to the provisions of this Article 5.

Section 5.4 Upon surrender to the Exchange Agent for cancellation of a certificate (or affidavit of loss in lieu thereof in the form required by TopCo and the Exchange Agent) that immediately prior to the Effective Time represented one or more Company Shares, or in the case of Company Shares held in the book-entry form, a properly completed and duly executed Letter of Transmittal, and such additional documents, certificates and instruments as TopCo, the Company and the Exchange Agent may reasonably require, the holder of such surrendered certificate (or affidavit of loss in lieu thereof), or the deliverer of such Letter of Transmittal, as applicable, will be entitled to receive, and the Exchange Agent will, as promptly as practicable after the Effective Time, deliver to such holder, evidence of the Exchange Consideration, in book entry form, to which such holder is entitled under the Arrangement, and any certificate so surrendered will forthwith be cancelled.

Section 5.5 If any portion of the Exchange Consideration is to be issued to a Person other than the Company Shareholder in whose name the surrendered certificate or the transferred Company Share in book-entry form is registered, it shall be a condition to the issuance of the applicable portion of the Exchange Consideration that (a) either such certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Company Share in book-entry form shall be properly transferred and (b) the Person requesting such consideration pay to the Exchange Agent any transfer Taxes required as a result of such consideration being issued to a Person other than the registered holder of such certificate or Company Share in book-entry form or establish to the satisfaction of the Exchange Agent that such transfer Taxes have been paid or are not payable.

Section 5.6 No interest will be paid or accrued on the Exchange Consideration (or any portion thereof). From and after the Effective Time, until surrendered or transferred, as applicable, in accordance with this Article 5, each Company Share shall solely represent the right to receive a portion of the Exchange Consideration to which such Company Share is entitled to receive in accordance with the Allocation Schedule.

Section 5.7 Any portion of the aggregate Exchange Consideration or the evidence thereof that remains unclaimed by the Company Shareholders six (6) years following the Effective Time shall be delivered to TopCo or as otherwise instructed by TopCo, and any right or claim to payment under the Plan of Arrangement that remains outstanding six (6) years following the Effective Date shall cease to represent a right or claim of any kind or nature, and the right of the Company Shareholders to receive the applicable portion of the aggregate Exchange Consideration in accordance with the Plan of Arrangement shall terminate and be deemed to be surrendered and forfeited to TopCo, for no consideration.

Section 5.8 In no event will any Person be entitled to a fractional TopCo Common Share or fractional Company Earnout Share. Where the aggregate number of TopCo Common Shares or Company Earnout Shares to be issued to a Person pursuant to the Plan of Arrangement would result in a fraction of a TopCo Common Share or Company Earnout Share being issuable, the number of TopCo Common Shares and Company Earnout Shares to be received by such Person will be rounded down to the nearest whole TopCo Common Share or Company Earnout Share, as the case may be.

Section 5.9 No dividend or other distribution declared or made after the Effective Time with respect to the Exchange Consideration with a record date after the Effective Time shall be delivered to the holder of any unsurrendered certificate that, immediately prior to the Effective Time, represented outstanding Company Shares unless and until the holder of such certificate shall have complied with the provisions of Article 5. Subject to applicable Law and to Section 6.1, at the time of such compliance, there shall, in addition to the delivery of evidence of the portion of the Exchange Consideration to which such holder is entitled under the Arrangement, be delivered to such holder, without interest, the amount of the dividend or other distribution with a record date after the Effective Time theretofore paid with respect to such Exchange Consideration.

Article 6
EFFECT OF THE ARRANGEMENT; WITHHOLDINGS; TAX TREATMENT

Section 6.1 From and after the Effective Time: (a) this Plan of Arrangement will take precedence and priority over any and all Company Securities issued prior to the Effective Time, (b) the rights and obligations of the Company Securityholders, the Company, SPAC, Merger Sub, TopCo, the Exchange Agent and any transfer agent or other exchange agent therefor in relation thereto, will be solely as provided for in this Plan of Arrangement, and (c) all actions, causes of action, claims or proceedings (actual or contingent and whether or not previously asserted) based on or in any way relating to any Company Securities will be deemed to have been settled, compromised, released and determined without liability except as set forth in this Plan of Arrangement.

Section 6.2 Withholding.

(a)	Each of the parties to the Business Combination Agreement, the Exchange Agent and their respective agents (each, a “Withholding Agent”), shall be entitled to deduct and withhold from any amount otherwise payable pursuant to this Plan of Arrangement or the Amalgamation such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, the Tax Act or any provision of provincial, state, local or foreign Tax Law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority, such withheld amounts shall be treated for all purposes of this Plan of Arrangement as having been paid to the Person in respect of which such deduction and withholding was made. If any Withholding Agent determines that any amount payable pursuant to this Plan of Arrangement is subject to deduction and/or withholding (other than any deduction or withholding required in respect of compensatory amounts), then such Withholding Agent shall use commercially reasonable efforts to (i) provide notice to such Person of any such deduction or withholding as soon as reasonably practicable after such determination, and (ii) cooperate in good faith to eliminate or reduce any such deduction or withholding (including through the request and provision of any statements, forms or other documents to reduce or eliminate any such deduction or withholding).

(b)	Without limiting the foregoing, each Withholding Agent, as applicable, is hereby authorized to sell, on the open market and with customary commercial terms, to a Person that is not SPAC or any of its Affiliates, on behalf of and for the benefit of such Person and in accordance with Section 6.2(c) below, such portion of the Company Shareholder Transaction Consideration as is necessary to provide sufficient funds to the Withholding Agent to enable it to comply with such deduction and withholding requirement and the Withholding Agent shall use commercially reasonable efforts to notify such Person thereof and shall remit the applicable portion of the net proceeds of such sale to the appropriate Governmental Authority and, if applicable, any portion of such net proceeds that it is not required to be so remitted shall be paid to such Person.

(c)	To the extent any Withholding Agent sells any portion of the Exchange Consideration as contemplated under Section 6.2(b) above, (i) the Withholding Agent shall be acting on behalf of and for the benefit of the Person in respect of which the relevant deduction or withholding is made, solely as an agent of such Person, for administrative convenience, (ii) such Person shall be treated as the seller, and prior to the sale, the beneficial owner of such Exchange Consideration for all Tax purposes, including Tax reporting, and (iii) such Person shall be responsible for, and hold the Withholding Agent and each of its respective representatives and Affiliates, harmless from, any Taxes arising as a result of the sale of such Person’s Exchange Consideration. Any costs or expenses incurred by the relevant Withholding Agent in connection with such sale shall be borne by, and deducted from the payment of any net proceeds of such sale to, the applicable Person.

Article 7
AMENDMENTS

Section 7.1 The Company and TopCo may amend, modify and/or supplement this Plan of Arrangement at any time and from time to time prior to the Effective Time, provided that each such amendment, modification and/or supplement must (a) be set out in writing, (b) be approved by the Company and TopCo, each acting reasonably, (c) be filed with the Court and, if made following the Company Shareholders Meeting, approved by the Court, and (d) be communicated to the Company Securityholders if and as required by the Court.

Section 7.2 Any amendment, modification or supplement to this Plan of Arrangement may be proposed by the Company or TopCo, with the consent of the other, at any time prior to the Company Shareholders Meeting (provided that the Company or TopCo will have consented thereto, as applicable) with or without any other prior notice or communication, and if so proposed and accepted by the Persons voting at the Company Shareholders Meeting (other than as may be required under the Interim Order), will become part of this Plan of Arrangement for all purposes.

Section 7.3 Any amendment, modification or supplement to this Plan of Arrangement that is approved or directed by the Court following the Company Shareholders Meeting will be effective only if (a) it is consented to in writing by each of the Company and TopCo (in each case, acting reasonably) and (b) if required by the Court, it is consented to by some or all of the Company Shareholders voting in the manner directed by the Court.

Section 7.4 Any amendment, modification or supplement to this Plan of Arrangement may be made following the Effective Date by TopCo, provided that it concerns a matter which, in the reasonable opinion of TopCo, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement.

Article 8
FURTHER ASSURANCES

Section 8.1 Notwithstanding that the transactions and events set out herein will occur and will be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of the parties to the Business Combination Agreement will make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order to further document or evidence any of the transactions or events set out in this Plan of Arrangement.

SCHEDULE A

TopCo A&R Articles

(See attached)

Incorporation Number	BC1427702
Translation of Name (if any)

PROVINCE OF BRITISH COLUMBIA

BUSINESS CORPORATIONS ACT

AMENDED AND RESTATED ARTICLES

OF

1427702 B.C. LTD.

Fasken Martineau DuMoulin LLP
Barristers & Solicitors
Canada

PROVINCE OF BRITISH COLUMBIA

BUSINESS CORPORATIONS ACT

AMENDED AND RESTATED ARTICLES
of
1427702 B.C. Ltd.
(the “Company”)

Incorporation Number BC1427702

Translation of Name (if any)

Part 1
INTERPRETATION

1.1  Definitions. Without limiting Article 1.2, in these articles, unless the context requires otherwise:

“adjourned meeting” means the meeting to which a meeting is adjourned under Article 11.8 or 11.12;

“board”, “board of directors” and “directors” mean the directors or sole director of the Company for the time being and include a committee or other delegate, direct or indirect, of the directors or director;

“Business Corporations Act” means the Business Corporations Act, S.B.C. 2002, c.57 as amended, restated or replaced from time to time, and includes its regulations;

“Interpretation Act” means the Interpretation Act, R.S.B.C. 1996, c. 238;

“legal personal representative” means the personal or other legal representative of the shareholder; and

“seal” means the seal of the Company, if any.

1.2  Business Corporations Act Definitions Apply. The definitions in the Business Corporations Act apply to these articles.

1.3  Interpretation Act Applies. The Interpretation Act applies to the interpretation of these articles as if these articles were an enactment.

1.4  Conflict in Definitions. If there is a conflict between a definition in the Business Corporations Act and a definition or rule in the Interpretation Act relating to a term used in these articles, the definition in the Business Corporations Act will prevail in relation to the use of the term in these articles.

1.5  Conflict Between Articles and Legislation. If there is a conflict between these articles and the Business Corporations Act, the Business Corporations Act will prevail.

Part 2
SHARES AND SHARE CERTIFICATES

2.1  Authorized Share Structure. The authorized share structure of the Company consists of shares of the class or classes and series, if any, described in the Notice of Articles of the Company.

2.2  Form of Share Certificate. Each share certificate issued by the Company must comply with, and be signed as required by, the Business Corporations Act.

FASKEN MARTINEAU DUMOULIN LLP

2.3  Right to Share Certificate or Acknowledgement. Each shareholder is entitled, without charge, to:

(a)	one certificate representing the share or shares of each class or series of shares registered in the shareholder’s name; or

(b)	a non-transferable written acknowledgment of the shareholder’s right to obtain such a share certificate,

provided that in respect of a share held jointly by several persons, the Company is not bound to issue more than one share certificate or acknowledgement and delivery of a share certificate or acknowledgment for a share to one of several joint shareholders or to one of the shareholder’s duly authorized agents will be sufficient delivery to all. The Company may refuse to register more than three persons as joint holders of a share.

2.4  Sending of Share Certificate. Any share certificate or non-transferable written acknowledgment of the shareholder’s right to obtain such a share certificate to which a shareholder is entitled may be sent to the shareholder by mail at the shareholder’s registered address, and neither the Company nor any agent is liable for any loss to the shareholder because the share certificate or acknowledgment sent is lost in the mail or stolen.

2.5  Replacement of Worn Out or Defaced Certificate. If the board of directors, or any officer or agent designated by the directors, is satisfied that a share certificate is worn out or defaced, they must, on production to them of the certificate and on such other terms, if any, as they think fit:

(a)	order the certificate to be cancelled; and

(b)	issue a replacement share certificate.

2.6  Replacement of Lost, Stolen or Destroyed Certificate. If a share certificate is lost, stolen or destroyed, a replacement share certificate must be issued to the person entitled to that certificate if the board of directors, or any officer or agent designated by the directors, receives:

(a)	proof satisfactory to them that the certificate is lost, stolen or destroyed; and

(b)	any indemnity the board of directors, or any officer or agent designated by the directors, considers adequate.

2.7  Splitting Share Certificates. If a shareholder surrenders a share certificate to the Company with a written request that the Company issue in the shareholder’s name two or more certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as the certificate so surrendered, the Company must cancel the surrendered certificate and issue replacement share certificates in accordance with that request. The Company may refuse to issue a certificate with respect to a fraction of a share.

2.8  Certificate Fee. There must be paid to the Company, in relation to the issue of any share certificate under Articles 2.5, 2.6 or 2.7, the amount, if any and which must not exceed the amount prescribed under the Business Corporations Act, determined by the directors.

2.9  Recognition of Trusts. Except as required by law or statute or these Articles, no person will be recognized by the Company as holding any share upon any trust, and the Company is not bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or fraction of a share or (except as by law or statute or these Articles provided or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in the shareholder.

Part 3
ISSUE OF SHARES

3.1  Directors Authorized to Issue Shares. Subject to the Business Corporations Act and the rights of the holders of issued shares of the Company, the directors may issue, allot, sell or otherwise dispose of the unissued shares, and previously issued shares that are subject to reissuance or held by the Company, whether with par value or without par value, at the times, to the persons, including directors, in the manner, on the terms and conditions and for the issue prices (including any premium at which shares may be issued) that the directors, in their absolute discretion, may determine. The issue price for a share with par value must be equal to or greater than the par value of the share.

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3.2  Commissions and Discounts. The directors may, at any time, authorize the Company to pay a reasonable commission or allow a reasonable discount to any person in consideration of that person purchasing or agreeing to purchase shares of the Company from the Company or any other person or procuring or agreeing to procure purchasers for shares of the Company.

3.3  Brokerage. The directors may authorize the Company to pay such brokerage fee or other consideration as may be lawful for or in connection with the sale or placement of its securities.

3.4  Conditions of Issue. Except as provided for by the Business Corporations Act, no share may be issued until it is fully paid. A share is fully paid when:

(a)	consideration is provided to the Company for the issue of the share by one or more of the following:

(i)	past services performed for the Company;

(ii)	property; or

(iii)	money; and

(b)	the value of the consideration received by the Company equals or exceeds the issue price set for the share under Article 3.1.

3.5  Warrants, Options and Rights. Subject to the Business Corporations Act, the Company may issue warrants, options and rights upon such terms and conditions as the directors determine, which warrants, options and rights may be issued alone or in conjunction with debentures, debenture stock, bonds, shares or any other securities issued or created by the Company from time to time.

3.6  Fractional Shares. A person holding a fractional share does not have, in relation to the fractional share, the rights of a shareholder in proportion to the fraction of the share held.

Part 4
SHARE REGISTERS

4.1  Central Securities Register. As required by and subject to the Business Corporations Act, the Company must maintain in British Columbia a central securities register.

4.2  Branch Registers. In addition to the central securities register, the Company may maintain branch securities registers.

4.3  Appointment of Agents. The directors may, subject to the Business Corporations Act, appoint an agent to maintain the central securities register and any branch securities registers. The directors may also appoint one or more agents, including the agent which keeps the central securities register, as transfer agent for its shares or any class or series of its shares, as the case may be, and the same or another agent as registrar for its shares or such class or series of its shares, as the case may be. The directors may terminate such appointment of any agent at any time and may appoint another agent in its place.

4.4  Closing Register. The Company must not at any time close its central securities register.

Part 5
SHARE TRANSFERS

5.1  Recording or Registering Transfer. Except to the extent that the Business Corporations Act otherwise provides, a transfer of a share of the Company must not be recorded or registered unless:

(a)	a duly signed instrument of transfer in respect of the share has been received by the Company;

(b)	if a share certificate has been issued by the Company in respect of the share to be transferred, that share certificate has been surrendered to the Company; and

(c)	if a non-transferable written acknowledgment of the shareholder’s right to obtain a share certificate has been issued by the Company in respect of the share to be transferred, that acknowledgment has been surrendered to the Company.

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5.2  Form of Instrument of Transfer. The instrument of transfer in respect of any share of the Company must be either in the form, if any, on the back of the Company’s share certificates or in any other form that may be approved by the directors from time to time.

5.3  Transferor Remains Shareholder. Except to the extent that the Business Corporations Act otherwise provides, the transferor of shares is deemed to remain the holder of the shares until the name of the transferee is entered in a securities register of the Company in respect of the transfer.

5.4  Signing of Instrument of Transfer. If a shareholder, or his or her duly authorized attorney, signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer, or, if no number is specified, all the shares represented by share certificates deposited with the instrument of transfer:

(a)	in the name of the person named as transferee in that instrument of transfer; or

(b)	if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the share certificate is deposited for the purpose of having the transfer registered.

5.5  Enquiry as to Title Not Required. Neither the Company nor any director, officer or agent of the Company is bound to inquire into the title of the person named in the instrument of transfer as transferee or, if no person is named as transferee in the instrument of transfer, of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered or is liable for any claim related to registering the transfer by the shareholder or by any intermediate owner or holder of the shares, of any interest in the shares, of any share certificate representing such shares or of any written acknowledgment of a right to obtain a share certificate for such shares.

5.6  Transfer Fee. There must be paid to the Company, in relation to the registration of any transfer, the amount determined by the directors.

Part 6
TRANSMISSION OF SHARES

6.1  Legal Personal Representative Recognized on Death. In the case of the death of a shareholder, the legal personal representative, or if the shareholder was a joint holder, the surviving joint holder, will be the only person recognized by the Company as having any title to the shareholder’s interest in the shares. Before recognizing a person as a legal personal representative, the directors may require proof of appointment by a court of competent jurisdiction, a grant of letters probate, letters of administration or such other evidence or documents as the directors consider appropriate.

6.2  Rights of Legal Personal Representative. The legal personal representative has the same rights, privileges and obligations that attach to the shares held by the shareholder, including the right to transfer the shares in accordance with these Articles, provided the documents required by the Business Corporations Act and the directors have been deposited with the Company.

Part 7
PURCHASE OF SHARES

7.1  Company Authorized to Purchase Shares. Subject to the special rights and restrictions attached to any class or series of shares and the Business Corporations Act, the Company may, if authorized by the directors, purchase or otherwise acquire any of its shares at the price and on the terms specified in such resolution.

7.2  Purchase When Insolvent. The Company must not make a payment or provide any other consideration to purchase or otherwise acquire any of its shares if there are reasonable grounds for believing that:

(a)	the Company is insolvent; or

(b)	making the payment or providing the consideration would render the Company insolvent.

7.3  Sale and Voting of Purchased Shares. If the Company retains a share redeemed, purchased or otherwise acquired by it, the Company may sell, gift or otherwise dispose of the share, but, while such share is held by the Company, it:

(a)	is not entitled to vote the share at a meeting of its shareholders;

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(b)	must not pay a dividend in respect of the share; and

(c)	must not make any other distribution in respect of the share.

Part 8
BORROWING POWERS

8.1  Powers of Directors. The Company, if authorized by the directors, may from time to time:

(a)	borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that the directors consider appropriate;

(b)	issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person;

(c)	guarantee the repayment of money by any other person or the performance of any obligation of any other person; and

(d)	mortgage or charge, whether by way of specific or floating charge, or give other security on the whole or any part of the present and future undertaking of the Company.

8.2  Terms of Debt Instruments. Any bonds, debentures or other debt obligations of the Company may be issued at a discount, premium or otherwise, and with any special privileges on the redemption, surrender, drawing, allotment of or conversion into or exchange for shares or other securities, attending and voting at general meetings of the Company, appointment of directors or otherwise, and may by their terms be assignable free from any equities between the Company and the person to whom they were issued or any subsequent holder, all as the directors may determine.

8.3  Delegation by Directors. For greater certainty, the powers of the directors under this Part 8 may be exercised by a committee or other delegate, direct or indirect, of the board authorized to exercise such powers.

Part 9
ALTERATIONS

9.1  Alteration of Authorized Share Structure. Subject to Article 9.2 and the Business Corporations Act, the Company may by directors’ resolution:

(a)	create one or more classes or series of shares or, if none of the shares of a class or series of shares is allotted or issued, eliminate that class or series of shares;

(b)	increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established;

(c)	subdivide or consolidate all or any of its unissued, or fully paid issued, shares;

(d)	if the Company is authorized to issue shares of a class of shares with par value:

(i)	decrease the par value of those shares; or

(ii)	if none of the shares of that class of shares is allotted or issued, increase the par value of those shares;

(e)	change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value;

(f)	alter the identifying name of any of its shares; or

(g)	otherwise alter its shares or authorized share structure when required or permitted to do so by the Business Corporations Act.

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9.2  Special Rights and Restrictions. Subject to the Business Corporations Act, the Company may by ordinary resolution:

(a)	create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares, whether or not any or all of those shares have been issued; or

(b)	vary or delete any special rights or restrictions attached to the shares of any class or series of shares, whether or not any or all of those shares have been issued.

9.3  Change of Name. The Company may by directors’ resolution authorize an alteration of its Notice of Articles in order to change its name.

9.4  Company Alterations

(a)	if the Business Corporations Act does not specify the type of resolution and these Articles do not specify a type of resolution, the Company may by resolution of the directors authorize any act of the Company, including without limitation, an alteration of these Articles or its Notice of Articles.

(b)	If the Business Corporations Act requires a shareholders’ resolution but it does not specify the type of shareholders’ resolution and these Articles do not specify a type of shareholders’ resolution, the Company may by ordinary resolution authorize any act of the Company

Part 10
MEETINGS OF SHAREHOLDERS

10.1  Annual General Meetings. Unless an annual general meeting is deferred or waived in accordance with the Business Corporations Act, the Company must hold an annual general meeting, for the first time, not more than 18 months after the date on which it was recognized, and after its first annual reference date, at least once in each calendar year and not more than 15 months after the annual reference date for the preceding calendar year at such date, time and location as may be determined by the directors.

10.2  Resolution Instead of Annual General Meeting. If all of the shareholders who are entitled to vote at an annual general meeting consent by a unanimous resolution under the Business Corporations Act to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date of the unanimous resolution. The shareholders must, in any unanimous resolution passed under this Article 10.2, select as the Company’s annual reference date a date that would be appropriate for the holding of the applicable annual general meeting.

10.3  Calling of Shareholder Meetings. The directors may, whenever they think fit, call a meeting of shareholders.

10.4  Location of Shareholder Meetings. The directors may by directors’ resolution, approve a location outside of British Columbia for the holding of a meeting of shareholders.

10.5  Notice for Meetings of Shareholders. The Company must send notice of the date, time and location of any meeting of shareholders, in the manner provided in these Articles, or in such other manner, if any, as may be prescribed by ordinary resolution (whether previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting, to each director and to the auditor of the Company, unless these Articles otherwise provide, at least the following number of days before the meeting:

(a)	if and for so long as the Company is a public company, 21 days; and

(b)	otherwise, 10 days.

10.6  Record Date for Notice. The directors may set a date as the record date for the purpose of determining shareholders entitled to notice of any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. The record date must not precede the date on which the meeting is held by fewer than:

(a)	if and for so long as the Company is a public company, 21 days; and

(b)	otherwise, 10 days.

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If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.7  Record Date for Voting. The directors may set a date as the record date for the purpose of determining shareholders entitled to vote at any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.8  Failure to Give Notice and Waiver of Notice. The accidental omission to send notice of any meeting to, or the non-receipt of any notice by, any of the persons entitled to receive notice does not invalidate any proceedings at that meeting. Any person entitled to receive notice of a meeting of shareholders may, in writing or otherwise, waive or reduce the period of notice of such meeting.

10.9  Notice of Special Business at Meetings of Shareholders. If a meeting of shareholders is to consider special business within the meaning of Article 11.1, the notice of meeting must:

(a)	state the general nature of the special business; and

(b)	if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it a copy of the document or state that a copy of the document will be available for inspection by the shareholders:

(i)	at the Company’s records office, or at such other reasonably accessible location in British Columbia as is specified in the notice; and

(ii)	during statutory business hours on any one or more specified days before the day set for the holding of the meeting.

Part 11
PROCEEDINGS AT MEETINGS OF SHAREHOLDERS

11.1  Special Business. At a meeting of shareholders, the following business is special business:

(a)	at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of or voting at the meeting;

(b)	at an annual general meeting, all business is special business except for the following:

(i)	business relating to the conduct of, or voting at, the meeting;

(ii)	consideration of any financial statements of the Company presented to the meeting;

(iii)	consideration of any reports of the directors or auditor;

(iv)	the setting or changing of the number of directors;

(v)	the election or appointment of directors;

(vi)	the appointment of an auditor;

(vii)	business arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution; and

(viii)	any other business which, under these Articles or the Business Corporations Act, may be transacted at a meeting of shareholders without prior notice of the business being given to the shareholders.

11.2  Special Majority. The majority of votes required for the Company to pass a special resolution at a meeting of shareholders is two-thirds of the votes cast on the resolution.

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11.3  Quorum. Subject to the special rights and restrictions attached to the shares of any class or series of shares, the quorum for the transaction of business at a meeting of shareholders is two persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 5% of the issued shares entitled to be voted at the meeting. If there is only one shareholder the quorum is one person present and being, or representing by proxy, such shareholder.

11.4  One Shareholder May Constitute Quorum. If there is only one shareholder entitled to vote at a meeting of shareholders:

(a)	the quorum is one person who is, or who represents by proxy, that shareholder; and

(b)	that shareholder, present in person or by proxy, may constitute the meeting.

11.5  Meetings by Telephone or Other Communications Medium. A shareholder or proxy holder who is entitled to participate in, including vote at, a meeting of shareholders may participate in person or by telephone or other communications medium if all shareholders and proxy holders participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other. A shareholder who participates in a meeting in a manner contemplated by this Article 11.5 is deemed for all purposes of the Business Corporations Act and these Articles to be present at the meeting and to have agreed to participate in that manner. Nothing in this Article 11.5 obligates the Company to take any action or provide any facility to permit or facilitate the use of any communications mediums at a meeting of shareholders.

11.6  Other Persons May Attend. The directors, the president (if any), the secretary (if any), the assistant secretary (if any), any lawyer for the Company, the auditor of the Company and any other persons invited by the directors are entitled to attend any meeting of shareholders, but if any of those persons does attend a meeting of shareholders, that person is not to be counted in the quorum, and is not entitled to vote at the meeting, unless that person is a shareholder or proxy holder entitled to vote at the meeting.

11.7  Requirement of Quorum. No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote is present at the commencement of the meeting.

11.8  Lack of Quorum. If, within one-half hour from the time set for the holding of a meeting of shareholders, a quorum is not present:

(a)	in the case of a general meeting convened by requisition of shareholders, the meeting is dissolved; and

(b)	in the case of any other meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place, or at such other date, time or location as the chair specifies on the adjournment.

11.9  Lack of Quorum at Succeeding Meeting. If, at the meeting to which the first meeting referred to in Article 11.8(b) was adjourned, a quorum is not present within one-half hour from the time set for the holding of the meeting the person or persons present and being, or representing by proxy, one or more shareholders entitled to attend and vote at the meeting constitute a quorum.

11.10   Chair. The following individual is entitled to preside as chair at a meeting of shareholders:

(a)	the chair of the board, if any; and

(b)	if the chair of the board is absent or unwilling to act as chair of the meeting, the president, if any.

11.11   Selection of Alternate Chair. If, at any meeting of shareholders, there is no chair of the board or president present within 15 minutes after the time set for holding the meeting, or if the chair of the board and the president are unwilling to act as chair of the meeting, or if the chair of the board and the president have advised the secretary, if any, or any director present at the meeting, that they will not be present at the meeting, the directors present must choose one of their number to be chair of the meeting or if all of the directors present decline to take the chair or fail to so choose or if no director is present, the shareholders entitled to vote at the meeting who are present in person or by proxy may choose any person present at the meeting to chair the meeting.

11.12   Adjournments. The chair of a meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

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11.13   Notice of Adjourned Meeting. It is not necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting of shareholders except that, when a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of the original meeting.

11.14   Decisions by Show of Hands or Poll. Subject to the Business Corporations Act, every motion put to a vote at a meeting of shareholders will be decided on a show of hands unless a poll, before or on the declaration of the result of the vote by show of hands, is directed by the chair or demanded by at least one shareholder entitled to vote who is present in person or by proxy.

11.15   Declaration of Result. The chair of a meeting of shareholders must declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll, as the case may be, and that decision must be entered in the minutes of the meeting. A declaration of the chair that a resolution is carried by the necessary majority or is defeated is, unless a poll is directed by the chair or demanded under Article 11.14, conclusive evidence without proof of the number or proportion of the votes recorded in favour of or against the resolution.

11.16   Motion Need Not Be Seconded. No motion proposed at a meeting of shareholders need be seconded unless the chair of the meeting rules otherwise, and the chair of any meeting of shareholders is entitled to propose or second a motion.

11.17   Casting Vote. In case of an equality of votes, the chair of a meeting of shareholders does not, either on a show of hands or on a poll, have a second or casting vote in addition to the vote or votes to which the chair may be entitled as a shareholder.

11.18   Manner of Taking a Poll. Subject to Article 11.19, if a poll is duly demanded at a meeting of shareholders:

(a)	the poll must be taken:

(i)	at the meeting, or within seven days after the date of the meeting, as the chair of the meeting directs; and

(ii)	in the manner, at the time and at the place that the chair of the meeting directs;

(b)	the result of the poll is deemed to be a resolution of and passed at the meeting at which the poll is demanded; and

(c)	the demand for the poll may be withdrawn by the person who demanded it.

11.19   Demand for a Poll on Adjournment. A poll demanded at a meeting of shareholders on a question of adjournment must be taken immediately at the meeting.

11.20   Chair Must Resolve Dispute. In the case of any dispute as to the admission or rejection of a vote given on a poll, the chair of the meeting must determine the dispute, and his or her determination made in good faith is final and conclusive.

11.21   Casting of Votes. On a poll, a shareholder entitled to more than one vote need not cast all the votes in the same way.

11.22   Demand for Poll. No poll may be demanded in respect of the vote by which a chair of a meeting of shareholders is elected.

11.23   Demand for a Poll Not to Prevent Continuation of Meeting. The demand for a poll at a meeting of shareholders does not, unless the chair of the meeting so rules, prevent the continuation of a meeting for the transaction of any business other than the question on which a poll has been demanded.

11.24   Retention of Ballots and Proxies. The Company must, for at least three months after a meeting of shareholders, keep each ballot cast on a poll and each proxy voted at the meeting, and, during that period, make them available for inspection during statutory business hours by any shareholder or proxy holder entitled to vote at the meeting. At the end of such three month period, the Company may destroy such ballots and proxies.

Part 12
VOTES OF SHAREHOLDERS

12.1  Number of Votes by Shareholder or by Shares. Subject to any special rights or restrictions attached to any shares and to the restrictions imposed on joint registered holders of shares under Article 12.3:

(a)	on a vote by show of hands, every person present who is a shareholder or proxy holder and entitled to vote at the meeting has one vote, and

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(b)	on a poll, every shareholder entitled to vote at the meeting has one vote in respect of each share held by that shareholder and may exercise that vote either in person or by proxy.

12.2  Votes of Persons in Representative Capacity. A person who is not a shareholder may vote at a meeting of shareholders, whether on a show of hands or on a poll, and may appoint a proxy holder to act at the meeting, if, before doing so, the person satisfies the chair of the meeting, or the directors, that the person is the legal personal representative or a trustee in bankruptcy for a shareholder who is entitled to vote at the meeting.

12.3  Votes by Joint Shareholders. If there are joint shareholders registered in respect of any share:

(a)	any one of the joint shareholders may vote at any meeting, either personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it; or

(b)	if more than one of the joint shareholders is present at any meeting, personally or by proxy, and more than one of them votes in respect of that share, then only the vote of the joint shareholder present whose name stands first on the central securities register in respect of the share will be counted.

12.4  Legal Personal Representatives as Joint Shareholders. Two or more legal personal representatives of a shareholder in whose sole name any share is registered are, for the purposes of Article 12.3, deemed to be joint shareholders.

12.5  Representative of a Corporate Shareholder. If a corporation that is not a subsidiary of the Company is a shareholder, that corporation may appoint a person to act as its representative at any meeting of shareholders of the Company, and:

(a)	for that purpose, the instrument appointing a representative must:

(i)	be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice for the receipt of proxies or, if no number is specified, two days before the day set for the holding of the meeting; or

(ii)	be provided, at the meeting, to the chair of the meeting or to a person designated by the chair of the meeting; and

(b)	if a representative is appointed under this Article 12.5:

(i)	the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the representative represents as that corporation could exercise if it were a shareholder who is an individual, including, without limitation, the right to appoint a proxy holder; and

(ii)	the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting.

Evidence of the appointment of any such representative may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

12.6  Proxy Provisions Do Not Apply to All Companies. Articles 12.7 to 12.15 do not apply to the Company if and for so long as it is a public company or a pre-existing reporting company which has the Statutory Reporting Company Provisions as part of its Articles or to which the Statutory Reporting Company Provisions apply.

12.7  Appointment of Proxy Holder. Every shareholder of the Company, including a corporation that is a shareholder but not a subsidiary of the Company, entitled to vote at a meeting of shareholders of the Company may, by proxy, appoint one or more (but not more than five) proxy holders to attend and act at the meeting in the manner, to the extent and with the powers conferred by the proxy.

12.8  Alternate Proxy Holders. A shareholder may appoint one or more alternate proxy holders to act in the place of an absent proxy holder.

12.9  When Proxy Holder Need Not Be Shareholder. A person must not be appointed as a proxy holder unless the person is a shareholder, although a person who is not a shareholder may be appointed as a proxy holder if:

(a)	the person appointing the proxy holder is a corporation or a representative of a corporation appointed under Article 12.5;

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(b)	the Company has at the time of the meeting for which the proxy holder is to be appointed only one shareholder entitled to vote at the meeting; or

(c)	the shareholders present in person or by proxy at and entitled to vote at the meeting for which the proxy holder is to be appointed, by a resolution on which the proxy holder is not entitled to vote but in respect of which the proxy holder is to be counted in the quorum, permit the proxy holder to attend and vote at the meeting.

12.10   Deposit of Proxy. A proxy for a meeting of shareholders must:

(a)	be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice, or if no number of days is specified, two business days before the day set for the holding of the meeting; or

(b)	unless the notice provides otherwise, be provided, at the meeting, to the chair of the meeting or to a person designated by the chair of the meeting.

A proxy may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

12.11   Validity of Proxy Vote. A vote given in accordance with the terms of a proxy is valid notwithstanding the death or incapacity of the shareholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received:

(a)	at the registered office of the Company, at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

(b)	by the chair of the meeting, before the vote is taken.

12.12   Form of Proxy. A proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other form approved by the directors or the chair of the meeting:

[Name of Company]
(the “Company”)

The undersigned, being a shareholder of the Company, hereby appoints [name] or, failing that person, [name], as proxy holder for the undersigned to attend, act and vote for and on behalf of the undersigned at the meeting of shareholders to be held on [month, day, year] and at any adjournment of that meeting.

Number of shares in respect of which this proxy is given (if no number is specified, then this proxy is given in respect of all shares registered in the name of the shareholder): _______________________

Signed this _____ day of _________, ________.

________________________

Signature of shareholder

________________________

Name of shareholder—printed

12.13   Revocation of Proxy. Subject to Article 12.14, every proxy may be revoked by an instrument in writing that is:

(a)	received at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

(b)	provided, at the meeting, to the chair of the meeting.

12.14   Revocation of Proxy Must Be Signed. An instrument referred to in Article 12.13 must be signed as follows:

(a)	if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or his or her legal personal representative or trustee in bankruptcy; or

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(b)	if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under Article 12.5.

12.15   Production of Evidence of Authority to Vote. The chair of any meeting of shareholders may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote.

Part 13
DIRECTORS

13.1  Number of Directors. The number of directors, excluding additional directors appointed under Article 14.8, is set at:

(a)	if the Company is a public company, the greater of three and the most recently set of:

(i)	the number of directors set by ordinary resolution (whether or not previous notice of the resolution was given); and

(ii)	the number of directors set under Article 14.4;

(b)	if the Company is not a public company, the most recently set of:

(i)	the number of directors set by ordinary resolution (whether or not previous notice of the resolution was given); and

(ii)	the number of directors set under Article 14.4.

13.2  Change in Number of Directors. If the number of directors is set under Articles 13.1(a)(i) or 13.1(b)(i):

(a)	the shareholders may elect or appoint the directors needed to fill any vacancies in the board of directors up to that number;

(b)	if the shareholders do not elect or appoint the directors needed to fill any vacancies in the board of directors up to that number contemporaneously with the setting of that number, then the directors may appoint, or the shareholders may elect or appoint, directors to fill those vacancies.

13.3  Directors’ Acts Valid Despite Vacancy. An act or proceeding of the directors is not invalid merely because fewer than the number of directors set or otherwise required under these Articles is in office.

13.4  Qualifications of Directors. A director is not required to hold a share in the capital of the Company as qualification for his or her office but must be qualified as required by the Business Corporations Act to become, act or continue to act as a director.

13.5  Remuneration of Directors. The directors are entitled to the remuneration for acting as directors, if any, as the directors may from time to time determine. If the directors so decide, the remuneration of the directors, if any, will be determined by the shareholders. That remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the Company as such, who is also a director.

13.6  Reimbursement of Expenses of Directors. The Company must reimburse each director for the reasonable expenses that he or she may incur in his or her capacity as director in and about the business of the Company.

13.7  Special Remuneration for Directors. If any director performs any professional or other services for the Company that in the opinion of the directors are outside the ordinary duties of a director, or if any director is otherwise specially occupied in or about the Company’s business, he or she may be paid remuneration fixed by the directors, or, at the option of that director, fixed by ordinary resolution, and such remuneration may be either in addition to, or in substitution for, any other remuneration that he or she may be entitled to receive.

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13.8  Gratuity, Pension or Allowance on Retirement of Director. Unless otherwise determined by ordinary resolution, the directors may authorize the Company to pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the Company or to his or her spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

Part 14
ELECTION AND REMOVAL OF DIRECTORS

14.1  Election at Annual General Meeting. At every annual general meeting and in every unanimous resolution contemplated by Article 10.2:

(a)	the shareholders entitled to vote at the annual general meeting for the election of directors must elect, or in the unanimous resolution appoint, a board of directors consisting of the number of directors for the time being set under these Articles; and

(b)	all the directors cease to hold office immediately before the election or appointment of directors under paragraph (a), but are eligible for re-election or re-appointment.

14.2  Consent to be a Director. No election, appointment or designation of an individual as a director is valid unless:

(a)	that individual consents to be a director in the manner provided for in the Business Corporations Act; or

(b)	that individual is elected or appointed at a meeting at which the individual is present and the individual does not refuse, at the meeting, to be a director.

14.3  Failure to Elect or Appoint Directors. If:

(a)	the Company fails to hold an annual general meeting, and all the shareholders who are entitled to vote at an annual general meeting fail to pass the unanimous resolution contemplated by Article 10.2, on or before the date by which the annual general meeting is required to be held under the Business Corporations Act; or

(b)	the shareholders fail, at the annual general meeting or in the unanimous resolution contemplated by Article 10.2, to elect or appoint any directors;

then each director then in office continues to hold office until the earlier of:

(c)	the date on which his or her successor is elected or appointed; and

(d)	the date on which he or she otherwise ceases to hold office under the Business Corporations Act or these Articles.

14.4  Places of Retiring Directors Not Filled. If, at any meeting of shareholders at which there should be an election of directors, the places of any of the retiring directors are not filled by that election, those retiring directors who are not re-elected and who are asked by the newly elected directors to continue in office will, if willing to do so, continue in office to complete the number of directors for the time being set pursuant to these Articles until further new directors are elected at a meeting of shareholders convened for that purpose. If any such election or continuance of directors does not result in the election or continuance of the number of directors for the time being set pursuant to these Articles, the number of directors of the Company is deemed to be set at the number of directors actually elected or continued in office.

14.5  Directors May Fill Casual Vacancies. Any casual vacancy occurring in the board of directors may be filled by the directors.

14.6  Remaining Directors Power to Act. The directors may act notwithstanding any vacancy in the board of directors, but if the Company has fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the directors may only act for the purpose of appointing directors up to that number or of summoning a meeting of shareholders for the purpose of filling any vacancies on the board of directors or, subject to the Business Corporations Act, for any other purpose.

14.7  Shareholders May Fill Vacancies. If the Company has no directors or fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the shareholders may elect or appoint directors to fill any vacancies on the board of directors.

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14.8  Additional Directors. Notwithstanding Articles 13.1 and 13.2, between annual general meetings or unanimous resolutions contemplated by Article 10.2, the directors may appoint one or more additional directors, but the number of additional directors appointed under this Article 14.8 must not at any time exceed:

(a)	one-third of the number of first directors, if, at the time of the appointments, one or more of the first directors have not yet completed their first term of office; or

(b)	in any other case, one-third of the number of the current directors who were elected or appointed as directors other than under this Article 14.8.

Any director so appointed ceases to hold office immediately before the next election or appointment of directors under Article 14.1(a), but is eligible for re-election or re-appointment.

14.9  Ceasing to be a Director. A director ceases to be a director when:

(a)	the term of office of the director expires;

(b)	the director dies;

(c)	the director resigns as a director by notice in writing provided to the Company or a lawyer for the Company; or

(d)	the director is removed from office pursuant to Articles 14.10 or 14.11.

14.10   Removal of Director by Shareholders. The Company may remove any director before the expiration of his or her term of office by ordinary resolution. In that event, the shareholders may elect, or appoint by ordinary resolution, a director to fill the resulting vacancy. If the shareholders do not elect or appoint a director to fill the resulting vacancy contemporaneously with the removal, then the directors may appoint or the shareholders may elect, or appoint by ordinary resolution, a director to fill that vacancy.

14.11   Removal of Director by Directors. The directors may remove any director before the expiration of his or her term of office by directors’ resolution, and the directors may appoint a director to fill the resulting vacancy.

Part 15
POWERS AND DUTIES OF DIRECTORS

15.1  Powers of Management. The directors must, subject to the Business Corporations Act and these Articles, manage or supervise the management of the business and affairs of the Company and have the authority to exercise all such powers of the Company as are not, by the Business Corporations Act or by these Articles, required to be exercised by the shareholders of the Company.

15.2  Appointment of Attorney of Company. The directors exclusively may from time to time, by power of attorney or other instrument, under seal if so required by law, appoint any person to be the attorney of the Company for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles and excepting the power to fill vacancies in the board of directors, to remove a director, to change the membership of, or fill vacancies in, any committee of the directors, to appoint or remove officers appointed by the directors and to declare dividends) and for such period, and with such remuneration and subject to such conditions as the directors may think fit. Any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the directors think fit. Any such attorney may be authorized by the directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him or her.

Part 16
DISCLOSURE OF INTEREST OF DIRECTORS

16.1  Obligation to Account for Profits. A director or senior officer who holds a disclosable interest (as that term is used in the Business Corporations Act) in a contract or transaction into which the Company has entered or proposes to enter is liable to account to the Company for any profit that accrues to the director or senior officer under or as a result of the contract or transaction only if and to the extent provided in the Business Corporations Act.

16.2  Restrictions on Voting by Reason of Interest. A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter is not entitled to vote on any directors’ resolution to approve that contract or transaction, unless all the directors have a disclosable interest in that contract or transaction, in which case any or all of those directors may vote on such resolution.

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16.3  Interested Director Counted in Quorum. A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter and who is present at the meeting of directors at which the contract or transaction is considered for approval may be counted in the quorum at the meeting whether or not the director votes on any or all of the resolutions considered at the meeting.

16.4  Disclosure of Conflict of Interest or Property. A director or senior officer who holds any office or possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that individual’s duty or interest as a director or senior officer, must disclose the nature and extent of the conflict as required by the Business Corporations Act.

16.5  Director Holding Other Office in the Company. A director may hold any office or place of profit with the Company, other than the office of auditor of the Company, in addition to his or her office of director for the period and on the terms (as to remuneration or otherwise) that the directors may determine.

16.6  No Disqualification. No director or intended director is disqualified by his or her office from contracting with the Company either with regard to the holding of any office or place of profit the director holds with the Company or as vendor, purchaser or otherwise, and no contract or transaction entered into by or on behalf of the Company in which a director is in any way interested is liable to be voided for that reason.

16.7  Professional Services by Director or Officer. Subject to the Business Corporations Act, a director or officer, or any person in which a director or officer has an interest, may act in a professional capacity for the Company, except as auditor of the Company, and the director or officer or such person is entitled to remuneration for professional services as if that director or officer were not a director or officer.

16.8  Director or Officer in Other Corporations. A director or officer may be or become a director, officer or employee of, or otherwise interested in, any person in which the Company may be interested as a shareholder or otherwise, and, subject to the Business Corporations Act, the director or officer is not accountable to the Company for any remuneration or other benefits received by him or her as director, officer or employee of, or from his or her interest in, such other person.

Part 17
PROCEEDINGS OF DIRECTORS

17.1  Meetings of Directors. The directors may meet together for the conduct of business, adjourn and otherwise regulate their meetings as they think fit, and meetings of the board held at regular intervals may be held at the place, at the time and on the notice, if any, that the board may by resolution from time to time determine.

17.2  Voting at Meetings. Questions arising at any meeting of directors are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting does not have a second or casting vote.

17.3  Chair of Meetings. Meetings of directors are to be chaired by:

(a)	the chair of the board, if any;

(b)	in the absence of the chair of the board, the president, if any, if the president is a director; or

(c)	any other director chosen by the directors if:

(i)	neither the chair of the board nor the president, if a director, is present at the meeting within 15 minutes after the time set for holding the meeting;

(ii)	neither the chair of the board nor the president, if a director, is willing to chair the meeting; or

(iii)	the chair of the board and the president, if a director, have advised the secretary, if any, or any other director, that they will not be present at the meeting.

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17.4  Meetings by Telephone or Other Communications Medium. A director may participate in a meeting of the directors or of any committee of the directors in person or by telephone or other communications medium if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other. A director who participates in a meeting in a manner contemplated by this Article 17.4 is deemed for all purposes of the Business Corporations Act and these Articles to be present at the meeting and to have agreed to participate in that manner.

17.5  Calling of Meetings. A director may, and the secretary or an assistant secretary, if any, on the request of a director must, call a meeting of the directors at any time.

17.6  Notice of Meetings. Other than for meetings held at regular intervals as determined by the directors pursuant to Article 17.1, reasonable notice of each meeting of the directors, specifying the place, day and time of that meeting must be given to each of the directors by any method set out in Article 23.1 or orally or by telephone.

17.7  When Notice Not Required. It is not necessary to give notice of a meeting of the directors to a director if:

(a)	the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed or is the meeting of the directors at which that director is appointed; or

(b)	the director has waived notice of the meeting.

17.8  Meeting Valid Despite Failure to Give Notice. The accidental omission to give notice of any meeting of directors to any director, or the non-receipt of any notice by any director, does not invalidate any proceedings at that meeting.

17.9  Waiver of Notice of Meetings. Any director may file with the Company a document signed by the director waiving notice of any past, present or future meeting of the directors and may at any time withdraw that waiver with respect to meetings of the directors held after that withdrawal. After sending a waiver with respect to all future meetings of the directors, and until that waiver is withdrawn, no notice of any meeting of the directors need be given to that director and all meetings of the directors so held are deemed not to be improperly called or constituted by reason of notice not having been given to such director.

17.10   Quorum. The quorum necessary for the transaction of the business of the directors may be set by the directors and, if not so set, is deemed to be set at a majority of the directors or, if the number of directors is set at one, is deemed to be set at one director, and that director may constitute a meeting.

17.11   Validity of Acts Where Appointment Defective. Subject to the Business Corporations Act, an act of a director or officer is not invalid merely because of an irregularity in the election or appointment or a defect in the qualification of that director or officer.

17.12   Consent Resolutions in Writing. A resolution of the directors or of any committee of the directors consented to in writing by all of the directors entitled to vote on it, whether by signed document, fax, email or any other method of transmitting legibly recorded messages, is as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors duly called and held. Such resolution may be in two or more counterparts which together are deemed to constitute one resolution in writing. A resolution passed in that manner is effective on the date stated in the resolution or, if no date is stated in the resolution, on the latest date stated on any counterpart. A resolution of the directors or of any committee of the directors passed in accordance with this Article 17.12 is deemed to be a proceeding at a meeting of directors or of the committee of the directors and to be as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors that satisfies all the requirements of the Business Corporations Act and all the requirements of these Articles relating to meetings of the directors or of a committee of the directors.

Part 18
EXECUTIVE AND OTHER COMMITTEES

18.1  Appointment and Powers of Executive Committee. The directors may, by resolution, appoint an executive committee consisting of the director or directors that they consider appropriate, and this committee has, during the intervals between meetings of the board of directors, all of the directors’ powers, except:

(a)	the power to fill vacancies in the board of directors;

(b)	the power to remove a director;

(c)	the power to change the membership of, or fill vacancies in, any committee of the directors; and

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(d)	such other powers, if any, as may be set out in the resolution or any subsequent directors’ resolution.

18.2  Appointment and Powers of Other Committees. The directors may, by resolution,

(a)	appoint one or more committees (other than the executive committee) consisting of the director or directors that they consider appropriate;

(b)	delegate to a committee appointed under paragraph (a) any of the directors’ powers, except:

(i)	the power to fill vacancies in the board of directors;

(ii)	the power to remove a director;

(iii)	the power to change the membership of, or fill vacancies in, any committee of the board, and

(iv)	the power to appoint or remove officers appointed by the board; and

(c)	make any delegation referred to in paragraph (b) subject to the conditions set out in the resolution.

18.3  Obligations of Committee. Any committee appointed under Articles 18.1 or 18.2, in the exercise of the powers delegated to it, must

(a)	conform to any rules that may from time to time be imposed on it by the directors; and

(b)	report every act or thing done in exercise of those powers as the directors may require.

18.4  Powers of Board. The directors may, at any time, with respect to a committee appointed under Articles 18.1 or 18.2:

(a)	revoke or alter the authority given to a committee, or override a decision made by a committee, except as to acts done before such revocation, alteration or overriding;

(b)	terminate the appointment of, or change the membership of, a committee; and

(c)	fill vacancies on a committee.

18.5  Committee Meetings. Subject to Article 18.3(a) and unless the directors otherwise provide in the resolution appointing the committee or in any subsequent resolution, with respect to a committee appointed under Articles 18.1 or 18.2:

(a)	the committee may meet and adjourn as it thinks proper;

(b)	the committee may elect a chair of its meetings but, if no chair of the meeting is elected, or if at any meeting the chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the directors present who are members of the committee may choose one of their number to chair the meeting;

(c)	a majority of the members of a directors’ committee constitutes a quorum of the committee; and

(d)	questions arising at any meeting of the committee are determined by a majority of votes of the members present, and in case of an equality of votes, the chair of the meeting has no second or casting vote.

Part 19
OFFICERS

19.1  Appointment of Officers. The directors may, from time to time, appoint such officers, if any, as the directors determine, and the directors may, at any time, terminate any such appointment.

19.2  Functions, Duties and Powers of Officers. The directors may, for each officer:

(a)	determine the functions and duties of the officer;

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(b)	entrust to and confer on the officer any of the powers exercisable by the directors on such terms and conditions and with such restrictions as the directors think fit; and

(c)	revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer.

19.3  Qualifications. No officer may be appointed unless that officer is qualified in accordance with the Business Corporations Act. One person may hold more than one position as an officer of the Company. Any officer need not be a director.

19.4  Remuneration. All appointments of officers are to be made on the terms and conditions and at the remuneration (whether by way of salary, fee, commission, participation in profits or otherwise) that the directors think fit and are subject to termination at the pleasure of the directors, and an officer may in addition to such remuneration be entitled to receive, after he or she ceases to hold such office or leaves the employment of the Company, a pension or gratuity.

Part 20
INDEMNIFICATION

20.1  Definitions. In this Part 20:

(a)	“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

(b)	“eligible proceeding” means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which a director, former director of the Company or an affiliate of the Company (an “eligible party”) or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director of the Company or an affiliate of the Company:

(i)	is or may be joined as a party; or

(ii)	is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;

(c)	“expenses” has the meaning set out in the Business Corporations Act.

20.2  Mandatory Indemnification of Directors and Former Directors. Subject to the Business Corporations Act, the Company must indemnify and advance expenses of a director or former director of the Company and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director is deemed to have contracted with the Company on the terms of the indemnity contained in this Article 20.2.

20.3  Indemnification of Other Persons. Subject to any restrictions in the Business Corporations Act, the Company may indemnify any person.

20.4  Non-Compliance with Business Corporations Act. The failure of a director or former director of the Company to comply with the Business Corporations Act or these Articles does not invalidate any indemnity to which he or she is entitled under this Part.

20.5  Company May Purchase Insurance. The Company may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who:

(a)	is or was a director, officer, employee or agent of the Company;

(b)	is or was a director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Company;

(c)	at the request of the Company, is or was a director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity;

(d)	at the request of the Company, holds or held a position equivalent to that of a director or officer of a partnership, trust, joint venture or other unincorporated entity;

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against any liability incurred by him or her as such director, officer, employee or agent or person who holds or held such equivalent position.

Part 21
DIVIDENDS

21.1  Payment of Dividends Subject to Special Rights. The provisions of this Part 21 are subject to the rights, if any, of shareholders holding shares with special rights as to dividends.

21.2  Declaration of Dividends. Subject to the Business Corporations Act, the directors may from time to time declare and authorize payment of such dividends as they may deem advisable.

21.3  No Notice Required. The directors need not give notice to any shareholder of any declaration under Article 21.2.

21.4  Record Date. The directors may set a date as the record date for the purpose of determining shareholders entitled to receive payment of a dividend. The record date must not precede the date on which the dividend is to be paid by more than two months. If no record date is set, the record date is 5 p.m. on the date on which the directors pass the resolution declaring the dividend.

21.5  Manner of Paying Dividend. A resolution declaring a dividend may direct payment of the dividend wholly or partly by the distribution of specific assets or of paid up shares or of bonds, debentures or other securities of the Company, or in any one or more of those ways.

21.6  Settlement of Difficulties. If any difficulty arises in regard to a distribution under Article 21.5, the directors may settle the difficulty as they deem advisable, and, in particular, may:

(a)	set the value for distribution of specific assets;

(b)	determine that cash payments in substitution for all or any part of the specific assets to which any shareholders are entitled may be made to any shareholders on the basis of the value so fixed in order to adjust the rights of all parties; and

(c)	vest any such specific assets in trustees for the persons entitled to the dividend.

21.7  When Dividend Payable. Any dividend may be made payable on such date as is fixed by the directors.

21.8  Dividends to be Paid in Accordance with Number of Shares. All dividends on shares of any class or series of shares must be declared and paid according to the number of such shares held.

21.9  Receipt by Joint Shareholders. If several persons are joint shareholders of any share, any one of them may give an effective receipt for any dividend, bonus or other money payable in respect of the share.

21.10   Dividend Bears No Interest. No dividend bears interest against the Company.

21.11   Fractional Dividends. If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in making payment of the dividend and that payment represents full payment of the dividend.

21.12   Payment of Dividends. Any dividend or other distribution payable in cash in respect of shares may be paid by cheque, made payable to the order of the person to whom it is sent, and mailed to the address of the shareholder, or in the case of joint shareholders, to the address of the joint shareholder who is first named on the central securities register, or to the person and to the address the shareholder or joint shareholders may direct in writing. The mailing of such cheque will, to the extent of the sum represented by the cheque (plus the amount of the tax required by law to be deducted), discharge all liability for the dividend unless such cheque is not paid on presentation or the amount of tax so deducted is not paid to the appropriate taxing authority.

21.13   Capitalization of Surplus. Notwithstanding anything contained in these Articles, the directors may from time to time capitalize any surplus of the Company and may from time to time issue, as fully paid, shares or any bonds, debentures or other securities of the Company as a dividend representing the surplus or any part of the surplus.

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Part 22

DOCUMENTS, RECORDS AND REPORTS

22.1  Recording of Financial Affairs. The directors must cause adequate accounting records to be kept to record properly the financial affairs and condition of the Company and to comply with the provisions of the Business Corporations Act.

22.2  Inspection of Accounting Records. Unless the directors determine otherwise, or unless otherwise determined by ordinary resolution, no shareholder of the Company is entitled to inspect or obtain a copy of any accounting records of the Company.

22.3  Remuneration of Auditors. The remuneration of the auditors, if any, shall be set by the directors regardless of whether the auditor is appointed by the shareholders, by the directors or otherwise. For greater certainty, the directors may delegate to the audit committee or other committee the power to set the remuneration of the auditors. If you take this out you should insert “the setting of the remuneration of an auditor in 11.1(b).

Part 23
NOTICES

23.1  Method of Giving Notice. Unless the Business Corporations Act or these Articles provides otherwise, a notice, statement, report or other record required or permitted by the Business Corporations Act or these Articles to be sent by or to a person may be sent by any one of the following methods:

(a)	mail addressed to the person at the applicable address for that person as follows:

(i)	for a record mailed to a shareholder, the shareholder’s registered address;

(ii)	for a record mailed to a director or officer, the prescribed address for mailing shown for the director or officer in the records kept by the Company or the mailing address provided by the recipient for the sending of that record or records of that class;

(iii)	in any other case, the mailing address of the intended recipient;

(b)	delivery at the applicable address for that person as follows, addressed to the person:

(i)	for a record delivered to a shareholder, the shareholder’s registered address;

(ii)	for a record delivered to a director or officer, the prescribed address for delivery shown for the director or officer in the records kept by the Company or the delivery address provided by the recipient for the sending of that record or records of that class;

(iii)	in any other case, the delivery address of the intended recipient;

(c)	sending the record by fax to the fax number provided by the intended recipient for the sending of that record or records of that class;

(d)	sending the record, or a reference providing the intended recipient with immediate access to the record, by electronic communication to an address provided by the intended recipient for the sending of that record or records of that class;

(e)	sending the record by any method of transmitting legibly recorded messages, including without limitation by digital medium, magnetic medium, optical medium, mechanical reproduction or graphic imaging, to an address provided by the intended recipient for the sending of that record or records of that class; or

(f)	physical delivery to the intended recipient.

23.2  Deemed Receipt. A record that is mailed to a person by ordinary mail to the applicable address for that person referred to in Article 23.1 is deemed to be received by the person to whom it was mailed on the day, Saturdays, Sundays and holidays excepted, following the date of mailing. Any demand, notice or other communication given by personal delivery will be conclusively deemed to have been given on the day of actual delivery thereof and, if given by electronic communication, on the day of transmittal thereof  if given during statutory business hours on the day which statutory business hours next occur if not given during such hours on any day.

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23.3  Certificate of Sending. A certificate signed by the secretary, if any, or other officer of the Company or of any other corporation acting in that behalf for the Company stating that a notice, statement, report or other record was addressed as required by Article 23.1, prepaid and mailed or otherwise sent as permitted by Article 23.1 is conclusive evidence of that fact.

23.4  Notice to Joint Shareholders. A notice, statement, report or other record may be provided by the Company to the joint shareholders of a share by providing the notice to the joint shareholder first named in the central securities register in respect of the share.

23.5  Notice to Trustees. A notice, statement, report or other record may be provided by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder by:

(a)	mailing the record, addressed to them:

(i)	by name, by the title of the legal personal representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description; and

(ii)	at the address, if any, supplied to the Company for that purpose by the persons claiming to be so entitled; or

(b)	if an address referred to in paragraph (a)(ii) has not been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

Part 24
SEAL

24.1  Who May Attest Seal. Except as provided in Articles 24.2 and 24.3, the Company’s seal, if any, must not be impressed on any record except when that impression is attested by the signature or signatures of:

(a)	any two directors;

(b)	any officer, together with any director;

(c)	if the Company only has one director, that director; or

(d)	any one or more directors or officers or persons as may be determined by resolution of the directors.

24.2  Sealing Copies. For the purpose of certifying under seal a certificate of incumbency of the directors or officers of the Company or a true copy of any resolution or other document, despite Article 24.1, the impression of the seal may be attested by the signature of any director or officer.

24.3  Mechanical Reproduction of Seal. The directors may authorize the seal to be impressed by third parties on share certificates or bonds, debentures or other securities of the Company as they may determine appropriate from time to time. To enable the seal to be impressed on any share certificates or bonds, debentures or other securities of the Company, whether in definitive or interim form, on which facsimiles of any of the signatures of the directors or officers of the Company are, in accordance with the Business Corporations Act or these Articles, printed or otherwise mechanically reproduced, there may be delivered to the person employed to engrave, lithograph or print such definitive or interim share certificates or bonds, debentures or other securities one or more unmounted dies reproducing the seal and the chair of the board or any senior officer together with the secretary, treasurer, secretary-treasurer, an assistant secretary, an assistant treasurer or an assistant secretary-treasurer may in writing authorize such person to cause the seal to be impressed on such definitive or interim share certificates or bonds, debentures or other securities by the use of such dies. Share certificates or bonds, debentures or other securities to which the seal has been so impressed are for all purposes deemed to be under and to bear the seal impressed on them.

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Part 25

PROHIBITIONS

25.1  Definitions. In this Part 25:

(a)	“designated security” means:

(i)	a voting security of the Company;

(ii)	a security of the Company that is not a debt security and that carries a residual right to participate in the earnings of the Company or, on the liquidation or winding up of the Company, in its assets; or

(iii)	a security of the Company convertible, directly or indirectly, into a security described in paragraph (a) or (b);

(b)	“security” has the meaning assigned in the Securities Act (British Columbia);

(c)	“voting security” means a security of the Company that:

(i)	is not a debt security, and

(ii)	carries a voting right either under all circumstances or under some circumstances that have occurred and are continuing.

25.2  Application. Article 25.3 does not apply to the Company if and for so long as it is a public company or a pre-existing reporting company which has the Statutory Reporting Company Provisions as part of its Articles or to which the Statutory Reporting Company Provisions apply.

25.3  Consent Required for Transfer of Shares or Designated Securities. No share or designated security may be sold, transferred or otherwise disposed of without the consent of the directors and the directors are not required to give any reason for refusing to consent to any such sale, transfer or other disposition.

Part 26
ADVANCE NOTICE REQUIREMENTS FOR ELECTION OF DIRECTORS

26.1  Definitions.

In this Part 26, unless the context otherwise requires:

(a)	“Applicable Securities Laws” means the applicable securities statutes of each relevant province and territory of Canada, as amended from time to time, the rules, regulations and forms made or promulgated under any such statute and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commission and similar regulatory authority of each relevant province and territory of Canada;

(b)	“Person” includes an individual, firm, association, trustee, executor, administrator, legal or personal representative, body corporate, company, corporation, trust, partnership, limited partnership, joint venture, syndicate or other form of unincorporated association, a government and its agencies or instrumentalities, any entity or group (whether or not having legal personality), any successor (by merger, statutory amalgamation or otherwise) and any of the foregoing acting in any derivative, representative or fiduciary capacity; and

(c)	“Public Announcement” shall mean disclosure in a press release reported by a national news service in Canada, or in a document publicly filed by the Company under its profile on the System for Electronic Document Analysis and Retrieval at www.sedar.com.

26.2  Nomination of Directors.

Only Persons who are eligible under the Business Corporations Act and who are nominated in accordance with the provisions herein shall be eligible for election as directors of the Company. At any annual general meeting of shareholders, or any special meeting of shareholders if one of the purposes for which the special meeting was called is the election of directors, nominations of Persons for election to the Board may be made only:

(a)	by or at the direction of the Board, including pursuant to a notice of meeting;

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(b)	by or at the direction or request of one or more shareholders pursuant to a “proposal” made in accordance with Part 5, Division 7 of the Business Corporations Act, or pursuant to a requisition of the shareholders made in accordance with Section 167 of the Business Corporations Act; or

(c)	by any Person (a “Nominating Shareholder”): (i) who, at the close of business on the date that the Nominating Shareholder’s Notice (as defined below) is given and at the close of business on the record date for notice of such meeting, is entered in the securities register of the Company as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting and provides evidence of such ownership that is satisfactory to the Company, acting reasonably; and (ii) who complies with all notice procedures set forth herein.

26.3  Timely Notice.

In addition to any other requirements under applicable laws, for a nomination to be made by a Nominating Shareholder, the Nominating Shareholder must have given notice thereof that is both timely (in accordance with Section 26.4 below) and in proper written form (in accordance with Section 26.5 below) to the Corporate Secretary of the Company at the registered office of the Company (as set out in section 26.8 of this Part 26).

26.4  Manner of Timely Notice.

To be timely, the Nominating Shareholder’s Notice to the Corporate Secretary of the Company must be made:

(a)	in the case of an annual general meeting of shareholders, not less than thirty (30) days prior to the date of the annual general meeting of shareholders; provided, however, that in the event that the annual general meeting of shareholders is to be held on a date that is less than fifty (50) days after the date (the “Notice Date”) on which the first Public Announcement of the date of the annual general meeting was made, the Nominating Shareholder’s Notice may be made not later than the close of business on the tenth (10th) day following the Notice Date; and

(b)	in the case of a special meeting (which is not also an annual general meeting) of shareholders called for the purpose of electing directors (whether or not called for other purposes), not later than the close of business on the fifteenth (15th) day following the day on which the first Public Announcement of the date of the special meeting of shareholders was made, provided that, in either instance, if the Company uses “notice-and-access” (as defined in National Instrument 54-101 – Communications with Beneficial Owners of Securities of a Reporting Issuer) to send proxy-related materials to shareholders in connection with a meeting of the shareholders described in Section 26.4(a) or 26.4(b) above, and the Notice Date in respect of the meeting is not less than fifty (50) days prior to the date of the applicable meeting, the notice must be received not less than forty (40) days prior to the date of the applicable meeting.

26.5  Proper Form of Timely Notice.

To be in proper written form, a Nominating Shareholder’s notice to the Corporate Secretary of the Company must set forth:

(a)	as to each Person whom the Nominating Shareholder proposes to nominate for election as a director: (i) the name, age, business address and residential address of the Person; (ii) the present principal occupation or employment of the Person and the principal occupation or employment within the five years preceding the notice; (iii) the country of residence of the Person; (iv) the class or series and number of shares in the capital of the Company which are directly or indirectly controlled or directed or which are owned beneficially or of record by the Person as of the record date for the annual general meeting of shareholders, or the special meeting of shareholders if one of the purposes for which the special meeting was called is the election of directors, (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice; (iv) full particulars regarding any agreements between the Person and/or the Nominating Shareholder and/or any other person or company relating to the Person’s nomination for election as a director of the Company; and (v) any other information relating to the Person that would be required to be disclosed in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Business Corporations Act and Applicable Securities Laws; and

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(b)	as to the Nominating Shareholder giving the notice, full particulars regarding any proxy, contract, agreement, arrangement, understanding or relationship pursuant to which such Nominating Shareholder has a right to vote any shares of the Company and any other information relating to such Nominating Shareholder that would be required to be made in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act and Applicable Securities Laws; (collectively with Section 26.5(a), the “Nominating Shareholder’s Notice”).

The Company may require any proposed nominee to furnish such other information as may be required to be contained in a dissident’s proxy circular or by Applicable Securities Laws to determine the independence of the Proposed Nominee or the eligibility of such proposed nominee to serve as a director of the Company.

26.6  Notice to be Updated.

To be considered timely and in proper written form, the Nominating Shareholder’s Notice will be promptly updated and supplemented, if necessary, so that the information provided or required to be provided in such Nominating Shareholder’s Notice will be true and correct as of the record date for the annual general meeting of shareholders, or the special meeting of shareholders if one of the purposes for which the special meeting was called is the election of directors.

26.7  Eligibility for Nomination as a Director.

No Person shall be eligible for election as a director of the Company (except pursuant to Section 26.2(a) unless nominated in accordance with the provisions of this Part 26; provided, however, that nothing in this Part 26 shall be deemed to preclude discussion by a shareholder (as distinct from the nomination of directors) at any annual general meeting of shareholders, or any special meeting of shareholders if one of the purposes for which the special meeting was called is the election of directors, of any matter in respect of which it would have been entitled to submit a proposal pursuant to the provisions of the Business Corporations Act or at the discretion of the Chair of the Board. The Chair of the Board of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in this Part 26, and, if any proposed nomination is not in compliance with such provisions, to declare that such defective nomination shall be deemed voided and subsequently disregarded.

26.8  Delivery of Notice.

Notwithstanding any other provision in this Part 26, notice given to the Corporate Secretary of the Company pursuant to this Part 26 may only be given by personal delivery, facsimile transmission or e-mail (provided that the Corporate Secretary has stipulated a facsimile or e-mail address for purposes of this Part 26), and shall be deemed to have been given and received only at the time it is served by personal delivery or sent by facsimile transaction (at the address as aforesaid, and provided that receipt of confirmation of such transmission has been received) or by e-mail (at the address as aforesaid) to the Corporate Secretary at the registered office of the Company provided that if such delivery or electronic transmission is made on a day which is not a business day or later than 5:00 p.m. (Vancouver time) on a day which is a business day, then such delivery or electronic transmission shall be deemed to have been made on the subsequent day that is a business day.

26.9  Board’s Discretion.

Notwithstanding the foregoing, the Board may, in its sole discretion, waive any and all requirements in this Part 26.

Part 27
FORUM FOR ADJUDICATION OF CERTAIN DISPUTES

27.1  Forum Selection.

Unless the Company consents in writing to the selection of an alternative forum, the Supreme Court of the Province of British Columbia, Canada and the appellate Courts therefrom (collectively, the “Courts”), shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee of the Company to the Company; (iii) any action or proceeding asserting a claim arising pursuant to any provision of the Business Corporations Act or these Articles or the Notice of Articles (as may be amended from time to time); or (iv) any action or proceeding asserting a claim otherwise related to the relationships among the Company, its affiliates and the shareholders, directors and officers of such corporations (but does not include the business carried on by such corporations). If any action or proceeding the subject matter of which is within the scope of the preceding sentence is filed in a Court other than a Court located within the Province of British Columbia (a “Foreign Action”) in the name of any registered or beneficial securityholder of the Company, such securityholder shall be deemed to have consented to (i) the personal jurisdiction of the Courts in connection with any action or proceeding brought in any such Court to enforce foregoing exclusive forum provision (an “Enforcement Action”) and (ii) having service of process made upon such securityholder in any such Enforcement Action by service upon such securityholder’s counsel in the Foreign Action as agent for such securityholder. For the avoidance of doubt, this Part 27 shall not apply to any action brought to enforce a duty or liability created by the U.S. Securities Act of 1933, as amended, or the U.S. Securities Exchange Act of 1934, as amended. Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the U.S. Securities Act of 1933, as amended. Any person or entity purchasing or otherwise acquiring any interest in any security of the Company shall be deemed to have notice of and consented to the provisions of this Part 27.

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Part 28
DEFINITIONS

28.1  Definitions.

In Part 28, Part 29, Part 30, Part 31, Part 32 and Part 33 of these Articles:

(a)	“Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

(b)	“BCA” means the Business Combination Agreement dated as of July 18, 2023, entered into by and among the Company, Jupiter Acquisition Corporation, Filament Merger Sub LLC and Filament Health Corp.

(c)	“Change of Control” means any transaction or series of transactions the result of which is: (a) the acquisition by any Person or group (as defined under Section 13 of the Exchange Act) of Persons of direct or indirect beneficial ownership of securities representing 50% or more of the combined voting power of the then outstanding securities of the Company; (b) a merger, consolidation, business combination, recapitalization, reorganization, or other similar transaction, however effected, resulting in any Person or group (as defined under Section 13 of the Exchange Act) acquiring more than 50% of the combined voting power of the then outstanding securities of the Company or the surviving or successor entity immediately after such combination; or (c) a sale of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole; provided, however, that any securities of the Company issued (i) in a bona fide financing transaction, (ii) series of bona fide financing transactions, (iii) in accordance with the BCA or (iv) pursuant to the conversion of any securities issued in accordance with the BCA shall be excluded from the definition of “Change of Control”.

(d)	“Class B Automatic Conversion Event” has the meaning set forth in Article 31.1.

(e)	“Class B Automatic Conversion Time” has the meaning set forth in Article 31.2.

(f)	“Class B Conversion Rate” has the meaning set forth in Article 30.6.

(g)	“Class B Earnout Trigger Event” has the meaning set forth in Article 31.1(a).

(h)	“Class B Non-Voting Common Shares” means the Class B Non-Voting Common Shares in the capital of the Company.

(i)	“Class C Automatic Conversion Event” has the meaning set forth in Article 33.1.

(j)	“Class C Automatic Conversion Time” has the meaning set forth in Article 33.2.

(k)	“Class C Conversion Rate” has the meaning set forth in Article 32.6.

(l)	“Class C Earnout Trigger Event” has the meaning set forth in Article 33.1(a).

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(m)	“Class C Non-Voting Common Shares” means the Class C Non-Voting Common Shares in the capital of the Company.

(n)	“Common Shares” means the common shares in the capital of the Company.

(o)	“Earnout Period” means any time on or before [insert date which is 7 years from the closing date].

(p)	“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

(q)	“holder” of any share referred to herein means the holder of such share as registered on the central securities register of the Company and, in respect of shares held by joint holders, means all such joint holders.

(r)	“Liquidation Distribution” means a distribution of assets of the Company among its shareholders arising on the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs.

(s)	“Nasdaq” means The Nasdaq Stock Market LLC and, as the context may require, any of the capital markets which it operates.

(t)	“Non-Voting Common Shares” means, collectively, the Class B Non-Voting Common Shares and the Class C Non-Voting Common Shares.

(u)	“Original Issue Date” means [●], 2023.

(v)	“Permitted Transfer” means, in respect of a proposed Transfer by a holder of Non-Voting Common Shares:

(i)	in the case of an individual, by gift to a member of the individual’s immediate family, to a trust, the beneficiary or beneficiaries of which are all members of the individual’s immediate family or to an Affiliate of such individual, in each case for estate planning purposes and for no consideration or nominal consideration;

(ii)	in the case of an individual, by virtue of laws of descent and distribution upon death of the individual;

(iii)	in the case of an individual, pursuant to a qualified domestic relations order;

(iv)	in the case of a corporation, partnership, limited liability company or other business entity, by virtue of the laws of the holder’s organization and the holder’s organizational documents upon liquidation or dissolution of the holder; or

(v)	in the case of a corporation, partnership, limited liability company or other business entity, to the officers or directors of such holder or its Affiliates, the direct or indirect members, partners or equityholders of such holder, any Affiliates of such holder, in each case, without consideration or for nominal consideration.

(w)	“Permitted Transferee” means any transferee arising from a Permitted Transfer.

(x)	“Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture or other entity, whether or not a legal entity.

(y)	“Redemption Price” with respect to each Class B Non-Voting Common Share and Class C Non-Voting Common Share, shall be equal to USD$0.00000000001 per share.

(z)	“Trading Day” means any day on which the Trading Market is open for trading.

(aa)	“Trading Market” means, with respect to any security, Nasdaq.

(bb)	“Trading Price” means, with respect to any security trading on the Trading Market, the dollar volume-weighted average price for such shares traded on the Trading Market during the period beginning at 9:30:01 a.m., New York time on such Trading Day and ending at 4:00:00 p.m., New York time on such Trading Day, as reported by Bloomberg through its “HP” function (set to weighted average).

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(cc)	“Transfer” means, with respect to any security, any, (i) direct or indirect, sale or offer to sell, transfer, contract or agreement to sell, assignment, pledge, mortgage, exchange, hypothecation, grant of any option to purchase or other disposal of or agreement to dispose of, grant of a security interest or encumbrance in or disposition of an interest, establishment or increase of a put equivalent position or liquidation or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, the security, or (ii) entry into any swap or other arrangement that transfers to another Person, in whole or in part, any of the economic consequences of ownership of the security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise (in each case, whether with or without consideration, and whether voluntarily or involuntarily ).

Part 29
COMMON SHARES

29.1  Voting.

The holders of the Common Shares shall be entitled to one vote for each Common Share held on all matters at all meetings of shareholders of the Company, other than meetings at which or with respect to matters on which only the holders of another class or series of shares are entitled to vote separately as a class or series.

29.2  Dividends.

Subject to the prior rights of any other class ranking senior to the Common Shares, the holders of the Common Shares shall be entitled to receive and the Company shall pay thereon, as and when declared by the directors of the Company out of moneys of the Company properly applicable to the payment of dividends, such non-cumulative dividends as the directors may from time to time declare.

29.3  Liquidation Distribution.

In the event of any Liquidation Distribution, subject to the prior rights of the holders of Non-Voting Common Shares and the holders of the shares of any other class ranking senior to the Common Shares, the holders of the Common Shares shall be entitled to receive all remaining property and assets of the Company.

Part 30
CLASS B NON-VOTING COMMON SHARES

30.1  Non-Voting.

The holders of the Class B Non-Voting Common Shares shall not be entitled to any voting rights in respect of such shares, or entitled to the right to attend or be provided notice of any meetings of shareholders of the Company except as otherwise required under the Business Corporations Act.

30.2  Dividends.

The holders of the Class B Non-Voting Common Shares shall not be entitled to any dividends or other distributions in respect of such shares other than a Liquidation Distribution.

30.3  Liquidation Distribution.

In the event of any Liquidation Distribution, the holders of Class B Non-Voting Common Shares shall be entitled to receive, before any repayment of capital or any distribution of any part of the assets of the Company to the holders of the Common Shares, and any shares ranking junior to the Class B Non-Voting Common Shares, an amount equal to the greater of (i) the aggregate Redemption Price in respect of all Class B Non-Voting Common Shares held, and (ii) USD$0.01. After payment to the holders of the Class B Non-Voting Common Shares of the amount so payable to them as above provided, the holders of the Class B Non-Voting Common Shares shall not be entitled to share in any further distribution of the property or assets of the Company.

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30.4  Redemption.

Subject to Section 79 of the Business Corporations Act, if a Class B Automatic Conversion Event has not occurred with respect to the Class B Non-Voting Common Shares on or prior to the completion of the Earnout Period, the Company shall, promptly following the completion of the Earnout Period and provision of the notice referred to in Article 31.2, redeem the whole of the then outstanding Class B Non-Voting Common Shares by paying to or to the order of each registered holder thereof an amount equal to the greater of (i) the aggregate Redemption Price in respect of all Class B Non-Voting Common Shares held, and (ii) USD$0.01, upon surrender of the certificate(s) (if any) representing such shares or presentation of the notice referred to in Article 31.2 by such registered holder to the Company or its transfer agent. Such shares will thereupon be and be deemed to be redeemed and will be cancelled. If a registered holder of such shares fails to promptly surrender the certificate(s) (if any) representing such shares or present the notice referred to in Article 31.2 to the Company or its transfer agent, the Company will have the right to deposit the amount so payable to such registered holder as above provided into a special account in any chartered bank or trust company in Canada to be paid without interest to or to the order of such registered holder upon surrender or presentation to the bank or trust company of the certificate(s) (if any) representing such shares or the notice referred to in Article 31.2. Upon the deposit being made, the shares in respect of which such deposit was made will be deemed to be redeemed and will be cancelled, and the rights of such registered holder after such deposit will be limited to receiving without interest his, her, or its proportionate share of the total amount so deposited less any applicable charges by the bank or trust company.

30.5  Limits on Transferability.

None of the Class B Non-Voting Common Shares may be Transferred other than in a Permitted Transfer without the prior approval of the board of directors. Class B Non-Voting Common Shares may only be Transferred in a Permitted Transfer if:

(a)   the Company is satisfied that the Transfer is a Permitted Transfer; and

(b)  the transferring holder and the Permitted Transferee enter into a written agreement in form and substance reasonably satisfactory to the Company providing such assurances as the Company may require relating to, among other things:

(i)	the eligibility of the Transfer as a Permitted Transfer;

(ii)	the Permitted Transferee’s acknowledgement of the transfer restrictions in respect of the Class B Non-Voting Common Shares being transferred; and

(iii)	the Permitted Transferee’s agreement to be bound by all of the covenants, agreements and obligations of the transferring holder to the Company in respect of (x) matters relating to the Class B Non-Voting Common Shares and (y) the transferring holder’s ownership of the Class B Non-Voting Common Shares.

The Company shall not register, and no holder shall have any right to request, any Transfer of the registered ownership of any Class B Non-Voting Common Shares not made in accordance with this Article 30.5. For greater certainty, no holder shall be entitled to pledge, mortgage, exchange, hypothecate or grant a security interest or encumbrance in any Class B Non-Voting Common Shares.

30.6  Conversion Provisions.

Unless and until adjusted as provided for in this Article 30.6, upon the occurrence of a Class B Automatic Conversion Event, each Class B Non-Voting Common Share shall be converted into Common Shares on a 1:1 basis (the “Class B Conversion Rate”).

(a)	No fractional Common Shares shall be issued upon conversion of the Class B Non-Voting Common Shares. All Common Shares (including fractions thereof) issuable upon conversion of more than one Class B Non-Voting Common Share by a holder thereof shall be aggregated for the purpose of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional Common Share, the holder shall be entitled to the number of Common Shares determined by rounding the entitlement down to the nearest whole number.

(b)	If the Company shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Shares, the Class B Non-Voting Common Shares shall be similarly subdivided at the same time (failing which the Class B Conversion Rate shall be adjusted accordingly). If the Company shall at any time or from time to time after the Original Issue Date effect a consolidation of the outstanding Common Shares, the Class B Non-Voting Common Shares shall be similarly consolidated at the same time (failing which the Class B Conversion Rate shall be adjusted accordingly). In each case, the Redemption Price shall be appropriately adjusted to provide the holders of the Class B Non-Voting Common Shares the same economic effect as contemplated by these Articles prior to such event.

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(c)	If the Common Shares of the Company shall be changed into the same or a different number of shares of any class, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares, or a reorganization, merger, amalgamation, arrangement, consolidation, business combination or sale of assets provided for below), then in the event of a subsequent Class B Automatic Conversion Event, the holders of the Class B Non-Voting Common Shares shall be entitled to receive, upon conversion thereof, the kind and amount of shares or other securities or property that would have otherwise been receivable upon such reorganization, reclassification or other change by a holder of Common Shares holding the number of Common Shares into which such Class B Non-Voting Common Shares would have been converted as of immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

(d)	In case of any merger, amalgamation, consolidation, arrangement, reorganization or other business combination involving the Company and any other corporation or other entity or Person in which the Common Shares are converted into or exchanged for shares or other securities or property (in each case, other than a Change of Control), then in the event of a subsequent Class B Automatic Conversion Event, the Class B Non-Voting Common Shares shall thereafter be convertible (or shall be converted into a security which shall be convertible) into the kind and amount of shares or other securities or property to which a holder of Common Shares would have been entitled upon such event if the holder held the number of Common Shares issuable upon conversion of such Class B Non-Voting Common Shares as of immediately prior to such event; and, in such case, appropriate adjustment (as determined in good faith by the board of directors of the Company) shall be made in the application of the provisions in this Article 30.6(d) with respect to the rights and interest thereafter of the holders of the Class B Non-Voting Common Shares, to the end that the provisions set forth in this Article 30.6(d) (including provisions with respect to changes in and other adjustments of the Class B Conversion Rate) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares or other securities or property thereafter deliverable upon the conversion of the Class B Non-Voting Common Shares.

Part 31
AUTOMATIC CONVERSIONS OF CLASS B NON-VOTING COMMON SHARES

31.1  Automatic Conversion of Class B Non-Voting Common Shares.

All Class B Non-Voting Common Shares shall be converted automatically into Common Shares in accordance with the provisions set forth in Article 30.6 and this Part 31 if, at any time during the Earnout Period:

(a)	on any twenty (20) Trading Days within any thirty (30) Trading Day period, the Trading Price of the Common Shares is greater than or equal to USD$12.00 (subject to the adjustment provisions set forth in Article 30.6) (a “Class B Earnout Trigger Event”); or

(b)	any transaction resulting in a Change of Control is consummated

(the occurrence of any event in clause (a) or (b), as applicable, a “Class B Automatic Conversion Event”).

31.2  Automatic Conversion.

Upon the occurrence of a Class B Automatic Conversion Event, all the then issued and outstanding Class B Non-Voting Common Shares shall be converted automatically in accordance with Article 30.6 without any further action by the holders thereof and whether or not the certificates (if any) representing such shares are surrendered to the Company or its transfer agent. The Company shall provide all holders of the Class B Non-Voting Common Shares written notice as promptly as practicable following (a) the date of a Class B Automatic Conversion Event informing the holders of the occurrence of a Class B Automatic Conversion Event or (b) the final date of the Earnout Period that a Class B Earnout Trigger Event was not satisfied as of the end of the Earnout Period and that the Class B Non-Voting Common Shares will be redeemed in accordance with these Articles. In the case of a Class B Automatic Conversion Event (a) relating to the satisfaction of a Class B Earnout Trigger Event, the automatic conversion of the applicable Class B Non-Voting Common Shares shall be deemed to have occurred at the close of business on the date of the Class B Earnout Trigger Event or (b) relating to a Change of Control, the automatic conversion of the applicable Class B Non-Voting Common Shares shall be deemed to have occurred immediately prior to the consummation of such Change of Control (as applicable, the “Class B Automatic Conversion Time”). The Company shall not be obligated to issue certificates evidencing the Common Shares issuable upon any automatic conversion (to the extent the Common Shares are certificated) unless the certificates evidencing such Class B Non-Voting Common Shares being converted, if any, are either delivered to the Company at the registered office of the Company or to its transfer agent, or the holder notifies the Company or its transfer agent, that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company (and its transfer agent, if applicable) from any loss incurred by it in connection therewith.

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31.3  Effect of Automatic Conversion.

On the occurrence of a Class B Automatic Conversion Event, all rights with respect to the Class B Non-Voting Common Shares so converted shall terminate, except for the right of the holder thereof to receive the number of Common Shares into which such Class B Non-Voting Common Shares have been converted under these Articles. Upon the occurrence of a Class B Automatic Conversion Event, any certificates representing the applicable Class B Non-Voting Common Shares shall cease to have or to represent any rights with respect to such Class B Non-Voting Common Shares and shall represent only the right of the holder to receive the Common Shares into which they were converted under these Articles. The Company or its agent shall, promptly upon request of any holder whose Class B Non-Voting Common Shares have been converted into Common Shares and upon surrender by such holder to the Company of the outstanding certificate(s) formerly representing such Class B Non-Voting Common Shares (if any) at the registered office of the Company or of its transfer agent, issue and deliver to such holder, a certificate or certificates or written acknowledgment for the number of Common Shares into which the Class B Non-Voting Common Shares were converted at the Class B Automatic Conversion Time (to the extent the Common Shares are certificated). Any conversion under this Part 31 shall be deemed to have been made upon the occurrence of the Class B Automatic Conversion Event and the Person or Persons who at the time of the Class B Automatic Conversion Event were the record holder or holders of the Class B Non-Voting Common Shares shall be treated for all purposes as the record holder or holders of the Common Shares into which they were converted as of such time.

Part 32
CLASS C NON-VOTING COMMON SHARES

32.1  Non-Voting.

The holders of the Class C Non-Voting Common Shares shall not be entitled to any voting rights in respect of such shares, or entitled to the right to attend or be provided notice of any meetings of shareholders of the Company except as otherwise required under the Business Corporations Act.

32.2  Dividends.

The holders of the Class C Non-Voting Common Shares shall not be entitled to any dividends or other distributions in respect of such shares other than a Liquidation Distribution.

32.3  Liquidation Distribution.

In the event of any Liquidation Distribution, the holders of Class C Non-Voting Common Shares shall be entitled to receive, before any repayment of capital or any distribution of any part of the assets of the Company to the holders of the Common Shares, and any shares ranking junior to the Class C Non-Voting Common Shares, an amount equal to the greater of (i) the aggregate Redemption Price in respect of all Class C Non-Voting Common Shares held, and (ii) USD$0.01. After payment to the holders of the Class C Non-Voting Common Shares of the amount so payable to them as above provided, the holders of the Class C Non-Voting Common Shares shall not be entitled to share in any further distribution of the property or assets of the Company.

32.4  Redemption.

Subject to Section 79 of the Business Corporations Act, if a Class C Automatic Conversion Event has not occurred with respect to the Class C Non-Voting Common Shares on or prior to the completion of the Earnout Period, the Company shall, promptly following the completion of the Earnout Period and provision of the notice referred to in Article 33.2, redeem the whole of the then outstanding Class C Non-Voting Common Shares by paying to or to the order of each registered holder thereof an amount equal to the greater of (i) the aggregate Redemption Price in respect of all Class C Non-Voting Common Shares held, and (ii) USD$0.01, upon surrender of the certificate(s) (if any) representing such shares or presentation of the notice referred to in Article 33.2 by such registered holder to the Company or its transfer agent. Such shares will thereupon be and be deemed to be redeemed and will be cancelled. If a registered holder of such shares fails to promptly surrender the certificate(s) (if any) representing such shares or present the notice referred to in Article 33.2 to the Company or its transfer agent, the Company will have the right to deposit the amount so payable to such registered holder as above provided into a special account in any chartered bank or trust company in Canada to be paid without interest to or to the order of such registered holder upon surrender or presentation to the bank or trust company of the certificate(s) (if any) representing such shares or the notice referred to in Article 33.2. Upon the deposit being made, the shares in respect of which such deposit was made will be deemed to be redeemed and will be cancelled, and the rights of such registered holder after such deposit will be limited to receiving without interest his, her, or its proportionate share of the total amount so deposited less any charges by the bank or trust company.

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32.5  Limits on Transferability.

None of the Class C Non-Voting Common Shares may be Transferred other than in a Permitted Transfer without the prior approval of the board of directors. Class C Non-Voting Common Shares may only be Transferred in a Permitted Transfer if:

(a)   the Company is satisfied that the Transfer is a Permitted Transfer; and

(b)  the transferring holder and the Permitted Transferee enter into a written agreement in form and substance reasonably satisfactory to the Company providing such assurances as the Company may require relating to, among other things:

(i)    the eligibility of the Transfer as a Permitted Transfer;

(ii)  the Permitted Transferee’s acknowledgement of the transfer restrictions in respect of the Class C Non-Voting Common Shares being transferred; and

(iii)   the Permitted Transferee’s agreement to be bound by all of the covenants, agreements and obligations of the transferring holder to the Company in respect of (x) matters relating to the Class C Non-Voting Common Shares and (y) the transferring holder’s ownership of the Class C Non-Voting Common Shares.

The Company shall not register, and no holder shall have any right to request, any Transfer of the registered ownership of any Class C Non-Voting Common Shares not made in accordance with this Article 32.5. For greater certainty, no holder shall be entitled to pledge, mortgage, exchange, hypothecate or grant a security interest or encumbrance in any Class C Non-Voting Common Shares..

32.6  Conversion Provisions.

Unless and until adjusted as provided for in this Article 32.6, upon the occurrence of a Class C Automatic Conversion Event, each Class C Non-Voting Common Share shall be converted into Common Shares on a 1:1 basis (the “Class C Conversion Rate”).

(a)   No fractional Common Shares shall be issued upon conversion of the Class C Non-Voting Common Shares. All Common Shares (including fractions thereof) issuable upon conversion of more than one Class C Non-Voting Common Share by a holder thereof shall be aggregated for the purpose of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional Common Share, the holder shall be entitled to the number of Common Shares determined by rounding the entitlement down to the nearest whole number.

(b)  If the Company shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Shares, the Class C Non-Voting Common Shares shall be similarly subdivided at the same time (failing which the Class C Conversion Rate shall be adjusted accordingly). If the Company shall at any time or from time to time after the Original Issue Date effect a consolidation of the outstanding Common Shares, the Class C Non-Voting Common Shares shall be similarly consolidated at the same time (failing which the Class C Conversion Rate shall be adjusted accordingly). In each case, the Redemption Price shall be appropriately adjusted to provide the holders of the Class C Non-Voting Common Shares the same economic effect as contemplated by these Articles prior to such event.

(c)   If the Common Shares of the Company shall be changed into the same or a different number of shares of any class, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares, or a reorganization, merger, amalgamation, arrangement, consolidation, business combination or sale of assets provided for below), then in the event of a subsequent Class C Automatic Conversion Event, the holders of the Class C Non-Voting Common Shares shall be entitled to receive, upon conversion thereof, the kind and amount of shares or other securities or property that would have otherwise been receivable upon such reorganization, reclassification or other change by a holder of Common Shares holding the number of Common Shares into which such Class C Non-Voting Common Shares would have been converted as of immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

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(d)	In case of any merger, amalgamation, consolidation, arrangement, reorganization or other business combination involving the Company and any other corporation or other entity or Person in which the Common Shares are converted into or exchanged for shares or other securities or property (in each case, other than a Change of Control), then in the event of a subsequent Class C Automatic Conversion Event, the Class C Non-Voting Common Shares shall thereafter be convertible (or shall be converted into a security which shall be convertible) into the kind and amount of shares or other securities or property to which a holder of Common Shares would have been entitled upon such event if the holder held the number of Common Shares issuable upon conversion of such Class C Non-Voting Common Shares as of immediately prior to such event; and, in such case, appropriate adjustment (as determined in good faith by the board of directors of the Company) shall be made in the application of the provisions in this Article 32.6(d) with respect to the rights and interest thereafter of the holders of the Class C Non-Voting Common Shares, to the end that the provisions set forth in this Article 32.6(d) (including provisions with respect to changes in and other adjustments of the Class C Conversion Rate) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares or other securities or property thereafter deliverable upon the conversion of the Class C Non-Voting Common Shares.

Part 33
AUTOMATIC CONVERSIONS OF CLASS C NON-VOTING COMMON SHARES

33.1  Automatic Conversion of Class C Non-Voting Common Shares.

All Class C Non-Voting Common Shares shall be converted automatically into Common Shares in accordance with the provisions set forth in Article 32.6 and this Part 33 if, at any time during the Earnout Period:

(a)	on any twenty (20) Trading Days within any thirty (30) Trading Day period, the Trading Price of the Common Shares is greater than or equal to USD$15.00 (subject to the adjustment provisions set forth in Article 32.6) (a “Class C Earnout Trigger Event”); or

(b)  any transaction resulting in a Change of Control is consummated

(the occurrence of any event in clause (a) or (b), as applicable, a “Class C Automatic Conversion Event”).

33.2  Automatic Conversion.

Upon the occurrence of a Class C Automatic Conversion Event, all the then issued and outstanding Class C Non-Voting Common Shares shall be converted automatically in accordance with Article 32.6 without any further action by the holders thereof and whether or not the certificates (if any) representing such shares are surrendered to the Company or its transfer agent. The Company shall provide all holders of the Class C Non-Voting Common Shares written notice as promptly as practicable following (a) the date of a Class C Automatic Conversion Event informing the holders of the occurrence of a Class C Automatic Conversion Event or (b) the final date of the Earnout Period that a Class C Earnout Trigger Event was not satisfied as of the end of the Earnout Period and that the Class C Non-Voting Common Shares will be redeemed in accordance with these Articles. In the case of a Class C Automatic Conversion Event (a) relating to the satisfaction of a Class C Earnout Trigger Event, the automatic conversion of the applicable Class C Non-Voting Common Shares shall be deemed to have occurred at the close of business on the date of the Class C Earnout Trigger Event or (b) relating to a Change of Control, the automatic conversion of the applicable Class C Non-Voting Common Shares shall be deemed to have occurred immediately prior to the consummation of such Change of Control (as applicable, the “Class C Automatic Conversion Time”). The Company shall not be obligated to issue certificates evidencing the Common Shares issuable upon any automatic conversion (to the extent the Common Shares are certificated) unless the certificates evidencing such Class C Non-Voting Common Shares being converted, if any, are either delivered to the Company at the registered office of the Company or to its transfer agent, or the holder notifies the Company or its transfer agent, that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company (and its transfer agent, if applicable) from any loss incurred by it in connection therewith.

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33.3  Effect of Automatic Conversion.

On the occurrence of a Class C Automatic Conversion Event, all rights with respect to the Class C Non-Voting Common Shares so converted shall terminate, except for the right of the holder thereof to receive the number of Common Shares into which such Class C Non-Voting Common Shares have been converted under these Articles. Upon the occurrence of a Class C Automatic Conversion Event, any certificates representing the applicable Class C Non-Voting Common Shares shall cease to have or to represent any rights with respect to such Class C Non-Voting Common Shares and shall represent only the right of the holder to receive the Common Shares into which they were converted under these Articles. The Company or its agent shall, promptly upon request of any holder whose Class C Non-Voting Common Shares have been converted into Common Shares and upon surrender by such holder to the Company of the outstanding certificate(s) formerly representing such Class C Non-Voting Common Shares (if any) at the registered office of the Company or of its transfer agent, issue and deliver to such holder, a certificate or certificates or written acknowledgment for the number of Common Shares into which the Class C Non-Voting Common Shares were converted at the Class C Automatic Conversion Time (to the extent the Common Shares are certificated). Any conversion under this Part 33 shall be deemed to have been made upon the occurrence of the Class C Automatic Conversion Event and the Person or Persons who at the time of the Class C Automatic Conversion Event were the record holder or holders of the Class C Non-Voting Common Shares shall be treated for all purposes as the record holder or holders of the Common Shares into which they were converted as of such time.

Dated ___, 2023.

Full Name and Signature of Incorporators

Ryan Wilson

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8.1	Powers of Directors.	5
8.2	Terms of Debt Instruments.	5
8.3	Delegation by Directors.	5

Part 9 ALTERATIONS		5

9.1	Alteration of Authorized Share Structure.	5
9.2	Special Rights and Restrictions.	6
9.3	Change of Name.	6
9.4	Company Alterations	6

Part 10 MEETINGS OF SHAREHOLDERS		6

10.1	Annual General Meetings.	6
10.2	Resolution Instead of Annual General Meeting.	6
10.3	Calling of Shareholder Meetings.	6
10.4	Location of Shareholder Meetings.	6
10.5	Notice for Meetings of Shareholders.	6
10.6	Record Date for Notice.	6
10.7	Record Date for Voting.	7
10.8	Failure to Give Notice and Waiver of Notice.	7
10.9	Notice of Special Business at Meetings of Shareholders.	7

Part 11 PROCEEDINGS AT MEETINGS OF SHAREHOLDERS		7

11.1	Special Business.	7
11.2	Special Majority.	7
11.3	Quorum.	8
11.4	One Shareholder May Constitute Quorum.	8
11.5	Meetings by Telephone or Other Communications Medium.	8
11.6	Other Persons May Attend.	8
11.7	Requirement of Quorum.	8
11.8	Lack of Quorum.	8
11.9	Lack of Quorum at Succeeding Meeting.	8
11.10	Chair.	8
11.11	Selection of Alternate Chair.	8
11.12	Adjournments.	8
11.13	Notice of Adjourned Meeting.	9
11.14	Decisions by Show of Hands or Poll.	9
11.15	Declaration of Result.	9
11.16	Motion Need Not Be Seconded.	9
11.17	Casting Vote.	9
11.18	Manner of Taking a Poll.	9
11.19	Demand for a Poll on Adjournment.	9
11.20	Chair Must Resolve Dispute.	9
11.21	Casting of Votes.	9
11.22	Demand for Poll.	9
11.23	Demand for a Poll Not to Prevent Continuation of Meeting.	9
11.24	Retention of Ballots and Proxies.	9

Part 12 VOTES OF SHAREHOLDERS		9

12.1	Number of Votes by Shareholder or by Shares.	9
12.2	Votes of Persons in Representative Capacity.	10
12.3	Votes by Joint Shareholders.	10
12.4	Legal Personal Representatives as Joint Shareholders.	10
12.5	Representative of a Corporate Shareholder.	10
12.6	Proxy Provisions Do Not Apply to All Companies.	10

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12.7	Appointment of Proxy Holder.	10
12.8	Alternate Proxy Holders.	10
12.9	When Proxy Holder Need Not Be Shareholder.	10
12.10	Deposit of Proxy.	11
12.11	Validity of Proxy Vote.	11
12.12	Form of Proxy.	11
12.13	Revocation of Proxy.	11
12.14	Revocation of Proxy Must Be Signed.	11
12.15	Production of Evidence of Authority to Vote.	12

Part 13 DIRECTORS		12

13.1	Number of Directors.	12
13.2	Change in Number of Directors.	12
13.3	Directors’ Acts Valid Despite Vacancy.	12
13.4	Qualifications of Directors.	12
13.5	Remuneration of Directors.	12
13.6	Reimbursement of Expenses of Directors.	12
13.7	Special Remuneration for Directors.	12
13.8	Gratuity, Pension or Allowance on Retirement of Director.	13

Part 14 ELECTION AND REMOVAL OF DIRECTORS		13

14.1	Election at Annual General Meeting.	13
14.2	Consent to be a Director.	13
14.3	Failure to Elect or Appoint Directors.	13
14.4	Places of Retiring Directors Not Filled.	13
14.5	Directors May Fill Casual Vacancies.	13
14.6	Remaining Directors Power to Act.	13
14.7	Shareholders May Fill Vacancies.	13
14.8	Additional Directors.	14
14.9	Ceasing to be a Director.	14
14.10	Removal of Director by Shareholders.	14
14.11	Removal of Director by Directors.	14

Part 15 POWERS AND DUTIES OF DIRECTORS		14

15.1	Powers of Management.	14
15.2	Appointment of Attorney of Company.	14

Part 16 DISCLOSURE OF INTEREST OF DIRECTORS		14

16.1	Obligation to Account for Profits.	14
16.2	Restrictions on Voting by Reason of Interest.	14
16.3	Interested Director Counted in Quorum.	15
16.4	Disclosure of Conflict of Interest or Property.	15
16.5	Director Holding Other Office in the Company.	15
16.6	No Disqualification.	15
16.7	Professional Services by Director or Officer.	15
16.8	Director or Officer in Other Corporations.	15

Part 17 PROCEEDINGS OF DIRECTORS		15

17.1	Meetings of Directors.	15
17.2	Voting at Meetings.	15
17.3	Chair of Meetings.	15
17.4	Meetings by Telephone or Other Communications Medium.	16
17.5	Calling of Meetings.	16

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17.6	Notice of Meetings.	16
17.7	When Notice Not Required.	16
17.8	Meeting Valid Despite Failure to Give Notice.	16
17.9	Waiver of Notice of Meetings.	16
17.10	Quorum.	16
17.11	Validity of Acts Where Appointment Defective.	16
17.12	Consent Resolutions in Writing.	16

Part 18 EXECUTIVE AND OTHER COMMITTEES		16

18.1	Appointment and Powers of Executive Committee.	16
18.2	Appointment and Powers of Other Committees.	17
18.3	Obligations of Committee.	17
18.4	Powers of Board.	17
18.5	Committee Meetings.	17

Part 19 OFFICERS		17

19.1	Appointment of Officers.	17
19.2	Functions, Duties and Powers of Officers.	17
19.3	Qualifications.	18
19.4	Remuneration.	18

Part 20 INDEMNIFICATION		18

20.1	Definitions.	18
20.2	Mandatory Indemnification of Directors and Former Directors.	18
20.3	Indemnification of Other Persons.	18
20.4	Non-Compliance with Business Corporations Act.	18
20.5	Company May Purchase Insurance.	18

Part 21 DIVIDENDS		19

21.1	Payment of Dividends Subject to Special Rights.	19
21.2	Declaration of Dividends.	19
21.3	No Notice Required.	19
21.4	Record Date.	19
21.5	Manner of Paying Dividend.	19
21.6	Settlement of Difficulties.	19
21.7	When Dividend Payable.	19
21.8	Dividends to be Paid in Accordance with Number of Shares.	19
21.9	Receipt by Joint Shareholders.	19
21.10	Dividend Bears No Interest.	19
21.11	Fractional Dividends.	19
21.12	Payment of Dividends.	19
21.13	Capitalization of Surplus.	19

Part 22 DOCUMENTS, RECORDS AND REPORTS		20

22.1	Recording of Financial Affairs.	20
22.2	Inspection of Accounting Records.	20
22.3	Remuneration of Auditors.	20

Part 23 NOTICES		20

23.1	Method of Giving Notice.	20
23.2	Deemed Receipt.	20
23.3	Certificate of Sending.	21
23.4	Notice to Joint Shareholders.	21

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23.5	Notice to Trustees.	21

Part 24 SEAL		21

24.1	Who May Attest Seal.	21
24.2	Sealing Copies.	21
24.3	Mechanical Reproduction of Seal.	21

Part 25 PROHIBITIONS		22

25.1	Definitions.	22
25.2	Application.	22
25.3	Consent Required for Transfer of Shares or Designated Securities.	22

Part 26 ADVANCE NOTICE REQUIREMENTS FOR ELECTION OF DIRECTORS		22

26.1	Definitions	22
26.2	Nomination of Directors	22
26.3	Timely Notice	23
26.4	Manner of Timely Notice	23
26.5	Proper Form of Timely Notice	23
26.6	Notice to be Updated	24
26.7	Eligibility for Nomination as a Director	24
26.8	Delivery of Notice	24
26.9	Board’s Discretion	24

Part 27 FORUM FOR ADJUDICATION OF CERTAIN DISPUTES		24

27.1	Forum Selection.	24

Part 28 DEFINITIONS		25

28.1	Definitions.	25

Part 29 COMMON SHARES		27

29.1	Voting.	27
29.2	Dividends.	27
29.3	Liquidation Distribution.	27

Part 30 CLASS B NON-VOTING COMMON SHARES		27

30.1	Non-Voting.	27
30.2	Dividends.	27
30.3	Liquidation Distribution.	27
30.4	Redemption.	27
30.5	Limits on Transferability.	28
30.6	Conversion Provisions.	28

Part 31 AUTOMATIC CONVERSIONS OF CLASS B NON-VOTING COMMON SHARES		29

31.1	Automatic Conversion of Class B Non-Voting Common Shares.	29
31.2	Automatic Conversion.	29
31.3	Effect of Automatic Conversion.	30

Part 32 CLASS C NON-VOTING COMMON SHARES 30

32.1	Non-Voting.	30
32.2	Dividends.	30
32.3	Liquidation Distribution.	30

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32.4	Redemption.	30
32.5	Limits on Transferability.	31
32.6	Conversion Provisions.	31

Part 33 AUTOMATIC CONVERSIONS OF CLASS C NON-VOTING COMMON SHARES		32

33.1	Automatic Conversion of Class C Non-Voting Common Shares.	32
33.2	Automatic Conversion.	32
33.3	Effect of Automatic Conversion.	32

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